                                                                 EXHIBIT (K)(3)

     AMENDMENT NO. 1 dated as of October 29, 1993 (the "Amendment") of the BROKER-DEALER AGREEMENT dated as of May 7, 1990 (the "Original Agreement") among PROSPECT STREET HIGH INCOME PORTFOLIO INC., a Maryland corporation (the "Company"), BANKERS TRUST COMPANY, a New York banking corporation (the "Auction Agent") (not in its individual capacity but solely as agent of the Company, pursuant to authority granted to it in the Auction Agent Agreement dated as of May 7, 1990, between the Company and the Auction Agent (the "Auction Agent Agreement") and Bear, Stearns & Co. Inc. (together with its successors and assigns hereinafter referred to as "BD").

     WHEREAS, the parties are desirous of extending the Original Agreement in accordance with the terms and provisions of this Amendment for the period through December 4, 1998. Pursuant to Section 2.5(d) of the Auction Agent Agreement, the Company has directed the Auction Agent to execute and deliver this Amendment. This Amendment constitutes a written instrument contemplated by
Section 5.7 of the Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, it is agreed as follows:

     1. Except as otherwise provided herein, Section 1.1 of the Agreement notwithstanding, all capitalized terms used herein shall have the respective meanings given such terms herein or, if not defined herein, in the Original Agreement. Capitalized terms not defined herein or in the Original Agreement shall have the respective meanings specified in the Articles of Incorporation.

     2. Except to the extent specifically modified or amended herein, the terms and provisions of the Original Agreement, including the Exhibits thereto, shall remain in full force and effect during the period covered by this Amendment.

     3. The following modifications to the Original Agreement are hereby agreed upon:

          (a) Notwithstanding Paragraph (f) of Section 1.2 of the Original Agreement, the terms "Agreement" and "Broker Dealer Agreement" shall be deemed to refer to the Original Agreement as amended by this Amendment. Notwithstanding Paragraph (h) of Section 1.2 of the Original Agreement, the term "Prospectus" shall be deemed to refer to the prospectus of the Company dated November 28, 1988, relating to the Preferred Shares, in the form attached hereto as Schedule
A. Notwithstanding Paragraph (c) of Section 4.1 of the Original Agreement, the term "Insurance Agreement" shall be deemed to refer to the Insurance Agreement dated as of December 1, 1988 between the Company and Financial Security Assurance Inc., as extended by the Company through December 5, 1998, and the term "Agreements" shall be deemed to include the Insurance Agreement as so defined. The term Amendment shall refer to this Amendment No. 1 to the Original Agreement.

          (b) The Company hereby agrees to prepare the summary description of the Preferred Shares referred to in Paragraph (b) of Section 2.3 of the Agreement.

          (c) Paragraph (a) of Section 2.5 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted into the Agreement in its place:

                    (a) Not later than the date of execution of the Amendment, the Company shall pay to BD same day funds in an amount equal to $135,000. As soon as practicable after receipt by the Company of invoices therefor, the Company shall pay (or reimburse BD if BD has paid) for (i) the costs of preparation and printing of the Prospectus together with any legends and wrappers thereto or the summary description of the Preferred Shares, in each case as referred to in Section 2.3(b) hereof, and (ii) the fees, charges and disbursements of BD's counsel, not in excess of $7,500, in connection with BD entering into the Amendment.

          (d) The Company represents and warrants that (i) the Articles of Incorporation and By-Laws of the Company remain in full force and effect as of the date of the Amendment and there have been no amendments or changes to the Articles of Incorporation since December 5, 1988 or to the By-Laws of the Company since October 5, 1988 and (ii) the Board of Directors of the Company has duly adopted the resolutions in substantially the form attached hereto as Schedule B authorizing and directing the Company to enter into this Amendment and such resolutions remain in full force and effect as of the date hereof.

          (e) The Company represents and warrants that prior to the date hereof it has duly extended the Insurance Agreement and the Surety Bond through and including December 5, 1998 and that the Surety Custody Agreement has been extended through and including December 5, 1998, and further represents and warrants that, except as set forth in the following paragraph, all Other documents and agreements referred to in the Original Agreement have not been amended or modified since the date of the Original Agreement and remain in full force and effect.

          (f) As of the date hereof the Company hereby makes the representations and warranties set forth in Section 4.1 of the Original Agreement as if the same were set forth in full in this Amendment, except that (i) with respect to Paragraph (c) of Section 4.1 of the Original Agreement, reference to the Investment Advisory Agreement shall mean the Investment Advisory Agreement dated November 28, 1988, as extended through November 28, 1993, between the Company and Prospect Street Investment Management Co., Inc., and true and correct copies of each of the Agreements and of the Surety Custody Agreement are included in Schedule C to this Amendment and (ii) the class action lawsuit against the Company and others referred to in Paragraph (1) of Section 4.1 of the Original Agreement has been dismissed with prejudice by the Federal District Court, and plaintiffs have filed a notice of appeal from the Order of the District Court.

          (g) As of the date thereof, the Company hereby makes the covenants set forth in Section 4.2 of the Original Agreement as if such covenants were set forth in full in this Amendment, except that Paragraph (a) of Section 4.2 of the Original Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

                    (a) On or before 180 days prior to any expiration date of
               the Surety Bond, if any Preferred Shares are outstanding the Company will either (i) extend the term of the Surety Bond for the benefit of the Preferred Shares for a period of at least one year beyond the then applicable expiration date of the Surety Bond or (ii) redeem all outstanding Preferred Shares in accordance with the provisions of Article IV Section (c)(5) of the Articles of Amendment and Restatement of the Company; provided, however, that the Company shall have no obligation to extend such Surety Bond or redeem the Preferred Shares in the event that the Company shall have obtained prior written confirmation from either of Standard & Poor's Corporation or Moody's Investors Service that the lapse of such Surety Bond would not adversely affect the AAA or "aaa" ratings, respectively, of the Preferred Shares. In any of such events, the Company will comply with all provisions of such Surety Bond and the Insurance Agreement for so long as such Surety Bond remains in effect and the Company shall comply with all guidelines of Standard & Poor's Corporation and/or of Moody's Investors Service in connection with their AAA or "aaa" ratings, respectively, of the Preferred Shares for so long as any Preferred Shares remain outstanding.

          (h) Clause (iv) and the last two sentences of Paragraph (a) of Section
5.1 of the Original Agreement are hereby deleted.

          (i) Clause (ii) of Paragraph (b) of Section 5.1 of the Original Agreement is hereby amended by deleting the parenthetical included in such clause (ii) and inserting the following in the place of said parenthetical:
"(other than with respect to Sections 4.2(a) or 4.2(b))".

          (j) Clause (iii) of Paragraph (b) of Section 5.1 of the Original Agreement is hereby amended by substituting therein the date "October 26, 1998" for the date "February 14, 1994" in the two places where the latter date appears.

          4. This Amendment has been duly and validly authorized, executed and delivered by the Company; this Amendment and the Original Agreement as amended hereby comply with all provisions of the Investment Company Act, the Advisors Act, the Investment Company Act Rules and the Advisors Act Rules, as the case may be, applicable to the Company; and the Amendment and the Original Agreement as amended hereby constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws relating to or affecting creditors rights generally and to equitable principles that may restrict the availability of remedies.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

PROSPECT STREET HIGH                     BANKERS TRUST COMPANY,
  INCOME PORTFOLIO INC.                    as Auction Agent


By: /s/ John A. Frabotta                 /s/ S. Muncol
    ---------------------------------    ---------------------------------------
        Title: Vice President            Title: Vice President


                                         BEAR, STEARNS & CO. INC.

                                         /s/ J. Fichera
                                         ---------------------------------------
                                         Title: Associate Director

                                                                      SCHEDULE A

                                   300 SHARES

                  PROSPECT STREET(R) HIGH INCOME PORTFOLIO INC.

                      TAXABLE AUCTION RATE PREFERRED STOCK
                   (LIQUIDATION PREFERENCE $100,000 PER SHARE)

       UNCONDITIONALLY AND IRREVOCABLY GUARANTEED AS TO SCHEDULED PAYMENTS
                       PURSUANT TO A SURETY BOND ISSUED BY

                            [LOGO] FINANCIAL
                                   SECURITY
                                   ASSURANCE(R)

                                 --------------

     Bear, Stearns & Co. Inc. ("Bear Stearns") has become the exclusive Broker-Dealer on behalf of the Prospect Street High Income Portfolio Inc. (the "Fund") in connection with Auctions of the Taxable Auction Rate Preferred Stock (the "Preferred Shares") of the Fund pursuant to a Broker-Dealer Agreement dated as of May 7, 1990 (the "Broker-Dealer Agreement"). This information packet is not a prospectus and is intended solely to provide potential Bidders for Preferred Shares with certain information about the Preferred Shares and Auction Procedures.

     The Fund, which is registered under the Investment Company Act of 1940 (the "Investment Company Act") as a diversified, closed-end management investment company, has issued and outstanding 300 Preferred Shares, liquidation preference $100,000 per share. The Preferred Shares are unconditionally and irrevocably guaranteed as to Scheduled Payments, which include both dividends and liquidation preference, pursuant to a surety bond issued by Financial Security Assurance Inc. ("Financial Security").

     As of the date hereof the Preferred Shares are rated AAA by Standard & Poor's Corporation ("S&P") and "aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies").

                            BEAR, STEARNS & CO. INC.

                                   MAY 7, 1990

     Information from Bear Stearns on Bidding in the Auctions. All notices and communications should be addressed to Bear, Stearns & Co. Inc., Preferred Stock Sales and Trading Desk, 245 Park Avenue, New York, New York 10167, telephone number (212) 272-5098, facsimile, (212) 272-8151.

                          SCHEDULE OF UPCOMING AUCTIONS

 AUCTION             SETTLEMENT              DIVIDEND                DAYS IN
  DATE                  DATE               PAYMENT DATE          DIVIDEND PERIOD

                                      1990

  05/11/90              05/14/90                06/13/90                  30
  06/12/90              06/13/90                07/16/90                  33
  07/13/90              07/16/90                08/13/90                  28
  08/10/90              08/13/90                09/11/90                  29
  09/10/90              09/11/90                10/11/90                  30
  10/10/90              10/11/90                11/12/90                  32
  11/09/90              11/12/90                12/10/90                  28
  12/07/90              12/10/90                01/09/91                  30

                                      1991

  01/08/91              01/09/91                02/11/91                  33
  02/08/91              02/11/91                03/11/91                  28
  03/08/91              03/11/91                04/09/91                  29
  04/08/91              04/09/91                05/09/91                  30
  05/08/91              05/09/91                06/10/91                  32
  06/07/91              06/10/91                07/08/91                  28
  07/05/91              07/08/91                08/07/91                  30
  08/06/91              08/07/91                09/09/91                  33
  09/06/91              09/09/91                10/07/91                  28
  10/04/91              10/07/91                11/05/91                  29
  11/04/91              11/05/91                12/05/91                  30
  12/04/91              12/05/91                01/06/92                  32

                                      1992

  01/03/92               01/06/92               02/03/92                  28
  01/31/92               02/03/92               03/04/92                  30
  03/03/92               03/04/92               04/06/92                  33
  04/03/92               04/06/92               05/04/92                  28
  05/01/92               05/04/92               06/02/92                  29
  06/01/92               06/02/92               07/02/92                  30
  07/01/92               07/02/92               08/03/92                  32
  07/31/92               08/03/92               08/31/92                  28
  08/28/92               08/31/92               09/30/92                  30
  09/29/92               09/30/92               11/02/92                  33
  10/30/92               11/02/92               11/30/92                  28
  11/27/92               11/30/92               12/29/92                  29
  12/28/92               12/29/92               01/28/93                  30

                                      1993

  01/27/93               01/28/93               03/01/93                  32
  02/26/93               03/01/93               03/29/93                  28
  03/26/93               03/29/93               04/28/93                  30
  04/27/93               04/28/93               06/01/93                  34
  05/28/93               06/01/93               06/28/93                  27
  06/25/93               06/28/93               07/27/93                  29
  07/26/93               07/27/93               08/26/93                  30
  08/25/93               08/26/93               09/27/93                  32
  09/24/93               09/27/93               10/25/93                  28
  10/22/93               10/25/93               11/29/93                  35
  11/26/93               11/29/93               12/27/93                  28
  12/24/93               12/27/93               01/24/94                  28

     Auction Agent. Bankers Trust Company is acting as Auction Agent and Paying Agent (i.e., transfer agent, registrar, dividend disbursing agent, and redemption agent) with respect to the Preferred Shares. The address of the Auction Agent is 4 Albany Street, New York, New York 10006, telephone number
(212) 250-6200, facsimile (212) 250-6766.

     Broker-Dealer Agreement. The Broker-Dealer Agreement sets forth the responsibilities and compensation of Bear Stearns with respect to the Preferred Shares and the Auction Procedures. As Broker-Dealer, Bear Stearns will be responsible for using commercially reasonable efforts to obtain Bid and Hold Orders, notifying Existing Holders of any changes in Auction Dates, providing the Auction Agent and the Fund with a list of Existing Holders, soliciting Potential Holders and Existing Holders regarding Hold Orders, Bid Orders and Sale Orders and notifying each Existing Holder or Potential Holder which submits an Order regarding Auction results and Settlement Procedures.

      Maintenance of AAA/"aaa" Rating. Pursuant to the terms of the Broker-Dealer Agreement, in the event the Preferred Shares are rated lower than AAA/"aaa" by both of the Rating Agencies for a period of more than 45 consecutive days, or in the event that both of the Rating Agencies shall withdraw, rescind or revoke their ratings of the Preferred Shares for a period of more than 45 consecutive days (or any combination of the foregoing events), the Fund will be obligated to redeem or repurchase at liquidation preference plus accumulated and unpaid dividends (whether or not earned or declared) all outstanding Preferred Shares as soon as practicable in compliance with the terms of the Preferred Shares and the Investment Company Act. Pursuant to the Surety Bond the Fund is required to maintain certain discounted asset coverages with respect to the Preferred Shares.

     Redemption in 1993 or Thereafter. If for the Dividend Period next following the September 24, 1993 Auction (or, if the Surety Bond is extended by the Fund, at specified times thereafter) the Applicable Rate is the Maximum Applicable Rate, (because, for example, Sufficient Clearing Bids do not exist), the Fund will redeem or repurchase all of the outstanding Preferred Shares at liquidation preference plus accumulated and unpaid dividends (whether or not earned or declared) prior to the expiration of the Surety Bond. The Preferred Shares are also subject to mandatory redemption in certain circumstances in accordance with the terms of the Articles of Incorporation of the Fund and may be redeemed thereunder by the Fund at any time in compliance with the Investment Company Act.

     Description of Financial Security. Financial Security is a monoline property and casualty insurance company and is a wholly-owned subsidiary of U.S. West Inc., a Colorado-based financial services and communications company. Financial Security and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally on corporate and other taxable securities offered in domestic and foreign markets. Financial Security's claims-paying ability is rated "AAA" by S&P, "Aaa" by Moody's, "AAA" by Fitch Investors Service, Inc., "AAA" by Nippon Investors Service Inc. and "D&P-I" (triple A) by Duff & Phelps Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Description of the Fund. The Fund's investment objective is to provide high current income, while seeking to preserve shareholders' capital, through investment in a professionally managed, diversified portfolio of "high yield" securities. The Fund is managed by Prospect Street Investment Management Co., Inc. (the "Investment Adviser"). The Fund invests primarily in fixed-income securities rated in the lower categories by established rating agencies (consisting principally of fixed-income securities rated BB or lower by S&P and "Ba" or lower by Moody's or non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality). Such securities are regarded by the Rating Agencies, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. No assurance can be given that the Fund will achieve its investment objective. In addition to the Preferred Shares, the Fund has outstanding $30,000,000 aggregate principal amount of Senior Extendible Notes (the "Notes") and, as of April 30, 1990, 13,608,157 shares of Common Stock, $.01 par value, of the Fund (the "Common Stock"). As of the date hereof, the Notes are rated AAA/"Aaa" by the Rating Agencies, and the Fund is required to maintain certain discounted asset coverages with respect to the Notes. The Preferred Shares are junior to outstanding indebtedness of the Fund, including the Notes, and senior to the Common Stock.

     Tax Status. Dividends are not eligible for the Dividend Received Deduction and are therefore fully taxable. As an investment company, the Fund may pass through to investors only the income it receives from the securities it owns. Since it owns only taxable debt instruments, all dividend income on the Preferred Shares will be fully taxable to Holders of the Preferred Shares as if such dividend income were interest income.

     Additional Information. The copy of the prospectus dated November 28, 1988 and attached hereto as Exhibit A is the prospectus that was used in connection with the registration under the Securities Act of 1933 (the "Securities Act") of the initial offering of the Preferred Shares. Capitalized terms used herein but not otherwise defined have the meanings set forth in Exhibit A hereto. SUCH PROSPECTUS HAS NOT BEEN UPDATED BY BEAR STEARNS OR THE FUND AND IS PROVIDED TO PROSPECTIVE PURCHASERS OF THE PREFERRED SHARES SOLELY FOR INFORMATIONAL PURPOSES (PARTICULARLY WITH RESPECT TO THE TERMS OF THE PREFERRED SHARES INCLUDING AUCTION PROCEDURES) AND NOT AS A PROSPECTUS AND BEAR STEARNS MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH PROSPECTUS. The Fund is subject to the informational requirements of the Securities Exchange Act of 1934 and the Investment Company Act and in accordance therewith is required to file reports, proxy statements and other information with the Commission. Investors are encouraged to review such reports and information in connection with bidding for or purchasing any Preferred Shares. Any such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, Room 1029, Jacob K. Javits Building, 26 Federal Plaza, New York, New York 10278 and Chicago Regional Office, Suite 3190, 230 South Dearborn Street, Chicago, Illinois 60604. Copies of such materials can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     Master Purchaser's Letter. As a condition to purchasing Preferred Shares, each prospective purchaser of Preferred Shares will be required to sign and deliver a Master Purchaser's Letter, attached hereto as Exhibit B, which Master Purchaser's Letter sets forth the undertakings of a prospective purchaser with respect to sale and transfer of the Preferred Shares and the voting thereof. Each prospective purchaser of Preferred Shares is required to consent to the use of custody arrangements for the Preferred Shares in connection with the Surety Arrangement.

                                                                       EXHIBIT A

[THIS PAGE INTENTIONALLY LEFT BLANK]

                                   300 SHARES

                 PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.

                    TAXABLE AUCTION RATE PREFERRED STOCK(SM)
                                  ("TARPS(SM)")

                   (LIQUIDATION PREFERENCE $100,000 PER SHARE)

      unconditionally and irrevocably guaranteed as to Scheduled Payments, as defined herein, pursuant to a surety bond to be issued by

                            [LOGO] FINANCIAL
                                   SECURITY
                                   ASSURANCE(SM)

                                 -------------

     Prospect Street(SM) High Income Portfolio Inc. (the "Fund") is a newly organized, diversified, closed-end management investment company. The Fund's investment objective is to provide high current income, while seeking to preserve shareholders' capital, through investment in a professionally managed, diversified portfolio of "high yield" securities. The Fund will invest primarily in fixed-income securities rated in the lower categories by established rating agencies (consisting principally of fixed-income securities rated "BB" or lower by Standard & Poor's Corporation ("S&P") and "Ba" or lower by Moody's Investors Service, Inc. ("Moody's," and together with S&P, the "Rating Agencies")) or non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality. Such securities are regarded by the Rating Agencies, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. See "Investment Objective and Policies." No assurance can be given that the Fund will achieve its investment objective.

     The Fund is managed by Prospect Street(SM) Investment Management Co., Inc. (the "Investment Adviser"). The Fund's address is One Financial Center, Boston, Massachusetts 02111, and its telephone number is (617) 350-5718.

                                              (text continued on following page)

                    ----------------------------------------
Investors are advised to read this Prospectus carefully and retain it for future reference.
                    ----------------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                             PRICE TO  UNDERWRITING PROCEEDS TO
                                              PUBLIC   DISCOUNTS(1)    FUND(2)

 Per Share ..............................    $100,000     $1,750        $98,250
 Total(3) ............................... $30,000,000   $525,000    $29,475,000

(1) The Fund and the Investment Adviser have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deduction of organization and offering expenses relating to this offering and the concurrent offerings of the Common Stock and the Notes payable by the Fund, estimated at $1,500,000. Underwriting discounts and offering expenses relating to the concurrent offering of the Notes and the Preferred Shares, estimated at $1,784,000, will reduce the net assets attributable to the Common Stock. See "Capitalization."

(3) The Fund has granted the Underwriter an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 45 additional Preferred Shares in order to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Fund will be $34,500,000, $603,750 and $33,896,250, respectively. The exercise of such option is subject to certain conditions relating to the simultaneous exercise of options with respect to the Notes and the Common Stock. See "Underwriting."

                    ----------------------------------------
     The Preferred Shares offered hereby are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel. It is expected that delivery of the certificate representing all the Preferred Shares will be made against payment therefor through the facilities of The Depository Trust Company on or about December 5, 1988.
                    ----------------------------------------

November 28, 1988

(text continued from cover page)

     The shares of Taxable Auction Rate Preferred Stock ("TARPS") offered hereby (the "Preferred Shares") are unconditionally and irrevocably guaranteed as to Scheduled Payments (as defined) pursuant to a surety bond issued by Financial Security Assurance Inc. ("Financial Security"). It is a condition of closing that the Preferred Shares be issued with ratings of "AAA"/"Aaa" from the Rating Agencies. The Fund is required to maintain certain discounted asset coverages with respect to the Preferred Shares. Each prospective purchaser of Preferred Shares is required to consent to the use of custody arrangements for the Preferred Shares in connection with the Surety Arrangement (as defined). See "Investment Objective and Policies" and "Surety Arrangement."

     The dividend rate on the Preferred Shares for the Initial Dividend Period will be 9.50% per annum. The Applicable Rate for each Dividend Period thereafter will be reset generally every 30 days pursuant to an Auction conducted on the Business Day next preceding the first day of the next Dividend Period. Dividends on the Preferred Shares are cumulative from the Original Issuance Date and are payable commencing on January 19, 1989 and on each day thereafter that is the last day of successive 30-day periods after such date, subject to certain exceptions (a "Dividend Period"). The Preferred Shares are subject to mandatory and optional redemption in certain circumstances. See "Description of Preferred Stock--Redemption" and "Surety Arrangement--Insurance Agreement."

     In each Auction for the Preferred Shares, each Existing Holder may give an Order to (i) continue to hold such Preferred Shares without regard to the Applicable Rate that results from the Auction, (ii) continue to hold such Preferred Shares if the Applicable Rate that results from the Auction is equal to or greater than the rate bid by such Existing Holder and/or (iii) sell such Preferred Shares without regard to the Applicable Rate that results from the Auction. Potential Holders may offer to purchase Preferred Shares if the Applicable Rate that results from such Auction is equal to or greater than the rate bid by such Potential Holders. The Applicable Rate that results from an Auction for any Dividend Period will not be lower than 90% or greater than 175% of the 30-day "AA" Composite Commercial Paper Rate.

     Prospective purchasers should carefully review the Auction Procedures described in this Prospectus, including the Appendices, and should note that (i) an Order constitutes an irrevocable commitment to hold, purchase or sell Preferred Shares based upon the results of an Auction, (ii) the Auctions will be conducted through telephone communications and (iii) settlement for purchases and sales will be on the Business Day following the Auction.

     Each prospective purchaser of Preferred Shares will be required, among other things, to agree (i) to transfer Preferred Shares only (a) pursuant to a Bid or a Sell Order placed in an Auction or (b) to a prospective purchaser that has delivered a signed Master Purchaser's Letter through a Broker-Dealer to the Auction Agent and (ii) to have ownership of Preferred Shares maintained only in book entry form by or through the Securities Depository. Prior to this offering, no Preferred Shares have been outstanding and, accordingly there has not been a market for the Preferred Shares and there can be no assurance that a market will develop.

     In addition to the Preferred Shares offered hereby, the Fund is simultaneously offering $50,000,000 aggregate principal amount of Senior Extendible Notes (the "Notes") and 12,000,000 shares of Common Stock, $.01 par value, of the Fund (the "Common Stock"), subject in each case to increase in the event of the exercise of over-allotment options. It is a condition to closing that the Notes be issued with ratings of "AAA"/"Aaa" from the Rating Agencies, and the Fund will be required to maintain certain discounted asset coverages with respect to the Notes. See "Investment Objective and Policies" and "Description of Notes--Asset Maintenance." The Preferred Shares will be junior to outstanding indebtedness of the Fund, including the Notes, and senior to the Common Stock.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by reference to the more detailed information included elsewhere in this Prospectus. See "Glossary of Terms" for information concerning definitions of certain defined terms used herein and on the cover page.

                                    THE FUND

Investment Objective ......   Prospect Street(SM) High Income Portfolio Inc. is
                              a newly organized, diversified, closed-end management investment company. The Fund's investment objective is to provide high current income, while seeking to preserve shareholders' capital, through investment in a professionally managed, diversified portfolio of "high yield" securities. There can be no assurance that the Fund will achieve its investment objective.

Investment Strategy .......   The Fund will invest primarily in fixed-income
                              securities rated in the lower categories by established rating agencies (consisting principally of fixed income securities rated
                              "BB"/"Ba" or lower by the Rating Agencies) or non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality. In addition to investing in "high yield" securities, the Fund may engage in certain options activities, the lending of portfolio securities, the short sale of securities and the use of futures contracts and options thereon, reverse repurchase agreements and repurchase agreements. See
                              "Investment Objective and Policies--Investment
                              Guidelines." Lower rated and non-rated securities are subject to a greater degree of risk than higher rated securities.

                              The Fund's investments will be subject to diversification, liquidity and related investment guidelines (i) agreed upon by the Fund and Financial Security in connection with the issuance of the Surety Bond (as defined) with respect to Scheduled Payments on the Preferred Shares (the "Surety Investment Guidelines") and (ii) established in connection with the Fund's receipt from the Rating Agencies of ratings of "AAA"/"Aaa" for the Notes (the "Notes Investment Guidelines" and, together with the Surety Investment Guidelines, the "Investment Guidelines"). See "Investment Objective and Policies." As a result of the issuance of the Surety Bond pursuant to an insurance agreement with Financial Security (the "Surety Arrangement"), the Fund will receive ratings from the Rating Agencies of "AAA"/"Aaa" for the Preferred Shares. See "Surety Arrangement--Insurance Agreement." The Rating Agencies will issue ratings of "AAA"/"Aaa" for the Notes because the Fund's portfolio, although consisting principally of lower rated securities, will be managed in accordance with the Notes Investment Guidelines and will be required to have a value exceeding, on a discounted basis, the sum of the principal amount of the Notes then outstanding, $100,250 times the number of Preferred Shares then outstanding and certain accrued and projected payment obligations of the Fund. See "Description of Notes--Asset Maintenance." The receipt of such ratings is a condition to the issuance of the Preferred Shares and the Notes. For a description of the Rating Agencies' ratings, see "Appendix A."

Investment Adviser ........   Prospect Street(SM) Investment Management Co.,
                              Inc., (the "Investment Adviser") of Boston,
                              Massachusetts, will serve as the Fund's investment adviser. The Investment Adviser was organized in June 1988 to provide institutional clients with investment management services. Richard E.
                              Omohundro, Jr., President of the Investment
                              Adviser, served as a "high yield" specialist and Co-Manager of the High Yield Bond Group of Merrill
                              Lynch Capital Markets ("Merrill Lynch") from 1978 through 1987. During that period, the High Yield
                              Group raised approximately $13.6 billion in new
                              "high yield" securities through 107 issues and provided one of the largest secondary trading markets for "high yield" securities. John A.
                              Frabotta, Vice President of the Investment
                              Adviser, performed various research, structuring and pricing functions involving "high yield" securities as a Vice President of Merrill Lynch.

                              James C. Rivers will serve as portfolio manager for the Fund. Mr. Rivers was previously a Vice President of Moseley Capital Management, Inc. where he served as adviser to the High Income Plus Fund. Mr. Rivers previously served as Vice President, Portfolio Manager of The Putnam Management Company and managed The Putnam High Yield Trust, a fund investing in "high yield" securities, the assets of which increased from $250 million in January 1980 to approximately $950 million in April 1985 as a result of additional investments in such fund.

                              The Investment Adviser manages Prospect
                              International High Income Portfolio N.V., an offshore, closed-end investment company with assets of approximately $203 million as of November 18, 1988. Such fund, which commenced operations on September 7, 1988, invests primarily in "high yield" securities and is currently the only other closed-end fund managed by the Investment Adviser.

                              The Fund will pay the Investment Adviser a monthly fee at the annual rate of 0.50% of the weekly net assets (as defined). See "The Investment Adviser."

                               SURETY ARRANGEMENT

Financial Security ........   The Preferred Shares are unconditionally and
                              irrevocably guaranteed as to the Scheduled
                              Payments pursuant to a surety bond issued by Financial Security for the benefit of the holders of the Preferred Shares (the "Surety Bond").
                              Financial Security is a monoline property and casualty insurance company incorporated on March
                              16, 1984 under the laws of the State of New York.
                              Financial Security and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally on corporate and other taxable securities offered in domestic and foreign markets. Financial Security's claims-paying ability is rated "AAA" by S&P, "Aaa" by Moody's, "AAA" by Fitch Investors Service,
                              Inc., "AAA" by Nippon Investors Service Inc. and
                              "D&P-I" (triple A) by Duff & Phelps Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Financial Security."

Surety Bond ...............   The Fund will enter into an insurance agreement
                              (the "Insurance Agreement") with Financial
                              Security pursuant to which Financial Security will issue the Surety Bond. During the term of the Surety Bond, Financial Security will unconditionally and irrevocably guarantee the
                              Scheduled Payments in accordance with the provisions of the Surety Bond. The Fund will be obligated to reimburse Financial Security for any amounts paid under the Surety Bond. The Surety
                              Bond will be in effect for five years, unless extended at the option of the Fund for one or more additional periods of up to five years in the aggregate. Upon the issuance of the Surety Bond, and in consideration thereof, the Fund will pay to Financial Security a premium equal to the present value of .40% of the aggregate liquidation preference of the Preferred Shares originally issued times the number of years (five) in the initial term. If the Surety Bond is extended, a premium at the same annual rate will be payable to Financial Security annually. If the Fund does not elect to extend the Surety Bond upon any expiration thereof prior to 10 years from its original issuance, the Fund must pay Financial
                              Security an amount equal to one additional annual premium. See "Surety Arrangement. "

Surety Custody Agreement ..   Pursuant to the Surety Arrangement, the Preferred
                              Shares and the Surety Bond are required to be held by Bankers Trust Company, as custodian (the
                              "Surety Custodian"), pursuant to a custody agreement in a custody account established for the benefit of the holders of the Preferred Shares.
                              Beneficial ownership of the Preferred Shares, in turn, shall be evidenced by custody receipts held by The Depository Trust Company ("DTC"). In the event that the Fund does not make any Scheduled
                              Payment, the Surety Custodian is obligated to make a claim for payment under the Surety Bond.
                              Financial Security shall be subrogated to the rights of holders of Preferred Shares to receive payments with respect to the Preferred Shares to the extent of any payment by Financial Security under the Surety Bond. In connection with the payment of Scheduled Payments by Financial
                              Security under the Surety Bond, Financial Security will be entitled to the rights of the holders of Preferred Shares to the related dividend payment or, in the case of a redemption or liquidation payment, the related Preferred Shares, as well as the right to exercise their voting rights with respect to such Preferred Shares. See "Description of Preferred Stock--Voting" and "Surety
                              Arrangement--Surety Custody Agreement." As used herein, the term "holder of Preferred Shares" refers to the beneficial owner thereof, unless the context otherwise requires.

                                  THE OFFERING

The Issue .................   300 Preferred Shares (assuming no exercise of the
                              Underwriter's over-allotment option) with a liquidation preference of $100,000 per share.
                              During the period that the underwriters of the Fund's securities will be soliciting indications of interest, the Fund and the underwriters will continue to evaluate the market for such securities as well as the market for the Fund's contemplated investments. If as a result of a material adverse change in existing financial, political or economic conditions in the United
                              States or elsewhere it becomes impractical or inadvisable to proceed with the offerings of the Fund's securities, such offerings may not be made.

Dividends .................   Dividends on the Preferred Shares are cumulative
                              from the Original Issuance Date and are payable, when, as and if declared by the Board of Directors of the Fund, out of funds legally available therefor, on January 19, 1989 (the 45th day after the Original Issuance Date) and the last day of successive 30-day periods after such date, subject to certain exceptions. See "Description of Preferred Stock--Dividends--General" for a description of such exceptions. Dividends will be paid to the nominee of DTC or a successor securities depository (the "Securities
                              Depository") on each Dividend Payment Date ( as defined). The Securities Depository's normal procedures now provide for distribution of dividends in next-day funds settled through the New York Clearing House to Agent Members, who in turn are expected to distribute such dividends to the persons for whom they are acting as agent.

                              The dividend rate for the Initial Dividend Period ending January 18, 1989 will be 9.50% per annum. Thereafter, the dividend rate per annum (the "Applicable Rate") will be reset generally every 30 days by an Auction conducted on the Business Day (an "Auction Date") next preceding the first day of the next Dividend Period; provided, however, if such day is a Thursday the Auction Date shall mean the Business Day next preceding such Thursday. After the Initial Dividend Period, the dividend rate for the Preferred Shares will be the Applicable Rate per annum that the Auction Agent advises the Fund has resulted from an Auction. The Applicable Rate that results from an Auction will not be lower than 90% (the "Minimum Applicable Rate") or greater than 175% (the "Maximum Applicable Rate") of the 30-day "AA" Composite Commercial Paper Rate at the close of business on the Business Day next preceding the applicable Auction Date. See "Description of Preferred Stock--Dividends."

                              To the extent that the Fund does not make dividend payments on the Preferred Shares on any Dividend Payment Date, such payments shall be made by Financial Security pursuant to the Surety Bond. See "Surety Arrangement--Surety Bond."

The Auction ...............   Prior to the Submission Deadline on each Auction
                              Date, each Existing Holder may submit Orders through a Broker-Dealer to the Auction Agent as follows:

                              o Hold Order--indicating its desire to hold
                                Preferred Shares without regard to the
                                Applicable Rate for the next Dividend Period.

                              o Bid--indicating its desire to hold Preferred
                                Shares provided that the Applicable Rate for the next Dividend Period is not less than the rate specified in such Bid.

                              o Sell Order--indicating its desire to sell
                                Preferred Shares without regard to the
                                Applicable Rate for the next Dividend Period.

                              An Existing Holder may submit different types of Orders in an Auction with respect to the Preferred Shares then held by such Existing Holder, provided that the total number of Preferred Shares covered by all such Orders does not exceed the number of Preferred Shares held by such Existing Holder. An Existing Holder that offers to purchase additional Preferred Shares is, for purposes of such offer to purchase additional shares, treated as a Potential Holder as described below. Bids submitted by Existing Holders with rates higher than the Maximum Applicable Rate will be treated as Sell Orders. A Hold Order shall be deemed to have been submitted on behalf of an Existing Holder if an Order is not submitted on behalf of such Existing Holder for any reason, including the failure of a Broker-Dealer to submit such Existing Holder's Order to the Auction Agent.

                              The Maximum Applicable Rate in any Auction will be 175% of the 30-day "AA" Composite Commercial Paper Rate in effect at the close of business on the Business Day next preceding the applicable Auction Date.

                              Potential Holders of Preferred Shares may submit Bids in which they will offer to purchase Preferred Shares, if the Applicable Rate for the next Dividend Period is not less than the rate specified in such Bid. A Bid submitted by a Potential Holder with a rate higher than the Maximum Applicable Rate will be rejected.

                              If Sufficient Clearing Bids exist (that is, the number of Preferred Shares subject to Bids by Potential Holders is at least equal to the number of Preferred Shares subject to Sell Orders by Existing Holders), the Applicable Rate will be the lowest rate specified in the Submitted Bids which, taking into account such rate and all lower rates bid by Existing Holders and Potential Holders, would result in such Existing Holders and Potential Holders owning all of the Preferred Shares available for purchase in the Auction. If Sufficient Clearing Bids do not exist, the Applicable Rate will be the Maximum Applicable Rate and, in such event, Existing Holders that have submitted Sell Orders will not be able to sell in the Auction any or all Preferred Shares subject to such Sell Orders. If all Existing Holders submit (or are deemed to have submitted) Hold Orders, the Minimum Applicable Rate will apply (90% of the 30-day "AA" Composite Commercial Paper Rate in effect at the close of business on the Business Day next preceding the applicable Auction Date).

                              The Auction Procedures include a pro rata allocation of Preferred Shares for purchase and sale under certain circumstances which may result in an Existing Holder selling or holding, or a Potential Holder purchasing, a number of Preferred Shares that is less than the number of Preferred Shares specified in its Bid or Sell Order. Accordingly, an Existing Holder may be obligated to sell a portion of its Preferred Shares which are subject to a Submitted Bid specifying a rate which is equal to the Applicable Rate resulting from an Auction .

                              A Sell Order submitted by an Existing Holder shall constitute an irrevocable offer to sell the Preferred Shares subject thereto, and a Bid submitted by an Existing Holder shall also constitute an irrevocable offer to sell the Preferred Shares subject thereto if the rate specified in the Bid is higher than the Applicable Rate determined in the Auction, in each case at a price per share equal to $100,000. A Bid submitted by a Potential Holder shall constitute an irrevocable offer to purchase the Preferred Shares subject thereto, if the rate specified in such Bid is less than or equal to the Applicable Rate determined in the Auction, at a price per share equal to $100,000. Settlement of purchases and sales will be made on the next Business Day after the Auction Date (also a Dividend Payment Date) through the Securities Depository. Purchasers will make payment through their Agent Members in next-day funds settled through the New York Clearing House to the Securities Depository against delivery of shares by book entry to their Agent Members. The Securities Depository will make payment to the sellers' Agent Members in accordance with the Securities Depository's normal procedures, which now provide for payment in next-day funds settled through the New York Clearing House. See "The Auction" and the Auction Illustrations set forth in Appendix B hereto.

Secondary Market ..........   There is currently no secondary market for the
                              Preferred Shares. While it is not obligated to do so, Drexel Burnham Lambert Incorporated ("Drexel
                              Burnham") has advised the Fund that it intends to make a secondary market in the Preferred Shares.
                              There can be no assurance that an active secondary trading market will develop. Such secondary market activity, if commenced, may be discontinued at any time. In addition, other Broker-Dealers may or may not choose to make a secondary market in the Preferred Shares, and there can be no assurance that the trading price of Preferred Shares in any secondary market will be $100,000. Any purchaser of Preferred Shares in the secondary market will be required to sign a Master Purchaser's Letter.

Asset Maintenance .........   Pursuant to the Surety Arrangement, as long as the
                              Surety Bond is outstanding the Fund will be required to maintain a specified discounted asset value for its portfolio representing Surety Assets
                              Coverage (as defined) with respect to the Preferred Shares under the Surety Investment
                              Guidelines. See "Surety Arrangement--Insurance
                              Agreement." The Fund will also be required to maintain a specified discounted asset value for its portfolio representing the Note Basic
                              Maintenance Amount (as defined) under the Notes
                              Investment Guidelines. In addition, the terms of the indenture governing the Notes (the
                              "Indenture") require that the Fund maintain, as of the last Business Day of each calendar month, asset coverage (as defined) with respect to senior securities representing indebtedness (as defined), including the Notes of at least 300%.
                              See "Description of Notes--Asset Maintenance" and
                              "--Events of Default."

Restricted Payments .......   Under the Investment Company Act of 1940, as
                              amended (the "1940 Act"), asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, must be at least 200% for the Fund to declare dividends on the Preferred Shares and at least
                              300% for the Fund to declare other distributions on or to redeem or purchase Preferred Shares, in each case after giving effect to any such dividend, distribution, redemption or purchase.
                              Further, under the 1940 Act, the declaration of dividends or other distributions on or redemptions or purchases of Common Stock will not be permitted unless (i) asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, would be at least 300% and (ii) asset coverage with respect to the Fund's senior securities of a class which is stock, including the Preferred Shares, would be at least 200%, in each case after giving effect to any such dividend, other distribution redemption or purchase. Dividends or other distributions on or redemptions or purchases of Preferred Shares are also prohibited at any time payments of principal of or interest on the Notes are in default pursuant to the terms of the Indenture, and dividends or other distributions on or redemptions or purchases of Common Stock are prohibited at any time payments of principal of or interest on the Notes are in default, dividends on the Preferred Shares are in arrears or Surety
                              Assets Coverage is not maintained.

                              As of the closing of the offering made hereby, after giving effect to the concurrent offerings of the Notes and the Common Stock (assuming no exercise of over-allotment options), the asset coverages with respect to the Preferred Shares and the Notes will be 380% and 238%, respectively, as calculated pursuant to the 1940 Act. See "Capitalization."

Redemption ................   The Preferred Shares will be redeemable at the
                              option of the Fund, in whole or from time to time in part, on any Dividend Payment Date at a redemption price equal to $100,000 per share plus accumulated and unpaid dividends to the redemption date.

                              In the event the Fund fails to maintain Surety Assets Coverage and does not cure such failure within eight Business Days, Financial Security will be entitled to cause the Fund to effect a partial redemption of Preferred Shares in order to restore Surety Assets Coverage. In addition, at the end of the term of the Surety Bond, the Fund will be required under certain circumstances to redeem all of the outstanding Preferred Shares, subject to the right of the holders to elect to continue to hold their Preferred Shares. See "Description of Preferred Stock--Redemption" and "Surety Arrangement--Insurance Agreement." If any such redemption is not made on a Dividend Payment Date, it will be made at a price equal to $100,250 plus accumulated and unpaid dividends through the date of redemption. The Fund's ability to make such redemptions may be restricted by the provisions of the 1940 Act, other applicable law and the terms of the Indenture.

Voting Rights .............   Pursuant to the Fund's Articles of Incorporation
                              ("Articles of Incorporation"), holders of the Common Stock have voting rights of one vote per share and holders of the Preferred Shares have voting rights of one vote per $1,000 of liquidation preference without regard to any liquidation preference attributable to accumulated and unpaid dividends (i.e., 100 votes per Preferred Share); provided that all the votes represented by a single Preferred Share must be voted together. Holders of Preferred Shares, as a class, will normally elect two Directors of the Fund, and the holders of the Common Stock and the Preferred Shares, voting together, will elect the remainder. However, upon the Fund's failure to pay dividends on the Preferred Shares in an amount equal to two full years of dividends, the holders of the Preferred Shares (or Financial Security pursuant to the Surety Custody Agreement (as defined)) have the right to elect, as a class, the smallest number of additional Directors as shall be necessary to assure that a majority of the Directors has been elected by the holders of the Preferred Shares or Financial Security as proxy for such holders, as the case may be. The terms of the additional directors shall end when the Fund pays or provides for all accumulated and unpaid dividends.

                              To the extent Financial Security makes Scheduled Payments, Financial Security shall be assigned the voting rights of the holders of the Preferred Shares to whom such payments were made and such assignment shall continue until the Fund has made payments on the Preferred Shares with respect to which Financial Security has made Scheduled Payments or the Fund reimburses Financial Security for such Scheduled Payments. The holders of Preferred Shares will vote, separately as a class, on certain other matters, as required under the Articles of Incorporation, the 1940 Act and Maryland law. See "Description of Preferred Stock--Voting" and "Surety Arrangement--Insurance Agreement" and "--Surety Custody Agreement."

Ranking ...................   Payments to holders of the Preferred Shares in
                              liquidation or otherwise will be subject to the prior payment of all outstanding indebtedness of the Fund, including the Notes and the Preferred
                              Shares rank senior to the Common Stock.

Master Purchaser's Letter     As a condition to purchasing Preferred Shares in
and Restrictions on           this offering and as a condition to participating
Transfer ..................   in any Auction, each prospective purchaser of
                              Preferred Shares will be required to sign and deliver a Master Purchaser's Letter, through a Broker-Dealer, to the Auction Agent in which such prospective purchaser will, among other things, agree (i) to transfer Preferred Shares only (a) pursuant to a Bid or Sell Order placed in an Auction or (b) to a person that has delivered a signed Master Purchaser's Letter, through a Broker-Dealer, to the Auction Agent; provided that in the case of all transfers other than those pursuant to Auctions, such purchaser, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) that, except as otherwise required by law, all of the outstanding Preferred Shares shall be represented by a certificate registered in the name of the Surety Custodian (as defined), and such purchaser's ownership of any such Preferred Shares will be maintained in book entry form by or through the Securities Depository.

                              Execution of a Master Purchaser's Letter is not a commitment to purchase Preferred Shares in the offering being made hereby or in any Auction, but is a condition precedent to purchasing Preferred Shares. Any prospective purchaser which previously delivered or caused to be delivered on its behalf a signed Master Purchaser's Letter to a Broker-Dealer will not be required to sign and deliver a new Master Purchaser's Letter to purchase Preferred Shares offered hereby or to participate in Auctions.

Concurrent Offerings ......   Concurrently with this offering, the Fund is
                              offering $50,000,000 aggregate principal amount of the Notes and 12,000,000 shares of Common Stock, subject in each case to increase in the event of the exercise of over-allotment options.
                              Consummation of the sale of the Notes and the Common Stock is a condition to the consummation of the sale of the Preferred Shares.

Ratings ...................   It is a condition to the issuance of the Preferred
                              Shares and the Notes that they receive ratings of "AAA"/"Aaa" from the Rating Agencies. Ratings of
                              "AAA"/"Aaa" are the highest category of ratings that the Rating Agencies assign to debt obligations and to preferred stock. In the event that the Rating Agencies reduce their ratings of Financial Security's claims-paying ability, the ratings for the Preferred Shares could be adversely affected. A security rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating agency granting such rating. Each security rating should be evaluated independently of any other security rating. For a description of the Rating Agencies' ratings see "Appendix A."

Use of Proceeds ...........   The net proceeds from the sale of the Preferred
                              Shares, together with the net proceeds from the sale of the Notes and the Common Stock, will be used for investment in accordance with the Fund's investment objective and policies.

Federal Income Taxes ......   Because the Fund's portfolio income will consist
                              principally of interest income, corporate investors in the Preferred Shares generally will not be entitled to the 70% dividends received deduction.

                             SPECIAL CONSIDERATIONS

Special Considerations ....   As a newly organized entity, the Fund has no
                              operating history. See "The Fund." The Fund's
                              Investment Adviser is also recently organized, has a limited professional staff and is dependent to a significant degree upon the services of Richard E.
                              Omohundro, Jr. and John A. Frabotta. See "The
                              Investment Adviser."

                              The Fund's leveraged capital structure creates special risks. The Notes may constitute a substantial lien and burden on the Preferred Shares by reason of their prior claim against the income of the Fund and against the net assets of the Fund in liquidation. The Fund will not be permitted to declare dividends or other distributions with respect to the Preferred Shares or purchase Preferred Shares unless at the time thereof the Fund meets certain asset coverage requirements and payments of principal of and interest on the Notes are not in default. See "Description of Preferred Stock," "Description of Notes" and "Federal Taxation."

                              The Fund anticipates that Drexel Burnham and certain other underwriters of the Common Stock may from time to time act as brokers or dealers in connection with the execution of the Fund's portfolio transactions after they have ceased to be underwriters. Drexel Burnham is an active underwriter of, and dealer in, securities and acts as a market maker in a number of such securities and therefore can be expected to engage in portfolio transactions with the Fund. In addition, Drexel Burnham intends, but is not obligated, to make a market in the Preferred Shares and the Notes.

                              The Fund has been advised by Drexel Burnham that the Securities and Exchange Commission (the "SEC") has brought a civil action against Drexel Burnham and several of its key employees in the United States District Court for the Southern District of New York. The complaint alleges violations of the Securities Exchange Act of 1934 (the "1934 Act") and rules and regulations thereunder and of the Securities Act of 1933 (the "1933 Act"). The complaint charges trading on inside information, market manipulation, fraud, failure to file
                              Schedule 13Ds, improper disclosure, parking, aiding and abetting violations of the net capital rules, and margin and record keeping violations. The complaint seeks an injunction against further violations of the securities laws, disgorgement of profits and fees received and losses avoided as a result of the alleged illegal conduct, treble any profits realized or losses avoided on insider trading, and all further relief, legal or equitable, that the Court believes is warranted under the circumstances. The Fund also has been advised that Drexel Burnham and its parent The Drexel Burnham Lambert Group Inc. ("DBL Group") and several key employees of its High Yield Bond Department are targets of a grand jury investigation being conducted by the United States Attorney for the Southern District of New York with respect to certain alleged violations of the federal criminal laws including, but not limited to, securities fraud, mail and wire fraud and racketeering. The staff of the United States Attorney's office has advised Drexel Burnham and DBL Group that Drexel Burnham, DBL Group and such key employees may be indicted at any time. From time to time some of the employees referred to above may be involved in portfolio transactions with the Fund. Drexel Burnham has advised the Fund that no assurance can be given that the results of the SEC action or grand jury investigation will not have an adverse effect on Drexel Burnham and/or the market for "high yield" securities, a market in which Drexel Burnham is an important participant.

                                    THE FUND

     The Fund is a newly organized, diversified, closed-end management investment company with a leveraged capital structure, as of the closing of the offering made hereby and the concurrent offerings, consisting of (i) $50,000,000 aggregate principal amount of Notes, (ii) 12,000,000 shares of Common Stock having an offering price of $10.00 per share, (iii) the Preferred Shares offered hereby, in each such case subject to increase upon the exercise of over-allotment options, and (iv) the Fund's pre-offering capitalization of 11,000 shares of Common Stock. See "Underwriting." The Fund's investment objective is to provide high current income, while seeking to preserve shareholders' capital, through investment in a professionally managed, diversified portfolio of "high yield" securities. The Fund will invest primarily in fixed-income securities rated in the lower categories by established rating agencies (consisting principally of fixed-income securities rated "BB"/"Ba" or lower by the Rating Agencies(1) or non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality. The Fund's investments will also be subject to the Investment Guidelines. See "Investment Objective and Policies--Investment Guidelines." The fixed-income securities in which the Fund will invest are regarded by the Rating Agencies, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation and generally involve more credit risk than securities in the higher rating categories. See "Investment Objective and Policies."

     The Fund is a closed-end investment company. Closed-end investment companies differ from open-end investment companies (commonly referred to as "mutual funds") in that closed-end investment companies have a fixed capital base, whereas open-end companies issue securities redeemable at net asset value at any time at the option of the shareholder and typically engage in a continuous offering of their shares. Accordingly, open-end investment companies are subject to periodic asset in-flows and out-flows that can complicate portfolio management. Closed-end investment companies do not face the prospect of having to liquidate portfolio holdings to satisfy redemptions at the option of shareholders or having to maintain cash positions to meet the possibility of such redemptions. The Fund will, however, be required to have sufficient cash or cash equivalents to meet interest payments on the Notes and dividend payments on the Preferred Shares and to fund certain redemptions of these securities in certain circumstances. See "Description of Preferred Stock," "Description of Notes" and "Surety Arrangement."

     The Fund was organized as a corporation under the laws of Maryland on May 13, 1988 and has registered with the SEC under the 1940 Act. The Fund's principal office is located at One Financial Center, Boston, Massachusetts 02111. The Fund's Investment Adviser is Prospect StreetSM Investment Management Co., Inc., an investment management firm registered with the SEC under the Investment Advisers Act of 1940, as amended. See "The Investment Adviser."

----------------------
(1)Throughout this Prospectus, references to ratings by the Rating Agencies will indicate the S&P rating followed by the Moody's rating in the format shown.

                                 CAPITALIZATION

     The following table sets forth the unaudited capitalization of the Fund as of November 28, 1988, and as adjusted to give effect to the issuance of the Preferred Shares, the Notes and the Common Stock (in each case assuming no exercise of the over-allotment options described under "Underwriting").

                                                        ACTUAL     AS ADJUSTED
                                                        ------     -----------
Long-term debt:
Senior Extendible Notes(1) ..........................  $  --      $ 50,000,000
                                                       ========   ============
Shareholders' equity:

Taxable Auction Rate Preferred Stock, no par value,
 authorized 1,000 shares, none issued, 300 shares
 issued and outstanding, as adjusted ................  $  --      $ 30,000,000
                                                       ========   ============

 Common Stock, $.01 par value, authorized 100,000,000
  shares, 11,000 shares issued and outstanding,
  12,011,000 shares issued and outstanding,
  as adjusted .......................................  $    110   $    120,110

Capital in excess of par value ......................   102,190    110,004,124
                                                       --------   -------------
Net assets applicable to Common Stock
 outstanding(2) .....................................  $102,300   $110,124,234
                                                       ========   ============
--------------------
(1)The underwriting discounts and offering expenses related to the offering of the Notes, estimated at $761,033 will be deferred and amortized over five years.

(2)After deduction of underwriting discounts and offering expenses, estimated at $9,978,066, related to the offerings of the Preferred Shares and the Common Stock.

     The costs and expenses relating to the offerings of the Notes and the Preferred Shares, estimated at $1,784,000, will reduce the net assets attributable to the Common Stock. These costs and expenses will include the underwriting discounts on the Notes and the Preferred Shares, the fees associated with the registration with the Securities and Exchange Commission and filings under state securities laws and with the National Association of Securities Dealers, Inc. and the Rating Agencies' fees. In addition, the Fund will have certain other ongoing expenses with respect to the Notes and the Preferred Shares such as the amortization of the premium under the Surety Bond and Surety Custodian, transfer agent, paying agent, registrar, auction agent and trustee fees and legal and other administrative fees, as well as interest payments on the Notes and dividend payments on the Preferred Shares.

     The Fund will be required to maintain specified asset coverages for the Notes and the Preferred Shares of at least 300% and 200%, respectively, immediately following this offering. Further, asset coverage with respect to the Notes must be at least 200% on an ongoing basis in order to declare dividends on the Preferred Shares. See "Description of Preferred Stock--Dividends." Such asset coverage requirements are prescribed by the 1940 Act.

     The asset coverage under the 1940 Act for the Notes immediately following completion of this offering and the concurrent offerings of Notes and Common Stock (giving effect to the deduction of $9,978,066, representing underwriting discounts and estimated offering expenses for the Preferred Shares and the Common Stock, and assuming no exercise of over-allotment options) will be computed as follows:

      Fund assets less
liabilities not constituting
      senior securities      =   $190,123,333    =  3.80  = 380%
----------------------------     ------------       ----
      Senior securities          $50,000,000         1
  representing indebtedness
       (i.e., Notes)


     The asset coverage under the 1940 Act for the Preferred Shares immediately following completion of this offering and the concurrent offerings of Notes and Common Stock (giving effect to the deduction of $9,978,066, representing underwriting discounts and estimated offering expenses for the Preferred Shares and the Common Stock, and assuming no exercise of over-allotment options) will be computed as follows:

      Fund assets less
liabilities not constituting
      senior securities      =   $190,123,333    =  2.38  = 238%
----------------------------     ------------       ----
      Senior securities          $80,000,000          1
  representing indebtedness
      (i.e. Notes) plus
    liquidation value of
      Preferred Shares

     If asset coverage with respect to the Notes declines below 200% following this offering (as a result, for example, of a decrease in the value of the Fund's assets), dividends on the Preferred Shares would be prohibited. See "Description of Preferred Stock--Dividends" and "Federal Taxation." In addition, in the event that the Fund fails to maintain, as of the last Business Day of any month, asset coverage with respect to senior securities representing indebtedness, including the Notes, of at least 300% (or such higher percentage as may in the future be specified in the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of paying dividends on common stock), and does not cure such failure by the last Business Day of the following month, the Notes will be subject to a mandatory partial redemption. See "Description of Notes-- Restrictive Covenants" and "--Events of Default."

     The Fund will also be required to maintain specified asset coverages for the Preferred Shares and the Notes based on specified discounted values for its portfolio investments. Failure to maintain such discounted values will entitle Financial Security to cause the Fund to make partial redemptions of the Preferred Shares pursuant to the terms of the Insurance Agreement and/or may result in mandatory partial redemptions of the Notes pursuant to the Indenture. See "Investment Objective and Policies--Investment Guidelines," "Surety Arrangement--Insurance Agreement" and "Description of Notes--Asset Maintenance" and "--Events of Default."

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Preferred Shares offered hereby, together with the net proceeds from the sale of the Notes and the Common Stock, estimated at $190,700,000 ($219,305,000 if the over-allotment options for the Preferred Shares, the Notes and the Common Stock are exercised in full), will be invested in accordance with the Fund's investment objective and policies. The Fund will be fully invested in accordance with its investment objective and policies within six months after completion of the offering, subject to market conditions and the availability of appropriate investment opportunities. Pending such investment, the proceeds will be invested in short-term interest or dividend bearing instruments consistent with the Investment Guidelines.

                        INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of the Fund is to provide high current income, while seeking to preserve shareholders' capital, through investment in a professionally managed, diversified portfolio of "high yield" securities. There can be no assurance that the Fund's investment objective will be achieved. The Fund's investment objective is a fundamental policy. Pursuant to the 1940 Act, fundamental policies may not be changed without the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding Preferred Shares, voting as separate classes, which, for purposes of the 1940 Act, means for each class the lesser of (a) more than 50% of the outstanding shares of such class or (b) 67% or more of the shares of such class present or represented at a meeting at which more than 50% of the outstanding shares of such class are present or represented by proxy. Accordingly, no change in the Fund's investment objective could occur without the affirmative vote of both classes of stock. In addition, under the Indenture, the Fund may not change its investment objective without the consent of the holders of a majority in principal amount of the Notes.

INVESTMENT STRATEGY

     Under normal market conditions, the Fund will invest at least 65% of its total assets in "high yield" securities rated in the lower categories by recognized rating agencies or non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality, although the Fund currently intends to invest a substantially higher percentage of its assets in such securities to the extent permitted by market conditions. The Fund's portfolio investments will consist principally of fixed-income securities rated "BB"/"Ba" or lower by the Rating Agencies. The Fund reserves the right, under normal market conditions, to invest up to 35% of its total assets in money market instruments and fixed-income securities rated higher than "BB"/"Ba," although the percentage invested in such securities may increase under other than normal market conditions, as discussed below.

     Under the Investment Guidelines, certain types of securities in which the Fund may otherwise invest pursuant to the foregoing strategy and the investment policies stated below are not eligible for inclusion in the calculation of the discounted value of the Fund's portfolio. Such instruments include, for example, securities rated "CC"/"Ca" and "C"/"C" by the Rating Agencies, preferred or common stock, zero coupon or similar securities that do not provide for the periodic payment of interest in cash and other securities not within the Investment Guidelines. Accordingly, although the Fund reserves the right to invest in such securities to the extent set forth herein, it is anticipated that they will not constitute a significant portion of the Fund's portfolio. See "Investment Guidelines" below, "Description of Notes--Asset Maintenance" and "Surety Arrangement--Insurance Agreement."

     "High yield" bonds, the generic name for corporate bonds rated between "BB"/"Ba" and "C"/"C" by the Rating Agencies, are frequently issued by corporations in the growth stage of their development. Bonds which are rated "BB"/"Ba", "B"/"B", "CCC"/"Caa", "CC"/"Ca" and "C"/"C" are regarded by the Rating Agencies, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. Such securities are also generally considered to be subject to greater risk than securities with higher ratings with regard to a deterioration of general economic conditions. Further information concerning the ratings of corporate bonds, including the rating categories of the Rating Agencies, is provided in Appendix A. "High yield" securities held by the Fund may include securities received as a result of a corporate reorganization or issued as part of a corporate takeover. Securities issued to finance corporate restructurings may have special credit risks due to the highly leveraged conditions of the issuers, and such securities are usually subordinate to securities subsequently issued by the issuer. In addition, such issuers may lose experienced management as a result of the restructurings. Finally, the market price of such securities may be more volatile to the extent that expected benefits from restructuring do not materialize.

     Securities acquired by the Fund may include preferred stocks (including convertible preferred stock) and all types of debt obligations having varying terms with respect to security or credit support, subordination, purchase price, interest payments and maturity. Such obligations may include, for example, bonds, debentures, notes (including convertible debt securities), mortgage or other asset-backed instruments, equipment lease certificates, equipment trust certificates, conditional sales contracts, commercial paper and obligations issued or guaranteed by the United States government or any of its political subdivisions, agencies or instrumentalities (including obligations, such as repurchase agreements, secured by such instruments). Most debt securities in which the Fund will invest will bear interest at fixed rates. However, the Fund reserves the right to invest without limitation in fixed-income debt securities that have variable rates of interest or involve equity features, such as contingent interest or participations based on revenues, sales or profits (i.e., interest or other payments, often in addition to a fixed rate of return, that are based on the borrower's attainment of specified levels of revenues, sales or profits and thus enable the holder of the security to share in the potential success of the venture). The Fund also has the right to acquire common stock or warrants to purchase common stock or other equity securities as part of a unit in connection with the purchase of debt securities consistent with the Fund's investment policies.

     The Fund may invest up to 30% of its total assets in securities that are not readily marketable, including securities restricted as to resale, and non-rated securities. A security that is not readily marketable will not be acquired unless (i) the Investment Adviser believes such security to be of comparable quality to publicly traded securities and (ii) such security carries rights to be registered under the federal securities laws. Securities that are not readily marketable may offer higher yields than comparable publicly traded securities. However, the Fund may not be able to sell these securities when the Investment Adviser considers it desirable to do so or, to the extent they are sold privately, may have to sell them at less than the price of otherwise comparable securities.

     The Fund will also be permitted to invest up to 20% of its total assets in zero coupon securities. Zero coupon securities pay no cash income but are purchased at a deep discount from their value at maturity. When held to maturity, their entire return, which consists of the amortization of discount, comes from the difference between their purchase price and their maturity value. For a discussion of certain tax consequences resulting from the inclusion of zero coupon securities in the Fund's portfolio, see "Federal Taxation--Federal Income Tax Treatment of Fund."

     Notwithstanding the foregoing, if market conditions threaten to erode the value of the Fund's assets, the Fund may adopt a temporary defensive investment strategy and invest without limitation in high-grade money market instruments, including commercial paper of domestic and foreign corporations, certificates of deposit, bankers' acceptances and other obligations of banks, repurchase agreements and short-term obligations issued or guaranteed by the United States government or its instrumentalities or agencies, and also in fixed-income securities rated higher than "BB"/"Ba" by the Rating Agencies. In addition, under such market conditions, the Fund may invest in unrated commercial paper which it deems to have risk characteristics comparable to such instruments. The yield on these securities will tend to be lower than the yield on other securities to be purchased by the Fund.

     The Fund may also invest in fixed-income securities rated higher than "BB"/"Ba" by the Rating Agencies or non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality when the difference in yields between quality classifications is relatively narrow. Investments in higher rated issues may serve to lessen a decline in net asset value but may also affect the amount of current income produced by the Fund, since the yields from such issues are usually lower than those from lower rated issues.

     The achievement of the Fund's objective will depend upon the Investment Adviser's analytical and portfolio management skills. There is no assurance that this objective will be achieved. All nonfundamental investment policies of the Fund, including those described below under "Investment Guidelines," may be changed by the Board of Directors of the Fund without shareholder approval.

INVESTMENT GUIDELINES

     The composition of the Fund's portfolio will reflect the Note Investment Guidelines and the Surety Investment Guidelines. The Rating Agencies issue ratings for various securities reflecting the perceived creditworthiness of such securities or, in the case of the Preferred Shares, the perceived claims-paying ability of the surety that is guaranteeing the Scheduled Payments on the Preferred Shares. See "Surety Arrangement--Insurance Agreement." The respective Investment Guidelines are designed to ensure that assets underlying the Notes or the Preferred Shares, as the case may be, will be sufficiently diversified and will be of sufficient credit quality and amount to justify investment grade ratings of "AAA"/"Aaa". The Investment Guidelines are not prescribed by law, but have been implemented by the Fund in order to receive the above-described ratings for senior securities, which ratings are generally relied upon by institutional investors in purchasing such securities. In the context of a closed-end investment company such as the Fund, therefore, the Investment Guidelines provide tests for portfolio diversification and asset coverage that supplement the applicable requirements under the 1940 Act (and may be more or less restrictive), but are the sole determinants in the rating of a security.

     Under the respective Investment Guidelines, the Fund will be required to maintain specified discounted asset values for its portfolio representing the Note Basic Maintenance Amount and Surety Assets Coverage. For definitions of such terms, see "Description of Notes--Asset Maintenance" and "Surety Arrangement--Insurance Agreement." For the purpose of determining the Fund's compliance with the respective Investment Guidelines, the market value of the Fund's portfolio holdings will be discounted by dividing by factors determined by the respective Rating Agencies or Financial Security, as the case may be, which vary according to the particular type of security being valued for such purpose. To the extent any particular portfolio holding does not meet the applicable Investment Guidelines, it would not be included for purposes of determining compliance with the Note Basic Maintenance Amount or Surety Assets Coverage, as the case may be. The respective Investment Guidelines do not impose any limitations on the percentage of Fund assets that may be invested in holdings not eligible for inclusion in the calculation of the discounted value of the Fund's portfolio, and the amount of such assets included in the portfolio at any time, if any, may vary depending upon the credit quality (and related discounted value) of the Fund's eligible assets at such time.

     Upon any failure to maintain the required Note Basic Maintenance Amount or Surety Assets Coverage, the Fund would seek to alter the composition of its portfolio to attain required asset coverage within an eight Business Day cure period, thereby incurring additional transaction costs and possible losses and/or gains on dispositions of portfolio securities. To the extent any such failure is not cured in a timely manner, the holders of the Notes and/or Financial Security, as surety under the Surety Bond, will acquire certain rights. See "Description of Notes--Asset Maintenance" and "Surety Arrangement--Insurance Agreement." "Business Day" means a day on which the New York Stock Exchange (the "NYSE") is open for trading and which is not a Saturday or Sunday or a holiday, including New Year's Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Patriots Day, Memorial Day, Bunker Hill Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Christmas Day or any other day on which banks in New York City or Boston are authorized or obligated by law or executive order to close.

     Under the Notes Investment Guidelines, corporate debt obligations will not be included in the calculation of the discounted value of the Fund's portfolio for the purpose of determining compliance with Note Basic Maintenance Amount unless they (a) are rated "CCC" or higher by S&P or "Caa" or higher by Moody's,
(b) provide for the periodic payment of interest thereon in cash, (c) have been registered under the 1933 Act, (d) do not provide for conversion or exchange into equity capital at any time over their respective lives, (e) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the Fund's total assets at any time shall not be subject to the provisions of this clause (e)) and (f) are not subject to call options. In addition, portfolio holdings must be within the following diversification requirements in order to be included in the calculations of the discounted value of the Fund's portfolio for the purpose of determining compliance with the Note Basic Maintenance Amount:

                                                                                                  MAXIMUM
                                                                              MAXIMUM        PERCENT OF MARKET
                                                                         PERCENT OF MARKET   VALUE OF ELIGIBLE
                                                                         VALUE OF ELIGIBLE   PORTFOLIO ASSETS
                                                    MINIMUM ORIGINAL     PORTFOLIO ASSETS     INVESTED IN ANY
 RATING AGENCIES'                                     ISSUE SIZE OF       INVESTED IN ANY      ONE INDUSTRY
 RATINGS(1)                                            EACH ISSUE          ONE ISSUER(2)        CATEGORY(2)
 ----------                                           ------------       ----------------    -----------------
                                                    ($ IN MILLIONS)
 "AAA"/"Aaa"..........................................  $100                    10.0%              50.0%
 "AA"/"Aa"............................................   100                    10.0               33.3
 "A"/"A"..............................................   100                    10.0               33.3
 "BBB"/"Baa"..........................................   100                     5.0               20.0
 "BB"/"Ba"............................................   100(3)                  4.0               12.0
 "B"/"Bl,""B2" and "B3" (subordinated) ...............   100(3)                  3.0                8.0
 "CCC"/"B3" (senior) and "Caa" (unsecured
  subordinated)(4) ...................................   100(3)                  2.0                5.0
 "A-1 +"/"P-1"(5).....................................   NA                     10.0                 NA
 "A-l"/"P-1"(5).......................................   NA                     10.0               33.3
 "A-2"/"P-2"(5) ......................................   NA                      5.0               20.0
------------------------

(1) Rating designations include (+) or (-) modifiers to the S&P rating where appropriate and (1), (2) or (3)
    modifiers to the Moody's rating where appropriate, except that corporate debt obligations rated "CCC-" may not be included in determining compliance with the Note Basic Maintenance Amount. In the event that a corporate debt obligation has received a different rating from S&P than from Moody's, the restrictions relating to the lower rating will apply. See Appendix A for further information concerning S&P's and
    Moody's rating categories.
(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting corporate bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of corporate debt obligations. To the extent the relevant limitation is less restrictive than that set forth under "Investment Restrictions" below, the more restrictive limitation shall apply.
(3) 20% of the aggregate market value of all corporate debt obligations in these rating categories may be from issues with an original issue size greater than or equal to $50 million and less than $100 million.
(4) Corporate debt obligations in this rating category must be subordinated debt of the issuer with an implied senior rating of B- or higher (i.e., such subordinated debt would have a rating of "B-" or higher if it were senior debt of the issuer) if rated by S&P to be included in determining compliance with the Note
    Basic Maintenance Amount. The aggregate market value of corporate debt obligations in this rating category in excess of 20% of the aggregate market value of the Fund's assets will not be included in determining such compliance.
(5) Represents commercial paper investments.

     Under the Surety Investment Guidelines, corporate debt obligations will not be included in the calculation of the discounted value of the Fund's portfolio for the purpose of determining compliance with Surety Assets Coverage unless they (a) are rated "CCC" or higher by S&P or "B3" or higher by Moody's, or are non-rated fixed-income securities deemed by the Investment Adviser to be of comparable quality (subject to the limitations described below), (b) provide for the periodic payment of interest thereon in cash, (c) have been registered under the 1933 Act or provide for subsequent registration under the 1933 Act, (d) have a remaining term to maturity of not more than 30 years, (e) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the Fund's total assets at any time shall not be subject to the provisions of this clause (e)) and (f) are not subject to call options. Notwithstanding the foregoing, non-rated fixed-income securities and unregistered corporate debt securities may be included in the calculations of the discounted value of the Fund's portfolio for the purpose of determining compliance with Surety Assets Coverage, as long as they do not exceed 30% of the Fund's eligible portfolio assets at any time, with certain limitations. In addition, portfolio holdings must be within the following diversification requirements in order to be included in the calculation of the discounted value of the Fund's portfolio for the purpose of determining compliance with Surety Assets Coverage:

                                                                                                  MAXIMUM
                                                                              MAXIMUM        PERCENT OF MARKET
                                                                         PERCENT OF MARKET   VALUE OF ELIGIBLE
                                                                         VALUE OF ELIGIBLE   PORTFOLIO ASSETS
                                                    MINIMUM ORIGINAL     PORTFOLIO ASSETS     INVESTED IN ANY
 RATING AGENCIES'                                     ISSUE SIZE OF       INVESTED IN ANY      ONE INDUSTRY
 RATINGS(1)                                            EACH ISSUE          ONE ISSUER(2)        CATEGORY(2)
 ----------                                           ------------       ----------------    -----------------
                                                    ($ IN MILLIONS)
 "AAA"/"Aaa"..........................................    $100                 10.0%               50.0%
 "AA"/"Aa"............................................     100                 10.0                33.3
 "A"/"A"..............................................     100                 10.0                33.3
 "BBB"/"Baa"..........................................     100                  5.0                20.0
 "BB"/"Ba"............................................     100(3)               4.0                12.0
 "B"/"B1" or "B2".....................................     100(3)               3.0                 8.0
 "CCC"/"B3"(4)........................................     100(3)               3.0                 8.0
 Non-rated/unregistered corporate bonds(5)............     50                   3.0                 8.0
 "A-1+"/"P-1"(6) .....................................     NA                  10.0                 NA
 "A-1"/"P-1"(6) ......................................     NA                  10.0                33.3
 "A-2"/"P-2"(6) ......................................     NA                   5.0                20.0

(1) Rating designations include (+) or (-) modifiers to the S&P rating where appropriate and (1), (2) or
    (3) modifiers to the Moody's rating where appropriate, except that corporate debt obligations rated "CCC-"
    may not be included in determining compliance with Surety Assets Coverage. In the event that a corporate debt obligation has received a different rating from S&P than from Moody's, the restrictions relating to the lower rating will apply. See Appendix A for further information concerning S&P's and Moody's rating categories. If only one of the Rating Agencies has issued a rating for such instrument, then only the rating of such agency is required; provided, however, that not more than 15% of the aggregate market value of the rated corporate debt obligations included in determining compliance with Surety Assets Coverage shall be comprised of corporate debt obligations having a rating from only one of such agencies.
(2) The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting corporate bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of corporate debt obligations. To the extent the relevant limitation is less restrictive than that set forth under "Investment Restrictions" below, the more restrictive limitation shall apply.
(3) 20% of the aggregate market value of all corporate debt obligations in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.
(4) Corporate debt obligations in this rating category must be subordinated debt of the issuer with an implied senior rating of "B-" or higher (i.e., such subordinated debt would have a rating of "B-" or higher if it were senior debt of the issuer) if rated by S&P to be included in determining compliance with Surety Assets
    Coverage. The aggregate market value of corporate debt obligations in this rating category in excess of 20%
    of the aggregate market value of the Fund's eligible portfolio assets will not be included in determining such compliance.
(5) Non-rated/unregistered corporate bonds may not constitute more than 30% of the aggregate market value of the Fund's eligible portfolio assets. Not more than 18% of the aggregate market value of the Fund's eligible portfolio assets may consist of non-rated/unregistered corporate bonds from issues with original issue sizes of $50 million or more but less than $100 million, provided that not more than 9% of the aggregate market value of the Fund's eligible portfolio assets may consist of nonrated/unregistered corporate bonds from issues with an original issue size of $50 million or more but less than $75 million.
(6) Represents commercial paper investments.

PORTFOLIO MATURITY AND TURNOVER
     The Fund's holdings may include issues of various maturities. Ordinarily, the Fund will emphasize investments in medium and longer term instruments, (i.e. those with maturities in excess of three years) but the weighted average maturity of portfolio holdings may be shortened or lengthened depending primarily upon the Investment Adviser's outlook for interest rates. To the extent the weighted average maturity of the Fund's portfolio securities is lengthened, the value of such holdings will be more susceptible to fluctuation in response to changes in interest rates, creditworthiness and general economic conditions. Since the weighted average of the Fund's portfolio will fluctuate depending on market conditions and investment opportunities, the Fund does not believe that it can accurately generalize as to the range of the weighted average maturity of its investments. The Fund, however, does not expect that the weighted average maturity of the Fund's portfolio will, under normal conditions and when it is fully invested, exceed 15 years.

     The Investment Adviser will actively make portfolio adjustments that reflect the Fund's investment strategy, but will not trade securities for the Fund for the purpose of seeking short-term profits. It will, however, change the Fund's securities, regardless of how long they have been held, when it believes doing so will further the Fund's investment objective.

     In light of the Fund's investment objective and policies, it is anticipated that the Fund's portfolio turnover rate generally will not exceed 100% per annum. A 100% annual turnover rate would occur, for example, if all the securities in the Fund's portfolio were replaced once within a period of one year. The Fund does, however, reserve full freedom with respect to portfolio turnover. In periods when there are rapid changes in economic conditions or security price levels or when investment strategy is changed significantly, portfolio turnover may be significantly higher than during times of economic and market price stability, when investment strategy remains relatively constant. A high rate of portfolio turnover will result in increased transaction costs for the Fund in the form of increased dealer spreads and brokerage commissions.

CERTAIN INVESTMENT STRATEGIES
     The Investment Adviser reserves the right to employ the strategies described below in order to help achieve the Fund's investment objective. Such strategies include the lending of portfolio securities, the short sale of securities and the use of futures contracts and options thereon, reverse repurchase agreements and repurchase agreements (other than certain repurchase agreements with qualified depository institutions having maturities not longer than one day). Unless so stated below, there are no limits to the Fund's use of these investment strategies. Pursuant to the terms of the Indenture, however, the Fund may not employ certain of these strategies unless each of the Rating Agencies provides written confirmation that the use of such strategy will not adversely affect its rating of the Notes. Moreover, the respective Investment Guidelines, as well as other terms of the Surety Arrangement, may have the effect of limiting the Fund's use of other investment strategies described below, such as investments in foreign securities and the use of options, to the extent such investments are not eligible for inclusion in the discounted value of the Fund's portfolio.

     Securities Loans. The Fund may make secured loans of its portfolio securities amounting to not more than one-third of the value of its total assets, thereby realizing additional income. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delays in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. As a matter of policy, securities loans are made to unaffiliated broker-dealers pursuant to agreements requiring that loans be continuously secured by collateral in cash or short-term debt obligations at least equal at all times to the value of the securities subject to the loan. The borrower pays to the Fund an amount equal to any interest or dividends received on securities subject to the loan. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. Although voting rights, or rights to consent, with respect to the loaned securities pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Fund if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Fund may also call such loans in order to sell the securities involved.

     When-Issued and Delayed Delivery Securities. From time to time, in the ordinary course of business, the Fund may purchase securities on a when-issued or delayed delivery basis (i.e., delivery and payment can take place a month or more after the date of the transaction). The Fund will invest in when-issued and delayed delivery securities in order to lock in a favorable rate of return. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation, and no interest accrues to the Fund until delivery and payment take place. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities in determining its net asset value. The Fund will make commitments for such when-issued transactions only with the intention of actually acquiring the securities. To facilitate such acquisitions, the Fund's custodian bank will maintain, in a separate account of the Fund, cash or United States government or other high quality debt securities from its portfolio, marked to market daily and having value equal to or greater than such commitments. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the securities held in the separate account and/or from then available cash flow. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of other portfolio obligations, incur a gain or loss due to market fluctuation. The Fund is dependent on the other party to successfully complete when-issued and delayed delivery transactions. If such other party fails to complete its portion of the transaction, the Fund will have lost the opportunity to invest the amount set aside for such transaction in the segregated asset account.

     Repurchase Agreements. The Fund may enter into repurchase agreements on up to 25% of the value of its total assets. A repurchase agreement is a contract under which the Fund acquires a security for a relatively short period (usually not more than one week) subject to the obligation of the seller to repurchase and the Fund to re-sell such security at a fixed time and price (representing the Fund's cost plus interest). The Fund will invest in repurchase obligations to assist in the management of its portfolio and also to obtain additional revenue and thereby maximize shareholders' value. It is the Fund's present intention to enter into repurchase agreements only with commercial banks and registered broker-dealers and only with respect to obligations of the United States government or its agencies or instrumentalities. Repurchase agreements may also be viewed as loans made by the Fund which are collateralized by the securities subject to repurchase. The Investment Adviser will monitor such transactions to ensure that the value of the underlying securities will be at least equal at all times to the total amount of the repurchase obligation, including the interest factor. The Investment Adviser will also evaluate the creditworthiness of the repurchase agreement sellers with whom the Fund does business and will monitor their creditworthiness during the period of any repurchase agreement. If the seller defaults, the Fund could realize a loss on the sale of the underlying security to the extent that the proceeds of sale including accrued interest are less than the resale price provided in the agreement including interest. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Fund may incur delay and costs in selling the underlying security or may suffer a loss of principal and interest if the Fund is treated as an unsecured creditor and required to return the underlying collateral to the seller's estate.

     Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements with respect to debt obligations which could otherwise be sold by the Fund. A reverse repurchase agreement is an instrument under which the Fund may sell an underlying debt instrument and simultaneously obtain the commitment of the purchaser (a commercial bank or a broker or dealer) to sell the security back to the Fund at an agreed upon price on an agreed upon date. The Fund will undertake reverse repurchase transactions to assist in the management of its portfolio and to obtain additional liquidity in its portfolios. The value of underlying securities will be at least equal at all times to the total amount of the resale obligation, including the interest factor. The Fund receives payment for such securities only upon physical delivery or evidence of book entry transfer by its custodian. Regulations of the SEC require that if securities are sold by the Fund under a reverse repurchase agreement, the Fund will maintain in a segregated account of the Fund, established with the Custodian, cash or United States government or other high quality debt securities from its portfolio, marked to market daily and having a value equal to the proceeds received on any sale subject to repurchase plus interest. Reverse repurchase agreements could involve certain risks in the event of default or insolvency of the other party, including possible delays or restrictions upon the Fund's ability to dispose of the underlying securities. An additional risk is that the market value of securities sold by the Fund under a reverse repurchase agreement could decline below the price at which the Fund is obligated to repurchase them. Reverse repurchase agreements will be considered borrowings by the Fund and as such would be subject to the restrictions on borrowing described below under "Investment Restrictions." The Fund will not hold more than 5% of the value of its total assets in reverse repurchase agreements and will enter into such agreements only so long as it is not in violation of Section 18 of the 1940 Act.

     Foreign Investments. The Fund may invest up to 10% of the value of its total assets in securities principally traded in foreign markets and Eurodollar certificates of deposit issued by branches of U.S. banks. Foreign investments may involve risks not present to the same degree in domestic investments, such as future political and economic developments, the imposition of withholding taxes on interest income, seizure or nationalization of foreign deposits, the establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal of and interest on such obligations. Foreign securities may be less liquid and more volatile than U.S. securities, and foreign accounting and disclosure standards may differ from U.S. standards. In addition, settlement of transactions in foreign securities may be subject to delays, which could result in adverse consequences to the Fund including restrictions on the subsequent resale of such securities. The value of foreign investments may rise or fall because of changes in currency exchange rates. In addition, the costs of exchanging foreign currencies for payments in U.S. dollars and nonnegotiated brokerage commissions in foreign countries may reduce the yield on foreign securities. In the event of a default in payment on foreign securities, the Fund may incur increased costs to obtain a judgment against the foreign issuer in the United States or abroad. The Fund may buy or sell foreign currencies or deal in forward foreign currency contracts to hedge against possible fluctuations in exchange rates that may affect the yield of the Fund when the foreign currencies are converted in payment in U.S. dollars. The Fund may engage in currency exchange transactions to protect against uncertainty in the level of future exchange rates. The Fund will use currency transactions only for hedging and not speculation. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. The Fund's dealings in forward currency exchange will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of forward currency with respect to specific receivables or payables of the Fund generally arising in connection with the purchase or sale of its portfolio securities. Position hedging is the sale of forward currency with respect to portfolio security positions denominated or quoted in the currency.

     The Fund may not use position hedging with respect to a particular currency to an extent greater than the aggregate market value (at the time of entering into the position hedge) of the securities held in its portfolio denominated or quoted in or currently convertible into that particular currency. If the Fund enters into a position hedging transaction, the Fund's custodian will place cash or U.S. Government securities or other high grade liquid debt securities in a segregated account of the Fund in an amount equal to the value of the Fund's total assets committed to the consummation of the forward contract. If the value of the securities placed in the segregated account declines, additional cash or securities will be placed in the account so that the value of the account will equal the amount of the Fund's commitment with respect to the forward contract.

     Options. The Fund may write (sell) call options which are traded on national securities exchanges with respect to securities in its portfolio. The Fund may only write "covered" call options, that is, options on securities it holds in its portfolio or has an immediate right to acquire through conversion or exchange of securities held in its portfolio. The Fund may write call options on its portfolio securities in an attempt to realize a greater current return than would be realized on the securities alone. The Fund may also write call options as a partial hedge against a possible market decline. Although there is no overall limitation on the percentage of the Fund's portfolio securities which may be subject to a hedge position, in view of its investment objective, the Fund generally would write call options only in circumstances in which the Investment Adviser does not anticipate significant appreciation of the underlying security in the near future or has otherwise determined to dispose of the security. As the writer of a call option, the Fund receives a premium for undertaking the obligation to sell the underlying security at a fixed price during the option period if the option is exercised. So long as the Fund remains obligated as a writer of a call option, it foregoes the opportunity to profit from increases in the market price of the underlying security above the exercise price of the option, except insofar as the premium represents such a profit (and retains the risk of loss should the value of the underlying security decline). The Fund may also enter into "closing purchase transactions" in order to terminate its obligation as a writer of a call option prior to the expiration of the option. Although the writing of call options only on national securities exchanges increases the likelihood that the Fund will be able to make closing purchase transactions, there is no assurance that the Fund will be able to effect such transactions at any particular time or at any acceptable price. The writing of call options could result in increases in the Fund's portfolio turnover rate, especially during periods when market prices of the underlying securities appreciate. The extent to which the Fund may enter into transactions involving call options also may be limited by the requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") for qualification as a regulated investment company.

     Futures Contracts and Related Options. The Investment Adviser does not currently intend that the Fund will invest in futures contracts or related options and has no experience in doing so. However, the Fund has reserved the right, subject to the approval of the Board of Directors, to purchase and sell financial futures contracts and options on such futures contracts for the purpose of hedging its portfolio securities (or portfolio securities which it expects to acquire) against anticipated changes in prevailing interest rates. This technique could be employed if the Investment Adviser anticipates that interest rates may rise, in which event the Fund could sell a futures contract to protect against the potential decline in the value of its portfolio securities. Conversely, if declining interest rates were anticipated, the Fund could purchase a futures contract to protect against a potential increase in the price of securities the Fund intends to purchase. However, employing this technique effectively may require skills that are different than those required to select portfolio securities and the Investment Adviser has no experience in using this technique.

     In the event the Fund determines to invest in futures contracts and options thereon, it will not purchase or sell such instruments if, immediately thereafter, the amount committed to margin plus the amount paid for premiums for unexpired options on futures contracts would exceed 5% of the value of the Fund's total assets. In addition, in accordance with the regulations of the Commodity Futures Trading Commission (the "CFTC") under which it is expected that the Fund will be exempted from registration as a commodity pool operator, the Fund may only enter into futures contracts and options on futures contracts transactions for purposes of hedging all or a part of its portfolio. There is no overall limitation on the percentage of the Fund's portfolio securities which may be subject to hedge position. Under an existing regulation, the Fund is permitted, under limited circumstances, to write options on futures contracts for purposes other than hedging without CFTC registration, and the Fund will have the right to engage in such transactions for those purposes, subject to compliance with such CFTC regulations and the approval of the Board of Directors. The extent to which the the Fund may enter into transactions involving futures contracts also may be limited by the requirements of the Internal Revenue Code for qualification as a regulated investment company.

Risks of Hedging Transactions. The use of options, financial futures and options on financial futures may involve risks not associated with other types of investments which the Fund intends to purchase, and it is possible that a portfolio that utilizes hedging strategies may not perform as well as a portfolio that does not make use of such devices. In particular, the Fund's positions in options and financial futures may be entered and closed out only on a federally licensed exchange which provides a market therefor, and there can be no assurance that a liquid market will exist for any particular option or futures contract. Because financial futures and related options markets generally impose limits on daily price movement, it is possible that the Investment Adviser will not be able to close out hedge positions promptly. The inability to close out options and futures positions could have an adverse impact on the Fund's ability to hedge its securities effectively and might, in some cases, require the Fund to deposit substantial amounts of additional cash to meet applicable margin requirements. The Fund's ability to hedge effectively through transactions in financial futures or options depends on the degree to which price movements, which include, in part, changes in interest rates, in the Fund's holdings correlate with price movements of the hedging instruments. Inasmuch as the Fund's options and futures will not duplicate such underlying securities, the correlation will probably not be perfect. Consequently, the prices, which include, in part, changes in interest rates, of the securities being hedged may not move in the same amount as the hedging instrument. It is possible that there may be a negative correlation between the hedging instrument and the hedged securities, which would prevent the Fund from achieving the anticipated benefits of hedging transactions or may cause the Fund to realize losses and thus be in a worse position than if such strategies had not been used.

     Additional Leverage. The Fund has reserved the right to borrow money to the extent such borrowing would not result in a violation of the 1940 Act Asset Coverage (as defined under "Description of Notes--Asset Maintenance") and would not otherwise violate Section 18 of the 1940 Act or restrictions imposed by the Insurance Agreement. The Fund may borrow to the extent then permitted by the 1940 Act through the public or private issuance of debt securities and/or from lenders of all types, such as banks, savings and loan associations, insurance companies and similar financial institutions. In addition, the Fund may borrow up to 5% of its total assets for temporary purposes. To the extent permitted by the 1940 Act, the Fund may also borrow additional amounts as it redeems Notes and Preferred Shares.

     It is anticipated that borrowings will be effected by the Fund primarily to provide additional liquidity. However, the Fund reserves the right to use the proceeds of permitted borrowings for any other purpose, including additional investment leverage.

INVESTMENT RESTRICTIONS

     The following restrictions are fundamental policies. All percentage limitations on investments will apply at the time of the making of an investment and shall not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of such investment.

      The Fund may not:

           1. Borrow money (through reverse repurchase agreements or otherwise) to the extent such borrowing would result in a violation of 1940 Act Asset Coverage or otherwise result in a violation of Section 18 of the 1940 Act, or issue any senior securities (as defined in the 1940 Act) other than Preferred Shares, Notes or debt instruments related to borrowings described under "Investment Objective and Policies--Certain Investment Strategies--Additional Leverage" to the extent such instruments are deemed to constitute senior securities; provided that for this purpose temporary borrowings in an amount not exceeding 5% of the Fund's total assets (not including the amount borrowed) shall not be deemed a senior security. Pursuant to Section 18 of the 1940 Act, not more than 33-1/3% of the Fund's capital structure may consist of borrowings representing indebtedness, such as the Notes, and not more than 50% of the Fund's capital structure may consist of borrowings represented by indebtedness, such as the Notes, and senior securities of a class which is stock, such as the Preferred Shares.

           2. Pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure borrowings permitted by restriction 1 above. Collateral arrangements with respect to margin for futures contracts and options are not deemed to be pledges or other encumbrances for purposes of this restriction.

           3. Purchase securities on margin, except such short-term credits as may be necessary for the clearance of purchases and sales of securities and except that the Fund may make margin payments in connection with transactions in futures contracts and options.

           4. Make short sales of securities or maintain a short position for the account of the Fund unless at all times when a short position is open the Fund owns an equal amount of such securities or owns securities which, without payment of any further consideration, are convertible into or exchangeable for securities of the same issue as, and in equal amount to, the securities sold short.

           5. Underwrite securities issued by other persons except to the extent that, in connection with the disposition of its portfolio investments, the Fund may be deemed to be an underwriter under the federal securities laws.

           6. Purchase or sell real estate, although the Fund may purchase securities of issuers that deal in real estate, securities that are secured by interests in real estate and securities representing interests in real estate.

           7. Purchase or sell commodities or commodity contracts, except that the Fund may purchase or sell financial futures contracts and related options as provided herein.

           8. Make loans, except by purchase of debt obligations in which the Fund may invest consistently with its investment policies, by entering into repurchase agreements with respect to not more than 25% of the value of its total assets, or through the lending of its portfolio securities with respect to not more than one-third of the value of its total assets.

           9. Invest in securities of any issuer, if, to the knowledge of the Fund, officers and Directors of the Fund and officers and directors of the Investment Adviser who beneficially own more than 0.50% of the securities of that issuer together own more than 5% of such issuer.

           10. With respect to 75% of the value of the Fund's total assets, invest in securities of any issuer if, immediately after such investment, more than 5% of the value of the Fund's total assets would be invested in the securities of such issuer, provided that this limitation does not apply to obligations issued or guaranteed as to interest and principal by the United States government or its agencies or instrumentalities.

           11. With respect to 75% of the value of the Fund's total assets, acquire more than 10% of the outstanding voting securities of any issuer.

           12. Invest 25% or more of the value of its total assets in any one industry, provided that this limitation does not apply to obligations issued or guaranteed as to interest and principal by the United States government or its agencies or instrumentalities.

           13. Invest more than 30% of the market value or other fair value of its total assets in securities that are not readily marketable, including those that are restricted as to disposition under the federal securities laws or otherwise. This restriction shall not apply to securities received as a result of a corporate reorganization or similar transaction affecting readily marketable securities already held in the portfolio of the Fund or to repurchase agreements that have a maturity of seven days or less; however, the Fund will attempt to dispose in an orderly fashion of any securities received under these circumstances to the extent that such securities, together with other securities that are not readily marketable, exceed 30% of the market or other fair value of the Fund's total assets.

           14. Invest in the securities of other registered investment companies, except as they may be acquired as part of a merger or consolidation or acquisition of assets or by purchases in the open market involving only customary brokers' commissions.

           15. Buy or sell oil, gas or other mineral leases, rights or royalty contracts, although the Fund may purchase securities of issuers which deal in, represent interests in or are secured by interests in such leases, rights or contracts.

           16. Make investments for the purpose of exercising control or management over the issuer of any security.

           17. Write, purchase or sell puts, calls or combinations thereof, or purchase or sell futures contracts or related options, except that the Fund may write call options and invest in futures contracts and related options as provided in "Investment Guidelines--Certain Investment Strategies --Options" and "--Futures Contracts and Related Options."

                        ---------------------------------

     Although the provisions of restrictions 2 (with respect to futures contracts), 3 and 7 permit the Fund to engage in certain practices to a limited extent, the Fund does not have any current intention of engaging in such practices. See "Investment Objective and Policies--Certain Investment Strategies--Futures Contracts and Related Options." Further, as noted, certain practices are subject to the condition that they not adversely affect the then current ratings of the Fund's outstanding securities and are subject to the prior written approval of Financial Security.

     Because they are fundamental policies, the 1940 Act requires that the foregoing Investment Restrictions may not be changed without the approval of the holders of a majority of the outstanding shares of Common Stock and a majority of the outstanding Preferred Shares, voting as separate classes, which, for purposes of the 1940 Act, means for each class the lesser of (a) more than 50% of the total number of outstanding shares of such class or (b) 67% or more of the shares of such class present or represented at a meeting at which more than 50% of the outstanding shares of such class are present or represented by proxy.

                             DIRECTORS AND OFFICERS

     The Directors and officers of the Fund, their addresses and their principal occupations for at least the past five years are set forth below.

                                         POSITIONS HELD              PRINCIPAL OCCUPATIONS
 NAME AND ADDRESS(1)                     WITH REGISTRANT              DURING PAST 5 YEARS
--------------------                     ---------------             ----------------------

Richard E. Omohundro, Jr.(2).........President and Director       President of Prospect Street Investment
Prospect Street Investment                                        Management Co., Inc. since June 1988.
 Management Co., Inc.                                             Managing Director of Merrill Lynch from
One Financial Center                                              1983 to 1988 and Co-Manager of the
Boston, MA 02111                                                  Merrill Lynch High Yield Bond Group
                                                                  from 1978 through 1987.

John A. Frabotta(2)..................Vice President, Secretary,   Vice President of Prospect Street In-
Prospect Street Investment            Treasurer and Director      vestment Management Co., Inc. since
 Management Co., Inc.                                             June 1988. Vice President of Merrill
One Financial Center                                              Lynch from 1979 through June 1988.
Boston, MA 02111

C. William Carey(3) .................Director                     Chairman and Chief Executive Officer of
Town & Country Corporation                                        Town & Country Corporation since 1965.
25 Union Street
Chelsea, MA 02150

Joseph G. Cote(2) ...................Director                     Managing Director of Merrill Lynch and
27 Beaumont Drive                                                 Co-Manager of the Merrill Lynch High
Melville, NY 11747                                                Yield Bond Group from 1978 to 1988.

Nathan V. Meyohas(3)(4)..............Director                     Chairman and Chief Executive Officer of
17 Avenue George V                                                Transcontinental Services Group N.V.
Paris, France 75008                                               since May 1988. Private law practice in
                                                                  France for 20 years prior to 1988. Direc-
                                                                  tor of Prospect International High Income
                                                                  Portfolio N.V. (since 1988), Banque
                                                                  Internationale de Commerce (Paris) S.A.,
                                                                  Banner Industries, Inc. (since 1985) and
                                                                  several other companies in the United
                                                                  States and Europe.

Harlan D. Platt(3) ..................Director                     Associate Professor of Finance and Insur-
Northeastern University                                           ance, Northeastern University, College of
 College of Business                                              Business Administration, since 1981.
 Administration
319 Hayden Hall
Boston, MA 02115

---------------------

(1)  Messrs. Frabotta and Meyohas will be elected by the holders of the Preferred Shares. The remaining
     Directors will be elected by the holders of the Common Stock and the Preferred Shares, voting together as a single class.
(2)  Directors who are "interested persons" of the Fund, as defined in the 1940 Act.
(3)  Directors who are members of the Audit Committee of the Fund's Board of Directors.
(4)  Such Director is not a United States resident and such Director's assets may largely be located outside of the United States. As a result, it may be difficult for United States investors to effect service upon such Director within the United States, or to realize judgments of courts of the United States predicated on civil liabilities of such Director under the federal securities laws. Criminal penalties under the federal securities laws may be unenforceable against such Director.

     The Fund's Board of Directors consists of six members. Pursuant to the Articles of Incorporation, the holders of Common Stock have voting rights of one vote per share and holders of the Preferred Shares voting rights of one vote per $1,000 of liquidation preference without regard to any liquidation preference attributable to accumulated and unpaid dividends (i.e., 100 votes per Preferred Share); provided that all the votes represented by a single Preferred Share must be voted together. Under the Articles of Incorporation and the 1940 Act, the holders of the Preferred Shares, as a separate class, are entitled to elect two Directors (at least one of whom is not an "interested person" as defined in the 1940 Act) with the other four Directors (at least two of whom are not "interested persons" as defined in the 1940 Act) elected by the holders of the Common Stock and the Preferred Shares, voting together; provided, however, that the holders of the Preferred Shares (or Financial Security pursuant to the Surety Custody Agreement), as a separate class, will be entitled to elect the smallest number of additional Directors as shall be necessary to assure that a majority of the Directors has been elected by the holders of the Preferred Shares if the Fund fails to pay accumulated dividends on the Preferred Shares in an amount equal to two full years of dividends. See "Description of Preferred Stock--Voting." Election of Directors is non-cumulative; accordingly, holders of a majority of the voting power represented by the outstanding shares of Common Stock and Preferred Shares, voting together as a single class, or a majority of the outstanding Preferred Shares, voting separately as a class, may elect all of the Directors who are subject to election by such class, as the case may be.

     The Fund pays each Director not affiliated with the Investment Adviser a fee of $10,000 per year plus $2,000 per Directors' meeting attended, together with actual out-of-pocket expenses relating to attendance at such meetings. In addition, the members of the Fund's Audit Committee, which consists of certain of the Fund's non-interested Directors, receive $500 for each Audit Committee meeting attended, other than meetings held on days on which there is also a Directors' meeting, together with actual out-of-pocket expenses relating to attendance at such meetings.

     The Articles of Incorporation limit the personal liability of Directors and officers to the Fund and its shareholders for monetary damages to the fullest extent permitted by Maryland law. Based upon Maryland law and the Articles of Incorporation, the Fund's Directors and officers have no liability to the Fund and its shareholders for monetary damages except (a) for, and to the extent of, actual receipt of an improper benefit in money, property or services, or (b) in respect of an adjudication based upon a finding of active and deliberate dishonesty which was material to the cause of action adjudicated. In accordance with the 1940 Act, the Articles of Incorporation do not protect or purport to protect Directors and officers against any liability to the Fund or its security holders to which they would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of their office.

     In addition, the Articles of Incorporation and by-laws provide that the Fund will indemnify its Directors and officers against liabilities and expenses in connection with the performance of their duties on behalf of the Fund to the fullest extent permitted by Maryland law, subject to the applicable requirements of the 1940 Act and the interpretation of the Staff of the SEC of such requirements. Under Maryland law and the Articles of Incorporation, the Fund is entitled and obligated to indemnify each Director or officer in connection with any proceeding to which such Director or officer is made a party by reason of service in his capacity as a Director or officer unless it is proved that (1) the act or omission of the Director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or (2) the Director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the Director or officer had reasonable cause to believe that the act or omission was unlawful. The foregoing standards apply both as to third party actions and derivative suits by or in the right of the Fund. Indemnification may be against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the Director or officer in connection with the proceeding. If the proceeding is one by or in the right of the Fund, indemnification may not be made in respect of any proceeding in which the Director or officer shall have been adjudged to be liable to the Fund. In the view of the Staff of the SEC, an indemnification provision is consistent with the 1940 Act if it (i) precludes indemnification for any liability, whether or not there is an adjudication of liability, arising by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties as described in Section 17(h) and (i) of the 1940 Act ("disabling conduct") and
(ii) sets forth reasonable and fair means for determining whether indemnification shall be made; in the case of the Fund, "reasonable and fair means" would include (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified ("indemnitee") was not liable by reason of disabling conduct (including a dismissal for insufficiency of evidence) and (2) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of Directors who are neither "interested persons" of the Fund as defined in Section 2(a) (19) of the 1940 Act nor parties to the proceeding, or (b) a written opinion of independent legal counsel. In accordance with the 1940 Act, the Articles of Incorporation do not protect or purport to protect Directors and officers against any liability to the Fund or its security holders to which they would be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duties involved in the conduct of their offices.

     The indemnification rights provided or authorized by the Articles of Incorporation or applicable law are not exclusive of any other rights to which a person seeking indemnification may be entitled. The Fund may in the future provide liability insurance for the benefit of its Directors and officers which includes coverage for liability arising from the performance of their duties on behalf of the Fund which is not inconsistent with the indemnification provisions of the Articles of Incorporation and applicable law.


                             THE INVESTMENT ADVISER

THE INVESTMENT ADVISER

     The Investment Adviser is Prospect Street(SM) Investment Management Co., Inc., a Massachusetts corporation having its principal offices at One Financial Center, Boston, Massachusetts 02111. Organized in June 1988, the Investment Adviser provides institutional clients with investment management services.

     Richard E. Omohundro, Jr., President of the Investment Adviser, served as a Vice President (1978 to 1983) and a Managing Director (1983 to 1988) of Merrill Lynch and was Co-Manager of the Merrill Lynch High Yield Bond Group from 1978 through 1987. During that period, the Group raised approximately $13.6 billion in new "high yield" securities through 107 issues and provided one of the largest secondary trading markets for "high yield" securities. In 1987, the Group raised approximately $5.8 billion in new offerings of "high yield" securities and employed over 40 persons. Mr. Omohundro intends to devote as much of his business time as is necessary and appropriate to the operations of the Investment Adviser, which he presently anticipates will be approximately half his business time.

     John A. Frabotta, a Vice President of the Investment Adviser, assists Mr. Omohundro in carrying on the business of the Investment Adviser. Mr. Frabotta was a Vice President of Merrill Lynch from 1979 through June 1988, during which time he performed various research, structuring and marketing functions involving "high yield" securities. Mr. Frabotta intends to devote a majority of his business time to the operations of the Investment Adviser.

     James C. Rivers, a Vice President of the Investment Adviser, will serve as the Portfolio Manager for the Fund. Mr. Rivers was previously Vice President of Moseley Capital Management, Inc. ("Moseley") where he worked from 1986 to 1988. While employed at Moseley, Mr. Rivers performed various selling, marketing and research functions and served as adviser to the High Income Plus Fund, which invested in "high yield" debt securities, convertible securities and common stock. From 1973 to 1985, Mr. Rivers was employed by The Putnam Management Company. From 1978 to 1985, Mr. Rivers managed The Putnam High Yield Trust, a mutual fund investing in "high yield" securities. Between January 1980 and April 1985, the net assets of The Putnam High Yield Trust increased from $250 million to approximately $950 million as a result of additional investments in the Fund. Mr. Rivers intends to devote most of his business time to the operations of the Investment Adviser.

     Mr. Omohundro, Mr. Frabotta and Mr. Rivers have not entered into employment agreements with the Investment Adviser.

     The Investment Adviser manages Prospect International High Income Portfolio N.V., an offshore, closed-end investment company with assets of approximately $203 million as of November 18, 1988. Such fund, which commenced operations on September 7, 1988, invests primarily in "high yield" securities and is currently the only other closed-end fund managed by the Investment Adviser. Such fund is eligible for investment by non-United States investors only and is not required to be and is not registered under the 1940 Act.

ADVISORY AGREEMENT

     The Investment Advisory Agreement between the Investment Adviser and the Fund (the "Advisory Agreement") provides that, subject to the direction of the Board of Directors of the Fund and the applicable provisions of the 1940 Act, the Investment Adviser is responsible for the actual management of the Fund's portfolio. The responsibility for making decisions to buy, sell or hold a particular investment rests with the Investment Adviser, subject to review by the Board of Directors and compliance with the applicable provisions of the 1940 Act.

     The Investment Adviser is not dependent on any other party in providing the investment advisory services required for the management of the Fund. The Investment Adviser may, however, consider analyses from various sources, including broker-dealers with which the Fund does business. The Investment Adviser is also responsible for providing the Fund with such executive, data processing, clerical, accounting and bookkeeping services and statistical and research data as are deemed advisable by the Fund's Board of Directors (although the expenses thereof will be borne by the Fund as specified below), except to the extent these services are provided by an administrator or an accounting firm hired by the Fund.

     Under the Advisory Agreement with the Fund, the Investment Adviser receives a monthly advisory fee equal to 0.50% (on an annual basis) of the Fund's net assets (which, for purposes of determining such advisory fee, shall mean the average weekly value of the total assets of the Fund, minus the sum of accrued liabilities of the Fund (other than the aggregate principal amount of the Notes and not including the aggregate liquidation preference of the Preferred Shares) and accumulated and unpaid dividends on the Preferred Shares).

     The Fund bears all costs of its operation other than those incurred by the Investment Adviser under the Advisory Agreement. In particular, the Fund pays investment advisory fees, fees and expenses associated with the Fund's administration, record keeping and accounting, fees and expenses for the custodian of the Fund's assets and the Surety Custodian under the Surety Arrangement, the premiums payable in connection with the Surety Bond, legal, accounting and auditing fees, taxes, expenses of preparing prospectuses and shareholder reports, registration fees and expenses, fees and expenses for the transfer and dividend disbursing agent, the compensation and expenses of the Directors who are not otherwise employed by or affiliated with the Investment Adviser or any of its affiliates, and any extraordinary expenses. The Investment Adviser will reimburse the Fund for any expenses (excluding brokerage commissions, interest, taxes and litigation expenses) paid or incurred by the Fund in any year in excess of the most restrictive expense limitation which is imposed by any state and to which the Fund is then subject, if any. The Fund is not known to be subject to any state expense limitations. Under the Advisory Agreement, the Investment Adviser provides the Fund with office space, facilities and business equipment and provides the services of executive and clerical personnel for administering certain of the other affairs of the Fund. The Investment Adviser compensates Directors of the Fund if such persons are employed by the Investment Adviser or its affiliates.

     The Advisory Agreement was approved by a majority of the Fund's Board of Directors, including a majority of the Directors who are not parties to the Advisory Agreement or "interested persons" (as defined in the 1940 Act) of any such party, at a meeting held on November 11, 1988. The Advisory Agreement will remain in effect for a period of two years from November 23, 1988 (the date of execution thereof) (subject to approval at the first meeting of shareholders) and will remain in effect from year to year thereafter if approved annually (i) by the Board of Directors of the Fund or by the holders of a majority of the Fund's outstanding voting securities (as defined under "Investment Objective and Policies"), voting as a single class, and (ii) by a majority of the Directors who are not parties to the Advisory Agreement or interested persons (as defined in the 1940 Act) of any such party. The Advisory Agreement terminates on its assignment by either party, and may be terminated without penalty on not less than 30 nor more than 60 days' prior written notice at the option of either party thereto, or by the affirmative vote of the holders of a majority of the Fund's outstanding voting securities, voting as a single class.

     The Advisory Agreement provides that the Investment Adviser shall only be liable for willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under the Advisory Agreement.


                                PORTFOLIO TRADING

     The Investment Adviser is responsible for decisions to buy and sell securities and other portfolio holdings for the Fund, the selection of brokers and dealers to effect the transactions and the negotiation of brokerage commissions, if any. Fixed-income securities are generally traded on a "net" basis with dealers acting as principals for their own accounts without a stated commission, although the price of the security will likely include a profit to the dealer. In underwritten offerings, securities are usually purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid.

     In placing orders for portfolio securities of the Fund, the Investment Adviser is required to give primary consideration to obtaining the most favorable price and efficient execution. This means that the Investment Adviser will seek to execute each transaction at a price and commission, if any, which provides the most favorable total cost or proceeds reasonably attainable in the circumstances. In seeking the most favorable price and execution, the Investment Adviser, having in mind the Fund's best interests, will consider all factors it deems relevant, including, by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. While the Investment Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. Within the framework of the policy of obtaining the most favorable price and efficient execution, the Investment Adviser will consider research and investment services provided by brokers and dealers who effect or are parties to portfolio transactions with the Fund, the Investment Adviser or the Investment Adviser's other clients. Such research and investment services are those which brokerage houses customarily provide to institutional investors and include statistical and economic data and research reports on particular issuers and industries. Such services are used by the Investment Adviser in connection with all of its investment activities, and some of such services obtained in connection with the execution of transactions for the Fund may be used in managing other investment accounts. Conversely, brokers furnishing such services may be selected for the execution of transactions for such other accounts, and the services furnished by such brokers may be used by the Investment Adviser in providing investment management for the Fund. Commission rates are established pursuant to negotiations based on the quality and quantity of execution services provided by the broker or dealer in light of generally prevailing rates. The management fee paid by the Fund will not be reduced because the Investment Adviser and/or other clients receive such services. The allocation of orders and the commission rates paid by the Fund will be reviewed periodically by the Board of Directors.

     As permitted by Section 28(e) of the 1934 Act, the Investment Adviser may cause the Fund to pay a broker-dealer which provides "brokerage and research services" (as defined in the 1934 Act) to the Investment Adviser, an amount of disclosed commission for effecting a securities transaction for the Fund in excess of the commission which another broker-dealer would have charged for effecting that transaction.

     The Fund anticipates that Drexel Burnham and certain other underwriters of the Common Stock may from time to time act as brokers or dealers in connection with the execution of the Fund's portfolio transactions after they have ceased to be underwriters of the Fund's securities. Drexel Burnham is an active underwriter of, and dealer in, "high yield" securities and acts as a market maker in a number of such securities and therefore can be expected to engage in portfolio transactions with the Fund. In addition, Drexel Burnham intends, but is not obligated to, make a market in the Preferred Shares.

     The Fund has been advised by Drexel Burnham that the SEC has brought a civil action against Drexel Burnham and several of its key employees in the United States District Court for the Southern District of New York. The complaint alleges violations of the 1934 Act and rules and regulations thereunder and of the 1933 Act. The complaint charges trading on inside information, market manipulation, fraud, failure to file Schedule 13Ds, improper disclosure, parking, aiding and abetting violations of the net capital rules, and margin and record keeping violations. The complaint seeks an injunction against further violations of the securities laws, disgorgement of profits and fees received and losses avoided as a result of the alleged illegal conduct, treble any profits realized or losses avoided on insider trading, and all further relief, legal or equitable, that the Court believes is warranted under the circumstances. The Fund also has been advised that Drexel Burnham and DBL Group and several key employees of its High Yield Bond Department are targets of a grand jury investigation being conducted by the United States Attorney for the Southern District of New York with respect to certain alleged violations of the federal criminal laws including, but not limited to, securities fraud, mail and wire fraud and racketeering. The staff of the United States Attorney's office has advised Drexel Burnham and DBL Group that Drexel Burnham, DBL Group and such key employees may be indicted at any time. From time to time some of the employees referred to above may be involved in portfolio transactions with the Fund. Drexel Burnham has advised the Fund that no assurance can be given that the results of the SEC action or grand jury investigation will not have an adverse effect on Drexel Burnham and/or the market for "high yield" securities, a market in which Drexel Burnham is an important participant.


                        DETERMINATION OF NET ASSET VALUE


     Net asset value of the Common Stock will be determined no less frequently than the close of trading on the NYSE (generally 4:00 P.M. New York time) on the last business day of each week (generally Friday). It will be determined by dividing the value of the net assets of the Fund (for the purpose of determining the net asset value per share of the Common Stock, the value of the Fund's net assets shall be deemed to equal the value of the Fund's assets less (i) the Fund's liabilities (including the outstanding principal amount of the Notes and unpaid interest on the Notes), (ii) accumulated and unpaid dividends on the outstanding Preferred Shares and (iii) the aggregate liquidation value (i.e., $100,000 per share) of the outstanding Preferred Shares), by the total number of shares of Common Stock outstanding. In valuing the Fund's assets for all purposes other than the determination of the discounted value of such assets pursuant to the respective Investment Guidelines, portfolio securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, will be valued at the mean between the most recently quoted bid and asked prices provided by the principal market makers. Any security or option for which the primary market is on an exchange will be valued at the last sale price on such exchange on the day of valuation or, if there was no sale on such day, the last bid price quoted on such day. Options for which the primary market is not on an exchange or which are not listed on an exchange will be valued at market value or fair value if no market exists. Securities and assets for which market quotations are not readily available will be valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund. While no single standard for determining fair value exists, as a general rule, the current fair value of a security would appear to be the amount which the Fund could expect to receive upon its current sale. Some, but not necessarily all, of the general factors which may be considered in determining fair value include: (i) the fundamental analytical data relating to the investment; (ii) the nature and duration of restrictions on disposition of the securities; and (iii) an evaluation of the forces which influence the market in which these securities are purchased and sold. Without limiting or including all of the specific factors which may be considered in determining fair value, some of the specific factors include: type of security, financial condition of the issuer, cost at date of purchase, size of holding, discount from market value, value of unrestricted securities of the same type at the time of purchase, special reports prepared by analysts, information as to any transaction or offers with respect to the security, existence of merger proposals or tender offers affecting the securities, price and extent of public trading in similar securities of the issuer or comparable companies, and other relevant matters.

     Short-term debt securities which mature in less than 60 days will be valued at amortized cost if their term to maturity from the date of acquisition by the Fund was less than 60 days or by amortizing their value on the 61st day prior to maturity if their term to maturity from the date of acquisition by the Fund was more than 60 days, unless this method is determined by the Board of Directors not to represent fair value. Repurchase agreements will be valued at cost plus accrued interest.

                SHARE REPURCHASES; CONVERSION TO OPEN-END STATUS

REPURCHASE OF SHARES

     Shares of closed-end investment companies frequently trade at a discount from net asset value. To address this possibility, the Board of Directors presently contemplates that the Fund may from time to time consider either the repurchase of shares of its Common Stock on the open market or the making of tender offers for such Common Stock. The Fund may borrow money to finance the repurchase of shares, subject to compliance with 1940 Act Asset Coverage,
Section 18 of the 1940 Act and the other limitations described under "Investment Objective and Policies--Certain Investment Strategies--Additional Leverage." Shares of Common Stock may not be repurchased, however, (i) if applicable asset coverage requirements under the 1940 Act (i.e., 300% with respect to the Notes and 200% with respect to the Preferred Shares) are not met or would not be met following such repurchase, (ii) when payments of principal of or interest on the Notes are in default, (iii) when dividends on the Preferred Shares are in arrears or Surety Assets Coverage is not maintained or (iv) if otherwise prohibited by applicable law.

     There can be no assurance that repurchases or tenders will result in the Common Stock trading at a price which is equal to its net asset value. The Fund anticipates that the market price of the Common Stock will usually vary from net asset value. The market price of the Common Stock will be determined, among other things, by the relative demand for and supply of the Common Stock in the market, the Fund's investment performance, the Fund's dividends and yield and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives. Nevertheless, the fact that the Common Stock may be the subject of repurchases or tender offers from time to time may enhance its attractiveness to investors and thus reduce the spread between market price and net asset value that may otherwise exist.

     Although the Board of Directors believes that Common Stock repurchases and tenders generally would have a favorable effect on the market price of the Common Stock, it should be recognized that the acquisition of Common Stock of the Fund will decrease the total assets of the Fund and therefore have the effect of increasing the Fund's expense ratio. Furthermore, any interest on borrowings to finance Common Stock repurchase transactions will reduce the Fund's net income.

     Even if a tender offer has been made, it is the Board's announced policy, which may be changed by the Board, not to accept tenders or effect repurchases if (1) such transactions, if consummated, would (a) result in the delisting of the Common Stock from the NYSE (the NYSE having advised the Fund that it would consider delisting if the aggregate market value of the Fund's outstanding publicly held Common Stock is less than $5.0 million, the number of publicly held shares of Common Stock falls below 600,000 or the number of round-lot holders falls below 1,200), (b) result in a violation of applicable asset coverage requirements, or (c) impair the Fund's status as a regulated investment company under the Internal Revenue Code (which would make the Fund a taxable entity, causing the Fund's income to be taxed at the corporate level in addition to the taxation of shareholders who receive dividends from the Fund); (2) the Fund would not be able to liquidate portfolio securities in an orderly manner and consistent with the Fund's investment objective and policies in order to repurchase Common Stock; or (3) there is, in the Board's judgment, any material
(a) legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, (b) suspension of or limitation on prices for trading securities generally on the NYSE or any foreign exchange on which portfolio securities of the Fund are traded, (c) declaration of a banking moratorium by federal, state or foreign authorities or any suspension of payment by banks in the United States, New York State or foreign countries in which the Fund invests, (d) limitation affecting the Fund or issuers of its portfolio securities imposed by federal, state or foreign authorities on the extension of credit by lending institutions or on the exchange of foreign currency, (e) commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States or other countries in which the Fund invests, or (f) other event or condition which would have a material adverse effect on the Fund or its shareholders if shares of Common Stock were repurchased. The Board of Directors may modify these conditions from time to time in light of experience and may determine not to make a tender offer even if one of the above conditions exists. If a tender offer is made, such tender offer shall be made in accordance with the 1934 Act and the 1940 Act.

     Any tender offer made by the Fund will be at a price equal to the net asset value of the shares on a date subsequent to the Fund's receipt of all tenders. Each offer will be made and shareholders notified in accordance with the requirements of the 1934 Act and the 1940 Act, either by publication or mailing or both. Each offering document will contain such information as is prescribed by such laws and the rules and regulations promulgated thereunder. The Fund will purchase all shares tendered by a shareholder at any time during the period of the tender offer in accordance with the terms of the offer unless it determines to accept none of them (based upon one of the conditions set forth above).
Each person tendering shares will be required to submit a check in an amount not to exceed $25 payable to the Fund, which will be used to help defray the costs associated with effecting the tender offer. This fee will be imposed upon each tendering shareholder whose tendered shares are purchased in the tender offer and will be imposed regardless of the number of shares purchased. The Fund expects the cost to the Fund of effecting a tender offer will be greater than the aggregate of all service charges received from those who tender their shares. Costs associated with the tender offer will be charged against capital of the Fund. During the period of a tender offer, the Fund's shareholders will be able to obtain the Fund's current net asset value by use of a toll-free telephone number.

     If the Fund must liquidate portfolio securities in order to purchase shares of Common Stock tendered, the Fund may realize gains and losses. Such gains, if any, may be realized on securities held for less than three months ("short short gain"). Because less than 30% of the Fund's gross income must be derived from the sale or disposition of stock and securities held less than three months for any taxable year in order to retain the Fund's tax status as a regulated investment company, any such short short gains would reduce the amount of gain on sale of other securities held for less than three months that the Fund could realize in the ordinary course of its portfolio management. See "Federal Taxation." The portfolio turnover rate of the Fund may or may not be affected by the Fund's repurchases of shares of Common Stock pursuant to a tender offer.

CONVERSION TO OPEN-END STATUS

     The Fund's Board of Directors may elect to submit to the holders of the Common Stock and the Preferred Shares following the fifth anniversary of the closing of this offering in 1993 and at any time thereafter a proposal to convert the Fund to an open-end investment company and in connection therewith to redeem or otherwise retire the Notes and the Preferred Shares as would be required upon such conversion by the 1940 Act. In determining whether to exercise its discretion to submit this issue to shareholders, the Board of Directors would consider all factors then relevant, including the relationship of the market price of the Common Stock to net asset value, the extent to which the Fund's capital structure is leveraged and the possibility of re-leveraging, the spread, if any, between yields on "high yield" securities in the Fund's portfolio as compared to interest and dividend charges on senior securities and general market and economic conditions. In addition to any vote required by Maryland law, conversion of the Fund to an open-end investment company would require the affirmative vote of the holders of a majority (as defined in the 1940 Act (see "Investment Objective and Policies")) of each class of shares entitled to be voted on the matter. Shareholders of an open-end investment company may require the company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their net asset value, less such redemption charges, if any, as might be in effect at the time of redemption. If the Fund converted to an open-end investment company, it could be required to liquidate portfolio securities to meet requests for redemption, and the Common Stock would no longer be listed on the NYSE. In the event the Fund converts to open-end status, the Fund would only be able to borrow through bank borrowings within certain limits and would not be allowed to have preferred stock.

                                FEDERAL TAXATION

     The following discussion offers only a brief outline of the federal income tax consequences of investing in the Preferred Shares. Investors should consult their own tax advisors for more detailed information and for information regarding the impact of state and local taxes upon such an investment.

FEDERAL INCOME TAX TREATMENT OF THE FUND

     The Fund intends to qualify as and elect to be a regulated investment company under Subchapter M of the Internal Revenue Code. Generally, to qualify as a regulated investment company for a taxable year, the Fund must derive at least 90% of its income from certain specified sources, including interest, dividends, gains from the disposition of securities, and other income (including gains from options and futures and non-cash income from the Fund's investment in zero coupon securities and other instruments issued with an original issue discount) derived with respect to its business of investing in such securities. In addition, the Fund must derive less than 30% of its gross income from the disposition of securities held for less than three months, must meet certain diversification criteria regarding Fund investment, and must distribute annually at least 90% of its investment company taxable income. For any year in which the Fund qualifies for taxation as a regulated investment company, the Fund is not taxed on income distributed to its shareholders in the form of dividends or capital gains distributions. The Fund is subject to the alternative minimum tax provisions of the Internal Revenue Code. Treasury regulations to be issued will prescribe the apportionment of tax preference items between the Fund and its shareholders. If, in any taxable year, the Fund were to fail to qualify as a regulated investment company under the Internal Revenue Code, the Fund would be taxed for that year in the same manner as an ordinary corporation and distributions to its shareholders would not be deductible by the Fund in computing its taxable income. In addition, in the event of a failure to qualify, the Fund's distributions, to the extent derived from the Fund's current or accumulated earnings and profits, would be taxable to the recipient shareholders as ordinary income dividends, even if those distributions might otherwise have been considered distributions of capital gains. The Tax Reform Act of 1986 eliminated the exclusion for dividends received by individuals. The Revenue Act of 1987 reduced to 70% the dividends received deduction applicable to corporations. Distributions by the Fund are not expected to qualify as dividends for the purpose of this dividends received deduction.

     If the Fund does not meet the asset coverage requirements of the 1940 Act, the Fund will be required to suspend distributions to the holders of the Common Stock and/or the Preferred Shares until the asset coverage is restored. See "Description of Preferred Stock--Dividends" and "Description of Common Stock." Such a suspension of distributions might prevent the Fund from distributing 90% of its investment company taxable income, as is required in order to qualify for taxation as a regulated investment company. In addition, if the Fund fails to distribute in 1988 and each calendar year thereafter, at least (i) 97% of its ordinary income for such calendar year (including non-cash income attributable to zero coupon and other original issue discount securities) and (ii) 98% of its capital gain net income (both long-term and short-term) for the 12 months ended October 31 of such calender year (or December 31, if the Fund so elects), the Fund will be subject to a 4% excise tax on undistributed income if income tax on such income has not been paid by the Fund. In addition, the Fund will be subject to such excise tax on any portion (not taxed to the Fund) of the respective 3% and 2% balances which are not distributed during the succeeding calendar year.

     Upon any failure to meet the asset coverage requirements of the 1940 Act, the Fund intends to repurchase or redeem Notes and/or (to the extent permitted under the 1940 Act) Preferred Shares in order to maintain or restore the requisite asset coverage and avoid failure to remain qualified as a regulated investment company. The determination to repurchase or redeem Notes or Preferred Shares and the relative amounts of each to be repurchased or redeemed, if any, will be made in the sole discretion of the Fund. Furthermore, the Fund will be required to make mandatory partial redemptions of the Notes in the event a failure to maintain 1940 Act Asset Coverage (as defined under "Description of Notes--Asset Maintenance") is not cured in a timely manner. See "Description of Notes--Events of Default."

     Use of the Fund's cash to repurchase or redeem Notes and/or Preferred Shares may adversely affect the Fund's ability to distribute annually at least 90% of its investment company taxable income, which distribution is required to qualify for taxation as a regulated investment company. The Fund may also realize income in connection with funding repurchases or redemptions of Notes or Preferred Shares and such income would be taken into account in determining whether or not the above-described distribution requirements have been met. Depending on the size of the Fund's assets relative to its outstanding senior securities, redemption of Notes and/or Preferred Shares might restore asset coverage. Payment of distributions after restoration of asset coverage could requalify (or avoid a disqualification of) the Fund as a regulated investment company, depending upon the facts and circumstances.

     The Fund's portfolio may include zero coupon bonds. Zero coupon bonds are original issue discount bonds which pay no current interest. Original issue discount is the excess (if any) of the stated redemption price at maturity of a debt instrument over the issue price of the instrument. Original issue discount on a taxable obligation is required to be currently included in the income of the holder of the obligation (i) on a ratable basis if the obligation was issued before July 2, 1982 and (ii) on a constant interest rate basis resembling the economic accrual of interest if the obligation was issued after July 1, 1982. The tax cost basis of the holder of an original issue discount debt instrument is increased by the amount of original issue discount thereon properly included in the holder's gross income as determined for federal income tax purposes. Current inclusion in gross income of original issue discount on a taxable debt instrument is required, even though no cash is received at the time the original issue discount is required to be included in gross income.

     If the Fund fails to qualify as a regulated investment company for any year, it must pay out any earnings and profits accumulated in that year (less the interest charge mentioned below, if applicable) and may be required to pay an interest charge to the Treasury on 50% of such earnings and profits before it can again qualify as a regulated investment company.

FEDERAL INCOME TAX TREATMENT OF PREFERRED SHAREHOLDERS

     For any period during which the Fund qualifies as a regulated investment company for tax purposes, distributions paid in cash to holders of Preferred Shares will be taxable as ordinary income for federal income tax purposes. Dividends paid by the Fund are not expected to be eligible for the dividends received deduction available to corporations.

     Generally, a dividend paid by the Fund is treated as received in the taxable year in which the distribution is made; however, any dividend declared by the Fund in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as received on December 31 of the year in which declared.

     Individual investors should note that the Tax Reform Act of 1986 placed a floor of two percent of adjusted gross income on miscellaneous itemized deductions, including investment expenses. The Tax Reform Act of 1986 directed the Secretary of the Treasury to prescribe regulations prohibiting indirect deduction through a pass-through entity (such as the Fund) of amounts not allowable as a deduction under this rule if paid or incurred directly by an individual.

     Temporary Regulations applicable to "nonpublicly offered regulated investment companies" have been issued. Under these temporary regulations, in general, (i) specified expenses of the regulated investment company or, at the election of the regulated investment company, 40% of its expenses, exclusive of expenses which are specifically excluded from miscellaneous itemized deductions if incurred by an individual, are allocated among its shareholders who are "affected investors" (i.e., individuals, estates, trusts and pass-through entities having such shareholders), and (ii) such investors are treated as having received or accrued dividends in an aggregate amount equal to the investor's share of such expenses and to have incurred investment expenses in the same aggregate amount. These computations are made on a calendar year basis and the allocation of such expenses among affected investors may be done by the regulated investment company on any reasonable basis (which basis, if utilizing distributions to affected investors, may exclude some of such distributions). The Temporary Regulations do not address the treatment of expenses incurred by a "publicly offered regulated investment company." The Fund is expected to qualify as a "publicly offered regulated investment company."

     The Revenue Act of 1987 provides that the two percent floor rule, to the extent it relates to indirect deductions through a publicly offered regulated investment company, applies only to taxable years beginning after 1987. The Technical Corrections and Miscellaneous Revenue Act of 1988 delays treatment of expenses of a "publicly offered regulated investment company" as itemized deductions until taxable years beginning after 1989. The Fund cannot predict whether or not the rule excluding a "publicly offered regulated investment company" from pass-through treatment of investment expenses subject to the two percent floor rule will be extended to 1990 or any later year; and, if not, whether the above-described regulations will apply to it as such a company or some other method for allocating expenses to its shareholders will apply. The term "publicly offered regulated investment company" is defined as meaning a regulated investment company the shares of which are "continuously offered" or regularly traded on an established securities market or "held by or for no fewer than 500 persons at all times during the taxable year."

     If the Fund suffers a net taxable loss in any taxable year, the holders of Preferred Shares will not be permitted to utilize that loss in their tax returns.

     Generally, gain realized by a shareholder on the sale of shares held for more than one year will be taxable as long-term capital gain. If a shareholder holds shares primarily for sale to customers in the ordinary course of business rather than for investment, any gain recognized on the sale of those shares would be taxable as ordinary income. Any loss realized on a sale or exchange will be disallowed to the extent the shares disposed of are replaced within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of. In such a case, the basis of the shares acquired will be adjusted to reflect the disallowed loss. Any loss on sale of a share of the Fund held for six months or less will, to the extent of any amount which was treated as long-term capital gain with respect to the share, be treated as a long-term capital loss. Shareholders who acquire shares on multiple dates should consult their tax advisers to determine how to allocate the cost of stock for basis purposes.

     Although the matter is not free from doubt, it is believed that Scheduled Payments received pursuant to the Surety Bond should be characterized for U.S. federal income tax purposes in the same manner as though the payments had been made by the Fund. The tax effects of such a characterization would vary depending on the facts and circumstances existing at the time. Thus, for example, if the Scheduled Payment not made by the Fund consisted of a shortfall in a redemption or liquidation payment, the holder of Preferred Shares would, under this view, treat the compensatory payment by the Surety as though it were a redemption or liquidation payment by the Fund. Because the U.S. federal income tax treatment of the making of a Scheduled Payment in whole or in part by the Surety is not clear, holders of Preferred Shares should consult their tax advisors as to the tax effects thereof if such a situation should arise.

     The Fund may be required to withhold U.S. federal income tax at the rate of 20% of all taxable distributions payable to holders of Preferred Shares who fail to provide the Fund with their correct taxpayer identification numbers or to make required certifications, or who have been notified by the Internal Revenue Service that they are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the U.S. federal income tax liability of a holder of Preferred Shares.

     Federal withholding taxes at a 30% rate or a lesser rate established by treaty may apply to distributions to shareholders that are nonresident aliens or foreign partnerships, trusts and corporations.

OTHER TAXATION

     Investors are advised to consult their own tax advisors with respect to the application to their own circumstances of the above-described general taxation rules and with respect to the state, local and foreign tax consequences to them of an investment in Preferred Shares.

                                   THE AUCTION

GENERAL

     Holders of the Preferred Shares will be entitled to receive cumulative cash dividends, when, as and if declared by the Board of Directors of the Fund out of funds legally available therefor, on each Dividend Payment Date with respect to a Dividend Period then ending (a period of 30 days, subject to certain exceptions) at the rate per share equal to the Applicable Rate per annum for each such Dividend Period. See "Description of Preferred Stock--Dividends--General" and "--Dividends--Determination of Dividend Rate."

     The Articles of Incorporation provide that the Applicable Rate per annum for each Dividend Period after the Initial Dividend Period shall be equal to the rate per annum that the Auction Agent advises results on the Business Day preceding the first day of the next Dividend Period from implementation of auction procedures (the "Auction Procedures") set forth in the Articles of Incorporation, in which persons determine to hold or offer to purchase or sell Preferred Shares based on the dividend rates bid by them. The Auction Procedures are attached as Appendix E to this Prospectus.

     Auction Agent Agreement. The Fund will enter into an agreement (the "Auction Agent Agreement") with Bankers Trust Company (together with any successor bank, trust company or other financial institution entering into a similar agreement with the Fund, the "Auction Agent" and, in its capacity as paying agent with respect to the Preferred Shares, the "Paying Agent") which provides, among other things, that the Auction Agent will follow the Auction Procedures for the purposes of determining the Applicable Rate. Each periodic operation of such procedures is hereinafter referred to as an "Auction." The Fund will pay the Auction Agent compensation for its services under the Auction Agent Agreement.

     The Auction Agent will act as agent for the Fund in connection with an Auction. The Auction Agent Agreement provides that, in the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts. The Fund will indemnify the Auction Agent for certain liabilities.

     Upon notice to the Fund, the Auction Agent may resign and terminate the Auction Agent Agreement as of a date which may be no earlier than the Business Day after the second Dividend Payment Date after delivery of such notice. If the Auction Agent should resign, the Fund will use its best efforts to enter into an agreement with a successor Auction Agent containing substantially the same terms and conditions as the Auction Agent Agreement. The Fund may remove the Auction Agent, provided that prior to such removal the Fund shall have entered into such an agreement with a successor Auction Agent. In the event that there is no Auction Agent on an Auction Date, the Applicable Rate for the immediately succeeding Dividend Period shall be the Maximum Applicable Rate (175% of the 30-day "AA" Composite Commercial Paper Rate in effect on such Auction Date).

     Broker-Dealer Agreements. The Auctions require the participation of one or more broker-dealers. The Auction Agent will enter into such an agreement with Drexel Burnham and may enter into similar agreements (collectively, the "Broker-Dealer Agreements") with one or more other broker-dealers selected by the Fund (collectively, the "Broker-Dealers") which will provide for the participation of such Broker-Dealers in Auctions. The Auction Agent must consent in writing to the Fund's selection of Broker-Dealers, which consent may not be unreasonably withheld.

     Master Purchaser's Letters. As a condition to purchasing the Preferred Shares in this offering, or participating in any Auction or otherwise acquiring Preferred Shares, each prospective purchaser will be required to sign and deliver to its Broker-Dealer a letter, the form of which is attached to this Prospectus as Appendix D (the "Master Purchaser's Letter"), in which such prospective purchaser will agree, among other things:

          (i) that any Bid or Sell Order submitted by such purchaser shall constitute an irrevocable offer to purchase or sell the Preferred Shares subject to such Bid or Sell Order, or such lesser number of Preferred Shares as such purchaser shall be required to sell or purchase as a result of an Auction, in accordance with the terms set forth in this Prospectus, and that a failure by such purchaser or its Broker-Dealer to place a Bid or Sell Order with respect to the Preferred Shares owned by such purchaser shall be deemed to constitute a Hold Order;

          (ii) to sell, transfer or otherwise dispose of Preferred Shares only pursuant to a Bid or a Sell Order submitted in an Auction or to a purchaser that has delivered a signed Master Purchaser's Letter, provided that in the case of all transfers other than those pursuant to Auctions, such purchaser, its Broker-Dealer or its Agent Member (the "Agent Member") of the Securities Depository (defined as DTC, together with any successor securities depository selected by the Fund) advises the Auction Agent of such transfer;

          (iii) to have all of the outstanding Preferred Shares represented by a certificate or certificates registered in the name of the nominee of the Securities Depository and that such purchaser shall not be entitled to receive any certificate representing any Preferred Shares which it acquires, that the ownership of the Preferred Shares as to which such purchaser is the Existing Holder shall be maintained in book entry form by the Securities Depository, in the account of its Agent Member, which in turn will maintain records of such purchaser's beneficial ownership, and to authorize and instruct such Agent Member to disclose to the Auction Agent such information with respect to such purchaser's beneficial ownership as the Auction Agent shall require; and

          (iv) that the purchaser grants to Financial Security a proxy assigning to Financial Security, to the extent that Financial Security makes Scheduled Payments, the purchaser's voting rights and also the right to receive from the Fund the redemption price, liquidation preference or dividend to which such Scheduled Payment relates and Financial Security shall be subrogated to such purchaser's rights until the Fund pays such redemption price, liquidation preference or accumulated and unpaid dividends, as the case may be, to which such Scheduled Payments relate.

     An execution copy of the Master Purchaser's Letter is included inside the back cover of this Prospectus. Execution of a Master Purchaser's Letter is not a commitment to purchase Preferred Shares in this offering, in any Auction or otherwise, but it is a condition precedent to purchasing Preferred Shares.

     As used herein, "Existing Holder" of Preferred Shares means a person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such Preferred Shares in the records of the Auction Agent. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, a list of the initial owners of the Preferred Shares provided by the Fund, the results of Auctions and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of Preferred Shares to another person. The Auction Agent shall be required to register on a list maintained pursuant to the Auction Agent Agreement a transfer of Preferred Shares from an Existing Holder to another person only if such transferee has delivered a signed Master Purchaser's Letter to the Auction Agent and if (i) such transfer is pursuant to an Auction or
(ii) in the case of a transfer made other than pursuant to an Auction, the Auction Agent has been notified in writing by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer. The Auction Agent shall rescind a transfer registered on such list if the Auction Agent has been notified in writing by the Broker-Dealer or Agent Member of any person that (i) purchased Preferred Shares, that the seller failed to deliver such Preferred Shares or (ii) sold Preferred Shares, that the purchaser failed to make payment to such person upon delivery to the purchaser of such Preferred Shares. Any transfer of Preferred Shares contrary to the terms of a Master Purchaser's Letter may affect the right of the person acquiring such Preferred Shares to participate in future Auctions.

     Securities Depository. DTC will act as Securities Depository for the Agent Members with respect to Preferred Shares. One registered certificate for all of the Preferred Shares will be registered in the name of the Surety Custodian. Such certificate will bear a legend to the effect that such certificate is issued subject to the provisions restricting transfers of Preferred Shares contained in the Fund's Articles of Incorporation and the Master Purchaser's Letters. The Fund will issue stop-transfer instructions to the Paying Agent for the Preferred Shares. DTC will be the holder of record of custody receipts representing the Preferred Shares, and Existing Holders of Preferred Shares will not receive certificates representing their ownership interest in such shares. DTC, which is a New York-chartered limited purpose trust company, performs services for its participants (including Agent Members), some of whom (and/or their representatives) own shares of common stock of DTC. The Securities Depository will maintain lists of its participants and will maintain the positions (ownership interests) held by each Agent Member in the Preferred Shares, whether as an Existing Holder for its own account or as a nominee for an Existing Holder. Payments and communications made by the Fund to holders of Preferred Shares will be duly made by making payments to, and communicating with, the Securities Depository.

     The following is a brief summary of the procedures to be used in conducting Auctions. This summary is qualified by reference to the Auction Procedures set forth in Appendix E hereto, which are incorporated herein by reference. Illustrations of hypothetical Auctions and the settlement procedures to be used with respect to auctions are set forth in Appendices B and C attached hereto, respectively.

AUCTION DATES

     An Auction to determine the Applicable Rate with respect to Preferred Shares for each Dividend Period after the Initial Dividend Period will be held on the Business Day preceding the first day of the next Dividend Period; provided, however, if such day is a Thursday the Auction Date shall mean the Business Day next preceding such Thursday (the date of each Auction being referred to herein as an "Auction Date ").

ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS

     Prior to the Submission Deadline (as defined below in "Submission of Orders by Broker-Dealers to the Auction Agent") on each Auction Date:

     (a) each Existing Holder may submit to a Broker-Dealer by telephone a:

          (i) Hold Order--indicating the number of outstanding Preferred Shares, if any, that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next Dividend Period;

          (ii) Bid--indicating the number of outstanding Preferred Shares, if any, that such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next Dividend Period shall not be less than the rate per annum specified by such Existing Holder in such Bid; and/or

          (iii) Sell Order--indicating the number of outstanding Preferred Shares, if any, that such Existing Holder offers to sell without regard to the Applicable Rate for the next Dividend Period; and

     (b) Broker-Dealers shall contact prospective purchasers of Preferred Shares (each such prospective purchaser is hereinafter referred to as a "Potential Holder" and the term "Potential Holder" includes an Existing Holder with respect to a Bid by such Existing Holder to purchase additional shares) by telephone to determine whether such Potential Holders desire to submit Bids in which such Potential Holders will indicate the number of Preferred Shares which they offer to purchase, if the Applicable Rate for the next Dividend Period is not less than the rates per annum specified in such Bids.

     The communication to a Broker-Dealer of the foregoing information is hereinafter referred to as an "Order" and collectively as "Orders." An Existing Holder or a Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders."

     An Existing Holder may submit different types of Orders in an Auction with respect to Preferred Shares then held by such Existing Holder, provided that the total number of Preferred Shares covered by all such Orders does not exceed the number of Preferred Shares held by such Existing Holder. For information concerning the priority given to different types of Orders placed by Existing Holders, see "Submission of Orders by Broker-Dealers to the Auction Agent" below.

     The Maximum Applicable Rate at any Auction will be 175% of the 30-day "AA" Composite Commercial Paper Rate in effect on the Auction Date. "30-day 'AA' Composite Commercial Paper Rate," on any date, means (i) the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" or the equivalent of such rating by another nationally recognized rating agency, as announced by the Federal Reserve Bank of New York for the close of business on the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the interest equivalent of the 30-day rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Drexel Burnham and any of its affiliates or successors that are commercial paper dealers (the "Commercial Paper Dealers"), to the Auction Agent for the close of business on the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available such a rate and if any Commercial Paper Dealer does not quote a rate required to determine the 30-day "AA" Composite Commercial Paper Rate, the 30-day "AA" Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers, if any, or, if there are no such Commercial Paper Dealers, by the Auction Agent.

     Any Bid specifying a rate higher than the Maximum Applicable Rate will (i) be treated as a Sell Order if submitted by an Existing Holder and (ii) be rejected if submitted by a Potential Holder. See "Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" and "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares" below.

     The Master Purchaser's Letter signed by each Existing Holder and each Potential Holder provides that a Sell Order submitted by an Existing Holder shall constitute an irrevocable offer to sell and a Bid submitted by an Existing Holder shall constitute an irrevocable offer to sell the Preferred Shares subject thereto, if the rate specified in such Bid is higher than the rate determined in the Auction. A Bid submitted by a Potential Holder shall constitute an irrevocable offer to purchase the number of Preferred Shares subject thereto if the rate specified in the Bid is less than or equal to the Applicable Rate determined in accordance with the Auction Procedures. The number of Preferred Shares purchased or sold may be subject to proration procedures. See "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares" below. Each purchase or sale shall be made for settlement on the Business Day following the Auction Date at a price per share equal to $100,000. See "Notification of Results; Settlement" below.

     If an Order or Orders covering all of the outstanding Preferred Shares held by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, either because a Broker-Dealer failed to contact such Existing Holder or otherwise, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of outstanding Preferred Shares held by such Existing Holder and not subject to any Order submitted to the Auction Agent. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

     If all of the outstanding Preferred Shares are subject to Submitted Hold Orders, the Applicable Rate for the next Dividend Period for all Preferred Shares will be 90% of the 30-day "AA" Composite Commercial Paper Rate in effect on the date of the Auction (the "Minimum Applicable Rate").

     With respect to an Auction, Preferred Shares will be deemed to be not outstanding for purposes of being included in Auctions if a Notice of Redemption with respect to such shares has been given by the Fund; in the event the Fund fails to effect any redemption described in a Notice of Redemption such shares will nonetheless continue to be deemed not outstanding for purposes of being included in Auctions and the sole remedy of the holders thereof will be to elect, together with the other holders of Preferred Shares, a majority of the Directors of the Fund. See "Description of Preferred Stock--Redemption" and "--Voting". Pursuant to the Fund's Articles of Incorporation, the Fund is required to cancel any Preferred Shares which it may purchase, redeem or otherwise acquire. Neither the Fund nor any affiliate of the Fund may submit an Order in any Auction.

SUBMISSION OF ORDERS BY BROKER-DEALERS TO THE AUCTION AGENT

      Prior to 12:30 P.M., New York City time, on each Auction Date, or such other time on the Auction Date specified by the Auction Agent with the consent of the Fund (the "Submission Deadline"), each Broker-Dealer will submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date. If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

      If one or more Orders covering in the aggregate more than the number of the outstanding Preferred Shares held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid in the following order of priority:

          (i) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding Preferred Shares held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Preferred Shares subject to such Hold Orders exceeds the number of outstanding Preferred Shares held by such Existing Holder, the number of Preferred Shares subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover the number of Preferred Shares held by such Existing Holder;

          (ii)(A) any Bid shall be considered valid up to and including the excess of the number of outstanding Preferred Shares held by such Existing Holder over the number of Preferred Shares subject to any Hold Order referred to in clause (i) above, and (B) subject to subclause (A), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Preferred Shares subject to such Bids is greater than such excess, the number of Preferred Shares subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of Preferred Shares equal to such excess, and (C) subject to subclause (A), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates and (D) any Preferred Shares subject to Bids not valid under this clause (ii) shall be treated as the subject of a Bid by a Potential Holder; and

          (iii) any Sell Order shall be considered valid up to and including the excess of the number of outstanding Preferred Shares held by such Existing Holder over the sum of the Preferred Shares subject to Hold Orders referred to in clause (i) and valid Bids by such Existing Holder referred to in clause (ii) above; provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Preferred Shares subject to such Sell Orders is greater than such excess, the number of Preferred Shares subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of Preferred Shares equal to such excess.

      If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of Preferred Shares specified.

DETERMINATION OF SUFFICIENT CLEARING BIDS,
WINNING BID RATE AND APPLICABLE RATE

      Not earlier than the Submission Deadline, the Auction Agent will assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such "Hold Order," "Bid" or "Sell Order" as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and will determine the excess of the number of outstanding Preferred Shares over the number of outstanding Preferred Shares subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares") and whether Sufficient Clearing Bids have been made in the Auction. "Sufficient Clearing Bids" will have been made if the number of outstanding Preferred Shares that are the subject of Submitted Bids by Potential Holders specifying rates not higher than the Maximum Applicable Rate equals or exceeds the number of outstanding shares that are the subject of Submitted Sell Orders (including the number of shares subject to Bids by Existing Holders specifying rates higher than the Maximum Applicable Rate).

      If Sufficient Clearing Bids have been made, the Auction Agent will determine the lowest rate specified in the Submitted Bids of Existing Holders and Potential Holders (the "Winning Bid Rate") which would result in Existing Holders continuing to hold and Potential Holders purchasing, at such rate, an aggregate number of Preferred Shares at least equal to the Available Preferred Shares. If Sufficient Clearing Bids have been made, the Winning Bid Rate will be the Applicable Rate for the next Dividend Period for all Preferred Shares then outstanding.

      If Sufficient Clearing Bids have not been made (other than because all Submitted Orders are Submitted Hold Orders), the Applicable Rate for the next Dividend Period for all Preferred Shares will be equal to the Maximum Applicable Rate. Furthermore, in the event that Sufficient Clearing Bids have not been made, Existing Holders that have Submitted Sell Orders may not be able to sell in the Auction any or all Preferred Shares subject to such Submitted Sell Orders. See "Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares" below. The Rating Agencies' credit rating for the Preferred Shares does not address the likelihood that the investor resale mechanism (i.e., auction or remarketing procedures) will be successful.

      If all of the outstanding Preferred Shares are subject to Submitted Hold Orders, the Applicable Rate for the next Dividend Period for all Preferred Shares will be the Minimum Applicable Rate.

ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES

      Based on the determinations made under "Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate" above and subject to the discretion of the Auction Agent to round off a fraction of a share being sold or purchased as described below, Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the order of priority set forth in the Auction Procedures with the result that the Existing Holders and Potential Holders of Preferred Shares shall sell, continue to hold and/or purchase Preferred Shares as set forth below. Existing Holders that submitted or were deemed to have submitted Hold Orders shall continue to hold the Preferred Shares subject to such Hold Orders.

      If Sufficient Clearing Bids have been made:

           (a) each Existing Holder that placed a Submitted Bid specifying a rate higher than the Winning Bid Rate or a Submitted Sell Order shall sell the outstanding Preferred Shares subject to such Submitted Bid or Submitted Sell Order;

           (b) each Existing Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate shall continue to hold the outstanding Preferred Shares subject to such Submitted Bid;

           (c) each Potential Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate shall purchase the number of Preferred Shares subject to such Submitted Bid;

           (d) each Existing Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate shall continue to hold the outstanding Preferred Shares subject to such Submitted Bid, unless the number of outstanding Preferred Shares subject to all such Submitted Bids is greater than the excess of the Available Preferred Shares over the number of Preferred Shares accounted for in clauses (b) and (c) above, in which event such Existing Holder with such a Submitted Bid shall sell a number of outstanding Preferred Shares determined on a pro rata basis based on the number of outstanding Preferred Shares subject to all such Submitted Bids by such Existing Holders; and

           (e) each Potential Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate shall purchase any Available Preferred Shares not accounted for in clauses (b), (c) or (d) above on a pro rata basis based on the number of outstanding Preferred Shares subject to all such Submitted Bids.

      If Sufficient Clearing Bids have not been made (other than because all Submitted Orders are Submitted Hold Orders):

           (a) each Existing Holder that placed a Submitted Bid specifying a rate equal to or lower than the Maximum Applicable Rate shall continue to hold the outstanding Preferred Shares subject to each Submitted Bid;

           (b) each Potential Holder that placed a Submitted Bid specifying a rate equal to or lower than the Maximum Applicable Rate shall purchase the number of Preferred Shares subject to such Submitted Bid; and

           (c) each Existing Holder that either placed a Submitted Bid specifying a rate higher than the Maximum Applicable Rate or a Submitted Sell Order (i) shall sell a number of outstanding Preferred Shares determined on a pro rata basis based on the number of outstanding Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders or (ii) if there shall have been no Submitted Bids specifying a rate equal to or lower than the Maximum Applicable Rate, shall continue to hold the outstanding Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

      If, as a result of the Auction Procedures described above, (i) any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Preferred Share, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Preferred Shares being sold or purchased on such Auction Date so that the number of shares sold or purchased by each Existing Holder or Potential Holder shall be whole Preferred Shares and
(ii) any Potential Holder would be entitled or required to purchase less than a whole Preferred Share, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Preferred Shares for purchase among Potential Holders so that only whole Preferred Shares are purchased by any such Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Preferred Shares.

NOTIFICATION OF RESULTS; SETTLEMENT

      The Auction Agent will advise each Broker-Dealer that submitted a Bid or Sell Order on behalf of a Bidder whether such Bid or Sell Order was accepted or rejected in whole or in part and the Applicable Rate for the next Dividend Period by telephone at approximately 3:00 P.M., New York City time, on each Auction Date. Each Broker-Dealer that submitted a Bid or Sell Order on behalf of a Bidder will then advise such Bidder whether such Bid or Sell Order was accepted or rejected, will confirm purchases and sales with each Bidder purchasing or selling Preferred Shares as a result of the Auction and will advise each Bidder purchasing or selling Preferred Shares to give instructions to its Agent Member of the Securities Depository to pay the purchase price against delivery by book-entry of such shares or to deliver such shares against payment therefor as appropriate. Each Broker-Dealer that submitted a Hold Order on behalf of an Existing Holder will also advise such Existing Holder of the Applicable Rate for the next Dividend Period. The Auction Agent will record each transfer of Preferred Shares on the registry of Existing Holders to be maintained by the Auction Agent.

      In accordance with the Securities Depository's normal procedures, on the day after the Auction Date the transactions described above will be executed through the Securities Depository and the accounts of the respective Agent Members at the Securities Depository will be debited and credited and Preferred Shares delivered by book-entry as necessary to effect the purchases and sales of Preferred Shares as determined in the Auction. Purchasers will make payment through their Agent Members in next-day funds settled through the New York Clearing House to the Securities Depository against delivery by book entry through their Agent Members; the Securities Depository will make payment in accordance with its normal procedures, which now provide for payment in next-day funds settled through the New York Clearing House.

      If any Existing Holder selling Preferred Shares in an Auction fails to deliver such Preferred Shares, the Broker-Dealer of any person that was to have purchased such Preferred Shares in such Auction may deliver to such person a number of whole Preferred Shares that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of Preferred Shares to be so delivered shall be determined by such Broker-Dealer. Delivery of such lesser number of Preferred Shares shall constitute good delivery.


BROKER-DEALERS

      After each Auction, the Auction Agent will pay a service charge from funds provided by the Fund to each Broker-Dealer at the annual rate of 1/4 of 1% of the purchase price of Preferred Shares placed by such Broker-Dealer at such Auction, prorated for the number of days in the related Dividend Period. The Fund has been advised that the Staff of the Securities and Exchange Commission is reviewing the appropriateness of the use of Fund assets to pay such service charge. In the event the Fund is subsequently advised by the Staff that the payment of such service charge by the Fund is not appropriate, it will cease making such payments and apply to the Staff for relief from any such finding. No assurance can be given that if such relief is required and sought, it can be obtained. For the purposes of the preceding sentences, Preferred Shares will be placed by a Broker-Dealer if such Preferred Shares were (i) the subject of Hold Orders deemed to have been made by Existing Holders of Preferred Shares that were acquired by such Existing Holders through such Broker-Dealer or (ii) the subject of the following Orders submitted by such Broker-Dealer: (A) a Submitted Bid of an Existing Holder that was accepted so that such Existing Holder continues to hold such Preferred Shares as a result of the Auction, (B) a Submitted Bid of a Potential Holder that was accepted so that a Potential Holder purchases such Preferred Shares as a result of the Auction or (C) a Hold Order.

      The Broker-Dealer Agreements will provide that a Broker-Dealer who signs a Master Purchaser's Letter may submit Orders in Auctions for its own account, unless the Fund notifies all Broker-Dealers that they may no longer do so; provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders. If a Broker-Dealer submits an Order for its own account in any Auction, it may have knowledge of Orders placed through it in that Auction and therefore have an advantage over other Bidders. In the Broker-Dealer Agreements, Broker-Dealers shall agree to handle customer orders in accordance with their respective duties under applicable securities laws and rules.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

      The following summary description of the terms of the Preferred Shares does not purport to be complete and is qualified in its entirety by the Articles of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is part. A copy of the Registration Statement of which this Prospectus is a part may be obtained as described under "Further Information." As used herein, the term "holder" refers to a beneficial owner of Preferred Shares unless the context otherwise requires.

      The Articles of Incorporation provide that, except as otherwise provided by law, all outstanding Preferred Shares shall be represented by a certificate registered in the name of the Surety Custodian, and no person acquiring Preferred Shares shall be entitled to receive a certificate representing such Preferred Shares. Accordingly, the nominee of the Securities Depository (initially Cede) will be the sole holder of custody receipts representing the Preferred Shares, and each purchaser of Preferred Shares must rely on (i) the procedures of the Securities Depository and, if such purchaser is not a member of the Securities Depository, such purchaser's Agent Member to receive dividends, distributions and notices and to exercise voting rights and (ii) the records of the Securities Depository and, if such purchaser is not a member of the Securities Depository, such purchaser's Agent Member, to evidence its beneficial ownership of Preferred Shares. Pursuant to the Surety Arrangement, the Preferred Shares and the Surety Bond are required to be held by the Surety Custodian, pursuant to the Surety Custody Agreement in a custody account established for the benefit of the holders of the Preferred Shares. Ownership of the Preferred Shares, in turn, shall be evidenced by custody receipts held by DTC.

      Under the Articles of Incorporation, the Fund is authorized to issue up to 1,000 shares of Preferred Stock. The Preferred Shares will have no par value and will have a liquidation preference of $100,000 per share. As of the date of this Prospectus, there were no Preferred Shares issued and outstanding and, accordingly, there has not been a market for Preferred Shares. The Board of Directors reserves the right to issue Preferred Shares subsequent to this offering from time to time.

      Except in an Auction, the Fund or any affiliate of the Fund shall have the right to purchase or otherwise acquire any Preferred Shares to the extent permitted under Maryland law as long as (i) the Fund is current in the payment of dividends on the Preferred Shares and (ii) the Fund is then in compliance and after giving effect to such purchase would be in compliance with the applicable asset coverage requirements under the 1940 Act. See "Dividends--Restrictions on Dividends and Other Payments" below. The terms of the Indenture relating to the Notes also restrict the payment of dividends on the Preferred Shares. See "Description of Notes--Restrictive Covenants." The Preferred Shares are also subject to optional redemption by the Fund. See "Redemption" below. Any Preferred Shares redeemed, purchased or otherwise acquired by the Fund shall not be re-issued, shall be retired and shall not be deemed outstanding.

      The Preferred Shares will, upon issuance, be fully paid and nonassessable, will not be convertible into Common Stock or any other capital stock, if any, of the Fund and will have no preemptive rights.

DIVIDENDS

      General. The holders of Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors of the Fund out of funds legally available therefor, cumulative cash dividends, at the Applicable Rate per annum, determined as set forth below under "Determination of Dividend Rate," payable on the respective dates set forth below. Dividends will be paid to holders of the Preferred Shares on each Dividend Payment Date through DTC, acting as the Securities Depository on each Dividend Payment Date. The Securities Depository's normal procedures now provide for it to distribute dividends in next-day funds settled through the New York Clearing House to Agent Members who, in turn, are expected to distribute such dividends to the persons for whom they are acting as agent.

      Dividends on the Preferred Shares will accumulate from and including the date on which the Fund originally issues the Preferred Shares (the "Original Issuance Date") and will be payable on January 19, 1989 (the 45th day after the Original Issuance Date) and on each day thereafter which is the last day of successive 30-day periods after such date, or if either (i) any such last day (the "Scheduled Payment Day") is not a Business Day or (ii) as long as the Paying Agent continues to make payments in next-day funds, the day next succeeding the Scheduled Payment Day is not a Business Day, then on the first Business Day that falls after the Scheduled Payment Day and is next succeeded by a Business Day (a "Dividend Payment Date"). Although any particular Dividend Payment Date for the Preferred Shares may not occur on the Scheduled Payment Day because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to the provisions of the preceding sentence, shall be the 30th day following the Scheduled Payment Day designated for the prior Dividend Period (as defined below). Not later than noon, New York time, on the Business Day next preceding each Dividend Payment Date, the Fund is required to deposit with the Paying Agent immediately available funds sufficient to pay the dividends that are payable on such Dividend Payment Date.

      Dividends will be paid to holders of the Preferred Shares on each Dividend Payment Date through DTC, acting as the Security Depository on each Dividend Payment Date. Each dividend shall be so paid to the holder or holders of Preferred Shares as of the Business Day next preceding the Dividend Payment Date for such dividend. The Securities Depository is responsible for crediting the accounts of Existing Holders or the Agent Members of Existing Holders, as the case may be, in accordance with the Securities Depository's normal procedures, which now provide for payments in next-day funds settled through the New York Clearing House. The Agent Member of an Existing Holder will be responsible for holding or disbursing such payments to Existing Holders of Preferred Shares in accordance with the instructions of such Existing Holders. Dividends in arrears for any past Dividend Period may be declared and paid to the Securities Depository at any time without reference to any regular Dividend Payment Date. Any dividend payment made on Preferred Shares shall first be credited against the dividends accumulated with respect to the earliest Dividend Period for which dividends have not been paid.

      If full cumulative dividends have not been paid on Preferred Shares, all dividends declared on Preferred Shares will be paid pro rata to the holders of outstanding Preferred Shares. Holders of Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, on such Preferred Shares. Holders of Preferred Shares shall not be entitled to any interest, or sum of money in lieu of interest, in respect of any dividend payment or payments on the Preferred Shares which may be in arrears.

      The amount of declared dividends for a Preferred Share payable for each Dividend Period shall be computed by multiplying the Applicable Rate for each Dividend Period by a fraction, the numerator of which shall be the number of days in the Dividend Period that such Preferred Share was outstanding and the denominator of which shall be 360, and then multiplying the rate obtained by $100,000 per share.

      To the extent that the Fund does not make dividend payments on the Preferred Shares on any Dividend Payment Date, such payments shall be made to the holders by Financial Security pursuant to the Surety Bond and thereafter Financial Security shall be subrogated to such holders' right to receive such dividend payments and to exercise such holders' voting rights. See "Voting" below and "Surety Arrangement--Surety Bond."

      Determination of Dividend Rate. The dividend rate for the Preferred Shares during the period from (and including) the Original Issuance Date to (but not including) the Initial Dividend Payment Date (the "Initial Dividend Period") shall be 9.50% per annum. The dividend rate on the Preferred Shares (the "Applicable Rate") for each Subsequent Dividend Period shall be, except under certain circumstances, the rate resulting from the implementation of the Auction Procedures. Each dividend period for the Preferred Shares following the Initial Dividend Period (herein referred to as a "Subsequent Dividend Period" and collectively as "Subsequent Dividend Periods" and the Initial Dividend Period or any Subsequent Dividend Period being herein referred to as a "Dividend Period" and collectively as "Dividend Periods") shall commence on and include the Dividend Payment Date for the previous Dividend Period and shall end on and include the day preceding the next succeeding Dividend Payment Date. Dividends shall be calculated as set forth in the preceding paragraph.

      In the event there is no Auction Agent on the Business Day prior to the first day of a Dividend Period for the Preferred Shares, the Applicable Rate for such Dividend Period will be equal to the Maximum Applicable Rate that could have resulted pursuant to the Auction Procedures, as determined by the Fund, on the Business Day immediately preceding the first day of such Dividend Period. The Articles of Incorporation provide that the Fund shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms no less favorable to the Fund than the terms of the Auction Agent Agreement.

      Restrictions on Dividends and Other Payments. Under the 1940 Act and the Articles of Incorporation, the Fund will not be permitted to declare dividends with respect to the Preferred Shares unless at the time of such declaration, and after deducting the amount of any such dividend, asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, would be at least 200% (or such higher percentage as may in the future be required by law). Further, under the 1940 Act, the Fund may not declare distributions (other than dividends) with respect to the Preferred Shares or purchase or redeem Preferred Shares unless at the time of such declaration, purchase or redemption, as applicable, and after deducting the amount of such distribution or purchase or redemption price, as applicable, asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, would be at least 300% (or such higher percentage as may in the future be required by law). (The foregoing restrictions are also reflected as covenants under the Indenture relating to the Notes, which also prohibits the declaration of dividends or other distributions on, or the purchase or redemption of Preferred Shares unless payments of principal of and interest on the Notes are not in default.) Under the Internal Revenue Code, the Fund must, among other things, distribute at least 90% of its investment company taxable income each year in order to maintain its qualification for tax treatment as a regulated investment company. The foregoing limitations on dividends, distributions, redemptions and purchases may under certain circumstances impair the Fund's ability to do so. See "Federal Taxation."

      Upon any failure to pay dividends on the Preferred Shares equal to two full years of dividends, the holders of the Preferred Shares will acquire certain additional voting rights. See "Voting" below. Such rights shall be the exclusive remedy of the holders of the Preferred Shares against the Fund upon any failure by the Fund to pay dividends on the Preferred Shares, and in no event shall holders of Preferred Shares have any right to sue the Fund for, or bring a proceeding against the Fund with respect to, such dividends or damages for the failure to receive the same.

      No dividends or other distributions will be paid with respect to the Common Stock unless full cumulative dividends on the Preferred Shares have been declared and paid or provided for. In addition, the Fund will not be permitted to declare dividends or other distributions with respect to the Common Stock or purchase Common Stock if at the time of such declaration or the purchase of such Common Stock the Fund fails to meet certain asset coverage requirements and under certain other circumstances described under "Description of Common Stock."

REDEMPTION

     To the extent permitted under the 1940 Act, Maryland law and the Indenture, the Fund may redeem at its option some or all of the Preferred Shares on any Dividend Payment Date (a "Preferred Stock Redemption"). The Fund shall be obligated (a) to redeem, no later than the last day specified for the redemption of Preferred Shares pursuant to a Redemption Request (as defined) from Financial Security, the number of Preferred Shares specified in such Redemption Request (a "Mandatory Surety Redemption") and (b) to redeem all of the Preferred Shares at least one full Business Day prior to any expiration date of the Surety Bond if, 190 days prior to such expiration date, the Fund shall have failed to obtain from Financial Security an extension of the term of the Surety Bond pursuant to its terms (a "Mandatory Expiration Redemption"); provided that, under certain circumstances, no Mandatory Expiration Redemption shall be required if the Fund shall have obtained notice in writing from each of the Rating Agencies that such expiration of the Surety Bond will not adversely affect the then outstanding ratings of the Preferred Shares whether through obtaining a substitute surety bond or otherwise. Preferred Stock Redemptions and any Mandatory Surety Redemption or Mandatory Expiration Redemption will be made at a price equal to $100,000 per share plus accumulated and unpaid dividends through the date of redemption (whether or not declared by the Fund), except that if any such redemption is not made on a Dividend Payment Date, it will be made at a price equal to $100,250 plus accumulated and unpaid dividends through the date of redemption (whether or not declared by the Fund). Such redemptions may only be made by the Fund to the extent permitted under the 1940 Act and Maryland law, and provided neither principal nor interest payments with respect to the Notes are then in default. A holder of Preferred Shares may elect not to have its shares redeemed pursuant to a Mandatory Expiration Redemption by giving notice to the Fund or the paying agent for the Preferred Shares at least five days prior to the redemption date of its election to continue to hold its Preferred Shares. The Fund will be obligated to meet certain Deposit Securities (as defined) requirements pursuant to the Surety Arrangement to the extent necessary to satisfy a Mandatory Expiration Redemption. See "Surety Arrangement--Insurance Agreement. "

     Pursuant to the terms of the Insurance Agreement, Financial Security will be entitled to cause the Fund to redeem certain of the Preferred Shares to the extent permitted under the 1940 Act and Maryland law (and provided payments of principal of and interest on the Notes are not then in default), in the event that the Fund fails to maintain the Surety Assets Coverage while any of the Preferred Shares are outstanding, and such failure is not cured within eight Business Days. See "Surety Arrangement--Insurance Agreement."

      Any redemption of Preferred Shares will be subject to compliance with asset coverage requirements under the 1940 Act as described above under "Dividends--Restrictions on Dividends and Other Payments." If fewer than all of the outstanding Preferred Shares are to be redeemed, the Preferred Shares to be redeemed by the Fund shall be identified by lot or by such other method as the Fund shall deem fair and equitable and as communicated to the Paying Agent. Unless all accumulated and unpaid dividends for all past Dividend Periods shall have been or are contemporaneously paid (or declared and funds set apart for the payment thereof), no partial redemptions of Preferred Shares may be made. So long as Preferred Shares are held of record by the nominee of the Securities Depository, the Paying Agent shall give notice to the Securities Depository and the Securities Depository will determine the number of Preferred Shares to be redeemed from the account of the Agent Member of each Existing Holder. Such Agent Member will in turn determine the number of Preferred Shares to be redeemed from the account of each Existing Holder. An Agent Member may determine to redeem Preferred Shares from the accounts of some Existing Holders (which could include the Agent Member holding shares for its own account) without redeeming Preferred Shares from the accounts of other Existing Holders. The Fund shall give public notice of any redemption of Preferred Shares in The Wall Street Journal (National Edition).

     Written notice of a redemption ("Notice of Redemption") shall be given to the holders of record of Preferred Shares selected for redemption not less than 15 or more than 30 days prior to the date fixed for the redemption. Each Notice of Redemption shall state (i) the redemption date, (ii) the redemption price,
(iii) the number of Preferred Shares to be redeemed, (iv) the place or places where such Preferred Shares are to be redeemed, and (v) that dividends on the Preferred Shares to be redeemed will cease to accumulate on such redemption date. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

     If the Fund gives a Notice of Redemption, then the Fund will deposit with the Paying Agent by noon, New York time, on the third Business Day next preceding the date fixed for redemption, immediately available funds in an amount sufficient to redeem the Preferred Shares called for redemption and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders of the Preferred Shares called for redemption against delivery by book entry. On the date of such deposit, or if no such deposit is made, then upon the date fixed for redemption (unless the Fund defaults in making payment of the redemption price), all rights of the holders of the Preferred Shares so called for redemption will cease and terminate except for the right of the holders thereof to receive the redemption price thereof (inclusive of accumulated but unpaid dividends, but without any interest) against delivery by book entry of such Preferred Shares, and such Preferred Shares shall no longer be deemed outstanding for any purpose. The Fund shall be entitled to receive, promptly after the date fixed for redemption, any cash in excess of the aggregate redemption price of the Preferred Shares called for redemption on such date and any remaining funds. Any assets so deposited which are unclaimed at the end of two years from such redemption date, shall, to the extent permitted by law, be repaid to the Fund, after which the holders of the Preferred Shares so called for redemption may look only to the Fund for payment thereof. The Fund will be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

     If on any date on which the payment of the redemption price would constitute a Scheduled Payment, the Fund shall default in making payment of such redemption price, Financial Security shall make such payments to the holders of Preferred Shares to be redeemed and shall thereafter be subrogated to all the rights of such holders with respect to their Preferred Shares. See "Voting" below and "Surety Arrangement--Surety Bond."

     So long as Preferred Shares (or while the Surety Bond is in effect, the Custody Receipts) are held of record by the nominee of the Securities Depository, the redemption price for such shares will be paid to the Securities Depository on the redemption date. The Securities Depository's normal procedures now provide for it to distribute the amount of the redemption price in next-day funds settled through the New York Clearing House to Agent Members who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

     Preferred Shares which have been redeemed, purchased or otherwise acquired by the Fund are not subject to reissuance, shall be retired and shall not be deemed outstanding. In no event shall such Preferred Shares have any voting rights.

LIQUIDATION RIGHTS

      Upon a liquidation, dissolution or winding up of the Fund (whether voluntary or involuntary), holders of the Preferred Shares then outstanding shall be entitled to receive, out of the assets of the Fund available for distribution to stockholders, after satisfying claims of creditors (including the holders of the Notes) but before any distribution of assets is made to holders of the Common Stock or any other class of stock ranking junior to the Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $100,000 per share plus an amount equal to accumulated and unpaid dividends (whether or not earned or declared by the Fund, but without interest) to the date of the final distribution. If, upon any liquidation, dissolution or winding up of the Fund, the assets of the Fund shall be insufficient to make such full payments to holders of the Preferred Shares, then such assets shall be distributed among the holders of Preferred Shares ratably, according to the respective amounts which would be payable on all such Preferred Shares if all amounts thereon were paid in full. So long as the Surety Bond is in effect, to the extent of any such insufficiency and provided Financial Security has consented to such liquidation, Financial Security will pay the remaining liquidation preference to the holders of the Preferred Shares at the time of liquidation. If Financial Security has not consented to such liquidation, it shall continue to guarantee Scheduled Payments on the Preferred Shares (including dividend payments and the liquidation preference to the extent thereof not paid in liquidation) until the expiration of the Surety Bond, at which time payment of the unpaid liquidation preference of the Preferred Shares shall be paid by Financial Security. See "Surety Arrangement--Surety Bond." Unless and until payment in full has been made to the holders of the Preferred Shares of the liquidation distributions to which they are entitled, no dividends or distributions will be made to holders of the Common Stock or any other stock junior to the Preferred Shares on liquidation. After payment to the holders of the Preferred Shares of the full amount of the liquidation distributions to which they are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Fund. Neither a sale, lease or exchange of all or substantially all of the property and assets of the Fund nor a consolidation or merger of the Fund with or into any other corporation or business trust will be deemed to be a liquidation, dissolution or winding up of the Fund.

      Upon any liquidation, the holders of the Common Stock, after required payments to the holders of the Preferred Shares, will be entitled to participate equally in the remaining assets of the Fund.

      As long as the Preferred Shares (or while the Surety Bond is in effect, the Custody Receipts) are held of record by the nominee of the Securities Depository, any liquidation distribution will be paid to the Securities Depository in accordance with its normal procedures. The Securities Depository's normal procedures now provide for it to distribute the amount of the liquidation distribution in next-day funds through the New York Clearing House to Existing Holders or the Agent Members of Existing Holders, which Agent Members, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

VOTING

      Except as noted below, the Common Stock and the Preferred Shares vote together as a single class. Holders of the Common Stock have voting rights of one vote per share and the holders of the Preferred Shares have voting rights of one vote per $1,000 of liquidation preference without regard to any liquidation preference attributable to accumulated and unpaid dividends (i.e., 100 votes per Preferred Share); provided that all the votes represented by a single Preferred Share must be voted together. In elections of Directors, the holders of the Preferred Shares, as a separate class, vote to elect two Directors and the holders of the Common Stock and the Preferred Shares, voting together, will elect the remaining Directors. In addition, during any period (herein referred to as a "Voting Period") that dividends payable on Preferred Shares equal to two full years of dividends are unpaid, the holders of such Preferred Shares have the right to elect, as a class, the smallest number of additional Directors as shall be necessary to assure that a majority of the Directors has been elected by the holders of the Preferred Shares. The terms of office of all persons who are Directors of the Fund at the time of the commencement of a Voting Period will continue, notwithstanding the election by the holders of Preferred Shares of the additional number of Directors which such holders are entitled to elect as a separate class. The persons elected by the holders of Preferred Shares, together with the incumbent Directors elected by the holders of the Common Stock and the Preferred Shares voting together, will constitute the duly elected Directors of the Fund. When all accumulated and unpaid dividends have been paid or provided for, the Voting Period shall end and the terms of office of the additional Directors shall terminate. Election of Directors is non-cumulative; accordingly, holders of a majority of the voting power represented by the outstanding shares of Common Stock and Preferred Shares, voting together as a single class, or a majority of the outstanding Preferred Shares, voting separately as a class, may elect all of the Directors who are subject to election by such class.

      Pursuant to the Surety Custody Agreement, to the extent Scheduled Payments are paid by Financial Security pursuant to the Surety Bond, Financial Security shall have the right to exercise the voting rights (including any right to elect a majority of the Board of Directors described above) of the holders of the Preferred Shares with respect to which such Scheduled Payments have been made by Financial Security. See "Surety Arrangement--Surety Custody Agreement." The assignment to Financial Security of the voting rights of the holders of the Preferred Shares shall terminate when the Fund has made payments on the Preferred Shares with respect to which Financial Security had made Scheduled Payments pursuant to the Surety Bond or the Fund has reimbursed Financial Security pursuant to such Scheduled Payments.

      The Common Stock and the Preferred Shares each vote separately as a class on amendments to the Articles of Incorporation that would adversely affect their respective contractual rights as expressly set forth in the Articles of Incorporation. In addition to any other vote required by the Articles of Incorporation or applicable law, so long as any Preferred Shares are outstanding
(1) the Fund may not be voluntarily liquidated, dissolved or wound up, or merged into or consolidated with any other entity in a transaction in which it is not the successor entity, or converted to open-end status, and may not sell all or substantially all of its assets, and may not engage in a statutory share exchange in which it is not the successor entity without the approval of at least a majority of the outstanding Preferred Shares and the outstanding shares of Common Stock, each voting as a separate class; (2) the adoption of any plan of reorganization adversely affecting either the Preferred Shares or the Common Stock shall require the approval of a majority of the outstanding shares of each such class so affected; (3) the approval of a majority of the outstanding Preferred Shares, voting separately as a class, shall be required to amend, alter or repeal any of the express preferences, rights or powers of holders of the Preferred Shares as set forth in the Articles of Incorporation, or increase or decrease the number of Preferred Shares authorized to be issued; and (4) so long as any Preferred Shares are outstanding, the approval of a majority (as defined under "Investment Objective and Policies") of the outstanding Preferred Shares and the outstanding shares of Common Stock, each voting as a separate class, shall be required to approve any action requiring a vote of security holders under Section 13(a) of the 1940 Act including, among other things, changes in the Fund's sub-classification as a closed-end investment company, changes in its investment objective or changes in the investment restrictions described under "Investment Objective and Policies--Investment Restrictions." The Common Stock and the Preferred Shares will also vote separately to the extent otherwise required under Maryland law or the 1940 Act as in effect from time to time, and, to the extent required under the 1940 Act, action by the Fund's shareholders shall require a vote of a majority of the Fund's outstanding voting securities as defined under "Investment Objective and Policies."

      For purposes of any right of the holders of the Preferred Shares to vote on any matter, whether such right is created by the Articles of Incorporation, by statute or otherwise, a holder of a Preferred Share will not be entitled to vote and such Preferred Share will not be deemed to be outstanding for the purpose of voting or determining the number of Preferred Shares required to constitute a quorum, if prior to or concurrently with a determination of Preferred Shares entitled to vote or of Preferred Shares deemed outstanding for quorum purposes, as the case may be, a notice of redemption shall have been given in respect of such Preferred Share and Deposit Securities for the redemption of such Preferred Share shall have been deposited in trust, as provided above; provided, however, that the foregoing sentence shall not be applicable to holders of Preferred Shares who elected to retain their Preferred Shares after notice of a Mandatory Expiration Redemption.

RESTRICTIONS ON TRANSFERS

      Preferred Shares may be sold, transferred or otherwise disposed of only
(i) pursuant to a Bid or Sell Order in accordance with the Auction Procedures set forth in the Articles of Incorporation or (ii) to a person that has delivered a signed copy of a Master Purchaser's Letter, through a Broker-Dealer, to the Auction Agent; provided that in the case of all transfers other than pursuant to Auctions the transferor, or the new Existing Holder's Broker-Dealer or Agent Member, advises the Auction Agent of such transfer. As a condition to purchasing Preferred Shares in this offering or participating in an Auction, a prospective purchaser will be required to agree to the foregoing in its Master Purchaser's Letter. In addition, the Fund intends that any certificate registered in the name of the nominee of the Securities Depository will bear a legend to the effect that such certificate is issued subject to the provisions restricting transfers of Preferred Shares contained in the Articles of Incorporation and the Master Purchaser's Letters. The Fund also intends to issue stop-transfer instructions to the transfer agent for the Preferred Shares. Neither the Securities Depository nor any Agent Member has any obligation to determine whether transfers of Preferred Shares maintained in book entry form are made in accordance with the foregoing restrictions.


                              DESCRIPTION OF NOTES
GENERAL

      As of the closing of this offering, the Fund will have outstanding up to $57,500,000 ($7,500,000 of which amount represents the over-allotment option granted to the underwriter of the Notes by the Fund), aggregate principal amount of the Notes, issued under the Indenture to be dated as of December 1, 1988 between the Fund and Shawmut Bank, N.A., as trustee (the "Trustee"). The Indenture does not limit the aggregate principal amount of senior notes of the Fund (including the Notes, the "Senior Notes") that may be issued thereunder from time to time in one or more series. The Notes constitute the first series of Senior Notes issued under the Indenture. The issuance of any subsequent series of Senior Notes will be subject to compliance with the 1940 Act, including Section 18 thereof. Subject to the 1940 Act, any such subsequent series of Senior Notes may have certain terms, including, but not limited to, those relating to interest rate, redemptions, repurchases and maturity which differ from the terms of the Notes. The following summary of the principal terms of the Notes and certain terms of the Indenture is qualified in its entirety by reference to all provisions of the Indenture, including the definitions therein of certain terms and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. A copy of the Indenture has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part.

INTEREST

      The Notes will bear interest at the rate of 10.28% per annum from December 1, 1988 through and including November 30, 1993. The Fund may elect to extend the Notes for one or more additional periods of one, two or three years (each such period, and the period from December 1, 1988 through November 30, 1993, is referred to as an "Interest Period"). The Notes will bear interest during each Interest Period, if any, subsequent to November 30, 1993 at the applicable rate per annum established by the Fund in its sole discretion. Interest on the Notes is payable on June I and December I of each year, commencing June 1, 1989. The Notes will mature on December 1, 1998 if not repurchased or redeemed prior to that date.

REPURCHASE AND REDEMPTION

      The registered holder of each Note may elect to have that Note, or any portion thereof that is an integral multiple of $ 1,000, repurchased on the date 30 days following the first day of each Interest Period after the Initial Interest Period (or, if such day is not a Business Day, on the next succeeding Business Day) (the "Buy-Back Date") at 100% of the principal amount thereof to be repurchased, plus accrued interest thereon to the repurchase date. The Notes will not be redeemable by the Fund prior to maturity, except that (i) the Fund may redeem the Notes, in whole or in part, on the December I following each Interest Period, (ii) the Fund may redeem the Notes on or after December 5, 1993, in whole but not in part, in connection with the conversion of the Fund to open-end status, and (iii) the Fund may elect to redeem such amount of the Notes as shall (a) enable the Fund to maintain asset coverage (as defined in and determined pursuant to the 1940 Act) with respect to the Fund's senior securities representing indebtedness (as defined in the 1940 Act), including the Notes, of at least 300% (or such higher percentage as may in the future be specified in the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of paying dividends on common stock), (b) enable the Fund to maintain asset coverage (as defined in and determined pursuant to the 1940 Act) with respect to the Fund's senior securities of a class which is stock (as defined in the 1940
Act), including the Preferred Shares, of at least 200% (or such higher percentage as may in the future be specified in the 1940 Act as the minimum asset coverage for senior securities of a class which is stock of a closed-end investment company as a condition of paying dividends on common stock) or (c) enable the Fund to qualify for treatment as a regulated investment company for federal income tax purposes. The Notes shall also be subject to mandatory redemption, in whole or in part, upon the occurrence of certain events of default as described under clauses (v) and (vi) under "Events of Default," below. All redemptions of Notes by the Fund will be at a price of 100% of the principal amount thereof, plus accrued interest to the date of redemption.

DEPOSIT SECURITIES REQUIREMENT

     The Fund will be obligated to deposit irrevocably with the Trustee a specified amount of cash, U.S. government obligations or short-term money market instruments (collectively, "Deposit Securities") not later than 30 days prior to each interest payment date, the maturity date and each redemption or repurchase date (in the case of redemptions on the December I following the end of an Interest Period, redemptions made in connection with the conversion of the Fund to open-end status and repurchases on the Buy-Back Date). Such Deposit Securities in all cases shall have an initial combined market value greater than or equal to the principal of and interest on the Notes to become due and payable on the applicable payment date, and shall mature at least one day prior to such date.

RANKING OF NOTES

     The Notes will rank pari passu with all other existing or future senior indebtedness of the Fund and will be senior to the Preferred Shares and the Common Stock. "Senior indebtedness" means the principal of and interest on and other amounts due on or in connection with any existing or future unsecured indebtedness of the Fund.

RESTRICTIVE COVENANTS

     Under the Indenture and the 1940 Act, the Fund may not declare dividends or other distributions on the Common Stock or purchase any shares of Common Stock if, at the time of such declaration or purchase, as applicable (and after giving effect thereto), asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, would be less than 300% (or such higher percentage as may in the future be required by law). In addition, under the 1940 Act and the Indenture, the Fund may not (i) declare dividends on the Preferred Shares if, at the time of such declaration (and after giving effect thereto), asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, would be less than 200% (or such higher percentage as may in the future be required by law) or (ii) declare any other distributions on the Preferred Shares or purchase or redeem Preferred Shares if, at the time of the declaration, purchase or redemption, as applicable (and after giving effect thereto), asset coverage with respect to the Fund's senior securities representing indebtedness, including the Notes, would be less than 300% (or such higher percentage as may in the future be required by law). Dividends or other distributions on or purchases or redemptions of the Common Stock or Preferred Shares are further prohibited under the Indenture at any time that payments of principal of or interest on the Notes are in default; the terms of the Preferred Shares also prohibit the payment of dividends or other distributions on or redemptions or purchases of the Common Stock under certain circumstances. Under the Internal Revenue Code, the Fund must, among other things, distribute at least 90% of its investment company taxable income each year in order to maintain its qualification for tax treatment as a regulated investment company. The foregoing limitations on dividends, distributions and purchases may under certain circumstances impair the Fund's ability to maintain such qualification. See "Federal Taxation."

      The asset coverage of a class of senior securities representing indebtedness, such as the Notes, is defined as the ratio of (i) the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities, to (ii) the aggregate amount of senior securities representing indebtedness of the Fund. The asset coverage of a class of senior securities which is stock, such as the Preferred Shares (see "Description of Common Stock"), is defined as the ratio of (i) the total assets of the Fund, less all liabilities and indebtedness not represented by senior securities to (ii) the aggregate amount of senior securities representing indebtedness of the Fund, plus the aggregate of the liquidation preference of the Preferred Shares. "Senior securities representing indebtedness" generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than stock) and evidencing indebtedness. For purposes of determining asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term "senior security" does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term "senior security" also does not include any such promissory note or other evidence in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 days and is not extended or renewed; otherwise it is presumed not to be for temporary purposes. For purposes of determining whether the 300% and 200% asset coverage requirements described above apply in connection with dividends or distributions on or purchases or redemptions of Common Stock or Preferred Shares and for purposes of determining 1940 Act Asset Coverage (as defined below), such asset coverages may be calculated on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of the applicable determination. The foregoing definitions reflect the provisions of the 1940 Act as in effect on the date of the Indenture and are subject to change to the extent necessary to reflect changes in the 1940 Act, if any.

      Pursuant to the Notes Investment Guidelines, the Indenture contains covenants limiting the Fund's ability to incur, assume, guarantee or otherwise become liable with respect to any indebtedness for money borrowed unless (a) the incurrence of such indebtedness would not result in a default in the performance or observance of the Fund's obligation to maintain 1940 Act Asset Coverage (as defined below) or otherwise cause a violation of Section 18 of the 1940 Act and (b) either (i) such indebtedness shall constitute Bank Borrowings (as defined below) or (ii) the Fund shall have received written confirmation from each of the Rating Agencies that the incurrence of such indebtedness will not adversely affect the rating of the Notes if the Notes are then rated by such Rating Agency. Under the Indenture, "Bank Borrowings" means borrowings (a) from a depository institution, the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation, (b) which are not senior in right of payment to the Notes and (c) which have been made pursuant to loan documents containing a covenant that the lender shall not make a petition which would result in the institution of an involuntary case or proceeding against the Fund or the appointment of a custodian for the Fund or all or substantially all of its property under any bankruptcy law prior to the date which is one year and one day after the first date upon which no Notes are outstanding. The Fund will not file a voluntary petition in bankruptcy so long as the value of its assets is, and is reasonably foreseen as being, greater than its liabilities.

      The Notes Investment Guidelines reflected in the Indenture also prohibit the Fund from creating, incurring or suffering to exist, or agreeing to create, incur or suffer to exist, or consenting to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any sort (collectively, "Liens") upon any of its assets which are eligible for inclusion in the discounted value of its portfolio, except for (a) Liens the validity of which is being contested in good faith by appropriate proceedings, (b) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (c) Liens to secure payment for services rendered by Bankers Trust Company or its successor as auction agent with respect to the Preferred Shares or the Trustee and (d) at such time as the Notes are not rated by the Rating Agencies or otherwise, or upon receipt of written confirmation from each of the Rating Agencies (if the Notes are then rated by such Rating Agency) that the rating of the Notes will not be impaired thereby, Liens otherwise incurred in connection with borrowings made in accordance with the Fund's stated investment objective, policies and restrictions. The terms of the Indenture also limit the Fund's ability to employ certain investment strategies. See "Investment Objective and Policies--Certain Investment Strategies."

ASSET MAINTENANCE

     The Fund will be required to satisfy two separate asset maintenance requirements that are incorporated into the terms of the Indenture. The first of these requirements reflects the provisions of the 1940 Act with respect to asset maintenance for senior securities representing indebtedness. The second of these requirements reflects the Notes Investment Guidelines. These requirements are summarized below.

     1940 Act Asset Maintenance. As set forth in the Indenture, the Fund will agree to maintain, as of the last Business Day of each month in which any of the Notes is outstanding, asset coverage with respect to senior securities representing indebtedness, including the Notes, of at least 300% (or such higher percentage as may in the future be specified in the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of paying dividends on common stock) ("1940 Act Asset Coverage"). See "Restrictive Covenants" above for certain definitions relating to 1940 Act Asset Coverage.

     Note Basic Maintenance Amount. The Fund will be required under the Indenture to maintain, on each Valuation Date (as defined), portfolio holdings conforming to the Notes Investment Guidelines (as described under "Investment Objective and Policies--Investment Guidelines") having a discounted value at least equal to the Note Basic Maintenance Amount. In the event that the discounted value of the Fund's portfolio is less than the Note Basic Maintenance Amount on any Valuation Date while any of the Notes is outstanding, the Fund will seek to alter the composition of its portfolio so that, on or before the eighth Business Day after such Valuation Date (the "Cure Date"), the discounted value of the Fund's portfolio is at least equal to such Note Basic Maintenance Amount. A "Valuation Date" means (i) the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day and (ii) the last Business Day of such month or, in the case of the first Valuation Date, a date selected by the Fund no more than 15 days after the date on which the Notes are initially issued.

     The "Note Basic Maintenance Amount" as of any date is defined as the dollar amount equal to (A) the sum of (i) 100% of the aggregate principal amount of the Notes then outstanding; (ii) an amount equal to accrued interest on the aggregate principal amount of the Notes then outstanding from the most recent date to which interest has been paid or duly provided for (or, in the event the Note Basic Maintenance Amount is calculated on a date prior to June 1, 1989, then from December 1, 1988) through the next succeeding Valuation Date plus all interest to accrue on the Notes during the 63 days following such Valuation Date; (iii) the principal amount of any then outstanding indebtedness of the Fund for money borrowed (other than the Notes); and (iv) the greater of $200,000 or the Fund's current liabilities as of such date to the extent not reflected in any of (i) through (iii) above, less (B) the combined value of any Deposit Securities irrevocably deposited by the Fund for the payment of principal of or interest on the Notes. The discounted value of the Fund's portfolio holdings as of any date means the quotient of the market value (as defined in the Indenture, and including accrued interest) of each such holding divided by the applicable discount factor. Any security not in compliance with the Notes Investment Guidelines (see "Investment Objective and Policies--Investment Guidelines") shall be excluded from the calculation of the discounted value of the Fund's portfolio holdings.

     The discount factors and guidelines for determining the market value of the Fund's portfolio holdings for purposes of determining compliance with the Note Basic Maintenance Amount have been based upon criteria established in connection with the rating of the Notes. In determining discount factors, several factors are taken into consideration. These factors include, but are not limited to, the sensitivity of the market value of the relevant asset to changes in interest rates, the liquidity and depth of the market for the relevant asset, the credit quality of the relevant asset (for example, the lower the rating of a corporate debt obligation, the higher the related discount factor) and the frequency with which the relevant asset is marked to market. In no event shall the discounted value of any asset of the Fund exceed its unpaid balance or face amount as of the date of calculation. The discount factor for the market value of any asset of the Fund, the method of calculating the discounted value of any such asset and the Note Basic Maintenance Amount, the assets eligible for inclusion in the calculation of the discounted value of the Fund's portfolio and certain related definitions, methods of calculation and reporting requirements, may be changed without the consent of the holders of the Notes, provided that, among other things, such changes will not adversely affect the ratings then assigned to the Notes by the respective Rating Agencies.

MERGER AND CONSOLIDATION

     The Fund may consolidate with or merge with or into, or transfer its assets substantially as an entirety to, another corporation, limited partnership or business trust, or engage in a statutory share exchange under Maryland law, provided that (i) the successor corporation or business trust (if other than the Fund) formed by or resulting from any such consolidation or merger, or the transferee of the Fund's assets, shall assume by a supplemental indenture payment of the principal of and interest on the Notes and any other series of Senior Notes and the performance and observance of the Indenture, (ii) the Fund or such successor corporation or business trust or transferee shall not immediately before such transaction or thereafter be in default under the Indenture, and (iii) the Fund shall have received written confirmation from each of the Rating Agencies that such transactions will not adversely affect the ratings, if any, then assigned to the Notes, if the Notes are then rated by the respective Rating Agencies.

EVENTS OF DEFAULT

     The following will be "Events of Default" under the Indenture (i) failure to pay principal of any Note when due; (ii) default for five Business Days in the payment of interest on any Note; (iii) failure to make a required deposit of Deposit Securities when such deposit shall become due with respect to the payment of principal of or interest on the Notes: (iv) failure to maintain asset coverage with respect to senior securities representing indebtedness (as such terms are defined above under "Restrictive Covenants") of at least 100% as of the last Business Day of each of 24 consecutive months; (v) failure to have, as of the last Business Day of any month, 1940 Act Asset Coverage, which failure is not cured by the last Business Day of the following month (for this purpose, without limitation, the default will be deemed cured if, within the prescribed period, the Fund has instructed the Trustee to call Notes for redemption and certified to the Trustee that such redemption, alone or together with other action taken by the Fund, will cause the Fund to have the requisite 1940 Act Asset Coverage); (vi) failure to maintain, on each Valuation Date, a discounted value for the Fund's portfolio equal to at least the Note Basic Maintenance Amount, which failure is not cured by the applicable Cure Date;
(vii) default in the performance of any other covenant of the Fund under the Indenture which has continued for 60 days after written notice as provided in the Indenture; (viii) default under any instrument under which the Fund has issued indebtedness or by which there may be secured or evidenced any indebtedness of or guaranteed by the Fund, the effect of which is to cause or permit the holders thereof to cause the acceleration of the maturity thereof, provided that such default or defaults relate to indebtedness with an aggregate principal amount of at least $500,000 and have continued for 60 days after written notice as provided in the Indenture; (ix) the making by the Internal Revenue Service of a final determination that the Fund does not qualify for any taxable year as a "regulated investment company" (as defined in the Internal Revenue Code); (x) certain events of bankruptcy, insolvency or reorganization; and (xi) the existence for 60 days of unstayed or unsatisfied final judgements against the Fund in an aggregate amount in excess of $500,000.

      If an Event of Default specified in any of clauses (vii), (viii) or (xi) above occurs and is continuing, the Trustee or the registered holders of at least 25% in principal amount of the outstanding Notes may declare the Notes due and payable as provided below. If an Event of Default specified in any of clauses (i) through (vi) or (ix) occurs, then and in every such case the Trustee shall, immediately after the Trustee has knowledge of such Event of Default, declare the Notes (or in the case of an Event of Default of the type specified in clause (v) or (vi), such portion of the Notes as shall be required under the Indenture to be redeemed) to be due and payable as provided below. Upon an Event of Default specified in clause (v), the amount of Notes subject to mandatory partial redemption will equal the aggregate principal amount of outstanding Notes (rounded to the next highest increment of $1,000) the redemption of which would have caused the Fund to meet 1940 Act Asset Coverage on a pro forma basis as of the last Business Day of the month in which the failure to maintain 1940 Act Asset Coverage initially occurred. Upon an Event of Default specified in clause (vi), the amount of Notes subject to mandatory partial redemption will equal the amount of outstanding Notes which could be redeemed using the proceeds from the deemed sale of Special Note Redemption Assets (rounded to the next highest increment of $1,000). "Special Note Redemption Assets" are defined as portfolio holdings identified by the Fund in its sole discretion, the deemed sale of which for cash on the Valuation Date on which the discounted value of the Fund's portfolio failed to equal or exceed the Note Basic Maintenance Amount would have resulted in the Fund achieving the required Note Basic Maintenance Amount on a pro forma basis as of such Valuation Date.

     In the event of a mandatory partial redemption of Notes following an Event of Default specified in clause (v) or (vi), the payment of principal of and interest on the Notes due as a result of such mandatory partial redemption shall be due within 45 days after the date on which such Event of Default occurs (in the case of clause (v)) or the applicable Valuation Date (in the case of clause
(vi)). In the event of an acceleration in the maturity of Notes following an Event of Default specified in any of the other clauses above other than clause
(x), the principal of and interest on such Notes shall be due and payable on the 30th day (or, if such day is not a Business Day) the next succeeding Business
Day) following the date of the declaration of such acceleration pursuant to notice to the Fund. If an Event of Default specified in clause (x) occurs, the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any holder of the Notes.

     The registered holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee when exercising any trust or power conferred on the Trustee, provided that such direction shall not conflict with any rule of law or the Indenture. The Indenture provides that if a default on the Notes occurs and is continuing and if it is known to the Trustee, the Trustee shall mail notice thereof to each holder of the Notes within 90 days after it occurs; provided that, except in the case of a default in payment on any of the Notes, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interest of the holders. Subject to the duty of the Trustee during a default on the Notes to act with the required standard of care before proceeding to exercise any right or power under the Indenture at the direction of the registered holders of the Notes, the Trustee shall be entitled to receive from them reasonable security or indemnity against the costs, expenses and liabilities that it may incur in complying with any such direction. Under certain circumstances, at any time after a declaration of acceleration with respect to the Notes has been made, but before a judgment or decree based on acceleration has been obtained, the registered holders of a majority in principal amount of the outstanding Notes may rescind and annul such declaration, except that the consent of the holders of 100% in principal amount of the outstanding Notes is required to annul a mandatory acceleration (or redemption, as the case may be) pursuant to any of clauses (i) through (vi),
(ix) or (x) above.

     The Fund will be required to furnish annually to the Trustee a statement as to the fulfillment by the Fund of all of the Fund's obligations under the Indenture. The Fund will also be required to furnish the Trustee statements of compliance with 1940 Act Asset Coverage on a monthly basis and statements of compliance with the requirement to maintain a discounted portfolio value at least equal to the Note Basic Maintenance Amount on a semi-monthly basis.

MODIFICATION AND WAIVER

      The Fund and the Trustee may supplement, amend or waive any provision of the Indenture with the consent of the registered holders of a majority in aggregate principal amount of the outstanding Notes, provided that no such supplement, amendment or waiver may, without the consent of 100% of the aggregate principal amount of the Notes outstanding: (i) reduce the principal amount of Notes whose registered holders must consent to an amendment, supplement or waiver; (ii) reduce the rate or change the method of calculation, or change the time of payment of interest on any Note; (iii) reduce the principal of or change the fixed maturity of any Note or make any Note payable in money other than that stated in the Note; (iv) waive an Event of Default specified above in any of clauses (i) through (vi), (ix) or (x) under "Events of Default"; (v) make any change that adversely affects the rights of repurchase;
(vi) reduce the percentage of outstanding Notes necessary to waive any default or Event of Default or make any changes in or modify the foregoing provisions; or (vii) effect any other amendment adversely affecting the rating of the Notes (if then rated by the Rating Agencies). Without the consent of any holder, the Fund and the Trustee may amend or supplement the Indenture: (i) to evidence the succession of another person to the Fund as obligor on the Notes in accordance with the Indenture; (ii) to provide for uncertificated Notes in addition to certificated Notes; (iii) to add to the covenants of the Fund for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Fund; (iv) to cure any ambiguity in, to correct or supplement any provision that may be defective or inconsistent with any other provision of or to make any other provisions with respect to matters or questions arising under the Indenture which are not inconsistent with the provisions of the Indenture, provided that such action will not adversely affect the interests of the holders of the Notes; and (v) to include provisions required or permitted by the Trust Indenture Act of 1939 or the 1940 Act. In addition, the Indenture may be modified or amended by the Fund and the Trustee, without the consent of the holder of any Note, to provide for an alternative method of valuation of the Fund's assets in connection with the determination of compliance with the Note Basic Maintenance Amount coverage requirement described above and, in such connection and otherwise, the Fund and the Trustee may adopt amendments to or changes in the methods of calculation or definitions of certain terms relating thereto, provided that such amendment or change will not impair the ratings then assigned to the Notes by the Rating Agencies.

SATISFACTION AND DISCHARGE

     With respect to the Notes, the Indenture may be discharged (i) upon cancellation, payment or redemption of all the Notes or (ii) if the Notes have matured or all of them have been called for redemption under arrangements satisfactory to the Trustee for giving the notice of redemption, upon deposit with the Trustee of funds or Deposit Securities sufficient for such payment or redemption plus accrued interest to the maturity or redemption date, as the case may be.

                           DESCRIPTION OF COMMON STOCK

     In addition to the Preferred Shares, the Fund's Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Common Stock, $.01 par value. As of the date hereof, 11,000 shares of Common Stock have been issued to the Investment Adviser and up to 13,800,000 shares (including 1,800,000 shares subject to an over-allotment option granted the underwriters thereof) will be issued in a concurrent public offering. The Board of Directors reserves the right to issue Common Stock subsequent to such offering from time to time, and any such shares shall be deemed "Common Stock." All shares of Common Stock have equal rights as to voting, dividends and liquidation. All shares of Common Stock issued and outstanding or to be issued in the concurrent public offering are, or upon issuance will be, fully paid and nonassessable. Shares of Common Stock have no preemptive, conversion or redemption rights and are freely transferable.

     Holders of shares of Common Stock have voting rights of one vote per share and holders of the Preferred Shares have voting rights of one vote per $1,000 of liquidation preference without regard to any liquidation preference attributable to accumulated and unpaid dividends (i.e., 100 votes per Preferred Share); provided that all the votes represented by a single Preferred Share must be voted together. The holders of the Common Stock vote as a single class with the holders of the Preferred Shares on all matters except as described under "Description of Preferred Stock--Voting." In elections of Directors, the holders of the Preferred Shares, voting as a separate class, elect two Directors and the holders of the Common Stock and the Preferred Shares, voting together, elect the remaining Directors. The voting rights of the Common Stock and the Preferred Shares are noncumulative, which means that the holders of a majority of the voting power represented by the outstanding shares of Common Stock and Preferred Shares, voting together as a single class, or a majority of the Preferred Shares, voting separately as a class, may elect all of the Directors who are subject all to election by such class as the case may be.

     The contractual rights of the holders of the Common Stock as expressly set forth in the Articles of Incorporation may not be modified by a vote of less than a majority of the shares of Common Stock outstanding.

      The Common Stock has been approved for listing on the NYSE under the symbol "PHY."

      Under the Indenture and the 1940 Act, the Fund cannot declare dividends or other distributions on the Common Stock or purchase any shares of Common Stock if, at the time of the declaration or purchase, as applicable (and after giving effect thereto), asset coverage with respect to senior securities representing indebtedness, including the Notes, would be less than 300% (or such higher percentage as may in the future be required by law) or asset coverage with respect to the Preferred Shares would be less than 200% (or such higher percentage as may in the future be required by law). See "Description of Notes--Restrictive Covenants" for certain definitions relating to the foregoing restrictions. Dividends or other distributions on or purchases of the Common Stock also will be prohibited at any time payments of principal of or interest on the Notes are in default pursuant to the Indenture, or at any time dividends on the Preferred Shares are in arrears or Surety Assets Coverage is not maintained pursuant to the Surety Arrangement.

     Subject to the foregoing and to any requirements of Maryland law, to the extent that the Fund's net investment income for any year exceeds any current or accumulated dividends on the Preferred Shares, it will be distributed to the holders of the Common Stock. "Net investment income" includes interest, dividends, short-term capital gains and other income received or accrued less interest payments with respect to the Notes, the advisory fee, the premium paid pursuant to the Surety Arrangement, bank and surety custodian charges, taxes (except capital gains taxes) and other expenses properly chargeable against income, but does not include net capital gains, stock dividends, transfer taxes, brokerage or other capital charges nor distributions designated as a return of capital. Any net capital gains (defined as the excess of net long-term capital gains over net short-term capital losses) of the Fund will be distributed annually to the holders of the Common Stock (subject to the prior rights of the holders of the Preferred Shares) subject to the foregoing and any requirement of Maryland law.

     Pursuant to the Fund's Dividend Reinvestment Plan (the "Plan"), holders of Common Stock may elect to receive all dividends and capital gains distributions in cash paid by check mailed directly to such holders by The Bank of New York (the "Bank"), as dividend disbursing agent. Pursuant to the Plan, holders of Common Stock not making such election will have all such amounts automatically reinvested by the Bank, as the Plan agent, in whole or fractional shares of Common Stock, as the case may be.

     As of the date of this Prospectus, Prospect Street(SM) Investment Management Co., Inc., the Investment Adviser, was the record and beneficial owner of all of the outstanding shares of Common Stock and thus was deemed in "control" of the Fund as "control" is defined in the 1940 Act. The Investment Adviser has undertaken that these shares were purchased for investment purposes only and that they will be sold only pursuant to a registration statement under the 1933 Act or an applicable exemption from the registration requirements thereof.

                               FINANCIAL SECURITY

     The information set forth below under this caption and the Financial Statements of Financial Security and Subsidiary contained in this Prospectus were furnished by Financial Security.

GENERAL

     Financial Security shall act as surety under the Surety Bond by which Financial Security unconditionally and irrevocably guarantees the Scheduled Payments on the Preferred Shares. Financial Security is a monoline property and casualty insurance company incorporated on March 16, 1984 under the laws of the State of New York. The operations of Financial Security commenced on July 25, 1985, and Financial Security received its New York State insurance license on September 23, 1985. Financial Security and its two wholly-owned subsidiaries are licensed to engage in surety business in 42 states and the District of Columbia.

      Financial Security and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally on corporate and other taxable securities offered in domestic and foreign markets. Financial Security and its subsidiaries also write financial guaranty insurance on tax-exempt municipal obligations and reinsure financial guaranty insurance policies written by other leading insurance companies. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for payment of a premium to the insurer. As of September 30, 1988, Financial Security and its subsidiaries had insured or reinsured approximately $7.6 billion principal amount of corporate and municipal obligations (net of amounts reinsured with unaffiliated reinsurers). Pursuant to an intercompany agreement, liabilities on surety bonds issued by Financial Security or either of its subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations.

     The registered office of Financial Security is located at 350 Park Avenue, New York, New York 10022 and its telephone number is (212) 826-0100. At September 30, 1988, Financial Security and its subsidiaries had 82 employees.

FINANCIAL STRUCTURE

     Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. The investors listed below own or control approximately 75% of the common equity of Financial Security Assurance Holdings Ltd. Neither Financial Security Assurance Holdings Ltd. nor any of its investors is obligated to pay debts of Financial Security or to pay any claim under the Surety Bonds or to make additional capital contributions.

UNITED STATES                                     GREAT BRITAIN
Tucson Electric Power Company                     Globe Investment Trust P.L.C.
The Equitable Life Assurance Society of the       The General Electric Company p.l.c.
 United States                                    Electra Investment Trust PLC
John Hancock Mutual Life Insurance Company        Gartmore Investment Management Limited
New England Mutual Life Insurance Company         Kleinwort Benson Limited
Transamerica Corporation                          Water Authorities Superannuation Fund
First Interstate Bancorp                          G.T. Management PLC
McDonnell Douglas Finance Corporation             CANADA
Potomac Capital Investment Corporation            Canadian Imperial Bank of Commerce
Westinghouse Credit Corporation                   AUSTRALIA
Monumental Life Insurance Company                 Westpac Banking Corporation
JAPAN                                             ITALY
Sumitomo Life Insurance Company                   Toro International Holding S.A.
Orient Leasing, USA, Corp.                        SWITZERLAND
                                                  Morval & Cie S.A.
                                                  Jean-Jacques Michel


     Financial Security reinsures a portion of its liabilities under certain of its surety bonds with unaffiliated reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any surety bond.

     Financial Security's claims-paying ability is rated "AAA" by S&P, "Aaa" by Moody's, "AAA" by Fitch Investors Service, Inc., "AAA" by Nippon Investors Service Inc. and "D&P-1" (triple A) by Duff & Phelps Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.


CAPITALIZATION

     The following table sets forth the capitalization of Financial Security and its wholly-owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1988:

                                                                  SEPTEMBER 30,
                                                                      1988
                                                                  -----------
                                                                  (UNAUDITED)

 Unearned Premium Reserve.................................       $103,481,202
 Other Liabilities(l) ....................................         25,741,647
 Shareholders' Equity:
    Common Stock..........................................          2,500,000
    Additional Paid-in Surplus ...........................        197,501,000
    Retained Earnings.....................................         41,507,493
                                                                 ------------
 Total Shareholder's Equity...............................        241,508,493
                                                                 ------------
 Total Liabilities and Shareholder's Equity...............       $370,731,342
                                                                 ============
------------
(1) Includes $16,336,633 of short-term liabilities.

     For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiary included as part of this Prospectus.

INSURANCE REGULATION

     Financial Security is subject to regulation by the Insurance Department of the State of New York, where it is incorporated and licensed to do business. In addition, Financial Security and its subsidiaries are subject to regulation by insurance departments of the various other states in which they have been licensed to transact business.

     Principal areas of regulation include the amount of exposure that may be retained by an insurer for any given net risk, the rate at which premiums will be earned and the level of reserves required for unearned premiums (see Note 4 of the Notes to Consolidated Financial Statements of Financial Security and Subsidiary herein). In addition, insurance laws regulate permissible investments of reserves and surplus, forms of insurance contracts, limitations on the terms, amount and treatment of transactions among affiliates within a controlled group (generally requiring notice to and/or approval by the insurance department), mergers, consolidations, acquisitions or dispositions of substantially all assets (generally requiring regulatory approval) and the incurrence of liability for borrowings. Additional legislation and regulations with respect to the financial guaranty insurance industry are currently under consideration in the State of New York and other jurisdictions. No prediction may be made as to the likelihood of adoption of any such additional legislation or regulations or the impact thereof, if any, upon Financial Security.

                               SURETY ARRANGEMENT

SURETY BOND

     Concurrently with the issuance of the Preferred Shares, the Fund will cause Financial Security to deliver the Surety Bond to Bankers Trust Company, as custodian under a custody agreement (the "Surety Custody Agreement") for the benefit of the holders of the Preferred Shares. Under the Surety Bond, Financial Security unconditionally and irrevocably guarantees to each holder of Preferred Shares the full and complete payment of (i) Scheduled Payments and (ii) any dividend payment, payment of redemption price or liquidation payment which subsequently is avoided in whole or in part as a preference payment under applicable law until and including such date on which the Preferred Stock is redeemed in full.

     "Scheduled Payments" shall mean (i) payments of dividends on the Preferred Shares which holders of the Preferred Shares would be entitled to receive on each Dividend Payment Date during the term of the Surety Bond (see "Expiration or Termination of Surety Arrangement" below) in accordance with the terms of the Articles of Incorporation, without regard to whether the Fund has declared any such dividend or such dividend could have been legally declared by the Fund,
(ii) payment of the redemption price of the Preferred Shares without regard to whether such redemption could have been legally made by the Fund (a) on the last date on which the Fund was to have redeemed the Preferred Shares as specified in a Redemption Request (as defined) given by Financial Security under the Insurance Agreement upon the occurrence of an Event of Default (as defined) under the Insurance Agreement in the event Financial Security has notified the Surety Custodian that such redemption is to be a Scheduled Payment, and (b) on the date on which the Preferred Shares may be required to be redeemed pursuant to a Mandatory Expiration Redemption upon expiration of the Surety Bond (as described under "Description of Preferred Stock--Redemption"), and (iii) payment of the liquidation preference on the Preferred Shares in the event of a liquidation of the Fund during the term of the Surety Bond on the date fixed for payment of such liquidation preference pursuant to the Articles of Incorporation, so long as Financial Security shall have consented to such liquidation. For the purposes of the Scheduled Payments under the Surety Bond, in the event of a liquidation of the Fund to which Financial Security has not consented in which only a portion of the liquidation preference on the Preferred Shares is paid, a portion of the Preferred Shares represented by the unpaid portion of the liquidation preference shall be deemed to remain outstanding and shall be secured by the Surety Bond as to all Scheduled Payments without regard to whether the Fund has any obligation with respect thereto.

     Payment of amounts under the Surety Bond by Financial Security as described in clause (i) above will be made on the later of (a) the second Business Day following receipt on a Business Day by Financial Security of a notice and certificate from the Surety Custodian or (b) the date such Scheduled Payment is due (or if such day is not a Business Day, then on the next succeeding Business
Day). Such payments will be disbursed by Financial Security to the Surety Custodian by wire transfer of immediately available funds. Financial Security's obligation under the Surety Bond is discharged to the extent funds are so transferred to the Surety Custodian, whether or not such funds are properly applied by the Surety Custodian.

     If payment of any amount avoided as a preference under applicable federal bankruptcy law is required to be made under the Surety Bond, Financial Security will pay any amount thereunder when due pursuant to a Court Order (as defined in this sentence) but in any event no earlier than the first to occur of (a) the fourth Business Day following receipt by Financial Security from the Surety Custodian of (i) a certified copy of the Order (the "Court Order") of the court which exercised jurisdiction to the effect that the holder is required to return scheduled payments of redemption price, liquidation preference or dividends constituting a Scheduled Payment and paid on the Preferred Shares because such payment was an avoidable preference under applicable bankruptcy, insolvency, receivership or similar law, (ii) a certificate of the holder that the Court Order has been entered and is not subject to any stay and (iii) an assignment duly executed by the holder, in such form as is reasonably required by Financial Security and provided to the holder by Financial Security or the Surety Custodian, irrevocably assigning to Financial Security all rights and claims of the holder relating to or arising under the Preferred Shares against the estate of the Fund (provided that, if such certified copy, certificate and assignment are received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, Financial Security shall make such payment on the fifth Business Day following such date) or (b) the date of receipt by Financial Security from the Surety Custodian of the items referred to in clauses
(i), (ii) and (iii) above if, at least four Business Days prior to such date of receipt, Financial Security shall have received written notice from the Surety Custodian that such items were to be delivered on such date of receipt and such date of receipt was specified in such notice (provided that, if such notice is received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, such notice shall be deemed to have been received on the next succeeding Business Day). Such payment shall be disbursed to the receiver, conservator, debtor-in-possession, trustee in bankruptcy or other person named in the Court Order and not to the holder or the Surety Custodian directly, unless such holder or the Surety Custodian has been required previously to disgorge all or part of such payment, as demonstrated to the satisfaction of Financial Security, in which event such payment shall to such extent be paid directly to the holder or the Surety Custodian, as the case may be.

     Financial Security shall be subrogated to all the rights of each holder of Preferred Shares in the event Financial Security makes a Scheduled Payment to any such holder under the Surety Bond.

     The Surety Bond is a direct, unsecured and unsubordinated obligation of Financial Security ranking equally with any other unsecured and unsubordinated obligations of Financial Security, except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. The term of the Surety Bond cannot be modified or altered by any other agreement or instrument or by the merger, consolidation or dissolution of the Fund. The Surety Bond may not be cancelled or revoked by Financial Security prior to the end of its term. See "Expiration of Surety Arrangement" below. The Surety Bond is governed by the laws of the State of New York.

     For all references with respect to the Surety Bond (i) "Business Day" shall mean any day other than a Saturday or Sunday or a holiday including, New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Thanksgiving Day, Christmas or any other day on which banks in the City of New York or the principal corporate trust office of the Surety Custodian are authorized or required by law to be closed and (ii) "receipt by Financial Security" shall mean that Financial Security shall have received such claims, notices or documentation, as the case may be, by 12:00 noon, New York City time, on any Business Day.

INSURANCE AGREEMENT

     General. As a precondition to Financial Security's issuing the Surety Bond, the Fund will enter into the Insurance Agreement with Financial Security pursuant to which the Fund will be obligated to reimburse Financial Security for amounts paid by Financial Security under the Surety Bond. A copy of the Insurance Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Registration Statement of which this Prospectus is a part may be obtained as described under "Further Information."

     Surety Assets Coverage. At any time that Preferred Shares are outstanding, the Fund will be required under the Insurance Agreement to maintain assets in its portfolio meeting the Surety Investment Guidelines and having a discounted value at least equal to the Surety Assets Coverage (as defined below). If the Fund fails to meet the Surety Assets Coverage requirement and such failure is not cured within eight Business Days, Financial Security may seek to cause the Fund to redeem certain of the Preferred Shares. See "Events of Default; Remedies" below. The discount factor for and market value of any asset of the Fund, the method of calculating Surety Assets Coverage, the assets eligible for inclusion in the calculation of the discounted value of the Fund's portfolio and certain definitions and methods of calculation relating thereto may be changed from time to time by the Fund and Financial Security.

     "Surety Assets Coverage" as of any date is defined as the dollar amount equal to (A) the sum of (i) 100% of the aggregate principal amount of the Notes then outstanding; (ii) $100,250 times the number of Preferred Shares then outstanding; (iii) the aggregate amount of accrued interest on the Notes then outstanding, plus an amount equal to 63 days' interest on such principal amount of the Notes; (iv) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Shares to such date, plus the amount of dividends projected to accumulate on the Preferred Shares then outstanding from such date until the 30th day thereafter; (v) the aggregate principal amount of any then outstanding indebtedness of the Fund for money borrowed (other than the Notes) and (vi) the greater of $200,000 or the Fund's liabilities in existence as of such date to the extent not otherwise reflected in any of (i) through (v) above, less (B) the combined value of any Deposit Securities irrevocably deposited by the Fund for the payment of principal of or interest on the Notes or redemptions of or dividend payments with respect to the Preferred Shares. See "Deposit Securities Requirement" below.

     On or before the third Business Day after each Valuation Date (as defined below), the Fund is required to deliver to Financial Security a report with respect to the calculation of Surety Assets Coverage and the market value of its portfolio as of the related Valuation Date (a "Portfolio Valuation Report"). Within three Business Days after delivery of such report relating to the last Business Day in January, April, July and October of each year, commencing January 31, 1989, or, if any such day is not a Valuation Date, the next preceding Valuation Date (the "Quarterly Valuation Dates"), the Fund will deliver letters prepared by the Fund's independent accountants regarding the accuracy of the calculations made by the Fund in its most recent Portfolio Valuation Report. If any such letter prepared by the Fund's independent accountants shows that an error was made in the most recent Portfolio Valuation Report, the Fund shall be required to alter its portfolio composition to comply with Surety Assets Coverage in accordance with the revised calculation or determination made by the Fund's independent accountants. "Valuation Date" means
(i) the fifteenth day of each month (or, if such fifteenth day is not a Business Day, then the next succeeding Business Day), and (ii) the last Business Day of each month or, in the case of the first Valuation Date, a date selected by the Fund no later than 15 days after the date on which the Preferred Shares are originally issued. For the purposes of determining Valuation Dates, "Business Day" means a day on which the NYSE is open for trading and which is not a Saturday or Sunday or a day on which banks in New York City or Boston are authorized or obligated by law or executive order to close. See "Investment Objective and Policies--Investment Guidelines."

     Deposit Securities Requirement. The Fund will be obligated to deposit with the Paying Agent with respect to the Preferred Shares a specified amount of Deposit Securities not later than 20 days prior to each Dividend Payment Date and not later than the mailing of any notice of redemption with respect to any redemption (except in the case of a Mandatory Expiration Redemption). In addition, in the case of a Mandatory Expiration Redemption, the Fund will be obligated to set aside Deposit Securities ratably over a period ending not less than 30 days prior to the redemption date. Deposit Securities in all cases shall have an initial combined value greater than or equal to the liquidation preference and/or accumulated dividends on the Preferred Shares to become due and payable on the applicable payment date, and shall mature on or prior to such date.

     Events of Default; Remedies. An "Event of Default" is defined in the Insurance Agreement to include any of the following: (i) any default by the Fund in its performance of any covenant contained in the Insurance Agreement and the continuance of such default for at least 30 days after written notice is given to the Fund; (ii) any material representation or warranty made by the Fund in the Insurance Agreement or in connection therewith shall prove to be incorrect in any material respect when made or deemed made; (iii) any failure of the Fund to maintain assets in its portfolio with a discounted value such that the Surety Assets Coverage requirement is met, which failure is not cured within eight Business Days; (iv) any failure by the Fund to reimburse Financial Security for amounts paid under the Surety Bond or pay to Financial Security when due any other amount under the Insurance Agreement; (v) any failure by the Fund, on or prior to the date six months prior to the expiration date of the Surety Bond, to obtain from Financial Security an extension of the term of the Surety Bond pursuant to its terms or to obtain notice in writing from each of the Rating Agencies that such expiration of the Surety Bond will not adversely affect the then outstanding rating, if any, of the Preferred Shares by such Rating Agency whether through obtaining a substitute surety bond or otherwise;
(vi) a final determination by the Internal Revenue Service that the Fund does not qualify for any taxable year as a regulated investment company (as defined in the Internal Revenue Code); (vii) certain events of bankruptcy, insolvency or receivership of the Fund; and (viii) denial by the Fund that it has any or further liability or obligation under the Insurance Agreement or the Articles of Incorporation, or any finding or ruling by any governmental agency or authority that the Insurance Agreement or the Articles of Incorporation is not valid or binding on the Fund; provided that, in the case of each of clauses (i), (ii),
(vi) and (viii), such event shall not constitute an Event of Default unless, in the reasonable judgment of Financial Security, such event would materially and adversely affect the ability of the Fund to perform its material obligations under the Insurance Agreement or the Articles of Incorporation or would materially and adversely affect the material rights or benefits or the enforcement of remedies or the practicable realization of such rights of or benefits to Financial Security under the Insurance Agreement or of Financial Security or any holder of Preferred Shares under the Surety Custody Agreement or the Articles of Incorporation or otherwise with respect to the Preferred Shares.

     If an Event of Default has occurred and is continuing, the Fund is required under the Insurance Agreement, upon receipt of a written request from Financial Security (a "Redemption Request") (a) in the case of an Event of Default other than as specified in clause (iii) above, to deliver a Notice of Redemption with respect to, and redeem within a specified period, such number of Preferred Shares as specified by Financial Security in such Redemption Request, and (b) in the case of the occurrence and continuance of an Event of Default specified in clause (iii) above relating to Surety Assets Coverage, to identify in the Fund's sole discretion, and sell for cash, certain portfolio holdings, the proceeds from the sale of which shall be added to the portfolio and shall thereby cause the value of the portfolio to have equalled or exceeded the Surety Assets Coverage requirement on a pro forma basis as of the immediately preceding Valuation Date ("Special Surety Redemption Assets"). In addition, Financial Security will be entitled to deliver a Redemption Request directing the Fund to redeem Preferred Shares with the proceeds of the sale of such Special Surety Redemption Assets or similar assets. Any Redemption Request (other than in respect of the Event of Default specified in clause (iii) above), once delivered, may be withdrawn by Financial Security at any time prior to the mailing of the related Notice of Redemption.

     Any amount applied to payment on the Preferred Shares as to which Financial Security has made payment under the Surety Bond shall be deemed to satisfy the obligation of the Fund to reimburse Financial Security in an amount equal to the amount so applied. Alternatively, if the Fund reimburses Financial Security for any Scheduled Payments made by it, such reimbursement will satisfy the Fund's obligation to make the dividend, redemption or liquidation preference payment represented by such Scheduled Payment so reimbursed.

INDEMNIFICATION AND OTHER PAYMENTS BY THE FUND

     The Fund has agreed to indemnify Financial Security against certain liabilities, losses, costs, damages, attorneys' fees and other expenses. The Fund also has agreed to pay to Financial Security upon issuance of the Surety Bond, and in consideration thereof, a premium equal to the present value of .40% of the aggregate liquidation preference of the Preferred Shares originally issued (the "Annual Premium Amount") times the number of years (five) in the initial term of the Surety Bond and to pay Financial Security for certain other legal fees and expenses incurred by Financial Security in connection with the Insurance Agreement.

EXPIRATION OF THE SURETY ARRANGEMENT

     The Surety Bond will expire December 5, 1993; provided, however, that subject to conditions contained in the Insurance Agreement including the conditions that there is no Event of Default and Surety Assets Coverage is met at the time of extension, the Fund may elect to extend the expiration date for one or more additional periods of up to five years in the aggregate at a premium payable annually equal to .40% of the aggregate liquidation preference of the Preferred Shares outstanding at the time of extension of the Surety Bond. Except under certain circumstances, upon any expiration of the Surety Bond prior to 10 years after the original issuance thereof, the Fund shall be obligated to pay Financial Security a fee equal to the Annual Premium Amount and may not replace the Surety Bond with a substitute surety bond, financial guaranty or other credit enhancement. Upon expiration of the Surety Bond, the Preferred Shares will be subject to mandatory redemption under certain circumstances as described under "Description of Preferred Stock--Redemption."

SURETY CUSTODY AGREEMENT

     Pursuant to the Surety Arrangement, the Preferred Shares and the Surety Bond are required to be held by the Surety Custodian, pursuant to the Surety Custody Agreement in a custody account (the "Surety Custody Account") established for the benefit of the holders of the Preferred Shares. Ownership of the Preferred Shares, in turn, shall be evidenced by custody receipts (the "Custody Receipts") held by DTC.

     In the event that the Fund does not make any Scheduled Payment, the Surety Custodian is obligated to make a claim for payment under the Surety Bond. Financial Security shall be subrogated to the rights of owners of Preferred Shares to receive payments with respect to the Preferred Shares to the extent of any payment by Financial Security under the Surety Bond. In connection with the making of Scheduled Payments by Financial Security under the Surety Bond, the Surety Custodian shall assign to Financial Security the rights to the related dividend payment or, in the case of a redemption or liquidation payment, the related Preferred Shares. The Surety Custodian shall also appoint Financial Security as agent for the holder in any legal proceeding with respect to the Preferred Shares for which a payment was made under the Surety Bond (including specifically the authority to vote such Preferred Shares) until any claims resulting from such assignment shall have been satisfied, such appointment to be contingent upon Financial Security's continued performance under the Surety Bond.

     Voting rights with respect to the Preferred Shares held in the Surety Custody Account will be exercised by the Surety Custodian in accordance with instructions given by the holders of the Preferred Shares. See "Description of Preferred Stock--Voting." The Surety Custody Agreement provides, however, that, at any time that the Surety Custodian has made a claim for payment under and Financial Security has made Scheduled Payments pursuant to the Surety Bond, the Surety Custodian will vote the Preferred Shares with respect to which such Scheduled Payments have been made under the Surety Bond in accordance with instructions given by Financial Security. The right of Financial Security to instruct the Surety Custodian with respect to voting such Preferred Shares shall terminate when the Fund has made payments on the Preferred Shares with respect to which the Scheduled Payments were made by Financial Security or the Fund has reimbursed Financial Security with respect to such Scheduled Payments pursuant to the terms of the Insurance Agreement.

     The Surety Custody Account will be maintained by the Surety Custodian as a custodial account, separate and segregated, the contents of which may not be commingled with any other assets or property held by the Surety Custodian. The Surety Custodian will maintain separate records in connection with any moneys which it may hold in connection with the Preferred Shares and the Surety Bond. Under the Surety Custody Agreement, holders of Preferred Shares are liable for payment of taxes or other governmental charges with regard to registrations of transfers or exchanges of Custody Receipts. Except as otherwise provided in the Surety Custody Agreement, no amendment affecting the registered holders of Custody Receipts may be made to the Surety Custody Agreement without the consent of the registered owners of the Custody Receipts evidencing 66 2/3% in interest of the outstanding Preferred Shares deposited in the Surety Custody Account.

     Notices with respect to the Preferred Shares that are received by the Surety Custodian from the Fund will be promptly forwarded to the holders of Preferred Shares. Except as expressly provided by the Surety Custody Agreement, the Surety Custodian will not take any action on behalf of any holder of Preferred Shares with respect to Preferred Shares or the Surety Bond, except in accordance with written instructions from such holder and upon receipt of reasonable indemnity from such holder for resulting costs and liabilities as provided in the Surety Custody Agreement, whether or not such action appears to be in the best interest of such holder.

     The Surety Custodian may resign pursuant to the Surety Custody Agreement upon appointment of a successor Surety Custodian and its acceptance of such appointment as provided in the Surety Custody Agreement. Either Financial Security or the registered owners of Custody Receipts evidencing a majority in aggregate amount of the Preferred Shares deposited in the Surety Custody Account may remove the Surety Custodian and appoint a successor thereto pursuant to the provisions of the Surety Custody Agreement.

                        PREFERRED STOCK AND NOTE RATINGS

     It is a condition of issuance of (i) the Preferred Shares that they be rated "AAA"/"Aaa" by the Rating Agencies on the basis of the issuance of the Surety Bond by Financial Security and (ii) the Notes that they be rated "AAA"/"Aaa" on the basis that the Fund's portfolio will be managed in accordance with the Notes Investment Guidelines. Such ratings will reflect only the views of the Rating Agencies. When rating securities, the Rating Agencies consider the transaction in its entirety and rely on factors in addition to the amount and performance of the assets underlying such securities. Accordingly, future events adversely affecting Financial Security could have an adverse impact on the rating of the Preferred Shares. An explanation of the significance of such ratings may be obtained from Standard & Poor's Corporation, 25 Broadway, New York, New York 10017, telephone (212) 208-8000 and Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, telephone (212) 533-0300. There is no assurance that either of such ratings will continue for any period of time or that it will not be revised or withdrawn entirely by the applicable Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such ratings may have an adverse effect on the market price of the Preferred Shares and the Notes. A security rating is not a recommendation to buy, sell or hold securities.


                      CUSTODIAN, TRANSFER AGENTS, DIVIDEND
                 DISBURSING AGENT, PAYING AGENTS AND REGISTRARS

     The Fund's securities and cash are held by The Bank of New York, whose principal business address is 19 Rector Street, New York, New York 10286, as custodian (the "Custodian"), under a custodian contract. The Fund has not selected any foreign custodians or sub-custodians. However, if the Fund determines that it should have any foreign custodians or sub-custodians to maintain any of its foreign securities, the Board of Directors will make such election following a consideration of a number of factors, including, but not limited to, the reliability and financial stability of the institution, the ability of the institution to perform capably custodial services for the Fund, the reputation of the institution in its national market, the political and economic stability of the country in which the institution is located, and the risks of potential nationalization or expropriation of Fund assets.

     The Bank of New York serves as dividend disbursing agent, as agent under the Plan and as transfer agent and registrar for the Common Stock. Bankers Trust Company serves as the Surety Custodian pursuant to the Surety Custody Agreement for the benefit of the holders of the Preferred Shares and serves as transfer agent, paying agent and registrar for the Preferred Shares. Shawmut Bank, N.A. serves as the Trustee under the Indenture and serves as transfer agent, paying agent and registrar for the Notes.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement among the Fund, the Investment Adviser and Drexel Burnham (the "Underwriter"), the Underwriter has agreed to purchase from the Fund, and the Fund has agreed to sell to the Underwriter, all of the Preferred Shares offered hereby.

     The Underwriting Agreement provides that the obligations of the Underwriter thereunder are subject to approval of certain legal matters by counsel and to various other conditions, any of which the underwriter has the right to waive, including the closing of the sale of the Notes and the Common Stock, and the absence of any indictment relating to the matters discussed in the fifth paragraph under the caption "Portfolio Trading." The nature of the Underwriter's obligation is such that the Underwriter is committed to purchase all of the Preferred Shares offered hereby if any are purchased. The Fund has granted the Underwriter a 30-day option to purchase up to an additional 45 Preferred Shares to cover over-allotments, if any. However, such option may be exercised only to the extent that, after giving effect thereto and to the exercise of over-allotment options with respect to the Common Stock (in the amount of up to 1,800,000 shares) and the Notes (in the amount of up to $7,500,000 aggregate principal amount) (in each case as provided for in the respective underwriting agreement relating to the Common Stock or the Notes, as the case may be), asset coverage under the 1940 Act would not be more than 399% or less than 361% with respect to the Notes or more than 250% or less than 226% with respect to the Preferred Shares, assuming each such over-allotment option was exercised as of the original issuance date for the Preferred Shares and assuming that underwriting discounts and offering expenses for the Common Stock and the Preferred Shares were $9,978,066.

     The Underwriter has advised the Fund that it proposes to offer the Preferred Shares directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ 1,000 per share. The Underwriter may allow and such dealers may reallow a concession not in excess of $250 per share to certain other dealers. After the initial public offering, the offering price and other selling terms may be changed by the Underwriter.

     The Fund and the Investment Adviser have agreed, jointly and severally, to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act.

     Prior to the concurrent offerings, there has been no secondary market for the Preferred Shares or the Notes. Drexel Burnham has advised the Fund that, while it is not obligated to do so, it currently intends to make a secondary market in the Preferred Shares, in accordance with the Auction Procedures, and the Notes; however, there is no assurance that an active secondary trading market for the Preferred Shares or the Notes will develop and any such secondary market activity, if commenced, may be discontinued at any time. In addition, other broker-dealers may or may not choose to make a secondary market in the Preferred Shares or the Notes. The Common Stock has been approved for listing on the NYSE under the symbol "PHY."

     The Underwriter has agreed with the Fund that it will sell Preferred Shares only to a person who agrees to execute and deliver a Master Purchaser's Letter in accordance with the terms of this Prospectus or to a Broker-Dealer who has agreed with the Underwriter that it will (i) execute and deliver a Master Purchaser's Letter in accordance with the terms of this Prospectus and (ii) only sell Preferred Shares to such a person or to another such Broker-Dealer. The Underwriter has also agreed with the Fund that it will execute and deliver a Master Purchaser's Letter in accordance with the terms of this Prospectus.

     During the period that the underwriters of the Fund's securities (including the Underwriter) will be soliciting indications of interest, the Fund and the underwriters will continue to evaluate the markets for such securities as well as the market for the Fund's contemplated investments. If as a result of a material adverse change in existing financial, political or economic conditions in the United States or elsewhere it becomes impractical or inadvisable to proceed with the offerings of the Fund's securities, such offerings may not be made.

     Drexel Burnham will act in Auctions as a Broker-Dealer and will provide information to be used in ascertaining the 30-day "AA" Commercial Paper Rate.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the Preferred Shares offered hereby will be passed upon for the Fund by its counsel, Cahill Gordon & Reindel, a partnership including professional corporations, New York, New York, and by its special Maryland counsel, Piper & Marbury, Baltimore, Maryland. Certain legal matters will be passed upon for the Underwriter by Goodwin, Procter & Hoar, Boston, Massachusetts.

                             REPORTS TO SHAREHOLDERS

     The Fund will send unaudited semiannual and audited annual reports to its shareholders, including a list of investments held.

                                     EXPERTS

     The Balance Sheet of the Fund as of November 23, 1988 included in this Prospectus has been audited by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto, and is included in reliance upon the authority of said firm as experts in giving said report.

     The financial statements of Financial Security included in this Prospectus, to the extent and for the periods indicated in their report, have been examined by Touche Ross & Co., independent public accountants, and are included in reliance on such report and upon the authority of said firm as experts in accounting and auditing.

                               FURTHER INFORMATION

     This Prospectus does not contain all of the information included in the Registration Statement filed with the SEC under the 1933 Act and the 1940 Act with respect to the Preferred Shares offered hereby, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. The Registration Statement, including exhibits filed therewith, may be examined at the office of the SEC in Washington, D.C.

     Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

                               GLOSSARY OF TERMS

                                                            PAGE ON WHICH TERM
                                                             IS DEFINED IN THE
TERM                                                             PROSPECTUS
----                                                             ----------

 1933 Act.........................................................   10
 1934 Act ........................................................   10
 1940 Act ........................................................    7
 1940 Act Asset Coverage .........................................   54
 Advisory Agreement...............................................   29
 Agent Member.....................................................   38
 Applicable Rate..................................................  5,46
 Articles of Incorporation........................................    8
 Auction..........................................................   37
 Auction Agent....................................................   37
 Auction Agent Agreement..........................................   37
 Auction Date.....................................................  5,39
 Auction Procedures...............................................   37
 Available Preferred Shares.......................................   41
 Bank.............................................................   58
 Bank Borrowings..................................................   53
 Bid..............................................................   39
 Bidders..........................................................   39
 Broker-Dealer Agreements.........................................   37
 Broker-Dealers...................................................   37
 Business Day..................................................... 16,62,63
 Buy-Back Date....................................................   51
 Cede.............................................................   44
 CFTC.............................................................   22
 Commercial Paper Dealers ........................................   40
 Common Stock.....................................................    2
 Court Order......................................................   61
 Custodian........................................................   66
 Cure Date........................................................   54
 Custody Receipts ................................................   65
 DBL Group........................................................   10
 Deposit Securities...............................................   52
 Dividend Payment Date............................................   45
 Dividend Periods.................................................  2,46
 Drexel Burnham ..................................................    7
 DTC..............................................................    4
 Event of Default.................................................  55,63
 Existing Holder .................................................   38
 Financial Security ..............................................    2
 Fund.............................................................  Cover
 Hold Order.......................................................   39
 Indenture........................................................    7
 Initial Dividend Period..........................................   46
 Insurance Agreement..............................................    4
 Interest Period..................................................   51
 Internal Revenue Code............................................   22
 Investment Adviser...............................................  Cover,3
 Investment Guidelines............................................    3
 Liens............................................................   53
 Mandatory Expiration Redemption..................................   47
 Mandatory Surety Redemption......................................   47
 Master Purchaser's Letter........................................   38

                                                            PAGE ON WHICH TERM
                                                             IS DEFINED IN THE
TERM                                                             PROSPECTUS
----                                                             ----------

 Maximum Applicable Rate..........................................  5,40
 Merrill Lynch ...................................................    3
 Minimum Applicable Rate..........................................  5,40
 Moody's..........................................................  Cover
 Moseley..........................................................   28
 Notes............................................................    2
 Note Basic Maintenance Amount ...................................   54
 Notes Investment Guidelines......................................    3
 Notice of Redemption.............................................   48
 NYSE.............................................................   16
 Order............................................................   39
 Original Issuance Date ..........................................   45
 Paying Agent.....................................................   37
 Plan.............................................................   58
 Portfolio Valuation Report.......................................   63
 Potential Holder.................................................   39
 Preferred Shares.................................................    2
 Preferred Stock Redemption.......................................   47
 Quarterly Valuation Dates........................................   63
 Rating Agencies..................................................  Cover
 Redemption Request ..............................................   64
 S&P..............................................................  Cover
 Scheduled Payment Day............................................   45
 Scheduled Payments...............................................   61
 SEC..............................................................   10
 Securities Depository ...........................................    5
 Sell Order.......................................................   39
 Senior Notes.....................................................   51
 Special Note Redemption Assets ..................................   55
 Special Surety Redemption Assets.................................   64
 Submission Deadline..............................................   41
 Submitted Bid ...................................................   41
 Submitted Hold Order.............................................   41
 Submitted Order..................................................   41
 Submitted Sell Order.............................................   41
 Subsequent Dividend Period.......................................   46
 Sufficient Clearing Bids.........................................   41
 Surety Arrangement...............................................    3
 Surety Assets Coverage...........................................   62
 Surety Bond......................................................    4
 Surety Custodian.................................................    4
 Surety Custody Account ..........................................   65
 Surety Custody Agreement.........................................   61
 Surety Investment Guidelines ....................................    3
 TARPS ...........................................................  Cover, 2
 30-day "AA" Composite Commercial Paper Rate......................   40
 Trustee..........................................................   51
 Underwriter......................................................   66
 Valuation Date...................................................  54,63
 Voting Period ...................................................   49
 Winning Bid Rate.................................................   42

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Prospect Street(SM) High Income Portfolio Inc.:

     We have audited the accompanying balance sheet of Prospect Street(SM) High Income Portfolio Inc. (a Maryland corporation) as of November 23, 1988. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this statement based upon our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above, presents fairly, in all material respects, the financial position of Prospect Street(SM) High Income Portfolio Inc. as of November 23, 1988, in conformity with generally accepted accounting principles.

                                           ARTHUR ANDERSEN & CO.

Boston, Massachusetts
November 23, 1988

                 PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.

                                  BALANCE SHEET

                                NOVEMBER 23, 1988

                                   A S S E T S

 Cash .........................................................   $   102,300
 Deferred organization, registration and
  financing costs (Note 3).....................................     1,500,000
                                                                  -----------
                                                                  $ 1,602,300
                                                                  -----------
                                  LIABILITIES

 Accrued organization, registration and
  financing costs (Note 3) ....................................   $ 1,500,000
                  -      -                                        -----------
 Commitments (Notes 1, 5 and 6)

                                   NET ASSETS

 Taxable Auction Rate Preferred Stock, no par value,
  authorized 1,000 shares, none issued, liquidation
  preference of $100,000 per share (Note 6)....................  $       --

 Common Stock, $.01 par value, authorized 100,000,000
  shares, 11,000 shares issued and outstanding.................           110
 Capital in excess of par value ...............................       102,190
                                                                  -----------

      Net assets applicable to Common Stock....................   $   102,300
                                                                  ===========
      Net asset value per common share.........................   $      9.30
                                                                  ===========



       The accompanying notes are an integral part of this balance sheet.

                 PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.

                             NOTES TO BALANCE SHEET

                                NOVEMBER 23, 1988

      1. Prospect Street(SM) High Income Portfolio Inc. (the "Fund") was organized as a corporation in the State of Maryland on May 13, 1988 and is registered with the Securities and Exchange Commission as a diversified, closed-end management investment company under the Investment Company Act of 1940, as amended. The Fund intends to qualify for and elect the tax treatment applicable to regulated investment companies under Subchapter M of the Internal Revenue Code of 1986, as amended.

      2. The Fund has had no operations since its incorporation other than those relating to organizational matters and the registration of debt and equity securities for sale to the public. All of the initial common shares are owned by Prospect Street(SM) Investment Management Co., Inc.

      3. Deferred offering costs incurred by the Fund in connection with the sale of the Taxable Auction Rate Preferred Stock (the "Preferred Stock") and the Common Stock will be recorded as a reduction of the Common Stock proceeds. The costs incurred by the Fund in connection with its organization, estimated at $35,000, have been deferred and will be amortized over a period of five years from the date upon which the Fund commences its investment activities. The costs incurred by the Fund in connection with the sale of the Senior Extendible Notes, Series A (the "Notes") will be deferred and will be amortized using the interest method over a period of five years (initial maturity date) from the date upon which the Fund commences its investment activities.

      4. The Fund intends to enter into an Advisory Agreement with the Investment Adviser. Under the Advisory Agreement, the Investment Adviser, subject to the general supervision of the Fund's Board of Directors, will manage the Fund's portfolio and provide the administration of the Fund's other affairs. As compensation for its services under the Advisory Agreement, the Investment Adviser will receive a monthly advisory fee equal to 0.50% (on an annual basis) of the average weekly value of the total assets of the Fund less accrued liabilities (excluding the principal amount of the Notes and the liquidation preference of the Preferred Stock and including accrued and unpaid dividends on the Preferred Stock).

      5. The Fund intends to issue Notes initially due in 1993. The Notes will be extendible for one or more periods of one, two or three years until 1998 when they will mature if not previously redeemed or repurchased. The Fund will be required to maintain certain asset coverages with respect to the Notes. The interest rate will be established at the offering of the Notes.

      6. The Fund intends to issue the Preferred Stock concurrently with the issuance of the Notes. The underwriting discount and the related expenses of the issue will be recorded as a reduction of the capital in excess of par value on the Common Stock. Dividends are cumulative at a rate which will be established at the offering of the Preferred Stock and thereafter, will generally be reset every 30 days by an auction. If the Fund fails to pay dividends on the Preferred Shares, equal to two full years of dividends thereon, the holders of the Preferred Stock as a class will have the right to elect a majority of the Board of Directors. The Preferred Stock are redeemable, at the option of the Fund, at a redemption price equal to $100,000 per share plus accumulated and unpaid dividends on any dividend payment date. The Preferred Stock is also subject to mandatory redemption at a redemption price of $100,000 per share (or $100,250 per share, if the redemption date is other than a dividend payment date), plus accumulated and unpaid dividends, 30 days prior to the expiration of a surety bond issued in respect thereof or if the Fund is in default of its surety assets coverage requirements with respect to the Preferred Stock. Holders of shares of Common Stock have voting rights of one vote per share and holders of the Preferred Stock have voting rights of one vote per $ 1,000 of liquidation preference other than liquidation preference attributable to accumulated and unpaid dividends (i.e., 100 votes per share of Preferred Stock); provided that all votes represented by a single share of Preferred Stock must be voted together. In general, the holders of the Preferred Stock and the Common Stock vote together as a single class, except that the holders of the Preferred Stock, as a separate class, vote to elect two members of the Board of Directors and separate class votes are required on certain matters that affect the respective interests of the Preferred Stock and the Common Stock. The Preferred Stock has a liquidation preference of $ 100,000 per share plus accumulated and unpaid dividends.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
               OF FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

                                                                            Page
                                                                            ----
 Report of Independent Public Accountants...............................     75

 Financial Statements:

 Consolidated Balance Sheets as of December 31, 1987 and 1986...........     76

 Consolidated Statements of Income For the Years Ended
  December 31, 1987 and 1986 and the Period from March 16, 1984
  (date of inception) Through December 31, 1985.........................     77

 Consolidated Statements of Changes in Shareholder's
  Equity For the Years Ended December 31, 1987 and 1986
  and the Period from March 16, 1984 (date of inception)
  Through December 31, 1985.............................................     78

 Consolidated Statements of Changes in Financial Position
  For the Years Ended December 31, 1987 and 1986 and the
  Period From March 16, 1984 (date of inception)
  Through December 31, 1985.............................................     79

 Notes to Consolidated Financial Statements For the Years
  Ended December 31, 1987 and 1986 and the Period from
  March 16, 1984 (date of inception) Through December 31, 1985 .........     80

 Consolidated Balance Sheet as of September 30, 1988 (Unaudited) .......     86

 Consolidated Statements of Income For the Nine Months
  Ended September 30, 1988 and 1987 (Unaudited) ........................     87

 Consolidated Statements of Changes in Financial Position
  For the Nine Months Ended September 30, 1988 and 1987 (Unaudited).....     88

 Notes to Consolidated Financial Statements For the Six
  Months Ended September 30, 1988 and 1987 (Unaudited)..................     89

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Financial Security Assurance Inc.
350 Park Avenue
New York, New York

     We have examined the consolidated balance sheets of Financial Security Assurance Inc. and Subsidiary as of December 31, 1987 and 1986, and the related consolidated statements of income, changes in shareholder's equity, and changes in financial position for the years ended December 31, 1987 and 1986 and the period from March 16, 1984 (date of inception) through December 31, 1985 and the related supplemental schedules on pages 91 and 92. Our examinations were made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as we considered necessary in the circumstances.

     In our opinion, the consolidated financial statements referred to above present fairly the financial position of Financial Security Assurance Inc. and Subsidiary at December 31, 1987 and 1986, and the results of their operations and the changes in their financial position for the years ended December 31, 1987 and 1986 and the period from March 16, 1984 (date of inception) through December 31, 1985, in conformity with generally accepted accounting principles applied on a consistent basis. Also, in our opinion, the supplemental schedules referred to above, when read in conjunction with the related financial statements, present fairly the information therein set forth.

TOUCHE ROSS & CO.

New York, New York
March 7, 1988

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY
    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)
                           CONSOLIDATED BALANCE SHEETS


                                                                                      DECEMBER 31,
                                                                              -----------------------------
                                                                                 1987               1986
                                                                                 ----               ----
                                                  ASSETS
 Bonds, at amortized cost (market value of $256,066,982 and
   $252,718,584, respectively) .............................................  $261,190,571     $248,760,695
 Short-term Investments, at cost which approximates market..................     6,961,072       12,028,295
 Cash ......................................................................     7,535,104          560,659
 Premiums and Other Receivables (from Parent $533,989)......................     2,211,661        6,130,373
 Property and Equipment (net of accumulated depreciation of $391,922
   and $2,917, respectively) ...............................................     1,464,878           52,892
 Deferred Acquisition Costs.................................................    17,804,858       11,525,814
 Accrued Interest...........................................................     5,223,008        4,448,515
 Other Assets...............................................................     5,950,036           91,813
 Goodwill...................................................................     3,753,750        3,851,250
                                                                              ------------     ------------
     TOTAL ASSETS...........................................................  $312,094,938     $287,450,306
                                                                              ============     ============

                             LIABILITIES AND SHAREHOLDER'S EQUITY

 Accounts Payable ($353,178 in 1986 to Parent) .............................  $    250,340     $    687,124
 Federal Income Taxes (payable to Parent)...................................     4,747,892        5,728,242
 Deferred Federal Income Taxes .............................................     5,952,041        3,617,817
 Unearned Premium Reserve...................................................    67,852,938       54,436,132
 Accrued Expenses and Other Liabilities.....................................     1,510,233        2,001,800
 Premiums Payable...........................................................       547,877        3,379,230
                                                                              ------------     ------------
     TOTAL LIABILITIES......................................................    80,861,321       69,850,345
                                                                              ------------     ------------

 COMMITMENTS AND CONTINGENCIES
 SHAREHOLDER'S EQUITY:
   Common Stock (1,000 shares authorized and issued, par value of $2,500) ..     2,500,000        2,500,000
   Additional Paid-In Surplus ..............................................   197,501,000      197,501,000
   Retained Earnings .......................................................    31,232,617        17,598,96
                                                                              ------------     ------------
     TOTAL SHAREHOLDER'S EQUITY.............................................   231,233,617      217,599,961
                                                                              ------------     ------------

     TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY.............................  $312,094,938     $287,450,306
                                                                              ============     ============

                              See notes to consolidated financial statements

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                        CONSOLIDATED STATEMENTS OF INCOME

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1985


                                                                         1987             1986           1985
                                                                         ----             ----           ----
 REVENUES:
   Premiums Earned .....................................            $ 13,046,807    $  9,426,741    $    553,044
   Net Investment Income ...............................              21,483,336      20,922,426       6,309,495
   Ceding Commissions ..................................                 824,692       1,412,808            --
   Other Income ........................................                 926,301            --              --
                                                                    ------------    ------------    ------------
    TOTAL REVENUES .....................................              36,281,136      31,761,975       6,862,539
                                                                    ------------    ------------    ------------
  EXPENSES:
   Ceding Commissions ..................................               1,770,160       4,181,213       4,004,590
   Salaries and Related Expenses .......................               6,494,474       4,146,623       1,015,706
   Advertising and Promotion ...........................               1,046,260         784,646         811,692
   Underwriting Expenses ...............................               1,237,720         668,208          73,367
   Travel and Related Expenses .........................                 589,912         364,596         202,893
   Rent Expense ........................................               1,229,815       1,116,027         173,328
   Depreciation ........................................                 261,297           2,917            --
   Legal, Auditing & Consulting ........................               1,183,670       2,366,882       1,456,258
   Taxes, Licenses and Fees ............................                 356,456         519,035         599,806
   Other Operating Expenses ............................               1,495,101         469,961         198,810
   Amortization ........................................                 117,361          48,750            --
                                                                    ------------    ------------    ------------
     TOTAL EXPENSES BEFORE DEFERRAL OF ACQUISITION COSTS              15,782,226      14,668,858       8,536,450
   Acquisition Costs Deferred (net of amortization of
   $2,259,489,  $1,829,198 and $64,118, respectively) ..              (6,279,045)     (5,730,152)     (5,795,662)
                                                                    ------------    ------------    ------------
     EXPENSES AFTER DEFERRAL OF ACQUISITION COSTS ......               9,503,181       8,938,706       2,740,788
                                                                    ------------    ------------    ------------
  INCOME BEFORE INCOME TAXES ...........................              26,777,955      22,823,269       4,121,751
   Provision for Income Taxes ..........................               7,229,249       9,346,059            --
                                                                    ------------    ------------    ------------
     NET INCOME ........................................            $ 19,548,706    $ 13,477,210    $  4,121,751
                                                                    ============    ============    ============

                 See notes to consolidated financial statements

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (date of inception)
                            THROUGH DECEMBER 31, 1985



                                                                   ADDITIONAL
                                                   COMMON           PAID-IN          RETAINED
                                                   STOCK            SURPLUS          EARNINGS              TOTAL
                                                   ------          ----------        --------              -----
 Balance, March 16, 1984 (date of inception) ..  $      --        $        --       $       --            $        --
 Issuance of Common Stock......................   1,000,000        184,001,000              --             185,001,000
 Net Income for the Period.....................         --                 --          4,121,751             4,121,751
                                                 ----------      -------------       -----------          ------------
 Balance, December 31, 1985....................   1,000,000        184,001,000         4,121,751           189,122,751
 Changes in Par Value of Common Stock..........   1,500,000         (1,500,000)             --                     --
 Capital Contribution from Parent .............         --          15,000,000              --              15,000,000
 Net Income for the Year.......................         --                 --         13,477,210            13,477,210
                                                 ----------      -------------       -----------          ------------
 Balance, December 31, 1986....................   2,500,000        197,501,000        17,598,961           217,599,961
                                                 ----------      -------------       -----------          ------------
 Dividends on Common Stock.....................         --                 --         (5,915,050)           (5,915,050)
 Net Income for the Year.......................         --                 --         19,548,706            19,548,706
                                                 ----------      -------------       -----------          ------------
 Balance, December 31, 1987....................  $2,500,000      $ 197,501,000       $31,232,617          $231,233,617
                                                 ==========      =============       ===========          ============

                 See notes to consolidated financial statements

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (a WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 1985



                                                            1987              1986             1985
                                                            ----              ----             ----
   SOURCE OF FUNDS:
    From Operations:
      Net Income ....................................   $  19,548,706    $  13,477,210    $   4,121,751
      Items not requiring use of funds:
        Depreciation and Amortization ...............       4,699,139        2,205,258          162,231
        Unearned Premium Reserve ....................      13,416,806       23,731,946       30,704,186
      Accounts Payable Accrued Expenses and Other
        Liabilities .................................        (928,351)         573,518        2,115,406
      Premiums Payable ..............................      (2,831,353)       3,379,230             --
      Federal Income Taxes:
        Currently Payable ...........................        (980,350)       5,728,242             --
        Deferred ....................................       2,334,224        3,617,817             --
      Premiums Receivable, Accrued Interest and Other
        Assets ......................................      (2,714,004)      (4,321,416)      (6,349,285)
      Deferred Acquisition Costs ....................      (8,538,534)      (7,559,350)      (5,859,780)
                                                        -------------    -------------    -------------
        Funds Provided by Operations ................      24,006,283       40,832,455       24,894,509
    Maturities and Sales of Bonds ...................     142,801,208      201,707,675      132,608,087
    Other:
       Capital Contribution .........................            --         15,000,000             --
       Issuance of Common Stock .....................            --               --        185,001,000
                                                        -------------    -------------    -------------
  FUNDS PROVIDED ....................................     166,807,491      257,540,130      342,503,596
                                                        -------------    -------------    -------------
  APPLICATION OF FUNDS:
    Investment in Bonds .............................     157,311,936      425,916,651      157,582,312
    Goodwill acquired ...............................            --          3,900,000             --
    Dividends paid ..................................       5,915,050             --               --
    Additions to Property and Equipment .............       1,673,283           55,809             --
                                                        -------------    -------------    -------------
  FUNDS APPLIED .....................................     164,900,269      429,872,460      157,582,312
                                                        -------------    -------------    -------------
  INCREASE (DECREASE) IN CASH AND SHORT-TERM
    INVESTMENTS .....................................   $   1,907,222    $(172,332,330)   $ 184,921,284
                                                        =============    =============    =============

                 See notes to consolidated financial statements

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (date of inception)
                            THROUGH DECEMBER 31, 1985


1. ORGANIZATION

     Financial Security Assurance Inc. (the "Company"), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the "Parent"), is an insurance company licensed in the State of New York. The Company, which was incorporated on March 16, 1984, effectively commenced operations on July 25, 1985, and received its New York State License on September 23, 1985. The Company is principally engaged in providing financial guarantees for structured corporate-backed financings.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a. Principles of Consolidation

    On June 12, 1986, the Company acquired a wholly owned subsidiary, Financial Security Assurance of Iowa, Inc. and its wholly owned subsidiary, Financial Security Assurance of Oklahoma, Inc. (the "Subsidiaries") whose results have been consolidated since the date of acquisition (see Note 9). All intercompany accounts and transactions have been eliminated.

    b. Basis of Reporting

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") which differ in certain material respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 4).

    Certain amounts in the December 31, 1986 and 1985 Consolidated Financial Statements have been reclassified to conform to the 1987 presentation.

    c. Investments

    Investments in fixed maturity securities are carried at amortized cost. Bond discounts and premiums are amortized over the remaining terms of the securities. Short-term investments are carried at cost which approximates market value. Realized gains or losses on sale of investments are determined on the basis of specific identification.

    d. Premium Revenue Recognition

    Premiums are earned in proportion to the amount of risk outstanding over the period of coverage. Unearned premiums represent that portion of premiums which are applicable to coverage of risk to be provided in the future on policies in force. Consolidated premiums earned consist of:

                                      1987            1986             1985
                                      ----            ----             ----
Gross Premiums Written ........   $ 22,004,164    $ 22,027,645    $ 12,322,323
Assumed Premiums ..............      9,129,366      17,087,078      18,934,907
Ceded Premiums ................     (4,669,917)     (5,956,036)           --
                                  ------------    ------------    ------------
Net Premiums Written ..........     26,463,613      33,158,687      31,257,230
(Increase) in Unearned Premiums    (13,416,806)    (23,731,946)    (30,704,186)
                                  ------------    ------------    ------------
Premiums Earned ...............   $ 13,046,807    $  9,426,741    $    553,044
                                  ============    ============    ============

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
              AND THE PERIOD FROM MARCH 16,1984 (date of inception)
                            THROUGH DECEMBER 31, 1985

    e. Claims and Claim Adjustment Expenses

    A provision for unpaid claims and claim adjustment expenses is recorded when an insured risk (which risks aggregated approximately $5.1 billion and $3.7 billion principal amount at December 31, 1987 and 1986, respectively) is in default at the balance sheet date or when in management's opinion, the likelihood of default is probable at the balance sheet date. The adequacy of the provision is reviewed on an ongoing basis and changes in estimates are reflected in income currently. As of December 31, 1987 and 1986, no claims and claim adjustment expenses have been incurred.

    f. Deferred Acquisition Costs

    Deferred acquisition costs are comprised of those expenses that vary with and are primarily related to the production of business, including ceding commissions paid on reinsurance assumed, salaries and related costs of underwriting and marketing personnel, rating agency fees, premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers. Amortization of deferred acquisition costs is recorded over the period in which the related premiums are earned. Deferred acquisition costs are reviewed periodically to determine that they do not exceed recoverable amounts.

    g. Property and Equipment

    The cost of furniture, fixtures and equipment is depreciated on a straight-line basis over their estimated useful lives. Leasehold improvements are amortized over the remaining terms of the leases or the useful life of the improvements, whichever is shorter. Maintenance and repairs are charged to expenses as incurred.

    h. Federal Income Taxes

    Deferred Federal income taxes are provided for timing differences in the recognition of revenue and expense for tax and financial reporting purposes.

    i. Expenses

    Allocable expenses are shared by the Company and its Parent on a fair and equitable basis determined principally by estimates of respective usage as stated in an expense sharing agreement. The agreement is subject to the provisions of the New York Insurance Law.

    j. Goodwill

    Goodwill includes the recognition of the value of the state licenses acquired in the purchase of the two wholly owned subsidiaries (Note 9), and is being amortized on a straight line basis over 40 years.

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (date of inception)
                            THROUGH DECEMBER 31, 1985


3. INVESTMENTS

     Investments in bonds carried at amortized cost of $7,102,160 at December 31, 1987 and $6,957,654 at December 31, 1986 were on deposit with state regulatory authorities as required by law.

Consolidated net investment income consists of:

                                                                      1987              1986             1985
                                                                      ----              ----             ----
Interest ........................................................   $ 20,699,434    $ 18,358,849    $  5,916,211
Net Gain on Sale of Bonds .......................................      1,387,437       3,212,386         550,375
Investment Expenses..............................................       (603,535)       (648,809)       (157,091)
                                                                    ------------    ------------    ------------
Net Investment Income ...........................................   $ 21,483,336    $ 20,922,426    $  6,309,495
                                                                    ============    ============    ============
Net Unrealized (Depreciation) Appreciation ......................   $ (5,123,589)   $  3,957,889    $    216,033
                                                                    ============    ============    ============


4. STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"), which differ in certain material respects from accounting practices prescribed or permitted by insurance regulatory authorities. The significant differences result from the following statutory accounting practices:

    -- Premiums are earned on municipal business when related risk has expired rather than as coverage is provided;

    -- Acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

    -- A contingency reserve and a reserve for losses incurred but not reported ("IBNR") are computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist;

    -- Certain assets designated as "non-admitted assets" are charged directly to surplus; and

    -- Federal income taxes are only provided on taxable income for which income taxes are currently payable.

A reconciliation of the Company's net income and shareholder's equity, prepared on a GAAP basis, as included in the Consolidated Financial Statements at December 31, 1987, 1986 and 1985, to the amounts reported on a statutory basis, are as follows (in thousands):

 Net Income:
                                      1987        1986         1985
                                      ----        ----         ----
GAAP BASIS  ....................   $ 19,549    $ 13,477    $  4,122
 Premium revenue recognition ...     (1,537)     (2,009)       (180)
 Acquisition costs deferred ....     (6,279)     (5,730)     (5,796)
 Contingency and IBNR reserves .     (3,641)     (1,806)     (1,563)
 Deferred income tax ...........      2,334       3,618          --
 Other .........................         98          48          --
 Subsidiary pre-acquisition loss       --        (6,860)         --
                                   --------    --------    --------
STATUTORY BASIS  ...............   $ 10,524    $    738    $ (3,417)
                                   ========    ========    ========

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

   (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
              AND THE PERIOD FROM MARCH 16, 1984 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31. 1985

 Shareholder's equity:
                                  1987          1986        1985
                                  ----          ----        ----
GAAP BASIS  .................   $ 231,234    $ 217,600    $ 189,123
 Premium revenue recognition       (3,726)      (2,189)        (180)
 Acquisition costs deferred .     (17,805)     (11,526)      (5,796)
 Contingency and IBNR reserve      (7,010)      (3,369)      (1,563)
 Non-admitted assets: other .      (1,828)        (591)          (2)
                  licenses ..      (3,754)      (3,851)          --
 Deferred income tax ........       5,952        3,618           --
 Other ......................         256         (275)          --
                                ---------    ---------    ---------
STATUTORY BASIS ............    $ 203,319    $ 199,417    $ 181,582
                                =========    =========    =========

5. INCOME TAXES

    The Company, its Subsidiaries and its Parent file a consolidated federal income tax return. Under a tax sharing agreement, income tax allocation is based upon separate return calculations with current credit for losses to the extent utilized in the consolidated tax return.

The components of the Company's consolidated federal income tax provision are as follows:


                                 1987            1986
                                 ----            ----
 Current....................  $4,895,025      $5,728,242
 Deferred ..................   2,334,224       3,617,817
                              ----------      ----------
   Total....................  $7,229,249      $9,346,059
                              ==========      ==========

    Differences exist between the effective tax rates of 27% and 41% for the years ending December 31, 1987 and 1986, respectively and the statutory rates of 40% and 46% because approximately $8.7 million and $2.3 million of interest income is tax exempt. The deferred tax liability relates primarily to deferred acquisition costs which are deducted currently for tax purposes and timing differences in the recognition of premiums earned.

6. SHAREHOLDER'S EQUITY

    At December 31, 1987 and 1986, the Company had capital stock authorized and issued as follows:

                                                          NUMBER OF SHARES
                                                       ISSUED AND OUTSTANDING
                                                       ----------------------
                                                        1987          1986
                                                        ----          ----
 Class A common, 1,000 shares authorized............   1,000          1,000
 Par value..........................................  $2,500         $2,500

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Continued)

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (date of inception)
                            THROUGH DECEMBER 31, 1985


     Under New York Insurance Law, the maximum amount of dividends which can be paid by the Company to the Parent without prior approval of the Superintendent of Insurance is subject to restrictions relating to statutory unassigned surplus. At December 31, 1987 the unassigned surplus was $3,318,069.

7. EMPLOYEE BENEFIT PLANS

     The Company maintains a non-contributory defined contribution pension plan for the benefit of all eligible employees. Employer contributions are based upon a fixed percentage of employee salaries determined at the discretion of the Company. Pension expense, which is funded as accrued, amounted to $320,917, $204,913 and $110,422 for the periods ended December 31, 1987, 1986 and 1985, respectively.

     The Company also maintains an employee retirement savings plan for the benefit of all eligible employees. The plan permits employees to contribute a percentage of their salaries up to limits prescribed by the Internal Revenue Service. Employer contributions to the plan are discretionary, and none have been made.

     The Company has adopted and sponsored the Non-Qualified Executive Stock Bonus Plan to advance the interests of the Company by rewarding the services of eligible individuals, which include officers, directors, executives, supervisory personnel as well as other employees. Designated employees are eligible to receive Bonus Share Units (which represents 1/1000 of a Bonus Share) which vest during each of years 3, 4, and 5 of participation in the plan. At December 31, 1987, 14,590 Bonus Share Units had been awarded. Compensation expense is recognized at the date the units are awarded based on the estimated fair market value of the Company's stock at the date of award.

8. COMMITMENTS

     The Company and its Parent lease office space under a noncancelable lease which expires in 1995. The lease provides for escalations resulting from increased assessments for taxes, utilities and maintenance, in addition to base rent. Future minimum rental payments, net of sublease income ($558,791 in 1988, $390,182 in 1989, $367,552 in 1990 and $313,402 in 1991), are as follows:

    YEAR ENDING DECEMBER 31,
    ------------------------
    1988......................................................$ 1,112,692
    1989......................................................  1,320,641
    1990......................................................  1,396,001
    1991......................................................  1,514,201
    1992......................................................  1,514,201
    Thereafter................................................  4,368,438
                                                              -----------
                                                              $11,226,174
                                                              ===========

     Rent expense was $1,229,815, $1,116,027, and $173,328 for the periods ending December 31, 1987, 1986 and 1985, respectively (including $316,783, $286,208, and $27,611 paid to the Parent for the periods ending December 31, 1987, 1986 and 1985, respectively).

                        FINANCIAL SECURITY ASSURANCE INC.
                                 AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(Concluded)

                 FOR THE YEARS ENDED DECEMBER 31, 1987 AND 1986
             AND THE PERIOD FROM MARCH 16, 1984 (date of inception)
                            THROUGH DECEMBER 31, 1985

9. ACQUISITION OF SUBSIDIARIES

     The Company acquired on June 12, 1986, from an investor in its Parent, two insurance companies (Equitable Casualty Insurance Company, now known as Financial Security Assurance of Iowa, Inc., and its subsidiary Equitable General Insurance Company of Oklahoma, now known as Financial Security Assurance of Oklahoma, Inc.) whose only assets, besides certain investment securities, were licenses to do business in states where the Company was not previously licensed.

     The purchase price was $69.5 million in cash. As of the date of acquisition, the balance sheet of the acquired companies reflected bonds and short-term investments of approximately $65.6 million and no liabilities. The acquisition was accounted for by the purchase method, and the amount (approximately $3.9 million) by which the purchase price exceeded the net tangible assets was assigned to licenses (shown on the balance sheet as goodwill) and is being amortized over 40 years. The statements of income and changes in financial position for 1986 include the operations of the subsidiaries from June 12, 1986.

10. REINSURANCE

    Pursuant to a Quota Share Reinsurance Pooling Agreement dated July 1, 1986 (the "Pooling Agreement") among the Company and its subsidiaries, liabilities on policies written by the Company or any of its subsidiaries are ceded among the companies on an agreed upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable risk limitations. The Company also reinsures portions of its risks with unaffiliated reinsurers under variable quota share treaties and on a transaction-by-transaction basis.

     In the event (which Management considers to be highly unlikely) that any or all of the reinsuring companies were unable to meet their obligations to the Company, the Company would be liable for such defaulted amounts. The amount deducted from the unearned premiums for reinsurance ceded to other companies was approximately $9.6 million and $5.8 million at December 31, 1987 and 1986, respectively. Unearned premiums included approximately $32.6 million and $29.1 million related to reinsurance assumed at December 31, 1987 and 1986, respectively.

11. RELATED PARTY TRANSACTIONS

     On September 1, and November 30, 1987, Financial Security Assurance of Iowa, Inc. loaned $2,864,000 and $2,019,500 to the Parent. The notes mature on March 1, and June 1, 1988, respectively and bear interest at the prime rate in effect on the date of the loan (8.25% and 8.75%, respectively).

     During 1987, the Company acquired from the Parent property and equipment with a book value of $1.6 million which approximated the fair value of the assets on the date of acquisition.

12. LIQUIDITY ARRANGEMENTS

     During 1987, the Company obtained credit facilities and other liquidity arrangements from a number of commercial banks, ranging in size up to $300 million. These facilities and arrangements are intended either for general application to transactions benefiting from the Company's insurance or are assigned to specific insured transactions. As of December 31, 1987, there have been no borrowings under any such facilities or arrangements. Aggregate fees paid by the Company for such facilities and arrangements for the year ended December 31, 1987 were $184,000.

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                              SEPTEMBER 30,
                                                                  1988
                                                            --------------
                                   ASSETS

Bonds, at amortized cost (market value of $263,681,971) ..   $266,015,448
Short-term Investments, at cost which approximates market      52,730,364
Cash .....................................................      1,967,133
Premiums and Other Receivables ($1,440,490 from Parent) .. 2,439,201 Property and Equipment (net of accumulated depreciation
  of $761,005) ...........................................      2,020,810
Deferred Acquisition Costs ...............................     19,912,640
Accrued Interest .........................................      5,593,861
Other Assets .............................................     16,371,260
Goodwill .................................................      3,680,625
                                                             ------------
  TOTAL ASSETS ...........................................   $370,731,342
                                                             ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY


Accounts Payable ($47,907 to Parent) .....................   $    160,911
Federal Income Taxes (Payable to Parent) .................      8,178,803
Deferred Federal Income Taxes ............................      9,405,014
Unearned Premium Reserve .................................    103,481,202
Accrued Expenses and Other Liabilities ...................      7,103,731
Premiums Payable .........................................        893,188
                                                             ------------
  TOTAL LIABILITIES ......................................    129,222,849
                                                             ------------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
Common Stock (1,000 shares authorized and issued;
  par value--$2,500) .....................................      2,500,000
Additional Paid-In Surplus ...............................    197,501,000
Retained Earnings ........................................     41,507,493
                                                             ------------
  TOTAL SHAREHOLDER'S EQUITY .............................    241,508,493
                                                             ------------
  TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY .............   $370,731,342
                                                             ============

                 See notes to consolidated financial statements

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                        CONSOLIDATED STATEMENTS OF INCOME

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1988 AND 1987
                                   (UNAUDITED)

                                                                                               NINE MONTHS
                                                                                            ENDED SEPTEMBER 30,
                                                                                  ----------------------------------------
                                                                                       1988                      1987
                                                                                  ------------               ------------
REVENUES:
  Premiums Earned .............................................................   $ 15,423,088               $ 10,453,978
  Net Investment Income .......................................................     17,622,279                 16,423,374
  Ceding Commissions ..........................................................      4,421,479                    762,579
  Other Income ................................................................        367,119                    100,000
                                                                                  ------------               ------------
    TOTAL REVENUES ............................................................     37,833,965                 27,739,931
                                                                                  ------------               ------------
EXPENSES:
  Ceding Commissions ..........................................................        717,353                  1,447,559
  Salaries and Related Expenses ...............................................      5,047,173                  4,863,545
  Advertising and Promotion ...................................................        728,692                    914,145
  Underwriting Expenses .......................................................        251,245                  1,100,132
  Travel and Related Expenses .................................................        562,774                    409,183
  Rent Expense ................................................................      1,209,387                    968,551
  Depreciation ................................................................        369,013                    176,004
  Legal, Auditing & Consulting ................................................      2,687,173                  1,053,030
  Taxes, Licenses and Fees ....................................................        993,894                    139,709
  Other Operating Expenses ....................................................        803,155                  1,227,070
  Amortization ................................................................         73,125                     73,125
                                                                                  ------------               ------------
    TOTAL EXPENSES BEFORE DEFERRAL OF ACQUISITION COSTS .......................     13,442,984                 12,372,053
  Acquisition Costs Deferred (net of amortization of $1,651,577 and $1,260,469,
    respectively) .............................................................     (2,107,782)                (4,525,855)
                                                                                  ------------               ------------
    EXPENSES AFTER DEFERRAL OF ACQUISITION COSTS ..............................     11,335,202                  7,846,198
INCOME BEFORE INCOME TAXES ....................................................     26,498,763                 19,893,733
  Provision for Income Taxes ..................................................      6,883,887                  5,236,920
                                                                                  ------------               ------------
    NET INCOME ................................................................   $ 19,614,876               $ 14,656,813
                                                                                  ============               ============

                 See notes to consolidated financial statements

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1988 AND 1987
                                   (UNAUDITED)

                                                                                                          NINE MONTHS
                                                                                                      ENDED SEPTEMBER 30,
                                                                                                 ------------------------------
                                                                                                      1988            1987
                                                                                                 -------------    -------------
SOURCES OF FUNDS:
  From Operations:
    Net Income ...............................................................................   $  19,614,876    $  14,656,813
    Items not requiring use of funds:
      Depreciation and Amortization ..........................................................       3,753,269        3,654,216
      Unearned Premium Reserve ...............................................................      35,628,264       12,536,797
    Accounts Payable, Accrued Expenses and Other Liabilities .................................         332,077         (798,948)
    Premiums Payable .........................................................................         345,311        1,314,057
    Federal Income Taxes:
      Currently Payable ......................................................................       3,430,911       (2,615,106)
      Deferred ...............................................................................       3,452,973        1,451,196
    Premiums Receivable, Accrued Interest and Other Assets....................................     (11,019,617)      (1,075,373)
    Deferred Acquisition Costs................................................................      (3,759,358)      (5,786,324)
                                                                                                 -------------    -------------
    Funds Provided by Operations .............................................................      51,778,706       23,337,328
Maturities and Sales of Bonds ................................................................      94,502,537      120,674,562
                                                                                                 -------------    -------------
FUNDS PROVIDED ...............................................................................     146,281,243      144,011,890
                                                                                                 -------------    -------------
APPLICATION OF FUNDS:
  Investment in Bonds ........................................................................      95,646,810      129,629,655
  Dividends Paid .............................................................................       9,340,000        2,934,550
  Additions to Property and Equipment ........................................................       1,093,112        1,731,664
                                                                                                 -------------    -------------
FUNDS APPLIED ................................................................................     106,079,922      134,295,869
                                                                                                 -------------    -------------
INCREASE IN CASH AND SHORT-TERM
    INVESTMENTS ..............................................................................   $  40,201,321    $   9,716,021
                                                                                                 =============    =============

                 See notes to consolidated financial statements

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1988 AND 1987
                                  (UNAUDITED)

1. CONSOLIDATED FINANCIAL STATEMENTS

    The consolidated balance sheet as of September 30, 1988, the consolidated statements of income for the nine-month periods ended September 30, 1988 and 1987, and the consolidated statements of changes in financial position for the nine-month periods then ended have been prepared without audit by Financial Security Assurance Inc. (the "Company"), a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at September 30, 1988 and for all periods presented have been made.

    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these consolidated financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1987 financial statements. The results of operations for the periods ended September 30, 1988 and 1987 are not necessarily indicative of the operating results for the full year.

    Certain amounts in the September 30, 1987 consolidated financial statements have been reclassified to conform to the 1988 presentation.

2. PREMIUM REVENUE RECOGNITION

    Premiums are earned in proportion to the amount of risk outstanding over the period of coverage. Unearned premium represents that portion of premium which is applicable to coverage of risk to be provided in the future on policies in force. Consolidated premiums earned consist of:

                                                  NINE MONTHS
                                              ENDED SEPTEMBER 30,
                                         ----------------------------
                                             1988            1987
                                         ------------    ------------
  Gross Premiums Written .............   $ 65,745,660    $ 21,173,775
  Assumed Premiums ...................      2,288,588       6,901,001
  Ceded Premiums .....................    (16,982,896)     (5,084,001)
                                         ------------    ------------
  Net Premiums Written ...............     51,051,352      22,990,775
  Increase in Unearned Premium Reserve    (35,628,264)    (12,536,797)
                                         ------------    ------------
    Premiums Earned ..................   $ 15,423,088    $ 10,453,978
                                         ============    ============

3. CLAIMS AND CLAIM ADJUSTMENT EXPENSES

    A provision for unpaid claims and claim adjustment expenses will be recorded when an insured risk (which risk aggregated approximately $7.6 billion principal amount at September 30, 1988) is in default at the balance sheet date or when in management's opinion, the likelihood of default is probable at the balance sheet date. The adequacy of the provision will be reviewed on an ongoing basis and changes in estimates will be reflected in income currently. As September June 30, 1988, no claims and claim adjustment expenses have been incurred.

4. STATUTORY ACCOUNTING PRACTICES

     The financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"), which differ in certain material respects from accounting practices prescribed or permitted by insurance regulatory authorities. The significant differences result from the following statutory basis accounting practices:

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

    (A WHOLLY OWNED SUBSIDIARY OF FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONCLUDED)
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1988 AND 1987
                                  (UNAUDITED)

    -- Premiums are earned on municipal business when related risk has expired rather than as coverage is provided;

    -- Acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

    -- A contingency reserve and a reserve for losses incurred but not reported ("IBNR") are computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist;

    -- Certain assets designated as "non-admitted assets" are charged directly to surplus; and

    -- Federal income taxes are only provided on taxable income for which income taxes are currently payable.

    The Company's statutory-basis net income for the periods ended September 30, 1988 and 1987 and statutory shareholder's equity at September 30, 1988 were as follows:
                                                             NINE MONTHS
                                                         ENDED SEPTEMBER 30,
                                                    --------------------------
                                                        1988           1987
                                                    -----------     ----------
 Net Income--Statutory Basis......................  $16,421,872     $9,476,548
                                                    ===========     ==========

                                                        SEPTEMBER 30, 1988
                                                    --------------------------
 Shareholder's Equity--Statutory Basis................    $208,079,998
                                                          ============

5. REINSURANCE

    Pursuant to a Quota Share Reinsurance Pooling Agreement (the "Pooling Agreement") among the Company and its subsidiaries, liabilities on policies written by the Company or any of its subsidiaries are ceded among the companies on an agreed upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable risk limitations. The Company also reinsures portions of its risks with unaffiliated reinsurers under variable quota share treaties and on a transaction-by-transaction basis.

     In the event (which Management considers to be highly unlikely) that any or all of the reinsuring companies were unable to meet their obligations to the Company, the Company would be liable for such defaulted amounts. The amount deducted from the unearned premiums for reinsurance ceded to other companies was $24.4 million at September 30, 1988. Unearned premiums included approximately $31.2 million related to reinsurance assumed at September 30, 1988.

6. RELATED PARTY TRANSACTIONS

    On September 1, 1987, and at various times thereafter, Financial Security Assurance of Iowa, Inc. loaned varying sums of money to Financial Security Assurance Holdings Ltd.; such amounts are included in Other Assets. The maturity dates, amounts and related interest rates, are as follows:

     MATURITY DATE                                    AMOUNT      INTEREST RATE
     ------------                                     ------      -------------
 November 25, 1988................................  $2,019,500       8.75%
 February 24, 1989................................  $2,864,000       8.25%
 February 24, 1989................................  $3,290,000       8.50%
 November 27, 1988................................  $5,230,000       9.00%
 February 28, 1989................................  $1,623,828      10.00%

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

                          (A WHOLLY OWNED SUBSIDIARY OF
                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                                   SCHEDULE I

                 SUMMARY OF INVESTMENTS--OTHER THAN INVESTMENTS
                               IN RELATED PARTIES
                              AT DECEMBER 31, 1987

                                                                                  AMOUNT AT WHICH
                                                                                   SHOWN IN THE
      TYPE OF INVESTMENT                                   COST         VALUE      BALANCE STREET
      ------------------                                   ----         -----     ---------------
  Fixed Maturities:
    Bonds:
      U.S. Government and government
        agencies and authorities ..................   $ 94,988,854   $ 94,688,246   $ 94,988,854
      States, municipalities and political
        subdivisions ..............................    144,376,376    140,161,722    144,376,376
        Public utilities ..........................      8,670,522      8,376,578      8,670,522
      All other corporate bonds ...................     13,154,819     12,840,436     13,154,819
                                                      ------------   ------------   ------------
        Total fixed maturities ....................    261,190,571    256,066,982    261,190,571
  Short-term investments ..........................      6,961,072      6,961,072      6,961,072
                                                      ------------   ------------   ------------
        Total investments .........................   $268,151,643   $263,028,054   $268,151,643
                                                      ============   ============   ============

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

                          (A WHOLLY OWNED SUBSIDIARY OF
                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                                   SCHEDULE II

                    GUARANTEES OF SECURITIES OF OTHER ISSUERS
                              AT DECEMBER 31, 1987
                                 (000'S OMITTED)

                                                              TERM TO FINAL MATURITY DATES**
                                       ----------------------------------------------------------------------------------
                                                     1/1/88         1/1/93         1/1/98        1/1/03          ON OR
  TYPE OF                              PRINCIPAL    THROUGH        THROUGH        THROUGH       THROUGH          AFTER
OBLIGATION                              AMOUNT*     12/31/92       12/31/97       12/31/02      12/31/07         1/1/08
----------                              ------      --------       --------       --------      --------       ----------
Net Written (Direct)
  Corporate*** ...................... $2,502,845    $837,007       $483,280       $117,724      $   --         $1,064,834
Municipals ..........................     --           --             --             --             --              --
                                      ----------    --------       --------       --------      --------       ----------
Total Net Written
  (Direct) ..........................  2,502,845    $837,007       $483,280       $117,724      $   --         $1,064,834
                                                    ========       ========       ========      ========       ==========
Total Assumed**** ...................  2,643,083
                                      ----------
Grand Total ......................... $5,145,928
                                      ==========
----------------

   *  Principal Amount determined as follows:
      -- Net Written (Direct)--original principal amount reduced by principal paydowns through December 31, 1987 and by principal amount of insurance ceded to unaffiliated insurance carriers.
      -- Assumed--principal amount of insurance assumed from unaffiliated insurance carriers, reduced by principal paydowns through
      December 31, 1987.
  **  Term to Final Maturity is determined as of December 31, 1987, for the full principal amount of each issue, outstanding as of
      December 31, 1987, without regard to any subsequent principal amortization or possible prepayment.
 ***  Includes structured financings and tax exempt issues involving corporate credits.
****  The assumed principal amount consists of $10,000,000 of corporate obligations maturing in May 1988, and $2,633,083,000 of municipals with various maturity dates, from 1988 through the year 2027.

                FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARY

                          (A WHOLLY OWNED SUBSIDIARY OF
                   FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.)

                                   SCHEDULE II

                    GUARANTEES OF SECURITIES OF OTHER ISSUERS

                              AT SEPTEMBER 30, 1988
                                   (UNAUDITED)
                                 (000'S OMITTED)

                                                                      TERM TO FINAL MATURITY DATES**
                                                   ------------------------------------------------------------------------
                                                                10/1/88      10/1/93    10/1/98       10/1/03        ON OR
                                                     PRINCIPAL  THROUGH      THROUGH    THROUGH       THROUGH        AFTER
   TYPE OF OBLIGATION                                 AMOUNT*   9/30/93      9/30/98    9/30/03       9/30/08      10/1/08
   ------------------                                ---------  -------      -------    -------       -------      --------
   Net Written (Direct)
     Corporate*** ..............................   $5,026,979   $1,394,279   $831,119   $116,656   $1,030,799   $1,654,126
     Municipals ................................         --           --         --         --           --           --
                                                   ----------   ----------   --------   --------   ----------   ----------
   Total Net Written
     (Direct) ..................................    5,026,979   $1,394,279   $831,119   $116,656   $1,030,799   $1,654,126
                                                                ==========   ========   ========   ==========   ==========
   Total Assumed**** ...........................    2,606,862
                                                   ----------
   Grand Total..................................   $7,633,841
                                                   ==========

   * Principal Amount determined as follows:
     -- Net Written (Direct)--original principal amount reduced by principal paydowns through September 30, 1988 and by principal amount of insurance ceded to unaffiliated insurance carriers.
     -- Assumed--principal amount of insurance assumed from unaffiliated insurance carriers, reduced by principal paydowns through
     September 30, 1988.
  ** Term to Final Maturity is determined as of September 30, 1988, for the full principal amount of each issue, outstanding as of
     September 30, 1988, without regard to any subsequent principal amortization or possible prepayment.
 *** Includes structured financings and tax exempt issues involving corporate credits.
**** The assumed principal amount consists of $10,000,000 of corporate obligations maturing in May 1989, and $2,596,862,000 of municipals with various maturity dates, from 1988 through the year 2027.

                                                                      APPENDIX A

                        RATINGS OF CORPORATE OBLIGATIONS

    Standard & Poor's Corporation describes classifications of bonds as follows:

    "AAA" Debt rated "AAA" has the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.

    "AA" Debt rated "AA" has a strong capacity to pay interest and repay principal and differs from the higher rated issues only in small degree.

    "A" Debt rated "A" has a strong capacity to pay interest and repay principal although it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

    "BBB" Debt rated "BBB" is regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

    "BB"-"B"-"CCC"-"C" Debt rated "BB", "B", "CCC", and "C" is regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. "BB" indicates the lowest degree of speculation and "C" the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

    "C1" The rating "C1" is reserved for income bonds on which no interest is being paid.

    Moody's Investors Service, Inc. describes classifications of bonds as follows:

    "Aaa" Bonds are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

    "Aa" Bonds which are rated "Aa" are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.

    "A" Bonds which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

    "Baa" Bonds which are rated "Baa" are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    "Ba" Bonds which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

    "B" Bonds which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

    "Caa" Bonds which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

    "Ca" Bonds which are rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

    "C" Bonds which are rated "C" are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

                                                                      APPENDIX B

                              AUCTION ILLUSTRATIONS

     The following illustrations reflect certain simplifying assumptions, including, without limitation, assumptions as to the 30-day "AA" Composite Commercial Paper Rate and number of shares of Preferred Stock outstanding. These assumptions have been made for the purpose of illustration only.

    Capitalized terms used herein shall have the respective meanings specified in the forepart of this Prospectus.

                                 ILLUSTRATION A

                    THE FIRST AUCTION FOR THE PREFERRED STOCK

    The 30-day "AA" Composite Commercial Paper Rate is 7.000%. The Maximum Applicable Rate for the Preferred Stock is 12.250%, which is 175% of the 30-day "AA" Composite Commercial Paper Rate. There are 330 shares of Preferred Stock outstanding.

A. ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS; SUBMISSION OF ORDERS BY BROKER-DEALERS TO THE AUCTION AGENT

    Broker-Dealers obtain the following Bids and Sell Orders from Existing Holders of Preferred Stock:

BIDDER    ORDER
------    -----
 #1       Continue to hold 22 shares if the new rate is at least 7.000%
 #2       Sell 44 shares
 #3       Continue to hold 66 shares if the new rate is at least 7.250%
 #4       Continue to hold 66 shares if the new rate is at least 7.300%
 #5       Continue to hold 22 shares if the new rate is at least 7.250%

    Since Bidder #6, who holds 220 shares, did not submit an Order to a Broker-Dealer, Bidder #6 is deemed to have submitted a Hold Order with respect to its shares.

    Broker-Dealers obtain the following Bids from Potential Holders of Preferred
Stock:

BIDDER    ORDER
------    -----
 #1       Buy an additional 44 shares if the new rate is at least 7.000%
 #7       Buy 44 shares if the new rate is at least 7.125%
 #8       Buy 33 shares if the new rate is at least 7.100%
 #9       Buy 110 shares if the new rate is at least 7.350%
#10       Buy 132 shares if the new rate is at least 7.400%
#11       Buy 88 shares if the new rate is at least 7.275%

    By 12:30 p.m., New York City time, the Broker-Dealers have submitted the above Orders to the Auction Agent. Such Orders are, therefore, Submitted Orders.

B. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE
   RATE

         The Auction Agent determines:

         (i) the Available Preferred Stock, which is equal to the total number of shares of Preferred Stock then outstanding minus the number of shares of Preferred Stock that are the subject of Hold Orders--

       330 - 110 = 220 shares of Available Preferred Stock

       and

         (ii) from the total Submitted Orders, whether the number of shares of Preferred Stock bid by Potential Holders specifying rates equal to or lower than 175% of the 30-day "AA" Composite Commercial Paper Rate is equal to or exceeds the sum of the number of shares of Preferred Stock offered to be sold by Existing Holders regardless of the Applicable Rate for the next Dividend Period plus the number of shares of Preferred Stock bid by Existing Holders at rates higher than 175% of the 30-day "AA" Composite Commercial Paper Rate--

         (A)    44    shares bid for by Bidder #1 plus
                44    shares bid for by Bidder #7 plus
                33    shares bid for by Bidder #8 plus
               110    shares bid for by Bidder #9 plus
               132    shares bid for by Bidder #10 plus
                88    shares bid for by Bidder #11
               ---
               451    shares bid for
               ===

    exceeds

         (B)    44    shares offered to be sold by Bidder #2.

    Sufficient Clearing Bids, therefore, exist.

    The Winning Bid Rate is the lowest rate specified in the Submitted Bids which, taking into account such rate and all lower rates bid by Existing Holders and Potential Holders, would result in Existing Holders and Potential Holders owning all of the Available Preferred Stock.

BIDDER    SHARES     ORDER
------    ------     -----
 #1        22        Continue to hold if the new rate is at least 7.000%
 #1        44        Buy if the new rate is at least 7.000%
 #8        33        Buy if the new rate is at least 7.100%
 #7        44        Buy if the new rate is at least 7.125%
 #3        66        Continue to hold if the new rate is at least 7.250%
 #5        22        Continue to hold if the new rate is at least 7.250%
          ---
          231        shares
          ===

    The Winning Bid Rate is 7.250%, because at the next lowest rate, 7.125%, only 143 shares of Preferred Stock would continue to be held or be purchased, and that number of shares is less than the Available Preferred Stock. The Winning Bid Rate, 7.250%, is the Applicable Rate for the next Dividend Period for all shares of Preferred Stock.

C. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES

    Submitted Bids and Submitted Sell Orders are accepted and rejected in the order or priority set forth in the Auction Procedures, with the result that Existing Holders and Potential Holders of Preferred Stock shall sell, continue to hold and/or purchase shares as follows:

         (i) Each Existing Holder with a Submitted Bid specifying any rate that is higher than the Winning Bid Rate or that offered to sell shares of Preferred Stock without regard to the Applicable Rate for the next Dividend Period shall sell the shares of Preferred Stock subject to such Submitted Bid or Submitted Sell Order.

           Bidder #4 sells 66 shares. (Bidder #4 had bid 7.300%.)
           Bidder #2 sells 44 shares. (Bidder #2 was a seller at any rate.)

        (ii) Each Existing Holder with a Submitted Bid specifying a rate that is lower than the Winning Bid Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid.

           Bidder #1 continues to hold 22 shares.

        (iii) Each Potential Holder with a Submitted Bid specifying a rate that is lower than the Winning Bid Rate shall purchase the number of shares of Preferred Stock subject to such Submitted Bid.

           Bidder #1 purchases an additional 44 shares.
           Bidder #7 purchases 44 shares.
           Bidder #8 purchases 33 shares.

        (iv) Each Existing Holder with a Submitted Bid specifying a rate equal to the Winning Bid Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid, unless the number of shares of Preferred Stock subject to all such Submitted Bids placed by existing Holders is greater than the Available Preferred Stock less the number of shares of Preferred Stock accounted for in clauses (ii) and (iii) above, in which event each Existing Holder with such a Submitted Bid shall sell a number of shares of Preferred Stock determined on a pro rata basis based on the shares of Preferred Stock subject to all such Submitted Bids.

           (A) 88(66 shares bid by Bidder #3 and 22 by Bidder #5, both Existing Holders, at the Winning Bid Rate)

        exceeds

           (B) 154 (number of remaining shares, 220 - 143 = 77).

    Therefore, Bidder #3 (66 shares) and Bidder #5 (22 shares) that collectively own 88 shares must sell a total of 11 of these shares by application of the following formula:

                                  Bidder's Shares Involved in Tie     Bidder's
  Bidder's Shares -   Remaining X -------------------------------  =   Shares
  Involved in Tie      Shares       All Shares Involved in Tie          Sold

  Bidder #3:
  66 - (77 X 66/88) = 8.25
  Bidder #3 sells 8 of its 66 shares and remains a holder of 58 shares.

  Bidder #5:
  22 - (77 X 22/88) = 2.75
  Bidder #5 sells 3 of its 22 shares and remains a holder of 19 shares.

    Pursuant to the Auction Procedures, the Auction Agent has rounded down with respect to Bidder #3 and rounded up with respect to Bidder #5.

D. SETTLEMENT

    The transfer of Preferred Stock is as follows:

    Bidder #2 sells    44 shares
    Bidder #3 sells     9 shares
    Bidder #4 sells    66 shares
    Bidder #5 sells     2 shares
                      ---
                      121 shares sold
                      ===

    Bidder #l buys     44 shares
    Bidder #7 buys     44 shares
    Bidder #8 buys     33 shares
                      ---
                      121 shares bought
                      ===

    After settlement the Preferred Stock is held as follows:

    Bidder  #l holds   66 shares
    Bidder  #2 holds    0 shares
    Bidder  #3 holds   58 shares
    Bidder  #4 holds    0 shares
    Bidder  #5 holds   19 shares
    Bidder  #6 holds  110 shares
    Bidder  #7 holds   44 shares
    Bidder  #8 holds   33 shares
    Bidder  #9 holds    0 shares
    Bidder #10 holds    0 shares
    Bidder #11 holds    0 shares
                      ---
                      330 shares
                      ===

                                 ILLUSTRATION B

                     THE SECOND AUCTION FOR PREFERRED STOCK

    The 30-day "AA" Composite Commercial Paper Rate is 7.000%. The Maximum Applicable Rate for the Preferred Stock is 12.250% which is 175% of the 30-day "AA" Composite Commercial Paper Rate. 330 shares of Preferred Stock are outstanding.

A. ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS; SUBMISSION OF ORDERS BY BROKER-DEALERS TO THE AUCTION AGENT

    Broker-Dealers obtain the following Bids and Sell Orders from Existing Holders of Preferred Stock:

BIDDER      ORDER
------      -----
 #1         Continue to hold 66 shares if the new rate is at least 7.150%
 #3         Sell 58 shares
 #5         Sell 19 shares
 #7         Continue to hold 44 shares if the new rate is at least 7.200%

    Since Bidders #6 and #8, who hold 110 and 33 shares, respectively, did not submit Orders to a Broker-Dealer, Bidders #6 and #8 are deemed to have submitted a Hold Order with respect to their shares.

    Broker-Dealers obtain the following Bids from Potential Holders of Preferred
Stock:

BIDDER      ORDER
------      -----
 #2         Buy 66 shares if the new rate is at least 7.200%
 #4         Buy 44 shares if the new rate is at least 7.250%
 #7         Buy an additional 77 shares if the new rate is at least 7.200%
 #9         Buy 110 shares if the new rate is at least 7.250%
#10         Buy 22 shares if the new rate is at least 7.400%
#11         Buy 88 shares if the new rate is at least 7.275%

    By 12:30 P.M., New York City time, the Broker-Dealers have submitted the above Orders to the Auction Agent. Such Orders are, therefore, Submitted Orders.

B. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE
   RATE

    The Auction Agent determines:

    (i) the Available Preferred Stock, which is equal to the total number of shares of Preferred Stock then outstanding minus the number of shares of Preferred Stock that are the subject of Hold Orders--

    330 - 143 = 187 shares of Available Preferred Stock

    and

    (ii) from the total Submitted Orders, whether the number of shares of Preferred Stock bid by Potential Holders specifying rates equal to or lower than 175% of the 30-day "AA" Composite Commercial Paper Rate is equal to or exceeds the sum of the number of shares of Preferred Stock offered to be sold by Existing Holders regardless of the Applicable Rate fixed for the next Dividend Period plus the number of shares of Preferred Stock bid by Existing Holders at rates higher than 175% of the 30-day "AA" Composite Commercial Paper Rate--

    (A)    66        shares bid for by Bidder #2 plus
           44        shares bid for by Bidder #4 plus
           77        shares bid for by Bidder #7 plus
          110        shares bid for by Bidder #9 plus
          132        shares bid for by Bidder #10 plus
           88        shares bid for by Bidder #11
          ---
          517        shares bid for
          ===

exceeds

    (B )   58        shares offered to be sold by Bidder #3 plus
           19        shares offered to be sold by Bidder #5
          ---
           77        shares offered to be sold
          ===

    Sufficient Clearing Bids, therefore, exist.

    The Winning Bid Rate is the lowest rate specified in the Submitted Bids which, taking into account such rate and all lower rates bid by Existing Holders and Potential Holders, would result in such Existing Holders and Potential Holders owning all of the Available Preferred Stock.

BIDDER    SHARES     ORDER
------    ------     -----
 #1         66       Continue to hold if the new rate is at least 7.150%
 #7         44       Continue to hold if the new rate is at least 7.200%
 #2         66       Buy if the new rate is at least 7.200%
 #7         77       Buy if the new rate is at least 7.200%
           ---
           253       shares
           ===

    The Winning Bid Rate is 7.200%, because at the next lowest rate, 7.150%, only 66 shares of Preferred Stock would continue to be held or be purchased, and that number of shares is less than the Available Preferred Stock. The Winning Bid Rate, 7.200%, is the Applicable Rate for the next Dividend Period for all shares of Preferred Stock.

C. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES

    Submitted Bids and Submitted Sell Orders are accepted and rejected in the order of priority set forth in the Auction Procedures, with the result that Existing Holders and Potential Holders of Preferred Stock shall sell, continue to hold and/or purchase shares as follows:

    (i) Each Existing Holder with a Submitted Bid specifying a rate that is higher than the Winning Bid Rate or that offered to sell shares of Preferred Stock without regard to the Applicable Rate fixed for the next Dividend Period shall sell the shares of Preferred Stock subject to such Submitted Bid or Submitted Sell Order.

    Bidder #3 sells 58 shares.
    Bidder #5 sells 19 shares.
    (Bidder #3 and Bidder #5 were sellers at any rate.)

    (ii) Each Existing Holder with a Submitted Bid specifying a rate that is lower than the Winning Bid Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid.

    Bidder #1 continues to hold 66 shares.

    (iii) Each Potential Holder with a Submitted Bid specifying a rate that is lower than the Winning Bid Rate shall purchase the number of shares of Preferred Stock subject to such Submitted Bid.

    None.

    (iv) Each Existing Holder with a Submitted Bid specifying a rate equal to the Winninng Bid Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid, unless the number of shares of Preferred Stock subject to all such Submitted Bids placed by Existing Holders is greater than the Available Preferred Stock less the number of shares of Preferred Stock accounted for in clauses (ii) and (iii) above, in which event each Existing Holder with such a Submitted Bid shall sell a number of shares of Preferred Stock determined on a pro rate basis based on the shares of Preferred Stock subject to all such Submitted Bids.

    (A) 44 (number of shares bid by Bidder #7, an Existing Holder, at the Winning Bid Rate)

is less than

    (B) 121 (number or remaining shares, 187 - 66 - 121)

Bidder #7 continues to hold 44 shares.

    (v) Each Potential Holder with a Submitted Bid specifying a rate equal to the Winning Bid Rate shall purchase any Available Preferred Stock not accounted for in clauses (ii), (iii) and (iv) above on a pro rata basis bases on the shares of Preferred Stock subject to all such Submitted Bids placed by Potential Holders.

                             Shares Subject to Bid
    Remaining Shares   X  -------------------------------   =     Shares
                          Shares Subject to All Such Bids        Purchased

    Bidder #2
    (187 - 110) X 66/143 = 35.5
    Bidder #2 purchases 36 shares.

    Bidder #7
    (187 - 110) X 77/143 = 41.5
    Bidder #7 purchases 41 shares.

    Pursuant to the Auction Procedures the Auction Agent has rounded up with respect to Bidder #2 and rounded down with respect to Bidder #7.

D. SETTLEMENT

    The transfer of Preferred Stock is as follows:

    Bidder #3 sells           58 shares
    Bidder #5 sells           19 shares
                             ---
                              77 shares sold
                             ===

   Bidder #2 buys             36 shares
   Bidder #7 buys             41 shares
                             ---
                              77 shares bought
                             ===

After settlement the Preferred Stock is held as follows:

   Bidder  #1 holds           66 shares
   Bidder  #2 holds           36 shares
   Bidder  #3 holds            0 shares
   Bidder  #4 holds            0 shares
   Bidder  #5 holds            0 shares
   Bidder  #6 holds          110 shares
   Bidder  #7 holds           85 shares
   Bidder  #8 holds           33 shares
   Bidder  #9 holds            0 shares
   Bidder #10 holds            0 shares
   Bidder #11 holds            0 shares
                             ---
                             330 shares
                             ===

                                 ILLUSTRATION C

                      THE THIRD AUCTION FOR PREFERRED STOCK

    The 30-day "AA" Composite Commercial Paper Rate is 7.000%. The Maximum Applicable Rate for the Preferred Stock is 12.250% which is 175% of the 30-day "AA" Composite Commercial Paper Rate. 330 shares of Preferred Stock are outstanding.

A. ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS; SUBMISSION OR ORDERS BY BROKER-DEALERS TO AUCTION AGENT

    Broker-Dealers obtain the following Hold Orders, Bids and Sell Orders from Existing Holders of Preferred Stock:

    BIDDER    ORDER
    -----     -----
     #1       Hold 66 shares
     #2       Sell 36 shares
     #7       Sell 85 shases
     #8       Continue to hold 33 shares if the new rate is at least 7.200%

    Since Bidder #6 who holds 110 shares did not submit an Order to a Broker-Dealer, Bidder #6 is deemed to have submitted a Hold Order with respect to its shares.

    Broker-Dealers obtain the following Bids from Potential Holders of Preferred
Stock:

    BIDDER    ORDER
    -----     -----
     #3       Buy 132 shares if the new rate is at least 7.200%
     #4       Buy 44 shares if the new rate is at least 7.200%
     #5       Buy 22 shares if the new rate is at least 7.150%
     #9       Buy 11 shares if the new rate is at least 7.200%
    #10       Buy 88 shares if the new rate is at least 7.150%
    #11       Buy 110 shares if the new rate is at leat 7.250%
    #12       Buy 132 shares if the new rate is at least 7.400%
    #13       Buy 88 shares if the new rate is at least 7.275%

    By 12:30 P.M., New York City time, the Broker-Dealers have submitted the above Orders to the Auction Agent. Such Orders are, therefore, Submitted Orders.


B. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE
   RATE

    The Auction Agent determines:

        (i) the Available Preferred Stock, which is equal to the total number of shares of Preferred Stock then outstanding minus the number of shares of Preferred Stock that are the subject of Hold Orders--

        330 - 176 = 154 shares of Available Preferred Stock

        and

        (ii) from the total Submitted Orders, whether the number of shares of Preferred Stock bid by Potential Holders specifying rates equal to or lower than 175% of the 30-day "AA" Composite Commercial Paper Rate is equal to or exceeds the sum of the number of shares of Preferred Stock offered to be sold by Existing Holders regardless of the Applicable Rate for the next Dividend Period plus the number of shares of Preferred Stock bid by Existing Holders at rates higher than 175% of the 30-day "AA" Composite Commercial Paper Rate--

        (A)     132 shares bid for by Bidder #3 plus
                 44 shares bid for by Bidder #4 plus
                 22 shares bid for by Bidder #5 plus
                 11 shares bid for by Bidder #9 plus
                 88 shares bid for by Bidder #10 plus
                110 shares bid for by Bidder #11 plus
                132 shares bid for by Bidder #12 plus
                 88 shares bid for by Bidder #13
                ---
                627 shares bid for
                ===
exceeds

      (B)        36 shares offered to be sold by Bidder #2 plus
                 85 shares offered to be sold by Bidder #7
                ---
                121 shares offered to be sold
                ===

Sufficient Clearing Bids, therefore, exist.

    The Winning Bid Rate is the lowest rate specified in the Submitted Bids which, taking into account such rate and all lower rates bid by Existing Holders and Potential Holders, would result in Existing Holders and Potential Holders owing all of the Available Preferred Stock.

BIDDER    SHARES     ORDER
------    ------     -----
 #5         22       Buy if the new rate is at least 7.150%
#10         88       Buy if the new rate is at least 7.150%
 #8         33       Continue to hold if the new rate is at least 7.200%
 #3        132       Buy if the new rate is at least 7.200%
 #4         44       Buy if the new rate is at least 7.200%
 #9         22       Buy if the new rate is at least 7.200%
           ---
           341       shares
           ===

         The Winning Bid Rate is 7.200%, because at the next lowest rate, 7.150%, only 110 shares of Preferred Stock would continue to be held or be purchased, and that number of shares is less than the Available Preferred Stock. The Winning Bid Rate, 7.200%, is the Applicable Rate for the next Dividend Period for all shares of Preferred Stock.

C. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES

    Submitted Bids and Submitted Sell Orders are accepted and rejected in the order of priority set forth in the Auction Procedures, with the result that Existing Holders and Potential Holders of Preferred Stock shall sell, continue to hold and/or purchase shares as follows:

        (i) Each Existing Holder with a Submitted Bid specifying any rate that is higher than the Winning Bid Rate or that offered to sell shares of Preferred Stock without regard to the Applicable Rate fixed for the next Dividend Period shall sell the shares of Preferred Stock subject to such Submitted Bid or Submitted Sell Order.

    Bidder #2 sells 36 shares.
    Bidder #7 sells 85 shares.
    (Bidder #2 and Bidder #7 were sellers at any rate.)

        (ii) Each Existing Holder with a Submitted Bid specifying any rate that is lower than the Winning Bid Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid.

        None.

        (iii) Each Potential Holder with a Submitted Bid specifying any rate that is lower than the Winning Bid Rate shall purchase the number of shares of Preferred Stock subject to such Submitted Bid.

         Bidder #5 buys 22 shares.
         Bidder #10 buys 88 shares.

        (iv) Each Existing Holder with a Submitted Bid specifying a rate equal to the Winning Bid Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid, unless the number of shares of Preferred Stock subject to all such Submitted Bids placed by Existing Holders is greater than the Available Preferred Stock less the number of shares of Preferred Stock accounted for in clauses (ii) and (iii) above, in which event each Existing Holder with such a Submitted Bid shall sell a number of shares of Preferred Stock determined on a pro rata basis based on the shares of Preferred Stock subject to all such Submitted Bids.

        (A) 33 (number of shares bid by Bidder #8, an Existing Holder, at the Winning Bid Rate)

         is less than

        (B) 44 (number of remaining shares, 154 - 110 = 44). Bidder #8 continues to hold 33 shares.

        (v) Each Potential Holder with a Submitted Bid specifying a rate equal to the Winning Bid Rate shall purchase any Available Preferred Stock not accounted for in clauses (ii), (iii) and (iv) above on a pro rata basis based on the shares of Preferred Stock subject to all such Submitted Bids placed by Potential Holders.

                                     Shares Subject to Bid
         Remaining shares  X     ------------------------------    =   Shares
                                 Shares Subject to All Such Bids      Purchased

         Bidder #3:
         (154 - 143) X   132/187 = 7.8
         Bidder #3 purchases 8 shares.

         Bidder #4:
         (154 - 143) X 44/187 = 2.6
         Bidder #4 purchases 3 shares.

         Bidder #9:
         (154 - 143) X 11/187 = .6
         Bidder #9 purchases 0 shares.

     Pursuant to the Auction Procedures, the Auction Agent has rounded up with respect to Bidders #3 and #4 and down with respect to Bidder #9.

D. SETTLEMENT

     The transfer of Preferred Stock is as follows:

                  Bidder #2 sells           36 shares
                  Bidder #7 sells           85 shares
                                           ---
                                           121 shares sold
                                           ===

                  Bidder #3 buys            8  shares
                  Bidder #4 buys            3  shares
                  Bidder #5 buys           22  shares
                  Bidder #9 buys            0  shares
                  Bidder #10 buys          88  shares
                                          ---
                                          121 shares bought
                                          ===

     After settlement Preferred Stock is held as follows:

                  Bidder #l holds           66 shares
                  Bidder #2 holds            0 shares
                  Bidder #3 holds            8 shares
                  Bidder #4 holds            3 shares
                  Bidder #5 holds           22 shares
                  Bidder #6 holds          110 shares
                  Bidder #7 holds            0 shares
                  Bidder #8 holds           33 shares
                  Bidder #9 holds            0 shares
                  Bidder #10 holds          88 shares
                  Bidder #11 holds           0 shares
                  Bidder #12 holds           0 shares
                  Bidder #13 holds           0 shares
                                           ---
                                           330 shares
                                           ===

ILLUSTRATION D

                           HYPOTHETICAL FAILED AUCTION

                     THE FOURTH AUCTION FOR PREFERRED STOCK

         The 30-day "AA" Composite Commercial Paper Rate is 7.000%. The Maximum Applicable Rate for Preferred Stock is 12.250%, which is 175% of the 30-day "AA" Composite Commercial Paper Rate. 330 shares of Preferred Stock are outstanding.

A. ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS; SUBMISSION OF ORDERS BY BROKER-DEALERS TO THE AUCTION AGENT

    Broker-Dealers obtain the following Bids and Sell Orders from Existing Holders of Preferred Stock:

         BIDDER   ORDER
         ------   -----
          #1      Sell 66 shares
          #3      Continue to hold 8 shares if the new rate is at least 7.250%
          #4      Continue to hold 3 shares if the new rate is at least 12.500%
          #5      Continue to hold 22 shares if the new rate is at least 7.250%

     Since Bidders #6, #8, #9 and #10 who hold shares did not submit Orders to a Broker-Dealer, they are deemed to have submitted Hold Orders with respect to their shares.

    Broker-Dealers obtain the following Bids from Potential Holders of Preferred Stock:

         BIDDER   ORDER
         ------   -----
          #7      Buy 46 shares if the new rate is at least 7.125%

     By 12:30 P.M., New York City time, the Broker-Dealers have submitted the above Orders to the Auction Agent. Such Orders are, therefore, Submitted Orders.

B. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE
   RATE

     The Auction Agent determines:

        (i) the Available Preferred Stock, which is equal to the total number of shares of Preferred Stock then outstanding minus the number of shares of Preferred Stock that are the subject of Hold Orders--

         330 - 216 = 114 shares of Available Preferred Stock

         and

        (ii) from the total Submitted Orders, whether the number of shares of Preferred Stock bid by Potential Holders specifying rates equal to or lower than 175% of the 30-day "AA" Composite Commercial Paper Rate is equal to or exceeds the sum of the number of shares of Preferred Stock offered to be sold by Existing Holders regardless of the Applicable Rate for the next Dividend Period plus the number of shares of Preferred Stock bid by Existing Holders at rate higher than 175% of the 30-day "AA" Composite Commercial Paper Rate--

          (A)  46  shares bid by Bidder #7 is less than

          (B)  66  shares offered to be sold by Bidder #1 plus
                3 shares bid for by Bidder #4 at a rate above 175% of the 30-day "AA" Composite Commercial Paper Rate
              ---
               69  shares offered to be sold
              ===

     Sufficient Clearing Bids, therefore, do not exist. As a result, the Applicable Rate for the next Dividend Period is 12.250% (175% of the 30-day "AA" Composite Commercial Paper Rate).

C. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES

     Submitted Bids and Submitted Sell Orders are accepted or rejected in the order of priority set forth in the Auction Procedures, with the result that Existing Holders and Potential Holders of Preferred Stock shall sell, continue to hold and/or purchase shares as follows:

        (i) Each Existing Holder with a Submitted Bid specifying any rate that is equal to or lower than 175% of the 30-day "AA" Composite Commercial Paper Rate shall continue to hold the shares of Preferred Stock subject to such Submitted Bid.

         Bidder #3 continues to hold 8 shares.
         Bidder #5 continues to hold 22 shares.

        (ii) Each Potential Holder with a Submitted Bid specifying any rate that is equal to or lower than 175% of the 30-day "AA" Composite Commercial Paper Rate shall purchase the number of shares of Preferred Stock subject to such Submitted Bid.

         Bidder #7 purchases 24 shares.

        (iii) Each Existing Holder with a Submitted Bid specifying any rate higher than 175% of the 30-day "AA" Composite Commercial Paper Rate or that offered to sell shares of Preferred Stock without regard to the Applicable Rate fixed for the next Dividend Period shall sell a number of Shares of Preferred Stock determined on a pro rata basis on the number of shares of Preferred Stock subject to all such Submitted Bids or Submitted Sell Orders placed by Existing Holders.

      Shares                            Shares Subject to Order
     Subject -  Remaining Shares X  ---------------------------------  = Shares
    to Order                        Shares Subject to All Such Orders    Sold

         Bidder #1:

         66 - [(114 - 68) X 66/69] = 44.0
         Bidder #1 sells 23 shares and remains a holder of 43 shares.

         Bidder #4:

         3 - [(114 - 68) X 3/69] = 2.0
         Bidder #4 sells I share and remains a holder of 2 shares.

D. SETTLEMENT

    The transfer of Preferred Stock is as follows:

         Bidder #l sells     24 shares
         Bidder #4 sells      0 shares
                            ---
                             24 shares sold
                            ===

         Bidder #7 buys      24 shares
                            ---
                             24 shares bought
                            ===

    After settlement Preferred Stock is held as follows:

         Bidder #1 holds     43 shares
         Bidder #2 holds      0 shares
         Bidder #3 holds      8 shares
         Bidder #4 holds      2 shares
         Bidder #5 holds     22 shares
         Bidder #6 holds    110 shares
         Bidder #7 holds     24 shares
         Bidder #8 holds     33 shares
         Bidder #9 holds      0 shares
         Bidder #10 holds    88 shares
                           ---
                            330 shares
                           ===

                                   APPENDIX C

                              SETTLEMENT PROCEDURES

    The following procedures are expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings specified in this Prospectus or Appendix E hereto, as the case may be. Nothing contained in these procedures constitutes a representation by the Corporation that in each Auction each party referred to herein will actually perform the procedures described therein to be performed by such party.

    (a) On each Auction Date, the Auction Agent shall notify by telephone the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

        (i) the Applicable Rate fixed for the next succeeding Dividend Period;

        (ii) whether Sufficient Clearing Bids existed for the determination of the Applicable Rate;

        (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of Preferred Shares, if any, then outstanding to be sold by such Existing Holder;

        (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of Preferred Shares, if any, to be purchased by such Potential Holder;

        (v) if the aggregate number of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of Preferred Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of Preferred Shares and the number of such shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted;

        (vi) if the aggregate number of Preferred Shares to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of Preferred Shares to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of Preferred Shares and the number of such shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

        (vii) the Auction Date of the next succeeding Auction.

    (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

        (i) advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Bid or Sell Order whether such Bid or Sell Order was accepted or rejected;

        (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of Preferred Shares to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

        (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part or a Bid that was rejected, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of Preferred Shares to be sold pursuant to such order against payment therefor and advise any such Existing Holder that will continue to hold Preferred Shares of the Applicable Rate for the next succeeding Dividend Period;

        (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

        (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order of the Auction Date of the next succeeding Auction; and

        (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction.

     (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocate any funds received by it pursuant to (b)(ii) above and any Preferred Shares received by it pursuant to (b)(iii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were rejected or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

     (d) On each Auction Date:

        (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(ii) or (iii) above, as the case may be;

        (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering Preferred Shares to such Broker-Dealer pursuant to (b)(iii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

        (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member ) identified pursuant to (a)(ii) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

     (e) On the day after the Auction Date:

        (i) each Bidder's Agent Member referred to in (d)(i) above shall instruct the Securities Depository to execute the transactions described under (b)(ii) or (iii) above, and the Securities Depository shall execute such transactions;

        (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d)(ii) above, and the Securities Depository shall execute such transactions; and

        (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in
    (d)(iii) above, and the Securities Depository shall execute such transactions.

     (f) If an Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole Preferred Shares that is less than the number of Preferred Shares that otherwise was to be purchased by such Potential Holder. In such event, the number of Preferred Shares to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of Preferred Shares shall constitute good delivery. Notwithstanding the foregoing terms of this section (f), any delivery or non-delivery of Preferred Shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreement.

                                                                      APPENDIX D

    TO BE SUBMITTED TO THE BROKER-DEALER LISTED BELOW, WHO WILL THEN DELIVER
                  COPIES ON YOUR BEHALF TO THE AUCTION AGENTS.

                       Drexel Burnham Lambert Incorporated
                           55 Broad Street, 2nd Floor
                            New York, New York 10014
                             Attention: Calvin Clark
                          Telecopier No. (212) 968-9881

                            MASTER PURCHASER'S LETTER

                                   RELATING TO
                       SECURITIES INVOLVING RATE SETTINGS
                                THROUGH AUCTIONS

To: The Company
    The Auction Agent
    A Broker-Dealer
    An Agent Member
    Other Persons

         1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Company and of any trust company or auction agent (collectively, "trust company"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, of such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered, or caused to be delivered on its behalf, to the applicable trust company a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or agent member shall advise such trust company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company such information concerning our beneficial ownership of Securities as such trust company shall request.

         6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         7. This letter is not a commitment by us to purchase any Securities.

         8. This letter supersedes any prior-dated version of this Master Purchaser's Letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

         9. The descriptions of Auction Procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

         10. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

         11. Our agent member of the securities depository currently is        .

         12. Our personnel authorized to place orders in Auctions with broker-dealers for the purposes set forth in the Prospectus currently is/are
                  , telephone number (   )     -     .

         13. Our taxpayer indentification number is                     .

         14. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

        A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

        B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

        C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

        D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

         15. The Purchaser consents to the use of custody arrangements for the Securities, if any, on such terms as shall be necessary or appropriate in connection with insurance arrangements, if any, for the Securities or otherwise and agrees that custody receipts issued in connection with any such arrangement shall be treated in the same manner as and be deemed Securities for all purposes hereunder and under the Company's governing documents and in Auctions. Copies of relevant documents in connection with any such arrangements may be obtained upon request to the address or telephone number set forth above. Receipt of any such custody receipts shall constitute acceptance of the terms thereof.

         16. The Purchaser acknowledges that, pursuant to the terms of any custody arrangement with respect to the Purchaser's Securities, to the extent that Financial Security Assurance Inc. or any other surety under a surety bond unconditionally and irrevocably guaranteeing scheduled payments on the Securities (the "Surety"), makes scheduled payments on the Purchaser's Securities, such Surety may exercise the Purchaser's voting rights with respect to the Securities and hereby assigns the Purchaser's right to receive from the Company any payments on the Purchaser's Securities to which such scheduled payments made by the Surety relates; and further acknowledges that the Surety shall be subrogated to the Purchaser's rights with respect to the Securities until the Company makes such payments on the Purchaser's Securities to which such scheduled payments made by the Surety relate or the Company otherwise reimburses the Surety for any scheduled payments so made by the Surety.

                                       ------------------------------------
                                            (Name of Purchaser)

Dated:
       -----------------------

Mailing Address of Purchaser:

                                       By:
-------------------------------           ----------------------------------

                                       Printed Name:
-------------------------------                      -----------------------

                                       Title:
-------------------------------               ------------------------------

                                                                      APPENDIX E

                               AUCTION PROCEDURES

    The following procedures will be set forth in paragraph 8 of Article IV(C) of the Fund's Articles of Incorporation and will be incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix E constitutes a representation by the Fund that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party. The terms not defined below are defined in the forepart of this Prospectus, except that the term "Corporation" means the Fund.

    (a) Certain Definitions. Capitalized terms not defined in this paragraph 8(a) shall have the respective meanings specified in paragraph 2. As used in this paragraph 8, the following terms shall have the following meanings, unless the context otherwise requires:

        (i) "Affiliate" shall mean any Person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation.

        (ii) "Agent Member" shall mean the member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

        (iii) "Auction" shall mean the periodic operation of the procedures set forth in this paragraph 8.

        (iv) "Auction Date" shall mean the first Business Day next preceding the first day of a Dividend Period.

        (v) "Available Preferred Stock" shall have the meaning specified in paragraph 8(d)(i)(A) below.

        (vi) "Bid" and "Bids" shall have the respective meanings specified in paragraph 8(b)(i) below.

        (vii) "Bidder" and "Bidders" shall have the respective meanings specified in paragraph 8(b)(i) below

        (viii) "Broker-Dealer" shall mean Drexel Burnham Lambert Incorporated and any other broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in this paragraph 8, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.

        (ix) "Broker-Dealer Agreements" shall mean the agreement between the Auction Agent and Drexel Burnham Lambert Incorporated and similar agreements with one or more other BrokerDealers pursuant to which such Broker-Dealer agrees to follow the procedures specified in this paragraph 8.

        (x) "Existing Holder," when used with respect to shares of Preferred Stock, shall mean a Person who has signed a Master Purchaser's Letter and is listed as the beneficial owner of such shares of Preferred Stock in the records of the Auction Agent.

        (xi) "Hold Order" and "Hold Orders" shall have the respective meanings specified in paragraph 8(b)(i) below.

        (xii) "Master Purchaser's Letter" shall mean a letter addressed to the Corporation, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, purchase, offer to sell and/or sell auction rate securities as set forth in this paragraph 8.

        (xiii) "Maximum Applicable Rate" and "Minimum Applicable Rate" on any Auction Date shall be 175% and 90%, respectively, of the 30-day "AA" Composite Commercial Paper Rate at the close of business on the Business Day next preceding the Auction Date.

        (xiv) "Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Master Purchaser's Letter and (B) who may be interested in acquiring shares of Preferred Stock (or, in the case of an Existing Holder, additional shares of Preferred Stock).

        (xv) "Securities Depository" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of Preferred Stock.

        (xvi) "Sell Order" and "Sell Orders" shall have the respective meanings specified in paragraphs 8(b)(i) below.

        (xvii) "Submission Deadline" shall mean 12:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date (as specified by the Auction Agent from time to time) by which Broker-Dealers are required to submit Orders to the Auction Agent.

        (xviii) "Submitted Bid" and "Submitted Bids" shall have the respective meanings specified in paragraph 8(d)(i) below.

        (xix) "Submitted Hold Order" and "Submitted Hold Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

        (xx) "Submitted Order" and "Submitted Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

        (xxi) "Submitted Sell Order" and "Submitted Sell Orders" shall have the respective meanings specified in paragraph 8(d)(i) below.

        (xxii) "Sufficient Clearing Bids" shall have the meaning specified in paragraph 8(d)(i) below.

        (xxiii) "Winning Bid Rate" shall have the meaning specified in paragraph 8(d)(i) below.

    (b) Orders by Existing Holders and Potential Holders.

    (i) On or prior to the Submission Deadline on each Auction Date:

        (A) each Existing Holder, with respect to shares of Preferred Stock it then holds, may submit to a Broker-Dealer by telephone or otherwise information as to:

            (1) the number of shares, if any, of Preferred Stock held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next Dividend Period therefor;

            (2) the number of shares, if any, of Preferred Stock which such Existing Holder desires to continue to hold if the Applicable Rate for the next Dividend Period therefor shall not be less than the rate per annum then specified by such Existing Holder; and/or

            (3) the number of shares, if any, of Preferred Stock held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period therefor; and

        (B) each Broker-Dealer, using a list of Potential Holders that shall be maintained by such Broker-Dealer in good faith for the purposes of conducting a competitive Auction, shall contact Potential Holders on such lists to determine the number of shares, if any, of Preferred Stock which such Potential Holders offer to purchase if the Applicable Rate for the next succeeding Dividend Period therefor shall not be less than the rate per annum specified by such Potential Holder.

    For the purposes hereof, the communication to a Broker-Dealer of information referred to in this paragraph 8(b) is hereinafter referred to as an "Order" and collectively as "Orders" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (A)(1) of this paragraph 8(b) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 8(b) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (A)(3) of this paragraph 8(b) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

    (ii) As a condition to participating in any Auction, each prospective purchaser of shares of Preferred Stock shall be required to sign and deliver two copies to the Auction Agent, and one copy to a Broker-Dealer, of a Master Purchaser's Letter, in which such prospective purchaser will agree, among other things, that:

        (A) Bid by an Existing Holder shall constitute an irrevocable offer to sell:

            (1) the number of shares of Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

            (2) such specified number or a lesser number of shares of Preferred Stock to be determined as set forth in clause (D) of paragraph 8(e)(i) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein; or

            (3) such specified number or a lesser number of shares of Preferred Stock to be determined as set forth in clause (C) of paragraph 8(e)(ii) if the rate specified therein shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

        (B) Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

            (1) the number of shares of Preferred Stock specified in such Sell Order; or

            (2) such specified number or a lesser number of shares of Preferred Stock as set forth in clause (C) of paragraph 8(e)(ii) if Sufficient Clearing Bids do not exist.

        (C) Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

            (1) the number of shares of Preferred Stock specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate therein; or

            (2) such specified number or a lesser number of shares of Preferred Stock as set forth in clause (E) of paragraph 8(e)(i) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

    (c) Submission of Orders by Broker-Dealers to Auction Agent.

    (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date and shall specify with respect to each Order:

        (A) the name of the Bidder placing such Order;

        (B) the aggregate number of shares of Preferred Stock that are the subject of such Order;

        (C) to the extent that such Bidder is an Existing Holder the number of shares, if any, of Preferred Stock subject to any:

            (1) Hold Order placed by such Existing Holder;

            (2) Bid placed by such Existing Holder and the rate specified in such Bid; and

            (3) Sell Order placed by such Existing Holder; and

        (D) to the extent such Bidder is a Potential Holder the rate specified in such Potential Holder's Bid.

    (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

    (iii) If an Order or Orders covering all of the shares of Preferred Stock held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of shares of Preferred Stock held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

    (iv) If one or more Orders covering in the aggregate more than the number of shares of Preferred Stock held by an Existing Holder are submitted to the Auction Agent, such Orders shall be considered valid as follows and in the following order of priority:

        (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of outstanding shares of Preferred Stock held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of Preferred Stock subject to such Hold Orders exceeds the number of shares of Preferred Stock held by such Existing Holder, the number of shares of Preferred Stock subject to each such Hold Order shall be reduced pro rata so that such Hold Order shall cover the number of shares of Preferred Stock held by such Existing Holder;

        (B)(1) any Bid shall be considered valid up to and including the excess of the number of shares of Preferred Stock held by such Existing Holder over the number of shares of Preferred Stock subject to any Hold Orders referred to in clause (iv)(A) of paragraph 8(c);

        (2) subject to subclause (1), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of shares of Preferred Stock subject to such Bids is greater than the excess described in subclause (1), the number of shares of Preferred Stock subject to such Bids shall be reduced pro rata so that such Bids shall cover the number of shares of Preferred Stock equal to such excess;

        (3) subject to subclause (1), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates; and

        (4) the number, if any, of such shares of Preferred Stock subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

        (C) any Sell Order shall be considered valid up to and including the excess of the number of shares of Preferred Stock held by such Existing Holder over the sum of the shares of Preferred Stock subject to valid Hold Orders referred to in clause (iv)(A) of paragraph 8(c) and valid Bids by such Existing Holder referred to in clause (iv)(B) of paragraph 8(c), provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of Preferred Stock subject to such Sell Orders is greater than such excess, the number of shares of Preferred Stock subject to such Sell Orders shall be reduced pro rata so that such Sell Orders shall cover the number of shares of Preferred Stock equal to such excess.

    (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of shares of Preferred Stock therein specified.

    (vi) If any rate specified in any Bid is lower than the Minimum Applicable Rate for the Dividend Period with respect to which such Bid is made, such Bid shall be deemed to be a Bid specifying a rate equal to such Minimum Applicable Rate.

    (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

    (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

        (A) the excess of the total number of shares of Preferred Stock over the number of outstanding shares of Preferred Stock that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Stock");

        (B) from the Submitted Orders whether the number of shares of Preferred Stock that are subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

            (1) the number of shares of Preferred Stock that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Applicable Rate; and

            (2) the number of shares of Preferred Stock that are subject to Submitted Sell Orders;

    in the event of such excess or such equality (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), such Submitted Bids are hereinafter referred to collectively as "Sufficient Clearing Bids"; and

        (C) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

        (1) each Submitted Bid from Existing Holders specifying such lowest rate and all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bids; and

        (2) each Submitted Bid from Potential Holders specifying such lowest rate and all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus entitling those Potential Holders to purchase the shares of Preferred Stock that are the subject of such Submitted Bids, would result in such Existing Holders described in subclause (1) above continuing to hold an aggregate number of shares of Preferred Stock which, when added to the number of shares of Preferred Stock to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Preferred Stock.

    (ii) Promptly after the Auction Agent has made the determination pursuant to paragraph 8(d)(i) the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and the Minimum Applicable Rate and, based on all such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

        (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

        (B) if Sufficient Clearing Bids do not exist (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

        (C) if all the shares of Preferred Stock are the subject of Submitted Hold Orders, that the Applicable Rate for Preferred Stock for the next succeeding Dividend Period shall be equal to the Minimum Applicable Rate.

    (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocations of Shares. Existing Holders shall continue to hold the shares of Preferred Stock that are the subject of Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 8(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

    (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 8(e)(iii), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

            (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Preferred Stock that are the subject of such Submitted Sell Orders or Submitted Bids;

            (B) the Submitted Bid of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bid;

            (C) the Submitted Bid of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted and such Potential Holder shall purchase the number of shares of Preferred Stock subject to such Submitted Bid;

            (D) the Submitted Bid of each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling such Existing Holder to continue to hold the shares of Preferred Stock that are subject of such Submitted Bid, unless the number of shares of Preferred Stock subject to all such Submitted Bids shall be greater than the number of shares of Preferred Stock equal to the excess of the Available Preferred Stock over the number of shares of Preferred Stock subject to Submitted Bids described in clauses (B) and (C) of this paragraph 8(e)(i) (the "Remaining Shares"). In such event such Existing Holder shall be required to sell shares of Preferred Stock subject to such Submitted Bid, but only in an amount equal to the difference between (x) the number of shares of Preferred Stock then held by such Existing Holder subject to such Submitted Bid and (y) the number of shares of Preferred Stock obtained by multiplying the number of Remaining Shares by a fraction the numerator of which shall be the number of shares of Preferred Stock held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of shares of Preferred Stock subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

            (E) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of shares of Preferred Stock obtained by multiplying the difference between the Available Preferred Stock and the number of shares of Preferred Stock subject to Submitted Bids described in clauses (B), (C) and (D) of this paragraph 8(e)(i) by a fraction the numerator of which shall be the number of shares of Preferred Stock subject to such Submitted Bid and the denominator of which shall be the sum of the number of shares of Preferred Stock subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

        (ii) If Sufficient Clearing Bids have not been made (other than because all of the outstanding shares of Preferred Stock are the subject of Submitted Hold Orders), subject to the provisions of paragraph 8(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

            (A) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus entitling such Existing Holders to continue to hold the shares of Preferred Stock that are the subject of such Submitted Bid;

            (B) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Applicable Rate shall be accepted and such Potential Holder shall purchase the number of shares of Preferred Stock subject to such Submitted Bid; and

            (C) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Maximum Applicable Rate shall be rejected, thus requiring each such Existing Holder to sell the shares of Preferred Stock that are the subject of such Submitted Bid, and the Submitted Sell Order of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (x) the number of shares of Preferred Stock then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (y) the number of shares of Preferred Stock obtained by multiplying the difference between the Available Preferred Stock and the aggregate number of shares of Preferred Stock subject to Submitted Bids described in clauses (A) and (B )of this paragraph 8(e)(ii) by a fraction the numerator of which shall be the number of shares of Preferred Stock held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of shares of Preferred Stock subject to all such Submitted Bids and Submitted Sell Orders.

        (iii) If, as a result of the procedures described in paragraphs 8(e)(i) or 8(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Preferred Stock on any Auction Date, the Auction Agent shall, in such manner as it shall determine, round up or down the number of shares of Preferred Stock to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of Preferred Stock, even if such allocation results in one or more of such Potential Holders not purchasing shares of Preferred Stock on such Auction Date or any Existing Holder not selling shares of Preferred Stock on such Auction Date.

        (iv) Based on the results of each Auction, the Auction Agent shall determine the aggregate number of shares of Preferred Stock to be purchased and the aggregate number of shares of Preferred Stock to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, shares of Preferred Stock

    (f) Participation in Auctions. Neither the Corporation nor any Affiliate of the Corporation may submit an Order in any Auction.

    (g) Miscellaneous.

        (i) The Board of Directors of the Corporation may interpret the provisions of this paragraph 8 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Existing Holders of Preferred Stock. If such inconsistency, ambiguity or defect reflects an inaccurate provision hereof, the Board of Directors may, in appropriate circumstances, as permitted by law, authorize the filing of a Certificate of Correction.

        (ii) (A) An Existing Holder may sell, transfer or otherwise dispose of shares of Preferred Stock only (1) pursuant to a Bid or a Sell Order placed in an Auction in accordance with the procedures set forth in this paragraph 8, (2) to or through a Broker-Dealer or (3) to a Person that has delivered a signed Purchaser's Letter to the Auction Agent, provided that as a condition to such transfer (in the case of all transfers other than those pursuant to Auctions), such Existing Holder, the transferee or the transferee's Broker-Dealer or Agent Member of the Securities Depository shall advise the Auction Agent of such transfer; and

             (B) except as otherwise provided by law, all of the outstanding shares of Preferred Stock shall be represented by a separate certificate or certificates registered in the name of the nominee of the Securities Depository, and no Person acquiring shares of Preferred Stock shall be entitled to receive a certificate representing such shares.

        (iii) The Corporation shall exercise its best efforts to maintain an Auction Agent pursuant to an agreement containing terms not materially less favorable to the Corporation than the terms of the Auction Agent Agreement first entered into by the Corporation pursuant to the resolutions adopted by the Board of Directors of the Corporation on November 11, 1988.

        (iv) The Corporation shall use its best efforts to maintain the Surety Bond issued by Financial Security Assurance, Inc.

    (h) Headings of Subdivisions. The headings of the various subdivisions of this paragraph 8 are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

           TO BE SUBMITTED TO THE BROKER-DEALER LISTED BELOW, WHO WILL
            THEN DELIVER COPIES ON YOUR BEHALF TO THE AUCTION AGENT.

                       Drexel Burnham Lambert Incorporated
                           55 Broad Street, 2nd Floor
                            New York, New York 10004
                             Attention: Calvin Clark
                          Telecopier No. (212) 968-9881

                            MASTER PURCHASER'S LETTER

                                   RELATING TO
                       SECURITIES INVOLVING RATE SETTINGS
                                THROUGH AUCTIONS

To: The Company
    The Auction Agent
    A Broker-Dealer
    An Agent Member
    Other Persons

    1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Company and of any trust company or auction agent (collectively, "trust company"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

    2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

    3. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, of such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a brokerdealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such brokerdealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

    4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered, or caused to be delivered on its behalf to the applicable trust company a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or agent member shall advise such trust company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

    5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company such information concerning our beneficial ownership of Securities as such trust company shall request.

    6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

    7. This letter is not a commitment by us to purchase any Securities.

    8. This letter supersedes any prior-dated version of this Master Purchaser's Letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

    9. The descriptions of Auction Procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

    10. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

    11. Our agent member of the securities depository currently is            .

    12. Our personnel authorized to place orders in Auctions with broker-dealers
for the purposes set forth in the Prospectus currently is/are                  ,
telephone number (   )     -      .

    13. Our taxpayer identification number is                  .

    14. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

        A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

        B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

        C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

        D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

    15. The Purchaser consents to the use of custody arrangements for the Securities, if any, on such terms as shall be necessary or appropriate in connection with insurance arrangements, if any, for the Securities or otherwise and agrees that custody receipts issued in connection with any such arrangements shall be treated in the same manner as and be deemed Securities for all purposes hereunder and under the Company's governing documents and in Auctions. Copies of relevant documents in connection with any such arrangements may be obtained upon request to the address or telephone number set forth above. Receipt of any such custody receipts shall constitute acceptance of the terms thereof.

    16. The Purchaser acknowledges that, pursuant to the terms of any custody arrangement with respect to the Purchaser's Securities, to the extent that Financial Security Assurance Inc. or any other surety under a surety bond unconditionally and irrevocably guaranteeing scheduled payments on the Securities (the "Surety"), makes scheduled payments on the Purchaser's Securities, may exercise such Surety the Purchaser's voting rights with respect to the Securities and hereby assigns the Purchaser's right to receive from the Company any payments on the Purchaser's Securities to which such scheduled payments made by the Surety relates; and further acknowledges that the Surety shall be subrogated to the Purchaser's rights with respect to the Securities until the Company makes such payments on the Purchaser's Securities to which such scheduled payments made by the Surety relate or the Company otherwise reimburses the Surety for any scheduled payments so made by the Surety.

                                                  -------------------------
                                                   (Name of Purchaser)

Dated:
       -----------------------------------

Mailing Address of Purchaser

                                                  By:
--------------------------------------                ---------------------
                                         Printed Name:
--------------------------------------                ---------------------
                                                Title:
-------------------------------------                 ---------------------

         NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE HEREIN, IN CONNECTION WITH THE OFFER CONTAINED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE SUPPLEMENTED OR AMENDED ACCORDINGLY.

                                TABLE OF CONTENTS

                                                          Page

  Prospectus Summary ...................................    3
  The Fund .............................................   11
  Capitalization .......................................   12
  Use of Proceeds ......................................   13
  Investment Objective and Policies ....................   13
  Directors and Officers ...............................   26
  The Investment Adviser ...............................   28
  Portfolio Trading ....................................   30
  Determination of Net Asset Value .....................   31
  Share Repurchases; Conversion to Open-End Status .....   32
  Federal Taxation .....................................   34
  The Auction ..........................................   37
  Description of Preferred Stock .......................   44
  Description of Notes .................................   51
  Description of Common Stock ..........................   57
  Financial Security ...................................   58
  Surety Arrangement ...................................   61
  Preferred Stock and Note Ratings .....................   66
  Custodian, Transfer Agents, Dividend Disbursing
    Agent, Paying Agents and Registrars ................   66
  Underwriting .........................................   66
  Legal Opinions .......................................   67
  Reports to Shareholders ..............................   67
  Experts ..............................................   68
  Further Information ..................................   68
  Glossary of Terms ....................................   69
  Report of Independent Public Accountants .............   71
  Balance Sheet ........................................   72
  Report of Independent Public Accountants of
    Financial Security Assurance Inc. ..................   75
  Financial Security Assurance Inc. and Subsidiary
    Consolidated Financial Statements ..................   76
  Appendix A: Ratings of Corporate Obligations .........  A-1
  Appendix B: Auction Illustrations  ...................  B-1
  Appendix C: Settlement Procedures ....................  C-1
  Appendix D: Master Purchaser's Letter ................  D-1
  Appendix E: Auction Procedures .......................  E-1

         UNTIL DECEMBER 23, 1988 (25 DAYS AFTER THE EFFECTIVENESS DATE), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                   300 SHARES

                               PROSPECT STREET(SM)
                                   HIGH INCOME
                                 PORTFOLIO INC.

                         TAXABLE AUCTION RATE PREFERRED
                                   STOCKS(SM)
                                  ("TARPS(SM)")

                         unconditionally and irrevocably
                           guaranteed as to Scheduled
                              Payments, as defined
                              herein, pursuant to a
                           surety bond to be issued by

                                [LOGO] FINANCIAL
                                       SECURITY
                                       ASSURANCE(SM)

                                   PROSPECTUS

                                November 28, 1988

                                    EXHIBIT B

        TO BE SUBMITTED TO THE BROKER-DEALER LISTED BELOW, WHO WILL THEN
               DELIVER COPIES ON YOUR BEHALF TO THE AUCTION AGENT.
                            Bear, Stearns & Co. Inc.
                     Preferred Stock Sales and Trading Desk
                                 245 Park Avenue
                            New York, New York 10167
                         Telephone number (212) 272-5098
                            Facsimile (212) 272-8151

                            MASTER PURCHASER'S LETTER

                                   RELATING TO
                       SECURITIES INVOLVING RATE SETTINGS
                                THROUGH AUCTIONS

To: The Company
    The Auction Agent
    A Broker-Dealer
    An Agent Member
    Other Persons

         1. This letter is designed to apply to auctions for publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions"). This letter shall be for the benefit of any Company and of any trust company or auction agent (collectively, "trust company"), broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us shall constitute an irrevocable offer by us to purchase or sell the Securities subject to such bid or sell order, of such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any auction date, or a brokerdealer to which we communicate a bid or sell order fails to submit such bid or sell order to the trust company concerned, we shall be deemed to have placed a hold order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions to execute contracts for the sale of Securities covered by such bid or sell order. We recognize that the payment by such brokerdealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered, or caused to be delivered on its behalf, to the applicable trust company a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions we or our broker-dealer or agent member shall advise such trust company of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus. We agree to comply with any other transfer restrictions or other related procedures as described in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by a global certificate registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable trust company such information concerning our beneficial ownership of Securities as such trust company shall request.

         6. We acknowledge that partial deliveries of Securities purchased in Auctions may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         7. This letter is not a commitment by us to purchase any Securities.

         8. This letter supersedes any prior-dated version of this Master Purchaser's Letter, and supplements any prior- or post-dated purchaser's letter specific to particular Securities; any recipient of this letter may rely upon it until such recipient has received a signed writing amending or revoking this letter.

         9. The descriptions of Auction Procedures set forth in each applicable Prospectus are incorporated by reference herein and, in case of any conflict between this letter and any such description, such description shall control.

         10. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

         11. Our agent member of the securities depository currently is        .

         12. Our personnel authorized to place orders in Auctions with broker-dealers for the purposes set forth in the Prospectus currently is/are
                   , telephone number (   )     -      .

         13. Our taxpayer identification number is               .

         14. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

        A. We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

        B. We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instruments and will be able and prepared to bear the economic risk of investing in and holding such Securities.

        C. We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

        D. We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

         15. The Purchaser consents to the use of custody arrangements for the Securities, if any, on such terms as shall be necessary or appropriate in connection with insurance arrangements, if any, for the Securities or otherwise and agrees that custody receipts issued in connection with any such arrangements shall be treated in the same manner as and be deemed Securities for all purposes hereunder and under the Company's governing documents and in Auctions. Copies of relevant documents in connection with any such arrangements may be obtained upon request to the address or telephone number set forth above. Receipt of any such custody receipts shall constitute acceptance of the terms thereof.

         16. The Purchaser acknowledges that, pursuant to the terms of any custody arrangement with respect to the Purchaser's Securities, to the extent that Financial Security Assurance Inc. or any other surety under a surety bond unconditionally and irrevocably guaranteeing scheduled payments on the Securities (the "Surety"), makes scheduled payments on the Purchaser's Securities, may exercise such Surety the Purchaser's voting rights with respect to the Securities and hereby assigns the Purchaser's right to receive from the Company any payments on the Purchaser's Securities to which such scheduled payments made by the Surety relates; and further acknowledges that the Surety shall be subrogated to the Purchaser's rights with respect to the Securities until the Company makes such payments on the Purchaser's Securities to which such scheduled payments made by the Surety relate or the Company otherwise reimburses the Surety for any scheduled payments so made by the Surety.

                                      ------------------------------------
                                             (Name of Purchaser)

Dated:
        ----------------------------

Mailing Address of Purchaser

                                                  By:
------------------------------------                  ---------------------
                                        Printed Name:
------------------------------------                  ---------------------
                                               Title:
------------------------------------                  ---------------------

                                                                      SCHEDULE B

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                  RESOLUTIONS ADOPTED AT A BOARD MEETING HELD
                                OCTOBER 13, 1993

RESOLVED, that an Amendment and Extension (the "Amendment") of up to five years of the Broker-Dealer Agreement dated as of May 7, 1990 entered into by and among the Fund and The Bank of New York, as Auction Agent and Bear, Stearns & Co. Inc. with respect to the Fund's outstanding Taxable Auction Rate Preferred Stock be and hereby is, in all respects authorized and approved; and it is further

RESOLVED, that the Fund elects to extend the term of the Insurance Agreement dated as of December 1, 1988 between Financial Security Assurance Inc. ("Financial Security") and the Fund and the Surety Bond issued by Financial Security to December 5, 1998, such Surety Bond as extended to cover up to $20,000,000 (200 Taxable Auction Rate Preferred Shares) and all actions taken by officers of the Fund in connection with the foregoing extension be, and they hereby are, ratified, approved and confirmed.

RESOLVED, that the President and the Treasurer of this Fund be, and each of them hereby is, authorized and empowered in the name and on behalf of this Fund to negotiate, execute and deliver the Amendment to the aforesaid Broker-Dealer Agreement together with such amendments and modifications as the officer executing the same shall approve, with such approval to be conclusively evidenced by such execution.

RESOLVED, that all actions taken by the President of the Fund in connection with the execution and delivery of a Notice to Extend Insurance Agreement which extends the term of the Insurance Agreement and the Surety Bond be and they hereby are ratified, approved and confirmed (except that the Surety Bond as extended will cover up to $20,000,000 (200 Taxable Auction Rate Preferred Shares)).

RESOLVED, that the officers of this Fund be, and each of them hereby is, authorized and empowered to take such further actions and execute such additional documents as they may deem necessary or advisable, upon the advice of counsel, to effect the transactions contemplated by the Amendment to the Broker-Dealer Agreement and the Notice to Extend Insurance Agreement and to carry out the foregoing resolutions, the transactions contemplated thereby and the terms and provisions of such documents.

                                                /s/ Karen J. Thelen
                                                    ------------------------
                                                    Karen J. Thelen
                                                    Secretary

                                                                     SCHEDULE C

================================================================================


                           BROKER-DEALER AGREEMENT

                                    among

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                                     and

                            BANKERS TRUST COMPANY

                                     and

                           BEAR, STEARNS & CO. INC.

                           Dated as of May 7, 1990

                                 Relating to

                     TAXABLE AUCTION RATE PREFERRED STOCK

                                      of

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.


================================================================================

     BROKER-DEALER AGREEMENT dated as of May 7, 1990 among PROSPECT STREET HIGH INCOME PORTFOLIO INC., a Maryland corporation (the "Company"), BANKERS TRUST COMPANY, a New York banking corporation (the "Auction Agent") (not in its individual capacity but solely as agent of the Company, pursuant to authority granted to it in the Auction Agent Agreement dated as of May 7, 1990, between the Company and the Auction Agent (the "Auction Agent Agreement") and Bear, Stearns & Co. Inc. (together with its successors and assigns hereinafter referred to as "BD").

     The Company has issued 300 shares of Taxable Auction Rate Preferred Stock, with a liquidation preference of $100,000 per share and without par value (all such shares and, as the context requires, any other shares of the same class subsequently issued by the Company being referred to as the "Preferred Shares"), pursuant to its Articles of Incorporation (as defined below).

     The Articles of Incorporation provide that the dividend rate on the Preferred Shares for each Dividend Period after the Initial Dividend Period shall be the Applicable Rate, which, under certain conditions, shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Directors of the Company has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures, and pursuant to Section 2.5(d) of the Auction Agent Agreement, the Company has requested and directed the Auction Agent to execute and deliver this Agreement.

     The Auction Procedures require the participation of one or more Broker-Dealers.

     The Board of Directors of the Company has adopted a resolution authorizing and directing the Company to enter into this Agreement pursuant to which BD will become the exclusive Broker-Dealer with respect to the Preferred Shares, subject to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:

     1. Definitions and Rules of Construction.

     1.1 Terms Defined by Reference to Articles of Incorporation. Capitalized terms not defined herein shall have the respective meanings specified in the Articles of Incorporation.

     1.2 Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Articles of Incorporation" shall mean the Articles of Amendment and Restatement of the Company, filed by the Company on November 25, 1988 in the Office of the Department of Assessments and Taxation of the State of Maryland, a copy of which is attached hereto as Exhibit A, as the same may be amended from time to time.

          (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Article IV(C), paragraph 8 of the Articles of Incorporation.

          (d) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

          (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

          (f) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

          (g) "Master Purchaser's Letter" shall mean a letter addressed to the Company, the Auction Agent and a Broker-Dealer, substantially in the form attached hereto as Exhibit B.

          (h) "Prospectus" shall mean the last prospectus with respect to the Preferred Shares, including any sticker supplement thereto not theretofore consolidated into a post-effective amendment, filed by the Company pursuant to either Rule 497(h) or Rule 430A of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (i) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit C.

     1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

     2. The Auction.

     2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

     (a) The provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate. Such periodic operation of such procedures is hereinafter referred to as an "Auction".

     (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement as if such provisions were fully set forth herein.

     (c) BD is delivering herewith a Master Purchaser's Letter executed by BD.

     (d) To the extent permitted by law, BD may participate in Auctions for its own accounts, provided that BD has executed a Master Purchaser's Letter.

     2.2 Preparation of Each Auction.

     (a) Not later than 9:30 A.M. on each Auction Date, the Auction Agent shall advise BD by telephone of the 30-day "AA" Composite Commercial Paper Rate and the Maximum and Minimum Applicable Rates in effect on such Auction Date.

     (b) In the event that the Auction Date for any Auction shall be changed after the Auction Agent has given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, BD shall promptly notify customers of BD who BD believes are Existing Holders of Preferred Shares of such change in the Auction Date.

     (c) The Auction Agent or the Company from time to time may request BD to provide either of them with a list of the respective customers BD believes are Existing Holders of Preferred Shares. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identify of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit the list of customers BD believes are Existing Holders of Preferred Shares and information related thereto only to its officers, employees, agents or representatives in the Corporate Trust and Agency Group who need to know such information for the purposes of acting in accordance with this Agreement and shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

     (d) The Auction Agent is not required to accept the Master Purchaser's Letter for any Potential Holder for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the Auction.

     2.3 Auction Schedule; Method of Submission of Orders.

     (a) The Company and the Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                               Event
----                               -----

By 9:30 A.M.                       Auction Agent advises the Company and BD of
                                   30-day "AA" Composite Commercial Paper Rate and the Maximum and Minimum Applicable Rates as set forth in Section 2.2(a) hereof.

9:30 A.M. - 12:30 P.M.             Auction Agent assembles information
                                   communicated to it by BD as provided in
                                   Article IV(C), paragraph 8(c) of the Articles of Incorporation. Submission Deadline is
                                   12:30 P.M.

Not earlier than                   Auction Agent makes determinations pursuant
12:30 P.M.                         to Article IV(C), paragraph 8(d)(i) of the
                                   Articles of Incorporation.

By approximately                   Auction Agent advises Company of results of
3:00 P.M.                          Auction as provided in Article IV(c),
                                   paragraph 8(d)(ii) of the Articles of Incorpo ration.

                                   Submitted Bids and Submitted Sell Orders are accepted and rejected in whole or in part and Preferred Shares allocated as provided in Article IV(C), paragraph 8(e) of the Articles of Incorporation.

                                   Auction Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

     (b) BD agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list on or prior to each Auction Date for the purposes set forth in Article IV(C), paragraph 8(b) of the Articles of Incorporation. Subject to Section 4.2(d) hereof, for as long as the Preferred Shares are rated AAA by Standard & Poor's Corporation or "aaa" by Moody's Investor Service, BD agrees to use commercially reasonable efforts to seek to obtain with respect to each Auction during the term hereof Hold Orders and Bid Orders from Existing Holders and Potential Holders. BD agrees, upon the request of a Potential Holder, to deliver to such Potential Holder either (i) a Prospectus with such legends or stamps regarding non-reliance by Potential Holders on certain information therein (other than with respect to information concerning the Preferred Shares and Settlement and Auction Procedures) as BD deems appropriate or (ii) the Company's summary description of the Preferred Shares and the Settlement Procedures and Auction Procedures.

     (c) BD agrees not to sell, assign or dispose of any Preferred Shares to any Person who has not delivered a signed Master Purchaser's Letter to the Auction Agent.

     (d) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit D. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

     (e) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit E, of transfer of Preferred Shares made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit F. of the failure of any Preferred Shares to be transferred to or by any Person that purchased or sold Preferred Shares through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     2.4 Notice of Auction Results.

     (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

     (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

     If any Existing Holder selling Preferred Shares in an Auction fails to deliver such shares, the BD of any Person that was to have purchased Preferred Shares in such Auction may deliver to such Person a number of whole Preferred Shares that is less than the number of Preferred Shares that otherwise was to be purchased by such Person. In such event, the number of Preferred Shares to be so delivered shall be determined by such BD. Delivery of such lesser number of Preferred Shares shall constitute good delivery. Upon the occurrence of any such failure to deliver Preferred Shares, such BD shall deliver to the Auction Agent the notice required by Section 2.3(e)(ii) hereof. Notwithstanding the foregoing terms of this Section 2.4(b), any delivery or non-delivery of Preferred Shares which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or nondelivery in accordance with the terms of Section 2.3(e)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.4.

     2.5 Fees and Service Charges to be Paid to BD.

     (a) Not later than the date of execution hereof, the Company shall pay to BD same-day funds in an amount equal to the product of (x) 1/2 of 1%, (y) $100,000 and (z) the aggregate number of Preferred Shares outstanding on the date hereof. As soon as practicable after receipt by the Company of invoices therefor, the Company shall pay (or reimburse BD if BD has paid) for (i) the costs of preparation and printing of the Prospectus with appropriate legends or the summary description of the Preferred Shares, in each case as referred to in
Section 2.3(b) hereof, to be used by BD in seeking to obtain Hold Orders and Bid Orders for the Preferred Shares and (ii) the fees and charges and disbursements of BD's counsel, not in excess of $25,000 in connection with BD entering into this Agreement.

     (b) On May 15, 1990 and on each August 15, November 15 and February 15 thereafter during the term of this Agreement (or if any such day is not a Business Day then on the next preceding Business Day) the Company shall direct the Auction Agent to pay to BD (out of funds previously paid to the Auction Agent for such purpose by the Company) same-day funds in an amount equal to the product of (i) one-quarter (or, in the case of the first such payment twenty-eight one hundredths), (ii) 1/2 of 1%, (iii) $100,000 and (iv) the aggregate number of Preferred Shares outstanding on each such date.

     (c) Within five business days after the end of each quarterly period described in paragraph (b) above, in the event that any of the Preferred Shares shall have been redeemed, repurchased or exchanged for securities other than shares the dividend rate of which is determined by auction procedures on one or more occasions during such period, BD shall pay same day funds to the Company in an amount equal to the sum, for each Preferred Share so redeemed, repurchased or exchanged and not offset by the issuance of a new Preferred Share during such period, of the product for each such Preferred Share of (i) one-quarter (or, in the case of the first such payment twenty-eight one hundredths), (ii) 1/2 of 1%,
(iii) $100,000 and (iv) a fraction the numerator of which is the number of days during such period on which such Preferred Share was not outstanding and the denominator of which is the number of days during such period.

     (d) At the end of each quarterly period described in paragraph (b) above, in the event that for any Dividend Period during such quarter the Applicable Rate shall be greater than 150% of the 30 Day "AA" Composite Commercial Paper Rate there shall be determined (i) a fraction the numerator of which is the number of days during any Dividend Period(s) on which the Applicable Rate was greater than 150% and not more than 165% of the 30 Day "AA" Composite Commercial Paper Rate and the denominator of which is the number of days during such period and (ii) a fraction the numerator of which is the number of days during any Dividend Period(s) on which the Applicable Rate was greater than 165% of the 30 Day "AA" Composite Commercial Paper Rate and the denominator of which is the number of days during such period. Any such fraction determined pursuant to clause (i) above shall be multiplied by one-half of the quarterly fee as determined in paragraph (b) above, as the case may be, and the dollar amount resulting from such multiplication shall be rebated by BD to the Company in same-day funds. Any such fraction determined pursuant to clause (ii) above shall be multiplied by the quarterly fee as determined in paragraph (b) above, and the dollar amount resulting from such multiplication shall be rebated by BD to the Company in same-day funds.

     3. The Auction Agent.

     3.1 Duties and Responsibilities.

     (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

     (c) In the absence of bad faith or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Action Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts.

     3.2 Rights of the Auction Agent.

     (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Action Agent believes in good faith to have been given by the Company or BD. The Auction Agent may record telephone communications with BD.

     (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

     3.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement or the Preferred Shares.

     4. Agreements of the Company.

     4.1 Representations and Warranties of the Company. The Company represents to BD as follows:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to conduct all activities conducted by it, to own or lease all assets owned or leased by it and to conduct its business as described in the Prospectus and is duly licensed and qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification and in which the failure to qualify would have a material adverse effect on its business or operations.

     (b) The Preferred Shares have been duly authorized and are duly and validly issued and are fully paid and nonassessable.

     (c) Each of this Agreement, the Auction Agent Agreement, the Investment Advisory Agreement dated November 28, 1988 between the Company and Prospect Street Investment Management Co., Inc., a Massachusetts corporation, the Insurance Agreement (as amended, the "Insurance Agreement") dated as of December 1, 1988 between the Company and Financial Security Assurance Inc., a New York corporation, (collectively, the "Agreements") has been duly and validly authorized, executed and delivered by the Company; each of the Agreements, the Surety Custody Agreement dated November 28, 1988 between Financial Security Assurance Inc. and Bankers Trust Company, and the rights and preferences of the Preferred Shares set forth in Article IV(C) of the Articles of Incorporation complies with all provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Investment Advisers Act of 1940, as amended (the "Advisers Act") and the published rules and regulations adopted by the Securities and Exchange Commission under the Investment Company Act (the "Investment Company Act Rules") and the Advisers Act (the "Advisers Act Rules"), as the case may be, applicable to the Company; true and correct copies of each of the Agreements and of the Surety Custody Agreements are included in Schedule A hereto; and each of the Agreements constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency or other similar laws relating to or affecting creditors' rights generally and to equitable principles that may restrict the availability of remedies.

     (d) Neither (i) the execution and delivery by the Company of the Agreements, or (ii) the consummation by the Company of the transactions as contemplated by the Agreements conflicts or will conflict with, or results or will result in a breach of, the Articles of Incorporation or the By-laws of the Company or any material agreement or instrument to which the Company is a party or by which the Company is bound, or any law or regulation or any order or regulation of any court, governmental instrumentality or arbitrator applicable to the Company.

     (e) The Company is not currently in breach of, or in default under, any written agreement or instrument to which it is a party or by which it or its property is bound or affected.

     (f) No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or securities association is required by the Company for the consummation by the Company of the transactions contemplated in the Agreements, except such as have been obtained.

     (g) The Company is duly registered with the Securities and Exchange Commission under the Investment Company Act as a closed-end diversified management investment company.

     (h) Arthur Andersen & Co., whose report appears in the most recent amendment to the Company's registration statement under the Investment Company Act, are independent public accountants with respect to the Company as required by the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules.

     (i) The financial statements included in the most recent amendment to the Company's registration statement under the Investment Company Act present fairly the financial position of the Fund as at the date or for the periods indicated and such statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

     (j) Since the date of the most recent amendment to the Company's registration statement under the Investment Company Act, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company, whether or not arising in the ordinary course of business, and (ii) there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of business.

     (k) The Company owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business.

     (l) Except as described in the Company's Report on Form 8-K filed on or about April 25, 1990, there is no action, suit or proceeding before or by any court or governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company, which might result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Company, or might materially and adversely affect the properties or assets of the Company or is of a character required to be described in the registration statement of the Company under the Investment Company Act; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to the registration statement of the Company under the Investment Company Act which have not been adequately described or filed as required.

     (m) The Company has directed the investment of its assets in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended.

     (n) Since November 28, 1988 the Company has been, and as of the date hereof the Company continues to be, in full compliance with all provisions of the Investment Company Act and the Investment Company Act Rules, including, but not limited to, the asset coverage requirements of Section 18.

     4.2 Covenants of the Company.

     (a) If any Preferred Shares are outstanding at the time the Company will, pursuant to the terms of the Insurance Agreement, extend the term of the Surety Bond issued by Financial Security Assurance Inc. for the benefit of the Preferred Shares through December 5, 1998; provided, however, that the Company shall have no obligation to so extend such Surety Bond in the event that the Company shall have obtained prior written confirmation from either of Standard & Poor's Corporation or Moody's Investors Service that the lapse of such Surety Bond would not adversely affect the AAA or "aaa" ratings, respectively, of the Preferred Shares. In either event, the Company will comply with all provisions of such Surety Bond and the Insurance Agreement for so long as such Surety Bond remains in effect and the Company shall comply with all guidelines of Standard & Poor's Corporation and/or of Moody's Investors Service in connection with their AAA or "aaa" ratings, respectively, of the Preferred Shares.

     (b) The Company will notify BD in writing within two Business Days after the Company has knowledge that any of the representations and warranties set forth in Section 4.1 shall in any way be untrue or incorrect or after a breach by the Company of any of its covenants or agreements set forth in this Agreement or in the Auction Agreement.

     (c) The Company shall deliver to BD copies of all Portfolio Valuation Reports, Certificate of Minimum Liquidity and all other reports and letters as are required to be delivered to the Auction Agent pursuant to Section 7 of
Article IV (C) of the Articles of Incorporation. Such reports shall be delivered to BD within the time period and in the manner set forth in such Section with respect to deliveries to the Auction Agent.

     (d) In the event that at any time during the term hereof (i) the Preferred Shares shall be rated for a period of more than 45 consecutive days lower than AAA by Standard & Poor's Corporation and lower than "Aaa" by Moody's Investors Service, (ii) both Standard & Poor's Corporation and Moody's Investors Service shall withdraw, rescind or revoke its rating of the Preferred Shares for a period of more than 45 consecutive days or (iii) the event specified in clause
(i) above shall be true with respect to one of Standard & Poor's Corporation or Moody's Investors Service and the event specified in clause (ii) above shall be true with respect to the other of them, in each case for the time period stated therein, then the Company shall, as soon as practicable and pursuant to and in accordance with Section 5(a) of Article IV(C) of the Articles of Incorporation, redeem or repurchase at liquidation preference plus accumulated and unpaid dividends (whether or not earned or declared) all Preferred Shares then outstanding.

     (e) In the event that during the last year of effectiveness of the Surety Bond, as it may be extended by the Company, the Applicable Rate shall be the Maximum Applicable Rate in the last Auction that occurs during such year with respect to which, after giving effect to any required notice period pursuant to
Section 5 of Article IV(C) of the Articles of Incorporation (or such other notice period as is required by applicable law), the Company could effect a redemption prior to the expiration of the term of the Surety Bond, then the Company shall give any required notice of redemption or repurchase and shall, prior to the expiration of the terms of the Surety Bond, redeem in the manner provided for in Article IV(C) of the Articles of Incorporation or repurchase at liquidation preference plus accumulated and unpaid dividends (whether or not earned or declared) all Preferred Shares then outstanding.

     (f) If the Company would be prohibited by the Investment Company Act from redeeming or repurchasing any Preferred Shares as required herein and if any senior securities representing indebtedness of the Company are then outstanding, the Company will redeem, repurchase or repay as soon as practicable under the terms of such indebtedness sufficient principal amount of such indebtedness as shall permit the redemption or repurchase of Preferred Shares required hereby to proceed. After the date hereof, the Company shall not incur any such indebtedness which cannot be redeemed, repurchased or repaid in sufficient amount and time frame to permit such redemption or repurchase of Preferred Shares required hereby to proceed.

     (g) The Company shall not designate any Person to act as an Additional Broker-Dealer (as such term is defined in the Auction Agent Agreement or the Articles of Incorporation) without the prior written approval of BD.

     5. Miscellaneous.

     5.1 Termination.

     (a) This Agreement may be terminated by the Company only if (i) the Company shall have redeemed or repurchased at liquidation value plus accumulated and unpaid dividends all of the previously issued and outstanding Preferred Shares or the Company shall have exchanged at liquidation value plus accumulated and unpaid dividends all of the previously issued and outstanding Preferred Shares for some other instrument or security having a AAA rating by Standard & Poor's Corporation or a "aaa" rating by Moody's Investors Service; provided, however, that if within twelve months after such termination the Company shall issue any preferred stock the dividend rate of which is established periodically pursuant to an auction or remarketing procedure, BD shall be entitled to serve as (x) the lead managing underwriter or placement agent, as the case may be, in connection with the initial issuance of such preferred stock, for such compensation as shall be mutually agreed upon by the Company and BD and (y) the exclusive Broker-Dealer therefor on substantially the same terms as set forth herein; (ii) BD shall be insolvent or make a general assignment for the benefit of creditors;
(iii) another entity shall become the successor by operation of law to BD and such entity shall have materially lower capital or materially lower standing in the marketing and trading of preferred stocks than does BD immediately prior to such succession; or (iv) the Applicable Rate established at the first Auction occurring after the date hereof shall exceed 130% of the 30 Day "AA" Composite Commercial Paper Rate. Any termination pursuant to clause (iv) above must be made within three months after the Auction Date of such first Auction. If the Company terminates this Agreement pursuant to clause (iv) above and the preceding sentence, BD will rebate to the Company in same day funds the fee paid by the Company pursuant to Section 2.5(a) hereof.

     (b) This Agreement may be terminated by BD at any time upon not less than 25 business days' prior notice to each of the Company and the Auction Agent (i) in the event that the events specified in any of Section 4.2(d)(i), (ii) or
(iii) shall occur and continue for the time period stated therein; (ii) in the event that any of the representations and warranties of the Company set forth in
Section 4.1 shall be untrue in any material respect for a period of more than 45 consecutive days or the Company shall fail to observe in any material respect any of its covenants in Section 4.2 and such failure (other than with respect to Section 4.2(b)) shall continue for a period of more than 45 days after such failure commences; or (iii) after February 14, 1994, it being understood and agreed that contingent notice may be given at any time prior to the passage of the cure periods applicable in clauses (i) and (ii) above and at any time prior to February 14, 1994, such notices to take effect on the later of (x) twenty-five business days after the giving of such notice or (y) the passage of the specified time period without cure or, in the case of clause (iii) above, the date specified therein.

     (c) This Agreement may be terminated by the Auction Agent only as to itself upon its resignation as Auction Agent upon not less than 25 calendar days prior notice to the Company and BD.

     5.2 Indemnification.

     (a) The Company shall, to the extent permitted by law, indemnify and hold harmless BD and its affiliates, directors, officers, employees and agents from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), liens and other obligations (hereinafter individually, a "Loss" and, collectively, "Losses") that BD or any of its affiliates directors, officers or employees may suffer or incur which arise out of or result from (i) any breach of any representation or warranty by the Company in this Agreement; (ii) any breach of any covenant or agreement of the Company contained in this Agreement or in the Auction Agent Agreement; (iii) the exercise or performance of any of BD's duties hereunder, except Losses which are the result of gross negligence, bad faith, reckless disregard or wilful and wanton misconduct on the part of BD or its affiliates, directors, officers, employees and agents; and (iv) any litigation, claim, grievance, action, suit, investigation or proceeding in any court or before any administrative agency or other tribunal, but only to the extent such Losses arise from the transactions contemplated by the Agreements and only to the extent that the Losses are not the result of gross negligence, bad faith or wilful and wanton misconduct on the part of BD or its affiliates, directors, officers, employees and agents.

     (b) In case any action, suit or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against BD or its affiliates, directors, officers and employees (the "indemnified parties") with respect to which indemnity may be sought against the Company pursuant to the terms hereof, the indemnified party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Any indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such indemnified party and the Company, and such indemnified party shall have been advised by counsel authorized by the Company (unless the Company has failed to authorize counsel or assume the defense thereof) that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Company (in which case, if such indemnified party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such indemnified party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for such indemnified party or parties, which firm shall be designated in writing by BD). The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but, if such action, suit or proceeding shall be settled with the written consent of the Company, or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees, as provided in the preceding paragraph, to indemnify and hold harmless the indemnified parties from and against any loss or liability by reason of such settlement or judgment.

     5.3 Agent Member. At the date hereof, BD is a participant of the Securities Depository.

     5.4 Communications. Except for (i) communications authorized to be by telephone by this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including a telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telex or telecopy number set forth below:

      If to BD,                             Bear, Stearns & Co., Inc.
      addressed:                            245 Park Avenue
                                            New York, New York 10167

                                            Attention: Preferred Stock Sales and
                                            Trading Desk
                                            Telephone No.:  (212) 272-5098
                                            Telecopier No.: (212) 272-8151

      If to the Auction                     Bankers Trust Company
      Agent, addressed:                     Corporate Trust and Agency Group
                                            4 Albany Street
                                            New York, New York 10006
                                            Attention: Auction Rate/
                                                       Remarketed Securities

                                            Telephone No.:  (212) 250-6850
                                            Telecopier No.: (212) 250-6688
                                                            or
                                                            (212) 250-6215

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5 Entire Agreement. This Agreement and the Auction Agent Agreement contain the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     5.6 Benefits. Nothing in this Agreement, express or implied, shall give to any Person, other than the Company, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7 Amendment; Waiver.

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

     (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of BD and the Auction Agent. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Company without the consent of BD.

     5.9 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

PROSPECT STREET HIGH                     BANKERS TRUST COMPANY,
  INCOME PORTFOLIO INC.                    as Auction Agent


By: /s/ John A. Frabotta                 By: /s/ S. Muncol
    ---------------------------------        -----------------------------------
        Title: Vice President                    Title: Vice President

                                         BEAR, STEARNS & CO. INC.


                                         By: /s/ J. Fichera
                                             -----------------------------------
                                                 Title: Associate Director

                               ADVISORY AGREEMENT

         ADVISORY AGREEMENT made as of this 23rd day of November, 1988, by and between Prospect Street Investment Management Co., Inc., a corporation organized under the laws of the State of Massachusetts having its principal place of business in Boston, Massachusetts (the "Manager"), and Prospect Street High Income Portfolio Inc., a Maryland corporation having its principal place of business in Boston, Massachusetts (the "Fund").

         WHEREAS, the Fund is engaged in business as a closed-end diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Manager is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

         NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:

         1.  APPOINTMENT OF MANAGER.

         The Fund hereby appoints the Manager to act as manager and investment adviser to the Fund for the period and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. DUTIES OF MANAGER.

         The Manager, at its own expense, shall furnish the following services and facilities to the Fund:

         (a) Investment Program. The Manager shall (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board of Directors of the Fund) what investments shall be purchased, held, sold or exchanged by the Fund and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes in the investments of the Fund. The Manager shall also manage, supervise and conduct the other affairs and business of the Fund and matters incidental thereto, subject always to the control of the Board of Directors of the Fund and to the provisions of the Articles of Amendment and Restatement (the "Articles of Incorporation) and By-laws of the Fund, the Prospectuses of the Fund, and the 1940 Act, in each case as from time to time amended and in effect. Subject to the foregoing, the Manager shall have the authority to engage one or more sub-advisers in connection with the management of the Fund, which sub-advisers may be affiliates of the Manager.

         (b) Office Space and Facilities. The Manager shall furnish the Fund office space in the offices of the Manager, or in such other place or places as may be agreed upon from time to time, and all necessary office facilities, simple business equipment, supplies, utilities and telephone service for managing the affairs and investments of the Fund.

         (c) Regulatory Reports. The Manager shall furnish to the Fund necessary assistance in:

                  (i) the preparation of all reports now or hereafter required by federal or other laws; and

                  (ii) the preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body.

         (d) Services of Personnel. The Manager shall provide all necessary executive and administrative personnel for managing the affairs of the Fund, including personnel to perform clerical, bookkeeping, accounting and other office functions. These services are exclusive of the bookkeeping and accounting services of any dividend disbursing agent, transfer agent, registrar or custodian. The Manager shall compensate all personnel, officers and directors of the Fund if such persons are also employees of the Manager or its affiliates.

         In providing services of the type contemplated by the foregoing paragraphs (c) and (d), the Manager shall be entitled to retain the services of one or more accounting, consulting or similar firms, provided that the Manager shall pay all fees and expenses of any firms so retained and shall remain responsible for the provision of the services described herein.

         (e) Fidelity Bond. The Manager shall arrange for providing and maintaining a bond issued by a reputable insurance company authorized to do business in the place where the bond is issued against larceny and embezzlement covering each officer and employee of the Fund who may singly or jointly with others have access to funds or securities of the Fund, with direct or indirect authority to draw upon such funds or to direct generally the disposition of such funds. The bond shall be in such reasonable amount as a majority of the directors who are not "interested persons" of the Fund, as defined in the 1940 Act, shall determine, with due consideration given to the aggregate assets of the Fund to which any such officer or employee may have access. The premium for the bond shall be payable by the Fund in accordance with paragraph 3(m).

         (f) Portfolio Transactions. The Manager shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Manager, although the Fund will pay the actual brokerage commissions on portfolio transactions in accordance with paragraph 3(d).

         In placing portfolio transactions for the Fund, it is recognized that the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that neither the Fund nor the Manager has adopted a formula for allocation of the Fund's investment transaction business. It is also understood that it is desirable for the Fund that the Manager have access to supplemental investment and market research and security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the Fund than would otherwise result when allocating brokerage transactions to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager is authorized to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful or beneficial to the Manager in connection with its services to other clients.

         On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

         3.  ALLOCATION OF EXPENSE.

         Except for the services and facilities to be provided by the Manager as set forth in paragraph 2 above, the Fund assumes and shall pay all expenses for all other Fund operations and activities and shall reimburse the Manager for any such expenses incurred by the Manager. The expenses to be borne by the Fund shall include, without limitation:

         (a) all expenses of organizing the Fund;

         (b) the charges and expenses of (i) any registrar, stock transfer or dividend disbursing agent, shareholder servicing agent, custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, including the costs of servicing shareholder investment accounts and bookkeeping, accounting and pricing services, provided to the Fund (other than those utilized by the Manager in providing the services described in
Section 2), (ii) any agent engaged for the purposes of conducting auctions with respect to the Fund's Taxable Auction Rate Preferred Stock, (iii) any institution serving as trustee with respect to the Fund's Senior Extendible Notes and (iv) fees of any stock exchange or any rating agency responsible for rating outstanding securities of the Fund;

         (c) the charges and expenses of bookkeeping, accounting and auditors;

         (d) brokerage commissions and other costs incurred in connection with transactions in the portfolio securities of the Fund, including any portion of such commissions attributable to brokerage and research services as defined in
Section 28(e) of the Securities Exchange Act of 1934;

         (e) taxes, including issuance and transfer taxes, and corporate registration, filing or other fees payable by the Fund to federal, state, or other governmental agencies;

         (f) expenses, including the cost of printing certificates, relating to the issuance of securities of the Fund;

         (g) expenses involved in registering and maintaining registrations of the Fund and of its securities with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Manager or others in performing such functions for the Fund, and including compensation of persons who are employees of the Manager, in proportion to the relative time spent on such matters;

         (h) expenses of shareholders' and directors' meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to existing securityholders;

         (i) expenses of preparing and printing prospectuses and marketing materials;

         (j) compensation and expenses of directors who are not affiliated with the Manager;

         (k) charges and expenses of legal counsel in connection with matters relating to the Fund, including, without limitation, legal services rendered in connection with the Fund's corporate and financial structure and relations with its securityholders, issuance of shares of the Fund and registration and qualification of securities under federal, state and other laws;

         (l) the cost and expense of maintaining the books and records of the Fund, including general ledger accounting;

         (m) insurance premiums on fidelity, errors and omissions and other coverages including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act which may also cover the Manager;

         (n) expenses incurred in obtaining and maintaining any surety bond or similar coverage with respect to securities of the Fund;

         (o) interest payable on Fund borrowings;

         (p) such other non-recurring expenses of the Fund as may arise, including expenses of actions, suits or proceedings to which the Fund is a party and expenses resulting from the legal obligation which the Fund may have to provide indemnity with respect thereto; and

         (q) expenses and fees reasonably incidental to any of the foregoing specifically identified expenses.

         4.  ADVISORY FEE.

         For the services and facilities to be provided by the Manager as set forth in paragraph 2 hereof, the Fund will pay to the Manager as full compensation therefor a fee at an annual rate of 0.50% of the Fund's net assets (which, for purposes hereof, shall mean (a) the average weekly value of the total assets of the Fund, minus (b)(i) accrued liabilities of the Fund (other than the principal amount of the Fund's Senior Extendible Notes and not including the aggregate liquidation preference of the Fund's Taxable Auction Rate Preferred Stock (the "Preferred Stock")) and (ii) accumulated and unpaid dividends on the Preferred Stock. The fee to the Manager will be computed weekly and will be paid to the Manager monthly as soon as practicable following the end of each month.

         In the case of commencement or termination of this Agreement during any month, the fee with respect to such month shall be adjusted proportionately.

         5.  EXPENSE LIMITATION.

         The Manager agrees that if the total expenses of the Fund (exclusive of interest, taxes, brokerage expenses and extraordinary items such as litigation expenses) for any fiscal year of the Fund exceed the lowest expense limitation imposed by any jurisdiction to which the Fund is then subject, if any, the Manager will pay or reimburse the Fund for that excess up to the amount of its advisory fees payable with respect to the Fund during that fiscal year. The amount of the monthly advisory fee payable by the Fund under paragraph 4 hereof shall be reduced to the extent that the monthly expenses of the Fund, on an annualized basis, would exceed the foregoing limitation. At the end of each fiscal year of the Fund, if the aggregate annual expenses chargeable to the Fund for that year exceed the foregoing limitation based upon the average of the monthly average net asset values of the Fund for the year, the Manager will promptly reimburse the Fund for the amount of such excess to the extent not already reimbursed by reduction of the monthly advisory fee, but if such expenses are within the foregoing limitation, any excess amount previously withheld from the monthly advisory fee during that fiscal year will be promptly paid over to the Manager.

         In the event that this Agreement (i) is terminated as of a date other than the last day of the fiscal year of the Fund or (ii) commences as of a date other than the first day of the fiscal year of the Fund, then the expenses of the Fund shall be annualized and the Manager shall pay to, or receive from, the Fund a pro rata portion of the amount that the Manager would have been required to pay or would have been entitled to receive, if any, had this Agreement been in effect with respect to the Fund for the full fiscal year.

         6.  RELATIONS WITH FUND.

         Subject to and in accordance with the Articles of Incorporation and By-laws of the Fund and the Articles of Organization and By-laws of the Manager, it is understood that Directors, officers, agents and shareholders of the Fund are or may be interested in the Manager (or any successor thereof), as directors, officers or otherwise, that directors, officers, agents and shareholders of the Manager (or any successor thereof) are or may be interested in the Fund as Directors, officers, agents, shareholders or otherwise, that the Manager (or any such successor thereof) is or may be interested in the Fund as a shareholder or otherwise.

         7.  LIABILITY OF MANAGER.

         The Manager shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Manager against any liability to the Fund or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement, nor shall any provision hereof be deemed to protect any director or officer of the Fund against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. The Fund hereby agrees to indemnify and hold harmless the Manager and each of its agents, employees, officers, directors and stockholders from and against any and all liabilities arising in connection with the performance of this Agreement other than liabilities arising as a result of any willful misfeasance, bad faith, gross negligence or reckless disregard of obligations and duties on the part of the Manager or any such agent, employee, officer, director or stockholder.

         8.  DURATION AND TERMINATION OF THIS AGREEMENT.

         (a) Duration. This Agreement shall become effective on the date first set forth above, such date being the date on which this Agreement has been executed and the date on which the Fund's initial Registration Statement on Form N-2 has been declared effective by the Securities and Exchange Commission. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness this Agreement shall continue in full force and effect, subject to Section 8(c), for successive one-year periods so long as such continuance is approved at least annually (a) by either the directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, and (b) in either event, by the vote of a majority of the directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing provisions of this Section 8(a), the continuance of this Agreement is subject to the approval of this Agreement by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, at the initial meeting of shareholders after the date of this Agreement.

         (b) Amendment. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class.

         (c) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Directors or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, voting as a single class, or by the Manager, in each case on not more than sixty (60) days' nor less than thirty (30) days' prior written notice to the other party.

         (d) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

         9.  SERVICES NOT EXCLUSIVE.

         The services of the Manager to the Fund hereunder under not to be deemed exclusive, and the Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

         10.  PRIOR AGREEMENTS SUPERSEDED.

         This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties hereto.

         11.  NOTICES.

         Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be One Financial Plaza, Boston, Massachusetts.

         12.  GOVERNING LAW; COUNTERPARTS.

         This Agreement shall be construed in accordance with the laws of the State of New York. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

ATTEST:                                 PROSPECT STREET INVESTMENT
                                         MANAGEMENT CO., INC.

                                    By: /s/ Richard E. Omohundro, Jr.
                                        ---------------------------------------
                                        Richard E. Omohundro, Jr.
                                        President

Attest:                                 PROSPECT STREET HIGH INCOME
                                         PORTFOLIO INC.

/s/ Ruth Ann Lehman
---------------------------------   By: /s/ John A. Frabotta
                                        ---------------------------------------
Ruth Ann Lehman                         John A. Frabotta
My commission expires                   Vice President


July 27, 1995

                             AUCTION AGENT AGREEMENT

                                     between

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                                       and

                              BANKERS TRUST COMPANY

                             Dated as of May 7, 1990

                                   Relating to

                      Taxable Auction Rate Preferred Stock

                                       of

                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

     THIS AUCTION AGENT AGREEMENT dated as of May 7, 1990, between PROSPECT STREET HIGH INCOME PORTFOLIO INC., a Maryland corporation (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation.

     The Company has issued and outstanding 300 shares of Taxable Auction Rate Preferred Stock with a liquidation preference of $100,000 per share and without par value (all such shares and, as the context requires, any other shares of the same class subsequently issued by the Company being referred to as the "Preferred Shares"), pursuant to its Articles of Incorporation (as defined below). The Company desires that Bankers Trust Company perform certain duties as agent in connection with the Auction (as defined below) of the Preferred Shares (the "Auction Agent") and as the transfer agent, registrar, dividend disbursing agent and redemption agent with respect to the Preferred Shares (in any such capacity, the "Paying Agent") upon the terms and conditions of this Agreement, and hereby appoints Bankers Trust Company as said Auction Agent and Paying Agent in accordance with those terms and conditions (hereinafter generally referred to as the "Auction Agent" except in Sections 3 and 4 below).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Auction Agent agree as follows:

     1. Definitions and Rules of Construction.

        1.1 Terms Defined by Reference to Articles of Incorporation.

     Capitalized terms not defined herein shall have the respective meanings specified in the Articles of Incorporation.

        1.2 Terms Defined Herein.

     As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

          (a) "Affiliate" shall mean any Person made known to the Auction Agent to be controlled by, in control of or under common control with, the Company.

          (b) "Agent Member" of any Person shall mean such Person's agent member of the Securities Depository who is identified as such in such Person's Master Purchaser's Letter.

          (c) "Articles of Incorporation" shall mean the Articles of Amendment and Restatement of the Company, filed by the Company on November 25, 1988 in the office of the Department of Assessments and Taxation of the State of Maryland, a copy of which is attached hereto as Exhibit B and as Exhibit A to the Broker-Dealer Agreement, as the same may be amended from time to time.

          (d) "Auction" shall have the meaning specified in Section 2.1 hereof.

          (e) "Auction Procedures" shall mean the Auction Procedures that are set forth in Article IV(C), paragraph 8, of the Articles of Incorporation.

          (f) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Secretary and Assistant Treasurer of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Company.

          (g) "Broker-Dealer Agreement" shall mean the agreement among the Auction Agent, the Company and Bear Stearns & Co., Inc. (sometimes referred to as the "Broker-Dealer") of even date herewith.

          (h) "Company Officer" shall mean the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Company and every other officer or employee of the Company designated as a "Company Officer" for purposes hereof in a notice from the Company to the Auction Agent.

          (i) "DTC" shall mean The Depositary Trust Company and its successors or assigns or any other securities depository selected by the Company.

          (j) "Holder" shall mean a Person [who has signed a Master Purchaser's Letter and] who is the beneficial owner of Preferred Shares.

          (k) "Master Purchaser's Letter" shall mean a letter addressed to the Company, the Auction Agent and the Broker-Dealer, substantially in the form attached hereto as Exhibit C.

          (l) "Securities Depository" means The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedure required to be followed by such securities depository in connection with the shares of Preferred Stock; provided that, at any time that the Surety Bond is in effect, any reference herein to the Securities Depository shall be deemed to refer to the Surety Custodian.

          (m) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit D.

     1.3 Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

          (a) Words importing the singular number shall include the plural number and vice versa.

          (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

          (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

          (d) All references herein to a particular time of day shall be to New York City time.

     2. The Auction.

        2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

     (a) The Articles of Incorporation provide that the Applicable Rate on the Preferred Shares for each Dividend Period after the Initial Dividend Period shall be the rate per annum that a commercial bank, trust company, or other financial institution appointed by the Company advises the Company results from implementation of the Auction Procedures. The Board of Directors of the Company has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

     (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

        2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

     (a) In the event that the Auction Date for any Auction shall be changed after the Auction Agent shall have given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealer not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

     (b) (i) On each Auction Date, the Auction Agent shall determine the 30-day "AA" Composite Commercial Paper Rate and the Maximum and Minimum Applicable Rates. If the 30-day "AA" Composite Commercial Paper Rate obtained by the Auction Agent is quoted on a discount basis the Auction Agent shall convert such rate to an interest rate in accordance with the definition of 30-day "AA" Composite Commercial Paper Rate set forth in the Articles of Incorporation, or if the rate obtained by the Auction Agent is quoted on another basis the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Company as to the method of such conversion. Not later than 9:30 A.M. on each Auction Date the Auction Agent shall notify the Company and the Broker-Dealer of the 30-day "AA" Composite Commercial Paper Rate so determined and the Maximum and Minimum Applicable Rates.

     (ii) If the 30-day "AA" Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of the 30-day "AA" Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Company so that the Company can determine whether to select an alternative Commercial Paper Dealer to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Company shall promptly advise the Auction Agent of any such determination.

     (c) (i) The Auction Agent shall maintain a current registry of the beneficial owners of the Preferred Shares who shall constitute the Existing Holders for purposes of an Auction. The Company shall cause Bear, Stearns & Co. Inc. to provide the Auction Agent on the Business Day following the date hereof with a list of the initial Existing Holders of Preferred Shares. The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, such list, the results of each Auction and notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder with respect to such Existing Holder's transfer of Preferred Shares to another Person.

     (ii) In the event of any partial redemption of Preferred Shares, upon notice by the Company to the Auction Agent of such partial redemption, the Auction Agent shall promptly request DTC to notify the Auction Agent of the Agent Members whose shares have been called for redemption and the person or department at such Agent Member to contact regarding such redemption and, at least two Business Days prior to the next Auction, the Auction Agent shall request each such Agent member to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose Preferred Shares are to be redeemed) the number of Preferred Shares of each such Existing Holder, if any, to be redeemed by the Company; provided that the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it is to request such information. If necessary to procure such information, the Auction Agent shall deliver to each Agent Member a facsimile copy of the Master Purchaser's Letter of each Existing Holder represented by such Agent Member, which authorizes and instructs such Agent Member to release such information to the Auction Agent. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the number of Preferred Shares shown in the Auction Agent's registry of beneficial owners.

     (iii) The Auction Agent shall only register a transfer of the beneficial ownership of Preferred Shares from an Existing Holder to another Person if such transfer is made to a Person that has delivered a signed Master Purchaser's Letter to the Auction Agent and (A) such transfer is pursuant to an Auction or
(B) if such transfer is made other than pursuant to an Auction, the Auction Agent has been notified in writing in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement, by such Existing Holder, the Agent Member of such Existing Holder, or the Broker-Dealer of such Existing Holder of such transfer. The Auction Agent is not required to accept any notice delivered for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date. The Auction Agent shall rescind a transfer made on the registry of the beneficial owners of the Preferred Shares if the Auction Agent has been notified in writing in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreement by the Agent Member or the Broker-Dealer of any Person that (A) purchased Preferred Shares and the seller failed to deliver such Preferred Shares or (B) sold Preferred Shares and the purchaser failed to make payment to such Person upon delivery to the purchaser of such Preferred Shares.

     (d) The Auction Agent may request that the Broker-Dealer, as set forth in
Section 2.2(c) of the Broker-Dealer Agreement, provide the Auction Agent with a list of its respective customers that the Broker-Dealer believes are Existing Holders of Preferred Shares. Such list shall be provided to the Company by the Auction Agent upon written request. The Auction Agent shall keep confidential any such information and shall not disclose any such information so provided to any Person other than the Company; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit the list of customers that Broker-Dealer believes are Existing Holders of Preferred Shares and information related thereto only to its officers, employees, agents or representatives in the Corporate Trust and Agency Group who need to know such information for the purposes of acting in accordance with this Agreement and shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

        2.3 Auction Schedule.

     The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Company, which consent shall not be unreasonably withheld. The Auction Agent shall give notice of any such change to the Broker-Dealer. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.

Time                                              Event
----                                              -----
By 9:30 A.M.              Auction Agent advises the Company and Broker-Dealer of
                          30-day "AA" Composite Commercial Paper Rate and the
                          Maximum and Minimum Applicable Rates as set forth in
                          Section 2.2(c)(i) hereof.

9:30 A.M. - 12:30 P.M.    Auction Agent assembles information communicated to it
                          by Broker-Dealer as provided in Article IV(C), paragraph 8(c) of the Articles of Incorporation.
                          Submission Deadline is 12:30 P.M.

Not earlier than          Auction Agent makes determination pursuant to Article
12:30 P.M.                IV(C), paragraph 8(d)(i) of the Articles of
                          Incorporation.

By approximately          Auction Agent advises Company of results of Auction as
3:00 P.M.                 provided in Article IV(C), paragraph 8(d)(ii) of the
                          Articles of Incorporation. Submitted bids and Sub mitted Sell Orders are accepted and rejected in whole or in part and Preferred Shares allocated as provided in Article IV(C), paragraph 8(e) of the Articles of Incorporation

                          Auction Agent gives notice of Auction results as set forth in Section 2.4 hereof.

        2.4 Notice of Auction Results.

     On each Auction Date, the Auction Agent shall notify Broker-Dealer of the results of the Auction held on such date by telephone as set forth in paragraph
(a) of the Settlement Procedures.

        2.5 Broker-Dealers.

     (a) The Auction Agent hereby confirms that it has been directed by the Company to terminate all agreements with broker-dealers (other than the Broker-Dealer Agreement with Bear, Stearns & Co. Inc.) entered into by the Auction Agent prior to the date hereof and the Auction Agent further confirms that it has terminated all such agreements with such broker-dealers pursuant to the terms thereof.

     (b) The Company shall not designate any Person to act as an Additional Broker-Dealer without the prior written approval of each of Bear, Stearns & Co. Inc. and the Auction Agent.

     (c) The Auction Agent shall terminate the Broker-Dealer Agreement as set forth in Section 5.1 thereof if so directed by the Company and if the Company certifies to the Auction Agent that the provisions of Section 5.1 of the Broker-Dealer Agreement have been satisfied.

     (d) Subject to Section 2.5(b) hereof, the Auction Agent shall from time to time enter into such agreements with Additional Broker-Dealers as the Company shall request.

     (e) The Company agrees to pay to the Auction Agent the amounts set forth in
Section 2.5(b) of the Broker-Dealer Agreement at such times and in such manner as required by Section 2.5(b) of the Broker-Dealer Agreement and hereby directs the Auction Agent to pay such amount to the Broker-Dealer in such manner as is required by Section 2.5(b) of the Broker-Dealer Agreement.

        2.6 Ownership of Preferred Shares and Submission of Bids by Company and Affiliates.

     Neither the Company nor any of its Affiliates may submit any Sell Order or Bid, directly or indirectly, in any Auction. The Company shall notify the Auction Agent if the Company or any of its respective Affiliates becomes an Existing Holder of any Preferred Shares. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.6.

        2.7 Access to and Maintenance of Auction Records.

     The Auction Agent shall afford to the Company and any of its respective Affiliates and their agents, independent public accountants and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Company's sole cost and expense) of all books, records, documents and other information concerning the conduct and results of Auctions, provided that any such Affiliate's agent, accountant, or counsel shall furnish the Auction Agent with a letter from the Company requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction (unless requested by the Company to maintain such records for such longer period not in excess of four years, then for such longer period), and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

     3. The Auction Agent as Payinq Agent.

        3.1 Paying Agent.

     The Board of Directors of the Company has adopted a resolution appointing the Paying Agent, Bankers Trust Company, as transfer agent, registrar, dividend disbursing agent and redemption agent for the Company in connection with the Preferred Shares. The Paying Agent hereby accepts such appointment and agrees to act in accordance with its standard procedures and the provisions of the Articles of Incorporation which are specified herein as Paying Agent with respect to the Preferred Shares and as set forth in this Section 3.

        3.2 The Company's Notices to Paying Agent.

     Whenever Preferred Shares are to be redeemed pursuant to paragraph 5(a) or clause (i)(B) of paragraph 5(b) of Article IV(C) of the Articles of Incorporation, the Company shall deliver to the Paying Agent the Notice of Redemption in the form to be delivered to Holders not later than five days prior to the date such Notice of Redemption is delivered to the Holders. In the case of a Mandatory Redemption pursuant to clause (i)(A) of paragraph 5(b) of Article IV(C) of the Articles of Incorporation, the Company shall deliver to the Paying Agent the Notice of Redemption that will be delivered to Holders not later than the close of business on the second Business Day following the related Cure Date. In the event of a Mandatory Redemption pursuant to clause (ii) of paragraph 5(b) of Article IV(c) of the Articles of Incorporation the Company shall deliver to the Paying Agent the Notice of Redemption that will be delivered to the Holders not later than the close of business on the second business day following the related Cure Date. The Notice of Redemption shall be substantially in the form attached hereto as Exhibit D. The Paying Agent shall have no responsibility to confirm or verify the accuracy of notices of the Company so delivered.

        3.3 Company to Provide Funds for Dividends and Redemptions.

     (a) Not later than noon, on the Business Day immediately preceding each Dividend Payment Date, the Company shall deposit with the Paying Agent cash or Deposit Securities constituting immediately available funds equal to the declared dividends to be paid to Holders on such Dividend Payment Date and shall give the Paying Agent irrevocable instructions to apply such funds and/or the income and proceeds of such funds to the payment of such dividends on such Dividend Payment Date.

     (b) If the Company shall give the Notice of Redemption as prescribed by
Article IV(C), paragraph 5(a) or 5(b) of the Articles of Incorporation, then, by noon of the Business Day immediately preceding the date fixed for redemption, the Company shall deposit with the Paying Agent cash or Deposit Securities consisting of immediately available funds sufficient to redeem the Preferred Shares to be redeemed and eligible for redemption and shall give the Paying Agent irrevocable instructions and authority to pay the redemption price to the Holders of such Preferred Shares upon surrender of the certificates therefor.

     (c) The Company may direct, in writing or orally with such direction promptly confirmed in writing, the Paying Agent to invest the funds so deposited pursuant to paragraphs (a) or (b) of this Section 3.3 in Deposit Securities which mature on or before the opening of business on such Dividend Payment Date or the date fixed for redemption, as the case may be, provided that the proceeds of such investments will be available at the opening of business on the Dividend Payment Date or the date fixed for redemption, as the case may be. The investments made pursuant to the foregoing sentence are solely for the account and at the risk of the Company, and the Paying Agent shall not be liable or responsible for any loss, in whole or in part, resulting from such investments. Upon the request of the Company the Paying Agent shall promptly transmit any interest received on such investments to the Company.

        3.4 Disbursing Dividend and Redemption Price.

     After receipt of the immediately available funds and instructions from the Company described in Sections 3.3(a) and (b) above, the Paying Agent shall pay to the Holders (i) on each Dividend Payment Date, dividends on the Preferred Shares and (ii) on any date fixed for redemption, the redemption price of any Preferred Shares subject to redemption. The amount of dividends for any Dividend Period to be paid by the Paying Agent to the Holders will be determined by the Company as set forth in Article IV(C), paragraph 3(c) of the Articles of Incorporation. The redemption price to be paid by the Paying Agent to the Holders will be determined as set forth in Article IV(C), paragraph 5(a) or paragraph 5(b), as applicable, of the Articles of Incorporation. The Company shall notify the Paying Agent in writing of a decision to redeem Preferred Shares on the dates specified in Section 3.2 above, and such notice by the Company to the Paying Agent shall contain the information required to be stated in the Notice of Redemption required to be delivered by the Company to such Holders, as provided in Section 3.2 above. The Paying Agent shall have no duty to determine the Redemption Price and may rely on the amount thereof set forth in the Notice of Redemption.

        3.5 Notice of Special Meeting of Holders of Preferred Shares.

     With respect to the Preferred Shares, pursuant to Article IV(C), paragraph 6 of the Articles of Incorporation, during any period commencing with the occurrence of certain conditions (the "Voting Period"), the number of directors constituting the Board of Directors of the Company shall be automatically increased by the smallest number that shall enable the Holders to elect a majority of the Board of Directors as so increased and the Holders shall possess the full voting power (to the exclusion of the holders of all other classes of capital stock of the Company), voting as a class and on a one-vote-per-share basis, to elect the smallest number of directors of the Company which, together with any other incumbent directors of the Company theretofore elected by the Holders, shall constitute a majority of the total number of directors of the Company as so increased. If any of such conditions exists, the Paying Agent will, upon receipt from the Company of a Notice of Special Meeting of Holders, in substantially the form set forth in Exhibit E hereto with insertions completed by the Company ("Notice"), mail such Notice to all Holders who were holders of record at the close of business on the fifth Business Day prior to the date of mailing of the Notice. The delivery by the Company of a Notice to the Paying Agent shall be deemed a representation and warranty by the Company that at least one of such conditions exists.

     The Company shall provide a temporary chairman for any Special Meeting and the Paying Agent shall have no obligations in connection with such meeting, except with respect to the mailing of the Notice, pursuant to this Agreement.

     4. The Paying Agent as Transfer Agent and Registrar.

        4.1 Original Issue of Stock Certificate.

     On the Original Issuance Date, one certificate for all of the Preferred Shares was issued by the Company and registered in the name of Bankers Trust Company, as Surety Custodian, and countersigned by the Paying Agent.

        4.2 Registration of Transfer or Exchange of Preferred Shares.

     Except as provided in this Section, the Preferred Shares shall be registered solely in the name of the Securities Depository or its nominee. If the Securities Depository shall give notice of its intention to resign as such, and if the Company shall not have selected a substitute Securities Depository acceptable to the Paying Agent prior to such resignation, then upon such resignation, the Preferred Shares shall be registered for transfer or exchange, and new certificates shall be issued in the name of the designated transferee or transferees, upon surrender of the old certificates in form deemed by the Paying Agent properly endorsed for transfer with (a) all necessary endorsers' signatures guaranteed in such manner and form as the Paying Agent may require by a guarantee reasonably believed by the Paying Agent to be responsible, (b) such assurances as the Paying Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and (c) satisfactory evidence of compliance with all applicable law relating to the collection of taxes or funds necessary for the payment of such taxes.

        4.3 Removal of Legend.

     All requests for removal of legends indicating restrictions on transfer from certificates evidencing Preferred Shares shall be accompanied by an opinion of counsel stating that such legends may be removed and such Preferred Shares freely transferred, said opinion to be delivered under cover of a letter from a Company Officer authorizing the Paying Agent to remove the legend on the basis of said opinion.

        4.4 Lost Certificates.

     The Paying Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed, upon the fulfillment of such requirements as shall be deemed appropriate by the Company and the Paying Agent, subject at all times to provisions of law, the By-Laws of the Company governing such matters and resolutions adopted by the Company with respect to lost securities. The Paying Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Company to the Paying Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Company to the Paying Agent that such issuance will comply with such provisions of applicable law and the By-Laws and resolutions of the Company.

        4.5 Disposition of Cancelled Certificates; Record Retention.

     The Paying Agent shall retain certificates which have been cancelled in transfer or in exchange and accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years from the date of such cancellation. The Paying Agent shall afford to the Company and its agents and counsel access at reasonable times during normal business hours to review and make extracts or copies (at the Company's sole cost and expense) of such certificates and accompanying documentation. Upon the expiration of this two-year period, the Paying Agent shall deliver to the Company the cancelled certificates and accompanying documentation. The Company shall, at its expense, retain such records for a minimum additional period of four calendar years from the date of delivery of records to the Company and shall make such records available during this period at any time, or from time to time, for reasonable periodic, special, or other examinations by representatives of the Securities and Exchange Commission. The Company shall also undertake to furnish to the Securities and Exchange Commission, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter such records shall not be destroyed by the Company without the approval of the Paying Agent, which shall not be unreasonably withheld, but will be safely stored for possible future reference.

        4.6 Stock Register.

     The Paying Agent shall maintain the Stock Books, which shall contain a list of the Holders, the number of Preferred Shares beneficially owned by each Holder and the address of each Holder. The Paying Agent shall record in the Stock Books any change of address of a Holder upon notice by such Holder. In case of any request or demand for the inspection of the Stock Books or any other books of the Company in the possession of the Paying Agent, the Paying Agent will notify the Company and secure instructions as to permitting or refusing such inspection. The Paying Agent reserves the right, however, to exhibit the Stock Books or other records to any person in case it is advised by its counsel that its failure to do so would (a) be unlawful or (b) expose it to liability, unless the Company shall have offered indemnification satisfactory to the Paying Agent.

        4.7 Return of Funds.

     Any funds deposited with the Paying Agent by the Company for any reason under this Agreement, including for the payment of dividends on or the redemption of Preferred Shares, that remain with the Paying Agent after 35 months shall be repaid to the Company upon the written request of the Company.

     5. Representations and Warranties.

     (a) The Company represents and warrants to the Auction Agent that:

          (i) the Company is a duly incorporated and validly existing corporation in good standing under the laws of the State of Maryland and has full power to execute and deliver this Agreement and to authorize, create and issue the Preferred Shares;

          (ii) this Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject as to such enforceability to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles;

          (iii) the form of the certificate evidencing the Preferred Shares complies with all applicable laws of the State of Maryland;

          (iv) the Preferred Shares have been duly and validly authorized, executed and delivered by the Company and are validly issued, fully paid and nonassessable;

          (v) the Preferred Shares have been registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of this Agreement or the issuance of the Preferred Shares except as required by applicable state securities laws, all of which have been taken and are in full force and effect on the date hereof;

          (vi) the execution and delivery of this Agreement and the issuance and delivery of the Preferred Shares do not and will not conflict with, violate, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or the By-Laws of the Company, any law or regulation applicable to the Company, any order or decree of any court or public authority having jurisdiction over the Company, or any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound; and

          (vii) no taxes are payable upon or in respect of the execution of this Agreement or the issuance of the Preferred Shares.

     (b) The Auction Agent represents and warrants to the Company that the Auction Agent is duly organized and is validly existing as a bank and trust company in good standing under the laws of the State of New York and has the corporate power to enter into and perform its obligations under this Agreement.

     6. The Auction Agent.

        6.1 Duties and Responsibilities.

     (a) The Auction Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any Person by reason of this Agreement.

     (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

     (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

        6.2 Rights of the Auction Agent.

     (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Company or by the Broker-Dealer. The Auction Agent may record telephone communications with the Company or with the Broker-Dealer or both.

     (b) The Auction Agent may consult with counsel of its choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

        6.3 Auction Agent's Disclaimer.

     The Auction Agent makes no representation as to the validity or adequacy of this Agreement, the Broker-Dealer Agreement or the Preferred Shares.

        6.4 Compensation, Expenses and Indemnification.

     (a) The Company shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and the Broker-Dealer Agreement.

     (b) The Company shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and the Broker-Dealer Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any expense, disbursement and advances attributable to its gross negligence or bad faith.

     (c) The Company shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreement, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder, except such as may result from its negligence or bad faith.

     7. Miscellaneous.

        7.1 Term of Agreement.

     (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Company may terminate this Agreement at any time by so notifying the Auction Agent, provided that the Company has entered into an Agreement in substantially the form of this Agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon prior notice to the Company on the date specified in such notice, which shall be no earlier than the Business Day after the second Dividend Payment Date after delivery of such notice. If the Auction Agent resigns, the Company shall use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as this Agreement.

     (b) Except as otherwise provided in this paragraph 7.1(b), the respective rights and duties of the Company and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Company's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and
6.4 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall (i) resign as Auction Agent under the Broker-Dealer Agreement, (ii) at the Company's request, promptly deliver to the Company copies of all books and records maintained by it in connection with its duties hereunder, and (iii) at the request of the Company, promptly transfer to the Company or any successor auction agent any funds deposited by the Company with the Auction Agent (whether in its capacity as Auction Agent or Paying Agent) pursuant to this Agreement which have not previously been distributed by the Auction Agent in accordance with this Agreement.

                 7.2 Communications.

                  Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such party at its address or telecopy number set forth below:

If to the Company, addressed:         Prospect Street High Income Portfolio Inc.
                                      One Financial Center
                                      Boston, Massachusetts 02111
                                      Attention: President
                                      Telephone No.: (617) 350-5718

If to the Auction Agent, addressed:   Bankers Trust Company
                                      4 Albany Street
                                      Corporate Trust and Agency Group
                                      New York, New York 10006
                                      Attention: Auction Rate/Remarketed
                                                   Securities
                                      Telecopier No.: (212) 250-6688 or
                                                            250-6215
                                      Telephone No.:  (212) 250-6850

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Company by a Company Officer and on behalf of the Auction Agent by an Authorized Officer.

        7.3 Entire Agreement.

     This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

        7.4 Benefits.

     Nothing herein, express or implied, shall give to any Person, other than the Company, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

        7.5 Amendment; Waiver.

     (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Company shall notify the Auction Agent of any change in the Articles of Incorporation prior to the effective date of any such change.

     (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

        7.6 Successor and Assigns.

     This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the Company and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party, which consent shall not be unreasonably withheld.

        7.7 Severability.

     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the validity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

        7.8 Execution in Counterparts.

     This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

        7.9 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                       PROSPECT STREET HIGH INCOME

                                       By: /s/ John A. Frabotta
                                           ----------------------------------
                                               Title: Vice President


                                       BANKERS TRUST COMPANY,
                                          As Auction Agent

                                       By: /s/ Illegible
                                           ----------------------------------
                                               Title: Assistant Secretary

                               INSURANCE AGREEMENT
                                     Between
                        FINANCIAL SECURITY ASSURANCE INC.
                                       and
                  PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.
                           Dated as of December 1, 1988

                                TABLE OF CONTENTS

         (This Table of Contents is for convenience of reference only and shall not be deemed to be a part of this Insurance Agreement.)

                                                                          Page

                                    ARTICLE I
DEFINITIONS ..........................................................       1

                                   ARTICLE II
                   REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 2.01. Representations and Warranties of the Fund .............       2
SECTION 2.02. Affirmative Covenants of the Fund ......................       6
SECTION 2.03. Negative Covenants of the Fund .........................      13
SECTION 2.04. Special Covenants of the Fund ..........................      16

                                   ARTICLE III
                   THE SURETY BOND; INDEMNIFICATION; SECURITY
SECTION 3.01. Agreement To Issue Surety Bond ........................       20
SECTION 3.02. Conditions Precedent to Issuance of the Surety Bond ...       20
SECTION 3.03. Payment of Fees and Premiums ..........................       21
SECTION 3.04. Reimbursement Obligation ..............................       22
SECTION 3.05. Indemnification .......................................       22
SECTION 3.06. Payment Procedure .....................................       23
SECTION 3.07. Subrogation ...........................................       24

                                   ARTICLE IV
                               FURTHER AGREEMENTS
SECTION 4.01. Effective Date; Term of Agreement .....................       24
SECTION 4.02. Obligations Absolute ..................................       26
SECTION 4.03. Assignments; Reinsurance; Third-Party Rights ..........       26
SECTION 4.04. Liability of Financial Security and Fund ..............       27

                                    ARTICLE V
                               DEFAULTS; REMEDIES
SECTION 5.01. Defaults ..............................................       28
SECTION 5.02. Remedies; No Remedy Exclusive .........................       30
SECTION 5.03. Waivers ...............................................       32
SECTION 5.04. Agreement To Pay Fees and Expenses of Enforcement .....       32

                                   ARTICLE VI
                                 MISCELLANEOUS
SECTION 6.01. Amendments, Changes and Modifications .................       32
SECTION 6.02. Notices ...............................................       32
SECTION 6.03. Severability ..........................................       34
SECTION 6.04. Governing Law .........................................       34
SECTION 6.05. Consent of Financial Security .........................       34
SECTION 6.06. Counterparts ..........................................       34
SECTION 6.07. Recitals ..............................................       34
SECTION 6.08. Headings ..............................................       34
SECTION 6.09. Custody Receipts ......................................       35

APPENDIX I - Definitions
ANNEX I - Form of Surety Bond
ANNEX II - Form of Surety Assets Coverage Report
ANNEX III - Letter Reviewing Surety Assets
Coverage Calculation

                              INSURANCE AGREEMENT

    THIS INSURANCE AGREEMENT is made as of December 1, 1988 by and between Financial Security Assurance Inc. ("Financial Security") and Prospect Street(SM) High Income Portfolio Inc. (the "Fund").

                                   WITNESSETH:

    WHEREAS, the Fund proposes to issue up to 345 shares of its Preferred Stock, with an aggregate liquidation preference of $34,500,000, to finance the purchase by the Fund of certain assets; and

    WHEREAS, the Fund desires that Financial Security issue its Surety Bond guaranteeing certain payments of dividends on and redemption or liquidation preference amounts for the Preferred Stock; and

    WHEREAS, Financial Security has agreed to issue and deliver its Surety Bond upon the terms and subject to the conditions set forth herein; and

    WHEREAS, as consideration for the issuance of the Surety Bond, the Fund has agreed under the terms provided in this Agreement to reimburse Financial Security (with interest at the Late Payment Rate) for any amounts paid by Financial Security under the Surety Bond and to indemnify or reimburse Financial Security for certain other costs as more fully set forth herein and has acknowledged certain subrogation rights of Financial Security in respect of amounts paid by Financial Security under the Surety Bond and agreed to take certain actions as more fully set forth herein; and

    WHEREAS, the parties hereto desire to specify the conditions precedent to the issuance of the Surety Bond by Financial Security and to provide for certain other matters;

    NOW, THEREFORE, in consideration of the premises and of the agreements herein contained, Financial Security and the Fund agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

    All capitalized terms used herein shall have the meanings assigned thereto in Appendix I hereto.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

    Section 2.01. Representations and Warranties of the Fund. The Fund represents and warrants to, and covenants with, Financial Security as follows:

        (a) Due Organization. The Fund is a corporation, duly organized, validly existing and in good standing under the laws of the State of Maryland.

        (b) Power and Authority. The Fund has all necessary corporate power and authority to conduct its business as a diversified closed-end management investment company, to enter into, deliver and perform the Fund Documents and to perform all of its obligations thereunder.

        (c) Due Qualification. The Fund is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) in all jurisdictions in which the nature of its business requires such qualification other than those jurisdictions in which the failure to be so qualified would not have a material adverse effect upon the business or financial condition of the Fund.

        (d) Due Authorization. The issuance of the Preferred Stock and the execution, delivery and performance of the Fund Documents by the Fund and the consummation of the transactions contemplated thereby (i) are within the corporate powers of the Fund, (ii) have been duly authorized by all necessary corporate action, (iii) do not require (or have not required) the Fund to obtain any additional approvals or consents or to take other action or give any notice to or make any filing with any Person or governmental agency or department except such as have been obtained and remain in full force and effect, and (iv) do not and will not result in or require the creation of any Lien upon or in respect of any of the Fund's properties.

        (e) Noncontravention. The issuance of the Preferred Stock and the execution, delivery and performance of the Fund Documents by the Fund and the consummation by the Fund of the transactions contemplated hereby or thereby and the fulfillment by the Fund of or compliance by the Fund with the terms and conditions of the Fund Documents will not:

            (i) conflict with or result in any breach or violation of any of the terms, conditions or provisions of any existing law, rule, regulation (including, without limitation, the provisions of the Investment Company Act, the Securities Act and Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Fund or of the Certificate or Bylaws or any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Fund is a party or by which it or any of its properties may be bound or affected, or

            (ii) constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) by the Fund under any of the foregoing;

    which conflict, breach, violation or default would materially and adversely affect the ability of the Fund to perform its obligations under the Fund Documents or would materially and adversely affect the rights, benefits or enforcement of remedies or practicable realization of such rights benefits or remedies of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement, or the Certificate or otherwise with respect to the Preferred Stock.

        (f) Pending Litigation or Other Proceeding. There is no pending action, proceeding or investigation before any court, governmental or administrative agency or arbitrator against or affecting the Fund, or any properties or rights of the Fund, or, to the Fund's knowledge after reasonable inquiry, any threatened action or proceeding before any of the foregoing, which, if decided adversely to the Fund, would materially and adversely affect the ability of the Fund to perform its obligations under the Fund Documents or would materially and adversely affect the rights, benefits or enforcement of remedies or practicable realization of such rights or benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock.

        (g) Valid and Binding Agreement. The Fund Documents constitute legal, valid and binding agreements of the Fund enforceable in accordance with their respective terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or general equitable principles.

        (h) Liabilities. Except with respect to the Notes and fees incurred in connection with the issuance of the Preferred Stock, the Common Stock and the Notes and the execution of this Agreement, the Fund has not incurred any indebtedness for borrowed money or, other than in the ordinary course of business, any other liabilities.

        (i) Compliance With Law, Regulations, Etc. The Fund has no notice nor any reason to believe that any practice, procedure or policy employed by the Fund in the conduct of its business violates any law, regulation, judgment, order, decree or agreement applicable to the Fund which, if enforced, would
    (i) have a material adverse effect on the Fund's ability to do business,
    (ii) have a material adverse impact on the Fund's earnings or financial condition or (iii) constitute grounds for the revocation of any license, charter, permit or registration which is material to the conduct of the Fund's business.

        (j) Taxes. The Fund has had no income to date that would require the filing of any income tax returns of any jurisdiction.

        (k) ERISA. The Fund does not maintain or contribute to any Plan subject to ERISA and does not expect to implement any such Plan.

        (1) Delivery of Information. None of the documents, reports, notices, leases, operating agreements, schedules, certificates, statements or other writings, including without limitation the Registration Statement and the Prospectuses (collectively, the "Documents"), furnished to Financial Security by the Fund contain any statement of a material fact by the Fund which was untrue or misleading in any material respect when made; provided, however, the Fund makes no representations or warranties as to the information contained in the Preferred Stock Prospectus on page 4 in the Section entitled "PROSPECTUS SUMMARY - Surety Arrangement Financial Security," on page 7 in the section entitled "PROSPECTUS SUMMARY - The Offering - Secondary Market," on pages 9 and 10 in the third and fourth paragraphs in the section entitled "PROSPECTUS SUMMARY - Special Considerations," on pages 30 and 31 in the fourth and fifth paragraphs in the section entitled "PORTFOLIO TRADING," in the section entitled "UNDERWRITING," in the section entitled "FINANCIAL SECURITY," or the financial statements relating to Financial Security or the information contained in the Note Prospectus on page 6 in the section entitled "PROSPECTUS SUMMARY - Surety Arrangement for Preferred Shares - Financial Security," on page 7 in the second and third paragraphs in the section entitled "PROSPECTUS SUMMARY - Special Considerations," the information on pages 27 and 28 in the fourth and fifth paragraphs in the section entitled "PORTFOLIO TRADING," in the section entitled "UNDERWRITING," or on pages 45 and 46 in the section entitled "SURETY ARRANGEMENT FOR PREFERRED SHARES - Financial Security" or the information contained in the Common Stock Prospectus on page 7 in the section entitled "PROSPECTUS SUMMARY Surety Arrangement for Preferred Shares - Financial Security," on pages 8 and 9 in the sixth and seventh paragraphs in the section entitled "PROSPECTUS SUMMARY Special Considerations," on page 10 in the second, third and fourth paragraphs in the section entitled "THE FUND," on pages 32 and 33 in the fourth and fifth paragraphs in the section entitled "PORTFOLIO TRADING," in the section entitled "UNDERWRITING" or on pages 50 and 51 in the section entitled "SURETY ARRANGEMENT FOR PREFERRED SHARES - Financial Security." Except as disclosed in writing to Financial Security, there is no fact known to the Fund (relating specifically to the Fund and not to national or local economic conditions generally) which could materially adversely affect the Fund or the Fund's ability to meet its obligations. Since the furnishing of the Documents, there has been no material change nor any development or event involving a prospective material change which would render any of the Documents untrue or misleading in a material respect.

        (m) Securities Laws Compliance; Registration Statement; Prospectuses. The Registration Statement and the Prospectuses, and all supplements or amendments thereto, comply in all material respects with the provisions of the Securities Act and the Investment Company Act, and the Indenture complies in all material respects with the Trust Indenture Act of 1939, as amended, and the Registration Statement and the Prospectuses do not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Neither the offer nor sale of the Preferred Stock, Common Stock or Notes in the Transaction will be in violation of the Securities Act or any state "blue sky" or securities laws. The Fund is in compliance in all material respects with all provisions of the Investment Company Act applicable to it.

        (n) Federal Reserve Board Regulations. No part of the initial proceeds o the sale of the Preferred Stock will be used to purchase or carry "Margin Securities" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

        (o) True and Complete Copies. All agreements and other material delivered to Financial Security or its counsel by or on behalf of the Fund are true and correct copies of what they purport to be.

    Section 2.02. Affirmative Covenants of the Fund. The Fund hereby covenants and agrees that during the Term of the Agreement:

        (a) Compliance With Agreements. The Fund shall comply in all material respects with the terms and conditions of the Fund Documents.

        (b) Corporate Existence. The Fund shall maintain its corporate existence and shall at all times continue to be duly organized, duly qualified and duly authorized (as described in Section 2.01(a), (c) and (d) hereof) and will not liquidate or dissolve nor consolidate or merge with or into any other corporation or other entity.

        (c) Fund To Provide Financial Statements; Accountants' Reports; Other Information. The Fund shall keep or cause to be kept in reasonable detail books and records of account of the Fund's assets and business, including, but not limited to, books and records relating to the Transaction. The books of the Fund shall be kept on an accrual basis and the Fund shall report its operations for tax purposes on an accrual basis.

            (i) Annual Financial Statements. The Fund shall furnish to Financial Security as soon as available, and in any event within 90 days after the close of each fiscal year of the Fund, the audited balance sheet of the Fund as of the end of such fiscal year and the audited statement of operations and an audited statement of changes in net assets of the Fund for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of the Fund's independent public accountants (who shall be reasonably acceptable to Financial Security) and by the certificate described in paragraph (d) below.

            (ii) Semiannual Financial Statements. The Fund shall furnish to Financial Security as soon as available, and in any event within 60 days after the first six months of each fiscal year of the Fund, an unaudited balance sheet of the Fund as of the end of such six months, an unaudited statement of operations of the Fund for such six-month period and an unaudited statement of changes in net assets of the Fund for such six-month period, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, accompanied by the certificate described in paragraph (d) below and a certificate of the chief financial officer of the Fund to the effect that such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and that such financial statements fairly present the results of operations and financial condition of the Fund for the dates and periods indicated.

            (iii) Accountants' Reports. The Fund shall furnish to Financial Security, promptly upon receipt thereof, copies of any reports submitted to the Fund by its independent public accountants in connection with any examination of the financial statements of Fund made by such accountants.

            (iv) Valuation of Eligible Portfolio Property; Periodic Reports and Certificates.

                (A) Valuation Dates. The Bank of New York, as the Fund's
            custodian, is appointed the initial Collateral Evaluator and shall determine the Market Value and Surety Assets Value of each item of Eligible Portfolio Property and in the aggregate for all Eligible Portfolio Property on each Valuation Date.

                (B) Submission of Surety Assets Coverage Report. On or before
            5:00 p.m., New York City time, on the third Business Day after each Valuation Date, the Fund shall, and on any other date the Fund may, deliver to Financial Security a Surety Assets Coverage Report. On a quarterly basis (the last Business Day of January, April, July and October, commencing January 31, 1989), such Surety Assets Coverage Report shall be confirmed by a letter in the form attached to Annex 3 hereto from the Fund's independent accountants delivered to Financial Security within three Business Days of the delivery of the Surety Assets Coverage Report. If any such letter shows that an error was made in the Surety Assets Coverage Report reviewed or shows that a lower aggregate Surety Assets Value for the Eligible Portfolio Property was determined by the independent accountants, the calculation or determination made by such independent accountants shall be final and conclusive and shall be binding on the Fund and Financial Security, and the Collateral Evaluator shall accordingly amend the Surety Assets Coverage Report and deliver the amended Surety Assets Coverage Report to Financial Security.

                (C) Failure To Submit Surety Assets Coverage Report. At any time that the Fund has failed to deliver any Surety Assets Coverage Report required by Section 2.02(c)(iv)(B) or Section 2.02(c)(iv)(D) hereof, the Fund hereby authorizes Financial Security to direct, on behalf of the Fund, the Fund's independent accountants to prepare, execute and deliver to Financial Security (at Financial Security's expense in the case of a report required by Section 2.02(c)(iv)(D)) on behalf of the Fund the Surety Assets Coverage Report, as the case may be (prepared on the same basis as is required of the Fund pursuant to this Agreement). The Fund hereby agrees to cooperate to the fullest extent with Financial Security and such independent accountants in such preparation. At any time that the Fund's independent accountants have failed to deliver confirmations and/or verifications of the Surety Assets Coverage Report pursuant to the terms hereof, the Fund hereby authorizes Financial Security to contact and direct, on behalf of the Fund, such independent accountants to deliver such confirmations and/or verifications (at Financial Security's expense in the case of a report required by
            Section 2.02(c)(iv)(D)). The Fund hereby confirms that it has given written authorization to such accountants to take directions from Financial Security in the situations described in this Section 2.02(c). A failure by the Fund or its independent accountants to deliver a Surety Assets Coverage Report as required pursuant to
            Section 2.02(c)(iv) shall be deemed for all purposes of this Agreement as the delivery by the Fund of a Surety Assets Coverage Report showing a Surety Assets Value of Eligible Portfolio Property equal to $0.

                      (D) Additional Determinations of Market Value and Surety
             Assets Value. At the expense of Financial Security, the Collateral Evaluator shall make additional determinations of the Market Value and the Surety Assets Value of the Eligible Portfolio Property and shall deliver a Surety Assets Coverage Report within three Business Days following the Collateral Evaluator's receipt of any written request from Financial Security that such amounts be determined, which request shall not be delivered more frequently than twice during any 12-month period. Any such determination shall be done at the expense of Financial Security unless a Default or Event of Default shall have occurred and is continuing. To the extent requested by and at the expense of Financial Security (unless a Default or Event of Default shall have occurred and is continuing), the Fund shall provide Financial Security with an executed Surety Assets Coverage Report and the accountants' letter required by the last sentence of Section 2.02(c)(iv)(B) hereof in connection therewith.

                      (E) The Fund will provide Financial Security with a copy
             of any other report or certificate that the Fund is required to deliver, or cause to be delivered, to the Trustee under the Indenture, the holders of the Notes or the Holders of the Preferred Stock or the holders of the Common Stock.

            (v) Other Reports and Information. Promptly after the filing or sending thereof, copies of all proxy statements, financial statements and reports, and copies of all regular periodic and special reports and all registration statements which the Fund files with its public stockholders or the Securities and Exchange Commission or any other federal government agency, authority or body which supervises the issuance of securities by the Fund or any national securities exchange, as well as copies of all reports filed with the Fund pursuant to any of the Fund Documents. If available, the Fund shall provide, or otherwise make available, to Financial Security the registry or other listing of the names and addresses of the Holders of the Preferred Stock on an annual basis (or as frequently as quarterly, at the request of Financial Security) to the extent required by Financial Security to comply with regulation, law or court order or to comply with any request by appropriate governmental authorities.

        (d) Certificate of Compliance. The Fund shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to paragraph (c)(i) and (c)(ii) above a certificate signed by the chief financial officer of the Fund stating that:

            (i) a review of such Fund's performance under this Agreement and the Fund Documents during such period has been made under such officer's supervision; and

            (ii) to such chief financial officer's knowledge following reasonable inquiry, no Event of Default or Default has occurred and is continuing, or if an Event of Default or Default has occurred and is continuing, specifying the nature thereof and, in the case of an Event of Default or Default if the Fund has a right to cure pursuant to
        Section 5.01 or otherwise, stating in reasonable detail the steps, if any, being taken by the Fund promptly to cure such event or to otherwise comply with the terms of this Agreement.

        (e) Access to Records; Discussions With Officers and Accountants. The Fund shall, upon the request of Financial Security (but without any liability for expenses of Financial Security), permit Financial Security, or its authorized agent, at reasonable times:

            (i) to inspect such books and records of the Fund as they may relate to the Preferred Stock, the obligations of the Fund under the Fund Documents, the Fund's business and the transactions consummated in connection herewith but not the names of ultimate beneficial holders of the Preferred Stock except to the extent required by Financial Security to comply with regulation, law or court order or to comply with any request by any appropriate governmental authorities;

            (ii) to discuss the affairs, finances and accounts of the Fund with any of its officers and directors; and

            (iii) to discuss the affairs, finances and accounts of the Fund with the Fund's independent accountants, provided that an officer of the Fund (or his designee) shall have the right to be present during such discussions.

        Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Fund. Such requests will not be made more frequently than semiannually until such time, if any, as Financial Security determines, in its sole discretion, that increased access is reasonably necessary under the circumstances which then exist and provides the Fund a written statement to that effect, specifying such circumstances. The books and records of the Fund will be maintained at the address of the Fund designated herein for receipt of notices, unless the Fund shall otherwise advise the parties hereto in writing.

        Financial Security shall keep confidential any matter of which it becomes aware through such inspections or discussions, except as may be otherwise required by regulation, law or court order or requested by appropriate governmental authorities or as necessary to enforce this Agreement, the Custody Agreement or the other Fund Documents. If Financial Security is requested or required (by oral questions, interrogatories, requests for information or documents subpoena, civil investigative demand or similar process) to disclose any information of which it becomes aware through such inspections or discussions, Financial Security will promptly notify the Fund of such request(s) so that the Fund may seek an appropriate protective order and/or waive Financial Security's compliance with the provisions of this Agreement. If, in the absence of a protective order or the receipt of a waiver hereunder, Financial Security is legally required, in the opinion of its counsel, to disclose such information, Financial Security may disclose such information without liability hereunder.

        (f) Inform Financial Security of Material Events. The Fund shall promptly inform Financial Security in writing of the following:

            (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against the Fund involving an uninsured amount in excess of $100,000 in any one instance or $500,000 in the aggregate;

            (ii) the occurrence of any Default or Event of Default;

            (iii) the occurrence of any event of default (or event which with notice or the lapse of time or both would constitute an event of default) under the Indenture;

            (iv) any proceedings instituted by or against the Fund in any federal, state or local court or before any governmental body or agency, or before any arbitration board, or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon the Fund's ability to perform its obligations under any Fund Document; and

            (v) the receipt of notice from any agency or governmental body having authority over the conduct of the Fund's business that (A) the Fund is being placed under regulatory supervision, (B) any license, permit, charter, membership or registration material to the conduct of the Fund's business is to be suspended or revoked, or (C) the Fund is to cease and desist any practice, procedure or policy employed by the Fund in the conduct of its business, and such cessation will materially adversely affect the conduct of the Fund's business or materially adversely affect the financial affairs of the Fund.

        (g) Further Assurances. Subject to Section 6.01, the Fund shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of this Agreement. In addition, the Fund agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P or Moody's after the date hereof and take such actions as may reasonably be required thereby to confirm the initial "AAA/Aaa" ratings on the Preferred Stock provided that the Fund shall not be required to take any action with respect to such ratings if in the reasonable judgment of the Fund such action would be adverse to the Fund or the holders of the Common Stock of the Fund or to obtain or maintain a Shadow Rating on the Preferred Stock of an investment grade provided that the Fund shall not be required to take any action with respect to a Shadow Rating if in its sole judgment such action would be detrimental to the Fund or the holders of the Common Stock of the Fund.

        (h) Compliance With Investment Company Act. The Fund shall comply in all material respects with provisions of the Investment Company Act applicable to it and the related regulations and rules promulgated by the Commission under the Investment Company Act.

        (i) ERISA. The Fund shall comply in all material respects with ERISA and shall not incur any liabilities to the PBGC or to any multiemployer plan under ERISA in connection with any Plan which would have a material adverse effect upon the financial condition of the Fund.

        (j) Custody Agreement. The Fund agrees to recognize, and hereby acknowledges, the rights of the Holders as described in Section 3.04 of the Custody Agreement.

        (k) Paying Agent Agreement. The Fund shall cause the Paying Agent to execute an agreement in such form and substance as shall be acceptable to Financial Security in which the Paying Agent agrees to give notices to Financial Security and the Custodian regarding moneys received from the Fund to pay amounts due under the Preferred Stock.

    Section 2.03. Negative Covenants of the Fund. The Fund agrees and covenants with Financial Security that at all times during the Term of the Agreement:

        (a) Amendments to Organic Documents; Changes in Nature or Conduct of Business. Without the prior written consent of Financial Security, which consent shall not be unreasonably withheld, the Fund shall not (i) amend, supplement or otherwise modify its Certificate or Bylaws (or permit any of the foregoing); (ii) change the nature of its business or operations from that of a closed-end management investment company incorporated in the State of Maryland and subject to regulation by the Commission under the Investment Company Act; or (iii) employ or pursue an investment strategy inconsistent with or in violation of the fundamental policies described in the Preferred Stock Prospectus under the heading "INVESTMENT OBJECTIVE AND POLICIES--Investment Restrictions"; provided, however, in the event that the claims paying ability of Financial Security is rated less than "AA+" by Standard & Poor's or "Aal" by Moody's, Financial Security agrees to provide such written consent if (A) reasonably required to maintain for the Preferred Stock a "AA+" or higher rating from SOP or a "Aal" or higher rating from Moody's and (B) the effect of the proposed action for which consent is required would not materially and adversely affect the rights, benefits or enforcement of remedies or practicable realization of such rights or benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock.

        (b) Creation of Indebtedness. Without the prior written consent of Financial Security, the Fund shall not create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

        (c) Restrictions on Liens. The Fund will not create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence, of any Lien on any of its assets except for (i) Liens the validity of which are being contested in good faith by appropriate proceedings, (ii) Liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (iii) Liens to secure payment for services rendered by the Auction Agent or the Trustee with respect to the Notes in connection with the Preferred Stock or the Notes and (iv) Liens otherwise incurred in connection with borrowings made in the ordinary course of business in accordance with the Fund's stated investment objective, policies and restrictions.

        (d) Subsidiaries. The Fund shall not form, or cause to be formed, any subsidiaries.

        (e) Restrictions on Dividends. The Fund shall not declare or pay any dividends, or apply any of its property or assets to purchase, redeem or retire, or make any distribution by reduction of capital or otherwise in respect of, shares of capital stock of the Fund (other than the Preferred Stock) (all of the foregoing, "Restricted Payments"), unless such Restricted Payment is permitted by the Certificate and the Surety Assets Coverage is met immediately following such payment or application based upon the most recent Surety Assets Coverage Report.

        (f) Issuance of Stock. Without the prior written consent of Financial Security, the Fund shall not issue any capital stock other than (i) the Preferred Stock issued on the Date of Issuance or authorized to be issued under Section 4.01(b) hereof and (ii) the Common Stock.

        (g) Insolvency. The Fund shall not (i) commence any case, proceeding or other actions under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
    (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors; the Fund shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above; the Fund shall generally pay its debts as they become due and shall not admit in writing its inability to pay its debts as they become due.

        (h) Impairment of Rights. Without the prior written consent of Financial Security, the Fund shall not take any action, or fail to take any action, if such action or failure to take action will interfere with the enforcement of any rights under the Fund Documents that are material to the rights, benefits or obligations of Financial Security.

        (i) Waiver, Amendments, Etc. Subject to Section 2.03(a) above, without the prior written consent of Financial Security, the Fund shall not waive, modify or amend, or consent to any waiver, modification or amendment of any of the terms, provisions or conditions of the Fund Documents that are material to the rights, benefits or obligations of Financial Security.

        (j) Purchase or Sale of Securities. The Fund shall not, and shall cause its Investment Adviser not to, purchase or sell a security with knowledge that the effect of such purchase or sale will be to cause, or be likely to cause, the Surety Assets Coverage not to be met immediately subsequent to the consummation of such purchase or sale.

        (k) Investment Adviser. The Fund shall not designate a new Investment Adviser unless the Person to be designated as Investment Adviser has been approved by Financial Security which approval shall not be unreasonably withheld.

        (l) ERISA. The Fund shall not contribute or incur any obligation to contribute to any Plan.

Section 2.04. Special Covenants of the Fund.

        (a) Redemption of Preferred Stock or Notes. Upon redemption of any shares of Preferred Stock pursuant to the Certificate and upon redemption of any Notes pursuant to the Indenture during the Term of the Agreement, the Fund shall furnish or cause to be furnished to Financial Security a notice of such redemption.

        (b) Maintenance of Surety Assets Value. The Fund shall maintain Eligible Portfolio Property having a Surety Assets Value at least equal to the Surety Assets Coverage at all times during the Term of the Agreement.

        (c) Optional Redemptions by the Fund.

            (i) Unless otherwise approved in writing by Financial Security, the Fund shall not give any Notice of Redemption to effect any optional redemption of the Preferred Stock unless, prior to the mailing of such notice, the Fund shall have Deposit Securities in an amount available to pay in full the cash redemption price on the Redemption Date. Following the mailing of such Notice of Redemption, the Fund shall not reinvest the moneys so invested in Deposit Securities without the prior written consent of Financial Security.

            (ii) Without in any way affecting its obligations hereunder, this
        Section 2.04(c) shall not be deemed to limit the Fund's right to effect optional redemptions of Preferred Stock in its own discretion to the extent authorized by law and the Certificate.

        (d) Redemption Date and Redemption Notice. Unless Financial Security shall otherwise consent or request in writing, the Fund shall set the redemption date for any mandatory redemption of the Preferred Stock required under the Certificate at the latest Business Day possible under the provision of Section 5 of Article IV(C) of the Certificate.

        (e) Sale of Eligible Portfolio Property to Financial Security. Prior to liquidating any portion of its Eligible Portfolio Property pursuant to this
    Section 2.04, the Fund shall offer and sell such Eligible Portfolio Property to Financial Security if Financial Security offers a price which is equal to or greater than the price at which the Fund proposed to sell such Eligible Portfolio Property. Financial Security shall accept or reject each such offer as promptly as practicable and in any event not later than 24 hours after receipt thereof; provided, however, that in the event Financial Security fails to respond to any such offer by the close of business on the date such offer is received, the applicable price shall be the price at which the Fund proposes to sell such Eligible Portfolio Property on the following day.

        (f) Periodic Liquidation of Property.

            (i) The Fund shall liquidate property to the extent required to provide Deposit Securities available to pay the redemption price of any Preferred Stock on any Redemption Date. Unless Financial Security shall otherwise direct, such property will be liquidated at a rate no slower than equal weekly installments during the applicable Liquidation Period. "Liquidation Period" shall commence upon the occurrence of an event requiring redemption and shall expire on the date of mailing of the Notice of Redemption. Proceeds from such liquidation of property shall be invested in Deposit Securities.

            (ii) The Fund shall liquidate Eligible Portfolio Property consisting of Other Corporate Bonds and invest the proceeds thereof in Deposit Securities not later than a date 90 days after the occurrence of the Event of Default stated in Section 5.01(e) (the "First Deposit Date") unless on such date the Fund shall otherwise have Deposit Securities sufficient to redeem the Preferred Stock required to be redeemed in full on the date redemption of such Preferred Stock is required pursuant to this Agreement. Unless Financial Security shall otherwise direct, such Other Corporate Bonds will be liquidated at a rate no slower than equal weekly installments between the occurrence of such Event of Default and the First Deposit Date. The Fund shall liquidate remaining Eligible Portfolio Property and invest in Deposit Securities in an amount sufficient, when added to Deposit Securities held resulting from the liquidation required in the second preceding sentence, to pay the redemption price of the Preferred Stock not later than a date 30 days prior to the redemption of the Preferred Stock (the "Second Deposit Date"). Unless Financial Security shall otherwise direct, such Eligible Portfolio Property will be liquidated at a rate no slower than equal weekly installments between the First Deposit Date and the Second Deposit Date. Proceeds from such liquidation of Eligible Portfolio Property shall be invested in Deposit Securities.

            (iii) The Fund shall liquidate property to the extent required to provide Deposit Securities available to pay dividends on the Preferred Stock no later than 20 days prior to each Dividend Payment Date.

            (iv) On or before 12:00 noon, New York time, on the third Business Day prior to each Dividend Payment Date or a Redemption Date constituting a Scheduled Payment, but no earlier than five Business Days prior to each Dividend Payment Date or a Redemption Date constituting a Scheduled Payment of the Preferred Stock, as applicable, and on the Business Day preceding any other Redemption Date, the Fund shall deliver to the Paying Agent Cash out of the Deposit Securities sufficient to make the required payment with respect to the Preferred Stock.

            (v) The Fund shall specify on each Surety Assets Coverage Report the Deposit Securities that satisfy the requirements of Section 2.04(c) or
        Section 2.04(f) as of the related Valuation Date.

        (g) Certain Investment Limitations. The Fund shall not (i) acquire or otherwise invest in (A) repurchase agreements except those described in paragraph (b) of the definition of Short Term Money Market Instruments, (B) reverse repurchase agreements, (C) futures contracts or (D) options on futures contracts except to the extent such options do not exceed five percentum of the value of the total assets of the Fund, (ii) engage in short sales, (iii) overdraw any bank account, (iv) write options on portfolio securities other than call options on securities held in the Fund's portfolio or that the Fund has an immediate right to acquire through conversion or exchange of securities held in its portfolio or (v) engage in the lending of portfolio securities unless such lending would be permitted pursuant to the terms of the Indenture or, unless, in any such case, the Fund shall have received written consent from Financial Security.

        (h) Redemption of the Notes. If the Fund is prohibited from redeeming shares of Preferred Stock in connection with any Redemption Request by the provisions of the Investment Company Act, the Fund shall redeem as soon as practicable under the Indenture and from time to time the maximum principal amount of the Notes permitted to be redeemed under the Indenture as shall permit redemption of the Preferred Stock to proceed.

        (i) Redemption Prior to Stated Termination Date. The Fund agrees for the benefit of the Holders to call for redemption all outstanding shares of the Preferred Stock so that the Redemption Date for such redemption is on the Dividend Payment Date next preceding the Stated Termination Date unless the Fund shall have received written evidence from S&P, if the Preferred Stock is then rated by S&P, and from Moody's, if the Preferred Stock is then rated by Moody's, that the termination of the Surety Bond would not, of itself, result in a reduction or withdrawal of the ratings then applicable to the Preferred Stock.

                                   ARTICLE III

                   THE SURETY BOND; INDEMNIFICATION; SECURITY

    Section 3.01. Agreement To Issue Surety Bond. Financial Security agrees, subject to the conditions set forth in Section 3.02 hereof, to issue the Surety Bond.

    Section 3.02. Conditions Precedent to Issuance of the Surety Bond. As conditions precedent to the obligation of Financial Security to issue the Surety Bond, the Fund shall have complied with the terms and satisfied the conditions precedent set forth below, which compliance and satisfaction may be simultaneous with the delivery of the Surety Bond:

        (a) Financial Security shall have received a fully executed copy of each of this Agreement, the Indenture, the Custody Agreement, the Auction Agent Agreement, the Certificate, the agreement referred to in Section 2.02(k) hereof, the Premium Side Letter and the DTC Letter.

        (b) Financial Security shall have received a copy of the resolutions of the Fund's Board of Directors authorizing the execution and delivery and performance by the Fund of the Fund Documents and other matters contemplated thereby, and of all other documents evidencing any other necessary action of the Fund to enter into the Fund Documents certified by the Secretary or Assistant Secretary of the Fund accompanied by a certified copy of the Bylaws empowering the Board of Directors to authorize the foregoing (which certificate shall state that such resolutions are in full force and effect on the Date of Issuance).

        (c) Financial Security shall have received a certificate of the Secretary or an Assistant Secretary of the Fund certifying the name and true signatures of the officers of the Fund authorized to sign the Fund Documents and that stockholder consent to the execution and delivery of such documents and instruments is not necessary.

        (d) Financial Security shall have received a certificate of appropriate officers of the Fund to the effect that the representations and warranties of the Fund in this Agreement are true and correct in all material respects.

        (e) Financial Security shall have received all favorable opinions of counsel reasonably requested by Financial Security in form and substance reasonably acceptable to Financial Security and its counsel.

        (f) Financial Security shall have received true and correct copies of all governmental approvals, if any, necessary for the transactions contemplated by this Agreement.

        (g) Financial Security shall have received a copy of the written authorization given by the Fund to its independent accountants in connection with Section 2.02(c) hereof.

        (h) Financial Security shall have received such other documents, instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction.

        (i) There shall have been received from S&P and Moody's ratings of "AAA" and "aaa," respectively, on the Preferred Stock.

        (j) Financial Security shall have received payment in full of the portion of the Premium due on the Date of Issuance.

    Section 3.03. Payment of Fees and Premiums.

        (a) Legal Fees. The Fund (i) shall pay or cause to be paid legal fees and expenses (not to exceed $80,000) incurred to and including the Date of Issuance by Financial Security in connection with the issuance of the Surety Bond and (ii) shall reimburse Financial Security for all legal fees and expenses reasonably incurred after the Date of Issuance in connection with any amendment, waiver or other action of or with respect to the Agreement or any Fund Document or the Transaction.

        (b) Rating Agency Fees. The initial fees of S&P and Moody's with respect to the Preferred Stock and the transactions contemplated hereby shall be paid by the Fund in full on the date of issuance of the Surety Bond. All periodic and subsequent fees of S&P or Moody's with respect to the Preferred Stock shall be for the account of the Fund or, if paid by Financial Security, reimbursed by the Fund to Financial Security upon demand. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating securities, in which case the cost for such agency shall be paid by the Fund.

        (c) Premium. The Premium shall be paid by the Fund pursuant to the terms of the Premium Side Letter.

        (d) Custodial Fees. The Fund shall pay or cause to be paid all fees and other amounts payable to the Custodian under the Custody Agreement.

    Section 3.04. Reimbursement Obligation. The Fund shall reimburse and indemnify Financial Security and shall immediately be liable for payment in full to Financial Security in accordance with this Agreement of the amount of any payment by Financial Security under the Surety Bond and the Fund shall pay interest on such amounts at the late Payment Rate until paid; provided that such payment obligation may be satisfied pursuant to the provisions of Section 3.07 hereof. The Fund agrees to pay to Financial Security any and all reasonable charges and expenses which Financial Security may pay or incur relative to the performance of this Agreement including, but not limited to, attorneys' (including up to $80,000 of attorneys' fees in connection with the issuance of the Surety Bond) and accountants' fees and expenses (including fees for any consent provided in connection with the Registration Statement or Prospectuses, any periodic reports or any materials used in connection with the auction of the Preferred Stock), payments of any fees and charges in connection with any accounts established to facilitate payments under the Surety Bond and any costs and expenses incurred by Financial Security in connection with the administration and enforcement of the Custody Agreement or the Fund Documents.

    All such amounts are to be immediately due and payable without demand.

    Section 3.05. Indemnification. In addition to any and all rights of indemnification, subrogation or any other rights pursuant hereto or under law or equity, the Fund agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees and agents from and against any and all losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses of any nature arising out of or relating to the transactions contemplated by the Custody Agreement or the Fund Documents by reason of:

        (a) any omission or action (other than of or by Financial Security) in connection with the offering, issuance, sale, remarketing, auction or delivery of the Preferred Stock, the Common Stock or the Notes;

        (b) the negligence, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Fund in connection with any transaction arising from or relating to the Custody Agreement or any of the Fund Documents;

        (c) the violation by the Fund of any federal or state securities, banking or antitrust laws, rules or regulations in connection with any transaction arising from or relating to the Custody Agreement or any of the Fund Documents;

        (d) the violation by the Fund of any federal or state laws, rules or regulations relating to the maximum amount of interest permitted to be received on account of the loan of money in connection with any transaction arising from or relating to the Custody Agreement or any of the Fund Documents;

        (e) the breach by the Fund of its obligations under any of the Fund Documents; and

        (f) the breach by the Fund of any representation or warranty or misrepresentation on the part of the Fund contained in any of the Fund Documents or in any certificate furnished or delivered to Financial Security in connection herewith or therewith or pursuant hereto or thereto.

This indemnity provision, as well as the payment obligation set forth in Section 3.04, shall survive the termination of this Agreement and shall survive until the statute of limitations has run on any causes of action which arise from one of these reasons and until all suits filed as a result thereof have been finally concluded.

    Section 3.06. Payment Procedure. In the event of any payment by Financial Security, the Fund agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security to the extent provided herein. All payments to be made to Financial Security under this Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds at the address of Financial Security, provided in Section 6.02 hereof, before 1:00 p.m. (New York, New York time) on the date when due. Payments to be made to Financial Security under this Agreement shall bear interest at the Late Payment Rate from the date when due to the date paid.

   Section 3.07. Subrogation. The Fund acknowledges that, to the extent of any payment made by Financial Security pursuant to the Surety Bond, Financial Security is to be fully subrogated to the extent of such payment, to the rights of the Fund and the Holders to any moneys paid or payable under the Fund Documents. The Fund agrees to such subrogation and, further, agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable under the Fund Documents. Any amount applied to payment on the shares of Preferred Stock as to which Financial Security has made payment under the Surety Bond shall be deemed to satisfy the obligation of the Fund pursuant to Section 3.04 to reimburse Financial Security in an amount equal to the amount so applied. To the extent the Fund fully reimburses Financial Security pursuant to Section 3.04 hereof, the payment obligations of the Fund pursuant to the Fund Documents shall be deemed satisfied and Financial Security agrees to execute such instruments as may be necessary to demonstrate such satisfaction.

                                   ARTICLE IV
                               FURTHER AGREEMENTS

    Section 4.01. Effective Date; Term of Agreement.

        (a) This Agreement shall take effect on the Date of Issuance and shall remain in effect until such time as Financial Security is no longer subject to a claim under the Surety Bond (or Financial Security shall have received an opinion in form and substance and from counsel acceptable to Financial Security to the effect that Financial Security is no longer subject to a claim under the Surety Bond) and all amounts payable by the Fund hereunder, under the Premium Side Letter, under the Fund Documents and under the Preferred Stock have been paid in full.

        (b) At the request of the Fund, Financial Security shall deliver to the Custodian an endorsement to the Surety Bond to increase the coverage thereof in connection with an increase in the number of shares of Preferred Stock up to the number set forth in the first WHEREAS clause, provided (1) the conditions for the purchase of such Preferred Stock set forth in the Underwriting Agreement with respect to the Preferred Stock are satisfied,
    (2) the conditions set forth in Sections 4.01(c)(ii) and 4.01(c)(iii) (A),
    (B) and (D) hereof are met and (3) the ratio of the number of shares of Common Stock and Preferred Stock and the principal amount of Notes outstanding on the Date of Issuance and immediately following such issuance of additional Preferred Stock shall be the same.

        (c) The Surety Bond shall expire on December 5, 1993; provided however, that such expiration date shall be extended in one or more successive terms of one, two, three, four or five years as designated by the Fund but in no event later than December 5, 1998, such extension to be effective six months prior to the Stated Termination Date, in the event that (i) Financial Security has received no later than 190 days prior to the Stated Termination Date a written request from the Fund requesting such extension and specifying such new expiration date, (ii) the Fund has paid all premiums due hereunder and under the Premium Side Letter and (iii) as of the date of such request and the date of such extension (A) there has not occurred and is not continuing a Default or Event of Default, (B) the Surety Assets Coverage is met, (C) the ratio of the outstanding principal of Notes plus the aggregate liquidation value of the Preferred Stock to the Fund "assets" less "liabilities" not constituting "senior securities" (as such terms are used in Section 18 of the Investment Company Act) does not exceed 45% and (D) the Fund is not in violation of any material provision of the Investment Company Act of 1940. In consideration for the agreement by Financial Security to such extension of the term of the Surety Bond and provided that the claims paying ability of Financial Security is not then rated "AA+" or less by S&P or "Aa" or less by Moody's, the Fund shall not replace the Surety Bond at any time prior to December 5, 1998 with any surety bond, financial guaranty or other credit enhancement. In the event the conditions described in the preceding sentence are met and the conditions described in (ii) and (iii) of the preceding sentence are met, Financial Security shall deliver to the Custodian an endorsement to the Surety Bond providing for such extension of the expiration date.

    Section 4.02. Obligations Absolute. The obligations of the Fund hereunder during the Term of the Agreement shall be absolute and unconditional, and will be paid or performed strictly in accordance with this Agreement irrespective of:

            (i) any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to any agreement of the Fund relating to the Fund Documents, the Custody Agreement, the Surety Bond or this Agreement;

            (ii) any exchange or release of any other obligations hereunder; or

            (iii) any other circumstances, other than payment in full, which might otherwise constitute a defense available to, or discharge of, the Fund in respect to this Agreement or any other Fund Document and the Fund hereby waives its rights of, abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Fund Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Fund.

Nothing herein shall be construed as prohibiting the Fund from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

    Section 4.03. Assignments; Reinsurance; Third-Party Rights.

        (a) This Agreement shall be a continuing obligation of the Fund and shall (i) be binding upon the Fund and its respective successors and assigns, and (ii) inure to the benefit of and be enforceable by Financial Security and its successors, transferees and assigns. The Fund may not assign this Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Nothing contained herein shall restrict Financial Security from assigning to any lender or lenders under any liquidity facility any rights of Financial Security under this Agreement or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the transaction contemplated hereby. No assignment by Financial Security of any of its rights or obligations under this Agreement shall discharge any obligation of Financial Security under the Surety Bond or give any party other than Financial Security the right to exercise rights, consents and waivers hereunder.

        (b) Financial Security shall have the right to give participations in its rights under this Agreement and to enter into contracts of reinsurance with respect to the Surety Bond and each such participant or reinsurer shall be entitled to the benefit of any representation, warranty, covenant and obligation of the Fund hereunder as if such participant or reinsurer was a party hereto.

        (c) Except as provided herein with respect to participants and reinsurers and as provided in the Surety Bond, nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any Person, including, particularly, any Holder, other than Financial Security, against the Fund, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. No Holder shall have any right to payment from any premiums paid or payable hereunder or from any amounts paid by the Fund pursuant to Section 3.04 or 3.05 hereof.

    Section 4.04. Liability of Financial Security and Fund. Neither Financial Security nor the Fund shall be responsible for any act or omission of the Custodian with respect to its use of the Surety Bond. Neither Financial Security, the Fund nor any of their respective officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Surety Bond by the Custodian or for any acts or omissions of the Custodian in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents, or of any endorsement(s) thereon (other than signatures or other endorsements actually signed by Financial Security or the Fund), even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, Financial Security may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                    ARTICLE V

                               DEFAULTS; REMEDIES

    Section 5.01. Defaults. The occurrence of any of the following events shall constitute an Event of Default hereunder:

        (a) the Fund shall fail to pay to Financial Security when due any amount payable by the Fund hereunder or under any other Fund Document;

        (b) any default by the Fund in its performance of any covenant contained herein (other than as set forth in Section 2.04(b), (e) or (f) hereof) and such default shall continue for at least 30 days after written notice thereof by Financial Security to the Fund requesting that such default be cured if such default would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock;

        (c) any material representation or warranty made by the Fund herein or in connection herewith shall prove to be incorrect in any material respect when made or deemed made if such breach would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock;

        (d) any failure by the Fund to maintain Eligible Portfolio Assets having a Surety Assets Value at least equal to the Surety Assets Coverage, which failure is not cured within eight Business Days;

        (e) any failure by the Fund, on or prior to the date six months prior to the Stated Termination Date of the Surety Bond, to either (A) obtain from Financial Security an extension to the term of the Surety Bond or (B) obtain notice in writing from each of Moody's and S&P that termination of the Surety Bond will not adversely affect the then outstanding ratings of the Preferred Stock;

        (f) the Internal Revenue Service makes a final determination that the Fund does not qualify for any taxable year for exemption from federal income taxation and such determination would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Custody Agreement or the Certificate or otherwise with respect to the Preferred Stock;

        (g) the Fund commences a voluntary case concerning it under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commented against the Fund under any the Bankruptcy Code and relief is ordered against the Fund or the petition is controverted but is not dismissed within 60 days after the commencement of the case; or the Fund is not generally paying its debts as such debts become due; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Fund; or a decree or order is entered by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator for the Fund in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceeding, or for the winding up or liquidation of the affairs of the Fund, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or the Fund consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceeding, or relating to the Fund or of or relating to substantially all of its property; or the Fund makes a general assignment for the benefit of creditors; or any action is taken by the Fund for the purpose of effecting any of the foregoing;

        (h) the Fund shall have denied that it has any or further liability or obligation under any Fund Document, or the Preferred Stock or any governmental agency or authority shall find or rule that any Fund Document or the Preferred Stock are not valid or binding on the Fund, if such denial, finding or ruling would, in the reasonable judgment of Financial Security, materially and adversely affect the ability of the Fund to perform its material obligations under any Fund Document or the Preferred Stock or would materially and adversely affect the material rights, material benefits or enforcement of remedies or the practicable realization of such material rights or material benefits of Financial Security hereunder or of Financial Security or any Holder under the Certificate or otherwise with respect to the Preferred Stock;

        (i) the Fund shall fail to perform or observe any of its covenants or agreements set forth in, or to take any action required by, Section 2.04(e) or (f) hereof; or

        (j) the failure by the Fund to make a payment of dividend or redemption price when due on the Preferred Stock or to declare a dividend on the Preferred Stock when contemplated by the Certificate and not prohibited by applicable corporate law or the Investment Company Act.

    Section 5.02. Remedies; No Remedy Exclusive.

        (a) Upon the occurrence of an Event of Default (other than a Surety Assets Coverage Event of Default), Financial Security may take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due under the Fund Documents or to enforce performance and observance of any obligation, agreement or covenant of the Fund under the Fund Documents.

        (b) If an Event of Default shall have occurred and be continuing, the Fund shall, upon receipt of a written request from Financial Security (a "Redemption Request"), deliver a Notice of Redemption pursuant to Section 5(b) of Article IV(C) of the Certificate with respect to, and shall redeem, such number of shares of Preferred Stock as shall be specified by Financial Security in such Redemption Request on a date designated by Financial Security not earlier than 15 days after the giving of such Redemption Request or such longer period as may be required by applicable law, provided that in the case of a Surety Assets Coverage Event of Default, Financial Security shall, within one Business Day, deliver a Redemption Request and the redemption date for such Redemption Request shall not be later than 35 days following the giving of such Redemption Request; however, the maximum number of shares of Preferred Stock that the Fund shall be required to redeem shall be the least number of whole shares of Preferred Stock the redemption of which, if deemed to have occurred on the Valuation Date as of which the Fund had failed to maintain such Surety Assets Coverage, could have been effected using the deemed proceeds (i.e., assuming sale at the Market Value) from the deemed sale of "Special Redemption Assets." For purposes hereof, Special Redemption Assets shall mean such portfolio holdings as are identified by the Fund in its sole discretion, the deemed sale of which for cash on the applicable Valuation Date on which the Surety Assets Coverage was not met would have caused the Surety Assets Coverage on a pro forma basis to have been met on such Valuation Date. The Fund need not liquidate the Special Redemption Assets; however, assets liquidated to effect the redemption must have the same Discount Factor or Factors as the Special Redemption Assets identified by the Fund. Any Redemption Request (other than a Redemption Request given pursuant to a Surety Assets Coverage Event of Default), once delivered, may be withdrawn by Financial Security at any time prior to the mailing of the related Notice of Redemption. Financial Security may deliver one or more Redemption Requests with respect to a single Event of Default.

        (c) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Fund Documents or existing at law or in equity. No delay or omission to exercise any right or power accruing under the Fund Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be required in this Article.

    Section 5.03. Waivers.

        (a) No failure by Financial Security to exercise, and no delay by Financial Security in exercising, any right hereunder shall operate as a waiver thereof. The exercise by Financial Security of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to Financial Security are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

        (b) Financial Security shall have the right, to be exercised in its complete discretion, to waive any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to the Fund. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

    Section 5.04. Agreement To Pay Fees and Expenses of Enforcement. Upon the occurrence of an Event of Default hereunder, the Fund agrees that it will pay or reimburse Financial Security on demand for all costs and expenses, including, without limitation, the reasonable fees and expenses of attorneys for the enforcement of performance or observance of any obligation or agreement on the part of the Fund herein contained.

                                   ARTICLE VI
                                  MISCELLANEOUS

    Section 6.01. Amendments, Changes and Modifications. This Agreement may be amended, changed, modified, altered or terminated only by written instrument or written instruments signed by Financial Security and the Fund. A copy of each amendment, change, modification or alteration shall be provided to the Rating Agencies.

    Section 6.02. Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed or personally delivered or telexed or telecopied to the recipient as follows:

    (a) To Financial Security:          Financial Security Assurance Inc.
                                        350 Park Avenue
                                        New York, NY 10022
                                        Attention: Surveillance Department
                                        Telex No.:    (212) 688-3101
                                        Confirmation: (212) 826-0100
                                        Telecopy No.: (212) 755-5165

                                        (In each case in which notice or other
                                        communication to Financial Security
                                        refers to an Event of Default, a Surety
                                        Assets Coverage Event of Default, a
                                        claim on the Surety Bond or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of Senior Vice President-Surveillance.)

   (b) To the Fund:                     Prospect Street(SM) High Income
                                          Portfolio Inc.
                                        One Financial Center
                                        Boston, MA 02111
                                        Attention: President
                                        Telephone No.: (617) 350-5718
                                        Telecopy No.:  (617) 350-5725

    (c) To the Custodian:               Bankers Trust Company
                                        Corporate Trust and Agency Group
                                        4 Albany Street
                                        New York, NY 10006

    A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid. All such notices and other communications shall be effective upon delivery, except when telexed or telecopied, in which case they shall be effective upon telex or telecopy against receipt of answerback or written confirmation.

    Section 6.03. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by Financial Security hereunder is unavailable or unenforceable shall not affect in any way the ability of Financial Security to pursue any other remedy available to it.

    Section 6.04. Governing Law. This Agreement shall be construed and governed by, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with, the laws of the State of New York.

    Section 6.05. Consent of Financial Security. In the event that Financial Security's consent is required under the terms hereof or any other Fund Document, it is understood and agreed that, except as otherwise provided expressly herein, the determination whether to grant or withhold such consent shall be made solely by Financial Security in its absolute discretion. Without intending to limit any other bases for withholding consent, it shall not be unreasonable for Financial Security to withhold any consent or approval required pursuant to the Agreement if the proposed change would result in the downgrading of a Shadow Rating. Financial Security shall inform the Rating Agencies of any proposed change or alternate procedures for which consent or approval of Financial Security is required in the investment guidelines described in the Preferred Stock Prospectus or the definitions.

    Section 6.06. Counterparts. This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

    Section 6.07. Recitals. All of the recitals hereinabove set forth are incorporated in this Agreement by reference.

    Section 6.08. Headings. The headings of articles, sections and subsections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to articles, sections or subsections of this Agreement refer to the corresponding sections or subsections of this Agreement.

    Section 6.09. Custody Receipts. For all purposes hereof, a holder of a Custody Receipt with respect to any Preferred Stock shall be deemed to be the holder of such Preferred Stock.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

FINANCIAL SECURITY:              FINANCIAL SECURITY ASSURANCE INC.

                                  By:  /s/ Robert P. Cochran
                                           --------------------
                                           Senior Vice President

FUND:                            PROSPECT STREET(SM) HIGH INCOME PORTFOLIO INC.

                                 By:   Richard E. Omohundro, Jr.
                                       ---------------------------
                                 Title  President
                                      ----------------------------

                                   APPENDIX I

                                   DEFINITIONS

    General Definitions. The terms defined in this Article I shall have the meanings provided herein for all purposes of this Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate.

    "Additional Indebtedness" shall have the meaning provided in the Premium Side Letter.

    "Agreement" means the Insurance Agreement dated as of December 1, 1988, between the Fund and Financial Security to which this Appendix I is attached, including any amendments or any supplements hereto as herein permitted.

    "Auction Agent" shall have the meaning provided in the Certificate.

    "Auction Agent Agreement" shall have the meaning provided in the Certificate.

    "Auction Date" shall have the meaning provided in the Certificate.

    "Auction Procedures" shall have the meaning provided in the Certificate.

     "Bankers' Acceptances" means U.S. dollar-denominated bankers' acceptances issued by foreign or domestic banks having (or being the principal operating subsidiary of a bank holding company having) a long-term unsecured debt rating of "AA" or better by S&P and "Aa" or better by Moody's and having a short-term unsecured debt rating of "A-1+" by S&P and "P-1" by Moody's and having a maturity when delivered of less than six months.

    "Business Day" means any day excluding Saturday, Sunday and a day on which commercial banks in New York City or Boston, Massachusetts are authorized or required by law to close under the laws of the State of New York or the Commonwealth of Massachusetts, as the case may be, or a day on which the New York Stock Exchange is closed for trading.

    "Bylaws" means the Bylaws of the Fund as approved by its board of directors, including any amendments or any supplements thereto as herein provided.

    "Cash" means such coin or currency of the United States of America as at the time shall be legal tender for payment of public and private debts.

    "Certificate" means the Fund's Articles of Amendment and Restatement as in effect on the date hereof and as subsequently amended, changed or modified with the prior written consent of Financial Security.

    "Collateral Evaluator" means a broker-dealer, government securities dealer, municipal securities dealer, investment advisor or a bank regularly making a market in the Eligible Portfolio Property being valued, or a Person regularly engaged in evaluating the same or similar collateral, who is selected by Financial Security with respect to each type of Eligible Portfolio Property.

    "Commercial Paper" means dollar-denominated commercial paper of a foreign or domestic issuer rated "A-1+" by S&P and "P-1" by Moody's (if only one of such agencies has issued a rating for such commercial paper, then only the rating of such agency will be required), having a maturity of not more than 270 days.

    "Commission" means the Securities and Exchange Commission.

    "Common Stock" means the Common Stock, $.01 par value, of the Fund.

    "Common Stock Prospectus" means the Prospectus dated November 28, 1988 with respect to the Common Stock, as supplemented or amended from time to time, filed on behalf of the Fund under the Securities Act and the Investment Company Act.

    "Conventional Mortgage Pass-Through Certificates" means an instrument issued in bearer or registered form, that is one of a class or series or by its terms is divisible into a class or series, and that is of a type commonly dealt in upon securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment, evidencing (directly or indirectly) a proportional undivided interest in specified pools of whole mortgage loans that are secured by a valid first lien on each mortgagor's fee or leasehold interest in related mortgaged property (except for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security intended to be provided by such mortgages or deeds of trust, and standard exceptions and exclusions in title insurance policies) on one- to four-unit residences (including, without limitation, owner-occupied attached or detached single-unit residences, two- to four-unit primary residences, condominiums, second/vacation homes and nonowner occupied residences) and with respect to which the Required Documentation is required to be held by a trustee or independent custodian, which mortgage loans are serviced pursuant to servicing agreements with servicers that have either expressed the intention to advance funds to meet deficiencies (to the extent such servicers reasonably believe such advances are recoverable) or provided for alternative credit enhancement in lieu thereof, and which instruments have been rated "AA" or higher by S&P and "Aa" or higher by Moody's (if only one of such agencies has issued a rating for such instrument, then only the rating of such agency will be required), provided that a Conventional Mortgage Pass-Through Certificate shall be eligible for inclusion as Eligible Portfolio Property only so long as it meets the above requirements, as the Fund shall confirm in writing, or by reference to publications of Moody's and S&P, by confirmation from a nationally recognized securities dealer having a minimum capitalization of $25 million or by such other means as Financial Security shall approve.

    "Corporate Bonds" means (a) Rated Public Corporate Bonds, (b) Other Corporate Bonds and (c) World Bank Securities.

    "Custodian" means Bankers Trust Company, a New York banking corporation, until a successor replaces it pursuant to the Custody Agreement and, thereafter, means the successor.

    "Custody Agreement" means the Custody Agreement dated as of December 1, 1988 between Bankers Trust Company, as custodian, and Financial Security relating to the Preferred Stock.

    "Date of Issuance" means the date on which the Surety Bond is issued.

    "Default" means any fact or event which results or which, with notice or the passage of time, or both, would result in an Event of Default.

    "Demand Deposit" means a demand deposit account (i) with a depositary institution having an unsecured short-term debt rating of "A-1+" by S&P and "P-1" by Moody's payable to, or at the direction of, the account holder without the requirement to give, or the right of the depositary to demand, notice and the expiration of a period of time prior to honoring any direction of the account holder or (ii) fully insured as to principal and interest with an FDIC- or FSLIC-insured depositary institution, provided that the Fund at any time has no more than $100,000 in such an account and any other FDIC- or FSLIC-insured account or certificate of such institution, and provided further that, if the depositary institution, to the best of knowledge of the Fund, is at any time insolvent, such demand deposit account shall cease to be Eligible Portfolio Property for all purposes herein.

    "Deposit Securities" means Cash and U.S. Government Securities (having a remaining term to maturity that is not more than 30 days) and Short Term Money Market Instruments (which Short Term Money Market Instruments are issued by an entity having an unsecured long-term debt rating of: "A2" or higher by Moody's and "A" or higher by S&P) which mature prior to the time the payment is due for which such Deposit Securities have been deposited.

    "Discount Factor" means, for any Eligible Portfolio Property (other than World Bank Securities, which shall have a number assigned as a Discount Factor as shall be agreed to by Financial Security), the number set forth below opposite such type of Eligible Portfolio Property (it being understood that any asset held as Eligible Portfolio Property and not listed below shall have a Surety Assets Value of zero):

Type of Property(l)                                         Discount Factor
------------------                                          ---------------
Type I Corporate Bonds:                                          1.50
Type II Corporate Bonds:                                         1.55
Type III Corporate Bonds:                                        1.60
Type IV Corporate Bonds:                                         1.65
Type V Corporate Bonds:                                          1.70
Type VI Corporate Bonds:                                         1.80
Type VII Corporate Bonds:                                        1.90
Type VIII Corporate Bonds:                                       2.05
Type IX Corporate Bonds:                                         2.20
Other Corporate Bonds:                                           2.25
GNMA Certificates with fixed interest rates:                     1.35
GNMA Certificates with adjustableb interest rates:               1.54
FHLMC and FNMA Certificates with fixed interest rates:           1.45
FHLMC and FNMA Certificates with adjustable interest rates:      1.58
FHLMC Multifamily Securities:                                    1.65
FHLMC and FNMA Certificates with variable interest rates:        1.65
GNMA Multifamily Securities:                                     (2)
GNMA Graduated Payment Securities(3):                            1.55
Conventional Mortgage Pass-Through Certificates:                 (2)
U.S. Government Securities having a remaining
   term to maturity of one day:                                  1.00
U.S. Government Securities having a remaining
    term to maturity of 90 days or less but more than one day:   1.10
U.S. Government Securities having a remaining term to maturity
    of more than 90 days but not more than five years:           1.28
U.S. Government Securities having a remaining term to maturity
    of more than five years but not more than 10 years:          1.35
U.S. Government Securities having a remaining term to
    maturity of more than 10 years but not more than 15 years:   1.45
U.S. Government Securities having a remaining term to maturity
    of more than 15 years but not more than 30 years:            1.50
Cash and Short Term Money Market Instruments with a term
    of one day:                                                  1.00
Short Term Money Market Instruments with a term of more
    than one day:                                                1.10
Commercial Paper rated "A-1+" by S&P and "P-1" by Moody's
    with a term of one day:                                      1.00
Commercial Paper rated "A-1+" by S&P and "P-1" by Moody's
    with a term of more than one day:                            1.10
Commercial Paper rated "A-1" by S&P and "P-1" by Moody's         1.60
Commercial Paper rated "A-2" by S&P and "P-2" by Moody's         1.65
----------
    (1) If a security is rated by only one of Moody's and S&P, then only the rating of such agency shall be used to determine the Discount Factor; provided, however, that the Discount Factor shall be increased by adding .10 to the Discount Factor shown above. A security with a "split" rating by S&P and Moody's shall be deemed to fall under the lower of the two ratings for purposes of determining the Discount Factor.

    (2) The Discount Factor shall be that which is agreed to by Financial Security.

    (3) A Discount Factor of 1.55 applies in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Collateral Evaluator that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Fund notifies the Collateral Evaluator that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is agreed to by Financial Security.

    "Dividend Payment Date" shall have the meaning provided in the Certificate.

    "DTC Letter" means the Letter Agreement dated December 5, 1988 to the Depository Trust Company from the Fund and the Auction Agent, as amended and supplemented.

    "Eligible Portfolio Property" means Corporate Bonds, Cash, Government Securities, Short Term Money Market Instruments and Conventional Mortgage Pass-Through Certificates owned by the Fund, provided that Deposit Securities irrevocably deposited by the Fund with the Trustee for the payment of principal of, or interest on, the Notes or with the Paying Agent for redemption of or dividend payments with respect to the Preferred Stock shall not be included as Eligible Portfolio Property and, provided further, that a Corporate Bond shall not be included as Eligible Portfolio Property (i) if it fails to meet the criteria in column (1) below or (ii) it has a remaining term to maturity of more than 30 years or (iii) to the extent (and only to the proportionate extent) the acquisition or holding thereof by the Fund as Eligible Portfolio Property causes any applicable limitation set forth in column (2) or (3) below to be exceeded as of any relevant date of determination (provided that in the event that any such limitation or any other percentage limitation set forth in this definition of Eligible Portfolio Property is exceeded, the Fund (or, if the Fund shall fail to do so, Financial Security) shall designate, in its sole discretion, the particular Corporate Bond(s) and/or portions thereof which shall be deemed to have caused such limitation to be exceeded) or (iv) such Corporate Bond is subject to a covered call option:

                                     Column (1)              Column (2)                  Column (3)
                                     ----------              ----------                  ----------
                                                                                       Maximum percent
                                                           Maximum percent            of Market Value of
                                                         of Market Value of           Eligible Portfolio
                                  Minimum original       Eligible Portfolio           Property invested
    Standard & Poor's/              issue size of       Property invested in         in any one Industry
    Moody's Rating (1)               each issue           any one issuer(2)              Category(2)
   -------------------            ---------------       --------------------         -------------------
                                   ($ in millions)
    AAA/Aaa                             $100                    10.0%                       50.0%
    AA/Aa                                100                    10.0                        33.3
    A/A                                  100                    10.0                        33.3
    BBB/Baa                              100                     5.0                        20.0
    BB/Ba                                100(3)                  4.0                        12.0
    B/B1 or B2                           100(3)                  3.0                         8.0
    CCC(4)/B3                            100(3)                  3.0                         8.0
    Other Corporate Bonds                 50(5)                  3.0                         8.0
    A-1+/P1(6)                           N/A                    10.0                         N/A
    A-l/Pl(6)                            N/A                    10.0                        33.3
    A-2/P2(6)                            N/A                     5.0                        20.0
----------

(1)  Rating designations include (+) or (-) modifiers to the S&P rating and (1), (2) or (3) modifiers to the Moody's rating where appropriate except that corporate debt obligations rated "CCC-" by S&P shall not constitute Eligible
     Portfolio Property. An issue with a "split" rating by S&P and Moody's shall be deemed to fall under the lower of the two ratings for purposes hereof. If only one of such agencies has issued a rating for such instrument, then only the rating of such agency is required; provided, however, that not more than 15% of the aggregate value of the
     Rated Corporate Bonds shall be comprised of Corporate Bonds having a rating from only one of such agencies.

(2)  The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category, except that the calculations with respect to commercial paper investments constituting Corporate
     Bonds shall be made separately and independently of but on the same basis as the cumulative total guidelines applicable to other types of Corporate Bonds.

(3)  20% of the aggregate value of all Corporate Bonds in these rating categories may be from issues with an original issue size of greater than or equal to $50 million and less than $100 million.

(4)  To constitute Corporate Bonds, corporate debt obligations in this rating category that are rated by S&P must be subordinated debt of the issuer and the issuer must have an implied senior debt rating of "B-" or better. The aggregate Market Value of corporate debt obligations in this rating category may not constitute more than 20% of the aggregate Market Value of Eligible Portfolio Property.

(5)  Other Corporate Bonds may not constitute more than 30% of the aggregate Market Value of the Eligible Portfolio
     Property. Not more than 18% of the aggregate value of the Eligible Portfolio Property may consist of Other
     Corporate Bonds having an original issue size of $50 million or more but less than $100 million, provided that not more than 9% of the aggregate value of the Eligible Portfolio Property may consist of Other Corporate Bonds having an original issue size of $50 million or more but less than $75 million.

(6)  Represents commercial paper investments.

Other assets may be specified as Eligible Portfolio Property with the written consent of Financial Security.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and, unless the context otherwise requires, the regulations thereunder.

    "Event of Default" means any event of default set forth in Section 5.01 hereof.

    "FDIC" means the Federal Deposit Insurance Corporation, and includes any successor thereto.

    "Federal Funds" means a transfer of funds in accordance with Subpart B of Regulation J of the Board of Governors of the Federal Reserve System and Operating Circular No. 8 of the Federal Reserve Bank of New York, as both are in effect from time to time.

    "FHLMC" means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the duties and powers of the Federal Home Loan Mortgage Corporation have been transferred.

     "FHLMC Certificate" means a mortgage participation certificate in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate, level pay, fully amortizing mortgage loans secured by first-priority mortgages on one- to four-family residences.

     "FHLMC Multifamily Security" means a "Plan B Multifamily Security" in physical or book-entry form, the timely payment of interest on and the ultimate collection of principal of which is guaranteed by FHLMC, and which evidences a proportional undivided interest in, or participation interest in, specified pools of fixed-, variable- or adjustable-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which as Eligible Portfolio Property has been approved by Financial Security.

    "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

    "FNMA" means the Federal National Mortgage Association, a United States Government-sponsored private corporation established pursuant to Title VIII of the Housing and Urban Development Act of 1968, and includes any successor thereto.

    "FNMA Certificate" means a mortgage pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by FNMA, and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

    "FSLIC" means the Federal Savings and Loan Insurance Corporation and includes any successor thereto.

    "Fund" means Prospect Street(SM) High Income Portfolio Inc., a Maryland corporation.

    "Fund Documents" means the Indenture, the Certificate, the Auction Agent Agreement, the Indemnification Agreement, the DTC Letter and this Agreement.

    "GNMA" means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States to which the duties and powers of the Government National Mortgage Association have been transferred.

    "GNMA Certificate" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA and which evidences a proportional undivided interest in specified pools of fixed-, variable- or adjustable-rate, fully amortizing mortgage loans secured by first-priority mortgages on single-family residences.

    "GNMA Graduated Payment Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of graduated payment mortgage loans with payments that increase annually at a predetermined rate for up to the first five or 10 years of the mortgage loan and that are secured by first-priority mortgages on one- to four-unit residences.

    "GNMA Multifamily Security" means a fully modified pass-through certificate in physical or book-entry form, the full and timely payment of principal of and interest on which is guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States, and which evidences a proportional undivided interest in specified pools of fixed-rate mortgage loans secured by first-priority mortgages on multifamily residences, the inclusion of which as Eligible Portfolio Property has been approved by Financial Security.

    "Government Securities" means U.S. Government Securities, GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities.

    "Holders" shall have the meaning provided in the Certificate.

    "Indebtedness" means (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (ii) obligations as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (iii) current liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (iv) obligations issued for the account of any Person; (v) all obligations arising under acceptance facilities; (vi) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; and (vii) obligations secured by any Lien on property of the Fund, whether or not the obligations have been assumed.

    "Indemnification Agreement" means the Indemnification Agreement dated December 5, 1988 among the Fund, Financial Security and Drexel Burnham Lambert Incorporated.

    "Indenture" means the Indenture dated as of December 1, 1988 between the Fund and Shawmut Bank, N.A., as Trustee, as amended or supplemented from time to time in accordance with this Agreement.

    "Industry Category" means, as to any Corporate Bond, any of the industry categories set forth in the following table:

   1. Aerospace and Defense
   2. Automobile/Auto Parts/Truck Manufacturing
   3. Banks/Savings and Loans/Finance Companies/Consumer Credit
   4. Financial Services-Brokerage/Syndication/Leasing
   5. Real Estate Development/REITS/Building/Construction
   6. Broadcasting--TV, Cable and Radio
   7. Publishing
   8. Electrical Equipment/Electronics/Computers
   9. Diversified/Conglomerate Services
  10. Diversified/Conglomerate Manufacturing
  11. Leisure/Amusement/Motion Pictures
  12. Agricultural Chemicals
  13. Chemicals
  14. Food/Tobacco
  15. Beverage
  16. Retail
  17. Consumer Durable Goods/Home Furnishings/Childcare/Toys
  18. Grocery/Convenience Stores
  19. Healthcare/Drugs/Hospital Supplies
  20. Personal Care Products/Cosmetics
  21. Hotel/Gaming
  22. Insurance Companies
  23. Machinery
  24. Metals/Mining
  25. Oil/Natural Gas/Oil Services
  26. Packaging/Containers
  27. Paper/Forest Products/Printing
  28. Pollution Control/Waste Removal
  29. Utilities
  30. Rail/Trucking/Overnight Delivery
  31. Telephone/Communications
  32. Textiles/Apparel
  33. Transportation/Airlines
  34. Agriculture/Agricultural Equipment
  35. Miscellaneous

    "Initial Dividend Period" means the period beginning on the Date of Issuance and ending on but not including January 19, 1989.

    "Insured Certificate of Deposit" means a U.S. dollar-denominated current-interest-paying negotiable certificate of deposit fully insured as to principal and interest by the FDIC or FSLIC, provided that no more than 25% of the face amount of Pledged Property shall be comprised of such certificates, and provided, further, that (i) the Fund at any time owns no more than $100,000 of such certificates and other FDIC- or FSLIC-insured accounts of such issuing institution and (ii) such insured institution is not, to the best knowledge of the Fund, at any time, insolvent or being liquidated under the auspices of the FDIC or FSLIC.

     "Investment Adviser" means the investment adviser under contract with the Fund to provide investment management services, initially Prospect Street Investment Management Co., Inc.

     "Investment Company Act" means the Investment Company Act of 1940, as amended from time to time.

     "Late Payment Rate" means a per annum rate equal to 3% in excess of the prime or reference lending rate publicly announced by Morgan Guaranty Trust Company of New York, as in effect from time to time, but in no event shall the Late Payment Rate be greater than the maximum rate permitted by law or the Maximum Applicable Rate as defined in the Certificate.

     "Lien" means any lien, mortgage, security interest, pledge, charge or other encumbrance of any kind whatsoever.

     "Liquidation Period" shall have the meaning set forth in Section 2.04(f) hereof.

     "Market Value" means the amount determined by the Collateral Evaluator with respect to Eligible Portfolio Property in the manner set forth below, provided that any property (i) that does not constitute Eligible Portfolio Property or
(ii) that is in default shall be deemed to have a Market Value of zero:

          (a) as to any Corporate Bond, the lower of (i) the applicable redemption price for such Corporate Bond as of the Reporting Date or, if such Corporate Bond is not then subject to redemption, the unpaid principal balance of such Corporate Bond as of the Reporting Date and (ii) the lower of two bid prices for such Corporate Bond provided by two nationally recognized securities dealers with a minimum capitalization of $25 million or by one such securities dealer and any other source consented to in writing by Financial Security to the custodian of the Fund's assets, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Collateral Evaluator by any such means by the custodian of the Fund's assets, plus
     (iii) accrued and unpaid interest on such Corporate Bond if such interest is not included in the above prices; provided, however, that if two bid prices cannot be obtained, such Corporate Bond shall have a Market Value of zero;

          (b) as to any Other Corporate Bond, the lower of (i) the applicable redemption price for such Corporate Bond as of the Reporting Date or, if such Corporate Bond is not then subject to redemption, the unpaid principal balance of such Corporate Bond as of the Reporting Date and (ii) the average bid price on such Other Corporate Bond, as quoted to the Fund as of such Reporting Date during normal trading hours on the New York Stock Exchange, Inc. by two nationally recognized securities dealers with a minimum capitalization of $25 million regularly making a market in such Other Corporate Bond selected by the Collateral Evaluator; provided, however, that, if the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; provided, however, that if the Collateral Evaluator is able to obtain only one bid quotation in accordance with clause (ii) above, the Collateral Evaluator may request from Financial Security a second bid price obtained by Financial Security at its own expense from any nationally recognized securities dealer with a minimum capitalization of $25 million, which bid quotation obtained shall be averaged with the bid quotation obtained by the Collateral Evaluator in clause (ii) above; provided, further, however, that, if such second bid quotation is obtained but the lower of the two bids is not within 5% of the higher bid, the lower bid shall be used; and provided, further, that, if no second bid quotation can be or is obtained from Financial Security as provided herein, the single bid quotation shall be used to determine Market Value of such Other Corporate Bond; plus (iii) accrued interest on such Other Corporate Bond (if such interest is not included in the above price);

          (c) as to any U.S. Government Securities having a remaining term to maturity of more than 30 days, GNMA Certificates, GNMA Graduated Payment Securities, GNMA Multifamily Securities, FNMA Certificates, FHLMC Certificates and FHLMC Multifamily Securities, the lower of (i) the face amount or aggregate principal amount of such U.S. Government Security or the aggregate unpaid principal amount of the mortgage loans evidenced by each such certificate or security, as the case may be, as determined by the Collateral Evaluator by any method which the Collateral Evaluator believes reliable (unless Financial Security shall otherwise require), which may include amounts shown on the most recent report related to the Certificate or security received by the Fund prior to the Reporting Date, and (ii) the lower of the bid prices for the same kind of certificates, securities or instruments, as the case may be, having, as nearly as practicable, comparable interest rates and maturities provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source consented to in writing by Financial Security to the Fund, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Collateral Evaluator by any such means by the Fund; plus (iii) accrued and unpaid interest thereon if such interest is not included in the above prices; provided, however, that if two bid prices cannot be obtained, such item will have a Market Value of zero;

          (d) as to any U.S. Government Securities having a remaining term to maturity of 30 days or less and Short Term Money Market Instruments (other than Demand Deposits, federal funds, Bankers' Acceptances and next Business Day's Repurchase Agreements), the face amount or aggregate principal amount of such U.S. Government Securities or Short Term Money Market Instruments, as the case may be, plus accrued and unpaid interest thereon;

          (e) as to Conventional Mortgage Pass-Through Certificates, the lower of (i) the outstanding aggregate principal balance of the mortgage loans underlying the certificates as determined by the Collateral Evaluator by any method which the Collateral Evaluator believes reliable, which may include amounts based on verbal reports of the servicers of the related mortgage loans to the Collateral Evaluator, as of the applicable Reporting Date and (ii) the dollar value of the lower of two bid prices per dollar of outstanding principal amount as of such applicable Reporting Date for such certificates, provided by two nationally recognized securities dealers having minimum capitalization of $25 million or by one such securities dealer and any other source consented to in writing by Financial Security to the Fund, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Collateral Evaluator by any such means by the Fund; plus (iii) accrued and unpaid interest thereon if such interest is not included in the above prices; provided, however, that if two bid prices cannot be obtained, such item shall have a Market Value of zero; and

          (f) as to Cash, Demand Deposits, Federal Funds, Bankers' Acceptances and next Business Day's Repurchase Agreements included in Short Term Money Market Instruments, the face value thereof.

     "Maximum Applicable Rate" means such term as defined in the Certificate.

     "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

     "Note Prospectus" means the Prospectus dated November 28, 1988 with respect to the Notes, as supplemented or amended from time to time, filed on behalf of the Fund under the Securities Act and the Investment Company Act.

     "Notes" means the Fund's Series A Senior Notes issued pursuant to the Indenture on the Date of Issuance and any additional debt securities issued under the Indenture and qualifying as Additional Indebtedness.

     "Notice of Redemption" shall have the meaning provided in the Certificate.

     "Other Corporate Bonds" means corporate debt obligations (other than (a) Short-Term Money Market Instruments, (b) U.S. Government Securities, (c) Commercial Paper, (d) corporate debt obligations that are both registered under the Securities Act and rated by S&P and/or Moody's, (e) corporate debt obligations rated lower than "CCC" by S&P or lower than "B3" by Moody's, (f) corporate debt obligations rated "CCC" by S&P that are not subordinated debt of the issuer of such obligations and (g) World Bank Securities), which corporate debt obligations (i) were issued by a Person whose financial statements were the subject of an opinion prepared by a nationally recognized independent public accounting firm at the time of purchase of the applicable corporate debt obligation; (ii) have been registered under the Securities Act or, if a security exempt from registration under Section 3 of the Securities Act or a security issued in a transaction exempt from the registration requirements of Section 5 of the Securities Act, are not a Restricted Security in the hands of the Fund, as of the relevant date of determination, as applicable; (iii) are interest-paying obligations which provide for the regularly scheduled payment of interest thereon and the payment of principal thereof at a stated date or dates in Cash and were issued in the United States; and (iv) do not provide for conversion or exchange into equity capital at any time over its life. Notwithstanding the foregoing, any corporate debt obligation (or portion thereof, if applicable) otherwise within the provisions of the preceding sentence shall not be deemed an Other Corporate Bond if (and, if applicable, only to the extent that) (i) as of the relevant date of determination (A) it has an unpaid principal balance of less than $100,000; (B) it has had notice given to the holders thereof which has not expired or been rescinded (of which notice the Fund shall have reasonable knowledge) that such corporate debt obligation is the subject of an offer by the issuer of such corporate debt obligation of exchange or tender for cash, securities or any other type of consideration (except that corporate debt obligations in an amount not exceeding 10% of the aggregate value of the Eligible Portfolio Property (including Rated Public Corporate Bonds) shall not be subject to the provisions of this clause (B)); (C) to the reasonable knowledge of the Fund, the Fund owns, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part at the time out-standing; or (D) to the reasonable knowledge of the Fund, such corporate debt obligation is in default under the terms of its governing instruments; or (ii) at the time of purchase, the Fund owned, directly or indirectly, more than 10% of the aggregate principal amount of the issue of which such corporate debt obligation is a part. In the event that the Fund shall exceed any percentage limitation set forth in this definition of Other Corporate Bonds, the Fund (or, if the Fund shall fail to do so, Financial Security) shall designate, in its sole discretion, the particular Other Corporate Bonds) and/or portions thereof which shall be deemed to have caused the Fund to exceed such limitation and therefore shall not be deemed within the definition of Other Corporate Bonds.

     "Paying Agent" means Bankers Trust Company, a New York banking corporation.

     "Permitted Indebtedness" means (i) the Notes, (ii) any Indebtedness (including, without limitation, reverse repurchase agreements) in any case where such Indebtedness is for temporary purposes (within the meaning of Section 18 of the Investment Company Act) only and in an amount not exceeding five per centum of the Market Value of the total assets of the Fund at the time when the Indebtedness is incurred and with a banking institution that agrees not to institute bankruptcy proceedings against the Fund for a period of one year and a day after the repayment of such indebtedness, (iii) Additional Indebtedness and any other Indebtedness approved by Financial Security, (iv) Indebtedness incurred in the ordinary course of business and which is represented by fees for services, taxes, directors' fees or similar expenses, provided that such other similar expenses shall not exceed $75,000 at any one time in the aggregate or
(v) Indebtedness during a customary settlement period for the deferred purchase price for securities purchased.

     "Permitted Tax Liens" means liens of general and special taxes and assessments on the property in question.

     "Person" means an individual, joint stock company, trust, unincorporated association, joint venture, corporation, business or owner trust, partnership or other organization or entity (whether governmental or private).

     "Plan" means a pension plan maintained for employees of the Fund which is subject to Title IV of ERISA.

     "Preferred Stock" means the 300 shares of Taxable Auction Rate Preferred Stock, aggregate liquidation preference of $30,000,000, issued by the Fund on the Date of Issuance and any additional shares of Taxable Auction Rate Preferred Stock issued thereafter up to 45 shares, with an aggregate liquidation preference of not more than $4,500,000, and covered by the Surety Bond pursuant to the terms of this Agreement or such lesser number of shares as may be outstanding at any time.

     "Preferred Stock Prospectus" means the Prospectus dated
November 28, 1988 with respect to the Preferred Stock, as supplemented or amended from time to time, filed on behalf of the Fund under the Securities Act and the Investment Company Act.

     "Premium" means the premium calculated as set forth in the Premium Side Letter.

     "Premium Side Letter" means the side letter between Financial Security and the Fund dated the Date of Issuance setting forth the payment provisions with respect to the premium payable by the Fund in consideration of the issuance of the Surety Bond.

     "Projected Dividend Amount" for the Preferred Stock means, if the date of determination is a Valuation Date, the amount of dividends, based on the number of shares of Preferred Stock outstanding on such Valuation Date, projected to accumulate on such shares from such Valuation Date through the sixty-third day after such Valuation Date, at the following dividend rates:

          (a) If the Valuation Date is the Date of Issuance or a Dividend Payment Date, (i) for the Dividend Period beginning on the Original Issuance Date or such Dividend Payment Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (and including) the sixty-second day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Date of Issuance (in the case of the Date of Issuance) or (y) the Maximum Applicable Rate as of the last occurring Auction Date (in the case of any Dividend Payment Date); and

          (b) If such Valuation Date is not the Date of Issuance or a Dividend Payment Date, (i) for the period beginning on such Valuation Date and ending on (but not including) the first following Dividend Payment Date, the Applicable Rate in effect on such Valuation Date, and (ii) for the period beginning on (and including) the first following Dividend Payment Date and ending on (but not including) the sooner of the second following Dividend Payment Date or the sixty-third day following such Valuation Date, the product of 1.95 and (x) the Maximum Applicable Rate on the Date of Issuance (in the case of a Valuation Date occurring prior to the first Auction Date) or (y) the Maximum Applicable Rate on the last occurring Auction Date (in the case of any other Valuation Date) and (iii) for the period, if any, beginning on (and including) the second following Dividend Payment Date and ending on (but not including) the sixty-third day following such Valuation Date, the product of 2.50 and the rate specified in clause (x) or (y) above.

     If the date of determination is not a Valuation Date, then the Projected Dividend Amount on such date of determination shall equal the Projected Dividend Amount therefor on the immediately preceding Valuation Date, adjusted to reflect any decrease in the number of shares of Preferred Stock outstanding.

     "Prospectuses" means, collectively, the Common Stock Prospectus, the Preferred Stock Prospectus and the Note Prospectus.

     "Rated Public Corporate Bonds" means corporate debt obligations (other than Short Term Money Market Instruments, U.S. Government Securities, Other Corporate Bonds and World Bank Securities) rated from "CCC" to "AAA" by S&P and/or from "B3" to "Aaa" by Moody's (or in the case of commercial paper rated as provided in the definition of Eligible Portfolio Property) which corporate debt obligations (i) provide for the periodic payment of interest thereon in Cash and were issued in the United States, (ii) do not provide for conversion or exchange into equity capital at any time over their respective lives, (iii) have been registered under the Securities Act (such requirement shall not apply with respect to commercial paper), and (iv) have not had notice given in respect thereof that any such corporate debt obligations are the subject of an offer by the issuer thereof of exchange or tender for cash, securities or other type of consideration (except that corporate debt obligations including Other Corporate Bonds in an amount not exceeding 10% of the aggregate value of the Eligible Portfolio Property at any time shall not be subject to the provisions of this clause (iv).

     "Redemption Date" means the date specified in a Notice of Redemption given by the Fund in respect of the Preferred Stock or a date on which the Preferred Stock is required to be redeemed pursuant to Section 5(b)(i) of Article IV C of the Certificate.

     "Redemption Request" shall have the meaning provided in Section 5.02(b).

     "Registration Rights" means a right in favor of the holders of a majority or less than a majority of the principal amount of securities of a particular issue of securities to require registration of such securities under the Securities Act or an obligation of the issuer of such securities (subject to customary limitations relating to the amount sold, market conditions and the like) to file or cause to be filed a registration statement under the Securities Act within a specified period of time not to exceed 12 months either from the date of issuance of such securities or the date of such demand.

     "Registration Statement" means the Registration Statement on Form N-2 filed under the Securities Act and the Investment Company Act with respect to the Preferred Stock, the Notes and the Common Stock as declared effective by the Commission.

     "Reporting Date" means, with respect to any price referred to in the definition of "Market Value," the date as of which the Market Value of an item of Eligible Portfolio Property is to be determined pursuant to this Agreement or, if no such price is available as provided above for such date, the next closest prior date as of which such price is so available, provided that if such price is not available as of a date within five Business Days next preceding the date as of which the determination of such Market Value is to be made, then the Market Value shall be deemed to be zero as of the Reporting Date.

     "Repurchase Agreement" means a repurchase obligation with respect to a U.S. Government Security, FNMA Certificate, FHLMC Certificate or GNMA Certificate entered into with a depository institution, the deposits of which are insured by the FDIC or FSLIC, and that has an unsecured short-term debt rating of "A-1+" by S&P and "P-1" by Moody's (if only one of such agencies has issued a rating for such institution, then only the rating of such agency shall be required) which obligation must be repurchased within one Business Day from the date such repurchase obligation was executed.

     "Required Documentation," with respect to a mortgage loan, means:

          (a) the mortgage note or other evidence of indebtedness secured by the mortgage endorsed without recourse in blank or to the trustee or other custodian and accompanied by an assignment thereof;

          (b) the mortgage, deed of trust, deed to secure debt or similar security instruments encumbering real property or related documentation, with evidence of recording or filing thereof, in each case accompanied by assignments thereof, executed in blank or to the trustee or other custodian, in recordable form as may be appropriate in the jurisdiction where the property is located and evidence that such assignment has been recorded in the name of the trustee or other custodian, and such trustee or other custodian receives an opinion of counsel (containing only such exceptions as may be permissible under the indenture or other agreement pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) to the effect that, notwithstanding that the assignment of the mortgage has not been recorded, the actions taken with respect to the mortgage loan are sufficient to permit the trustee or other custodian to avail itself of all protection available under applicable law against the claims of any present or future creditors of the issuer, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the mortgage and the related mortgage note by the issuer from being enforceable, or will create a valid assignment of and a valid and perfected lien upon and security interest in a mortgage and related mortgage note, which lien and security interest is (except for the trustee's lien securing certain obligations of the issuer to the trustee as provided in the indenture pursuant to which the mortgage loan is pledged to the trustee in connection with the related Conventional Mortgage Pass-Through Certificate) prior in right to all other security interests therein created or perfected under the Uniform Commercial Code (as in effect in the jurisdiction where the property is located);

          (c) in the case of mortgage notes covered by private mortgage insurance, evidence that such mortgage notes are so insured; and

          (d) a copy of the title insurance policy or an opinion or certificate of counsel stating that the mortgage constitutes a first lien on the premises described in such mortgage (which opinion or certificate may be subject to exceptions for Permitted Tax Liens and other matters to which like properties are commonly subject which neither individually nor in the aggregate materially interfere with the benefits of the security interest intended to be provided by such mortgage and standard exceptions and exclusions from mortgage title insurance policies)

     "Restricted Security" is a corporate debt obligation which (a) is a "restricted security" as defined in Rule 144(a)(3) under the Securities Act or any successor rule, law or interpretation; provided, however, that such meaning shall not apply with respect to any corporate debt obligation if there exists Registration Rights with respect to the issue of which such corporate debt obligation is a part or (b) is subject to any further material condition to, or restriction on, the ability of the Fund to sell, assign, transfer or otherwise liquidate such corporate debt obligation in a commercially reasonable time and manner or which would otherwise materially deprive the Fund of the benefits of such corporate debt obligation intended to be provided hereunder; provided, however, that, notwithstanding the foregoing limitations, any requirement of registration or qualification applicable with respect to a corporate debt obligation pursuant to federal and any applicable state or other securities laws and any requirement of delivery of any certificate, consent, agreement, approval, opinion of counsel, notice or any other document of any Person reasonably necessary or appropriate in connection with the sale of such corporate debt obligation pursuant to any exemption from registration or qualification under federal and any applicable state or other securities laws and/or the registration or qualification of such corporate debt obligation under such federal and applicable state or other securities laws and the delivery of any certificate or other document usual or customary in connection with the transfer or registration of transfer of securities shall not be deemed to cause such corporate debt obligations to be deemed a "Restricted Security" under the foregoing clause (b).

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Shadow Rating" means the rating that would be assigned by Moody's or S&P to the Preferred Stock if the Surety Bond were not in effect.

     "Short Term Money Market Instruments" means the following kinds of instruments, if on the date of purchase or other acquisition by the Fund of such instrument the remaining term to maturity thereof is not more than 30 days:

          (a) Demand Deposits, Insured Certificates of Deposit or Bankers' Acceptances or Federal Funds sold to any depositary institution, the deposits of which are insured by the FDIC or the FSLIC, provided that, at the time of the Fund's investment therein or on any Valuation Date, the commercial paper or other unsecured short-term debt obligations of such depositary institution are rated as least "A-1+" by S&P and "P-1" by Moody's;

          (b) Repurchase Agreements; and

          (c) Commercial Paper.

     "S&P" means Standard & Poor's Corporation, a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

     "State" means the State of New York.

     "Stated Termination Date" means December 5, 1993 or such later date as indicated in an endorsement to the Surety Bond issued by Financial Security extending the expiration date of the initial Surety Bond.

     "Surety Assets Coverage Event of Default" means an Event of Default specified in Section 5.01(d) hereof.

     "Surety Assets Coverage" means, as of any date, the dollar amount equal to
(A) the sum of (i) 100% of the aggregate principal amount of the Notes then outstanding; (ii) $100,250 times the number of shares of Preferred Stock then outstanding; (iii) the aggregate amount of accrued interest on the Notes then outstanding, plus an amount equal to 63 days' interest on such principal amount of the Notes; (iv) the aggregate amount of accumulated but unpaid dividends with respect to the Preferred Stock to such date, plus the Projected Dividend Amount of the Preferred Stock then outstanding from such date until the sixty-third day thereafter; (v) the aggregate principal amount of any then outstanding indebtedness of the Fund for money borrowed (other than the Notes); and (vi) the greater of $200,000 or the Fund's liabilities in existence as of such date to the extent not otherwise reflected in any of (i) through (v) above, less (B) the combined value of any Deposit Securities irrevocably deposited by the Fund with the Trustee for the payment of principal of or interest on the Notes or with the Paying Agent for redemptions of or dividend payments with respect to the Preferred Stock.

     "Surety Assets Coverage Report" means a Surety Assets Coverage Report delivered pursuant to Section 2.02(c)(iv)(B) or Section 2.02(c)(iv)(D) hereof in form attached hereto as Annex III.

     "Surety Assets Value" means, with respect to any Eligible Portfolio Property, the quotient of the Market Value of such Eligible Portfolio Property divided by the applicable Discount Factor.

     "Surety Bond" means the Surety Bond, including any endorsements thereto, issued by Financial Security with respect to the Preferred Stock, substantially in the form attached hereto as Annex I.

     "Term of the Agreement" shall be determined as provided in Section 4.01 of this Agreement.

     "Transaction" means the issuance of the Preferred Stock, Common Stock and Notes as described in the Prospectuses and the Registration Statement, the issuance of the Surety Bond as described herein and the respective transactions contemplated thereby.

     "Trustee" means Shawmut Bank, N.A., a national banking association having its principal place of business in Boston, Massachusetts, until a successor replaces it pursuant to the Indenture and, thereafter, means the successor.

     "Type I Corporate Bonds" as of any date means Corporate Bonds whose rating is "AAA"/"Aaa" by the Rating Agencies as of such date.

     "Type II Corporate Bonds" as of any date means Corporate Bonds whose rating is "AA+"/"Aal" to "AA-"/"Aa3" by the Rating Agencies as of such date.

     "Type III Corporate Bonds" as of any date means Corporate Bonds whose rating is "A+"/"A1" to "A-"/"A3" by the Rating Agencies as of such date.

     "Type IV Corporate Bonds" as of any date means Corporate Bonds whose rating is "BBB+"/"Baal" to "BBB-"/"Ba3" by the Rating Agencies as of such date.

     "Type V Corporate Bonds" as of any date means Corporate Bonds whose rating is "BB+"/"Bal" to "BB-"/"Ba3" by the Rating Agencies as of such date.

     "Type VI Corporate Bonds" as of any date means Corporate Bonds whose rating is "B+"/"B1" to "B"/"B2" by the Rating Agencies as of such date.

     "Type VII Corporate Bonds" as of any date means Corporate Bonds whose rating is "B-"/"B3" by the Rating Agencies as of such date.

     "Type VIII Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is "CCC+" as of such date and which are subordinated debt of the issuer and the issuer of which has an implied senior debt rating of "B" or higher.

     "Type IX Corporate Bonds" as of any date means Corporate Bonds whose S&P rating is "CCC" as of such date and which are subordinated debt of the issuer and the issuer of which has an implied senior debt rating of B or higher.

      "Uniform Commercial Code" means the Uniform Commercial Code as in effect in the relevant state, as the same may be amended from time to time.

     "U.S. Government Securities" means a direct obligation of the United States of America, provided that such direct obligation is entitled to the full faith and credit of the United States and that any such obligation, other than a United States Treasury bill, provides for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

     "Valuation Date" means (a) the fifteenth day of each month, or if such day is not a Business Day, the next succeeding Business Day and (b) the last Business Day of such month and (c) the next Business Day following the Fund's receipt of any written request from Financial Security that Surety Assets Value be determined. For purposes of this definition, Business Day shall mean a day on which the New York Stock Exchange is open for trading and which is not a day on which banks in New York City or Boston, Massachusetts are authorized or obligated by law or executive order to close.

     "World Bank Securities" means securities issued by the International Bank for Reconstruction and Development meeting the requirements of clauses (i), (ii) and (iv) under the definition of Rated Public Corporate Bonds.

     Generic Terms. All words used herein shall be construed to be of such gender or number as the circumstances require. This "Agreement" shall mean this Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words "herein," "hereby," "hereof," "hereto," "hereinabove" and "hereinbelow," and words of similar import, refer to this Agreement as a whole and not to any particular paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

                                     ANNEX I
                               FORM OF SURETY BOND

OBLIGOR: Prospect Street(SM) High                      Surety Bond No.: 50074-N
 Income Portfolio Inc.

OBLIGATIONS: 300 Shares of Taxable           Date of Issuance: December 5, 1988
 Auction Rate Preferred Stock.
(Liquidation Preference $100,000 per Share)

FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to each Holder, subject only to the terms of this Surety Bond (which includes Endorsement 1 hereto), the full and complete payment by the Obligor of Scheduled Payments on the Obligations.

     For the further protection of each Holder, Financial Security irrevocably and unconditionally guarantees:

          (a) payment of the amount of any payment of Scheduled Payments on the Obligations made during the Term of this Surety Bond to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable federal bankruptcy law (such payment to be made by Financial Security in accordance with Endorsement 1 hereto); and

          (b) payment of any amount required to be paid under this Surety Bond by Financial Security following Financial Security's receipt of notice as described in Endorsement 1 hereto.

     Financial Security shall be subrogated to the rights of each Holder to receive payments under the Obligations to the extent of any payment by Financial Security hereunder.

     Except to the extent expressly modified by Endorsement 1 hereto, the following terms shall have the meanings specified for all purposes of this Surety Bond. "Certificate" means the Obligor's Articles of Amendment and Restatement as amended and in effect on the Date of Issuance and as subsequently amended from time to time with the written consent of Financial Security. "Insurance Agreement" means the Insurance Agreement between Financial Security and the Obligor dated as of December 1, 1988. "Scheduled Payments" means (i) payments of dividends on the Obligations which Holders of the Obligations would be entitled to receive on each Dividend Payment Date as defined in the Certificate during the Term of this Surety Bond in accordance with the terms of the Certificate, without regard to whether the Obligor has declared any such dividend or such dividend could have been legally declared by the Obligor, (ii) payment of the redemption price of Obligations without regard to whether such redemption could have been legally made by the Obligor (a) on the last date upon which the Obligor was to have redeemed the Obligations as specified in a Redemption Request pursuant to Section 5.02(b) of the Insurance Agreement in the event Financial Security has notified the Custodian that such redemption is to be a Scheduled Payment and (b) on the date upon which the Obligor is required to redeem the Obligations as a mandatory redemption pursuant to Section 5(b)(i) of
Article IV C of the Certificate and (iii) payment of the liquidation preference on the Obligations in the event of a liquidation of the Obligor during the Term of this Surety Bond on the date fixed for payment of such liquidation preference pursuant to the Certificate, provided that Financial Security shall have consented to such liquidation. For the purposes of making Scheduled Payments hereunder in the event of a liquidation of the Obligor to which Financial Security has not consented in which only a portion of the liquidation preference on the Obligations is paid, a portion of the liquidation preference shall be deemed to remain outstanding and shall be secured by this Surety Bond as to all Scheduled Payments without regard to whether the Obligor has any obligation with respect thereto. "Term of this Surety Bond" shall have the meaning set forth in Endorsement 1 hereto. "Notice of Redemption" shall mean the term as defined in the Certificate. "Redemption Request" shall mean the term as defined in the Insurance Agreement.

     This Surety Bond sets forth in full the undertaking of Financial Security, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto, or by the merger, consolidation or dissolution of the Obligor. The premiums paid in respect of this Surety Bond are nonrefundable for any reason, including payment, or provision being made for payment, of the Obligations. This Surety Bond may not be cancelled or revoked during the Term of this Surety Bond.

     In Witness Whereof, FINANCIAL SECURITY ASSURANCE INC. has caused this Surety Bond to be executed on its behalf by its Senior Vice President.

                                              FINANCIAL SECURITY ASSURANCE INC.


                                              By
                                                 ------------------------------
                                                 Senior Vice President

                                ENDORSEMENT NO. 1
                                 TO SURETY BOND

FINANCIAL SECURITY ASSURANCE INC.

OBLIGOR: Prospect Street(SM) High Income               Surety Bond No.: 50074-N
 Portfolio Inc.

OBLIGATIONS: 300 Shares of Taxable           Date of Issuance: December 5, 1988
 Auction Rate Preferred Stock
 (Liquidation Preference $100,000 per Share)

     1. "Term of This Surety Bond." The phrase "Term of this Surety Bond" means the period from and including the Date of Issuance to and including the earlier of (i) the date on which the Obligations are paid in full, (ii) the date on which all Scheduled Payments due on or prior to December 5, 1993 are paid in full or (iii) the date on which the Surety Bond is delivered to Financial Security pursuant to Section 3.03(e) of the Custody Agreement. This date may be extended pursuant to the terms of the Insurance Agreement by means of an endorsement to this Surety Bond.

     2. "Paid in Full." For purposes of the first paragraph of this Endorsement, any Obligation shall be "paid in full" when all Scheduled Payments (as defined in the Surety Bond) have been paid and any period during which any such payment could have been avoided in whole or in part as a preference payment under applicable federal bankruptcy law shall have expired before any proceeding requisite to such avoidance shall have been commenced.

     3. "Holder." The term "Holder" as used in this Surety Bond means, with respect to an Obligation, the person in whose name the Custody Receipt evidencing such Obligation is registered on the registration books maintained by the Custodian pursuant to the Custody Agreement but shall not include the Fund or any affiliates or successors thereof.

     4. "Obligations." The term "Obligations" as used in this Surety Bond means the obligations identified on the face of the Surety Bond following the heading "OBLIGATIONS" and held by the Custodian pursuant to the Custody Agreement. The number of shares of preferred stock included in the Obligations may be increased by means of an endorsement to this Surety Bond.

     5. "Business Day." The term "Business Day," as used in this Surety Bond, means a day on which banks are not authorized or required by law to be closed in either the city in which the principal office of Financial Security is located or the city in which the principal office of the Custodian is located.

     6. The term "Custodian," as used in this Surety Bond, means Bankers Trust Company, as Custodian pursuant to the Custody Agreement or any successor thereto with respect to the Custody Receipts.

     7. The term "Custody Agreement," as used in this Surety Bond, means the Custody Agreement dated as of December 1, 1988 between the Custodian and Financial Security as amended or supplemented from time to time.

     8. The term "Custody Receipt," as used in this Surety Bond, means a receipt issued by the Custodian pursuant to the Custody Agreement evidencing beneficial ownership of an Obligation or Obligations.

     9. Notices and Conditions to Payment in Respect of Scheduled Payments. Financial Security will pay any amount payable hereunder in respect of Scheduled Payments on the later to occur of (a) the second Business Day following receipt on a Business Day by Financial Security of a notice and certificate from the Custodian in the form set forth as Exhibit A to this Endorsement and (b) the date on which such Scheduled Payment was due (or, if such day is not a Business Day, then on the next succeeding Business Day). Payments due hereunder in respect of Scheduled Payments will be disbursed by Financial Security to the Custodian by wire transfer of immediately available funds. If any notice given hereunder is not in materially proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received for purposes of this paragraph, and Financial Security or the Fiscal Agent, as defined below, shall promptly so advise the Custodian, and the Custodian may submit an amended notice. Financial Security's obligations hereunder in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Custodian as provided herein whether or not such funds are properly applied by the Custodian; provided, however, that Financial Security shall act promptly, reasonably and in good faith in obtaining from the Custodian, acting as attorney-in-fact for the Holders, or from other Holders, as necessary, the certificates and instrument of assignment required to be delivered to Financial Security as contemplated herein and in the Custody Agreement as a condition to the Custodian's release to Holders of funds drawn under the Surety Bond.

     10. Notices and Conditions to Payment of Preferences. If payment of any Scheduled Payment avoided in whole or in part as a preference payment under applicable federal bankruptcy law is required to be made under the Surety Bond, Financial Security will disburse such payment when due to be paid pursuant to the Order referred to below and in any event no earlier than the first to occur of (a) the fourth Business Day following receipt by Financial Security from the Custodian of (i) a certified copy of the order of the court which exercised jurisdiction to the effect that the Holder is required to return a payment of redemption price, liquidation preference or dividend constituting a Scheduled Payment and paid on the Obligation during the Term of this Surety Bond because such payment was an avoidable preference under applicable federal bankruptcy law (the "Order"), (ii) a certificate of the Holder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Holder, in such form as is reasonably required by Financial Security and provided to the Holder by Financial Security or the Custodian, irrevocably assigning to Financial Security all rights and claims of the Holder relating to or arising under the Obligation against the estate of Obligor or otherwise (provided that if such certified copy, certificate and assignment are received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, Financial Security shall make such payment on the fifth Business Day following such date), and (b) the date of receipt by Financial Security from the Custodian of the items referred to in clauses (i),
(ii) and (iii) above if, at least four Business Days prior to such date of receipt, Financial Security shall have received written notice from the Custodian that such items were to be delivered on such date of receipt and such date of receipt was specified in such notice (provided that if such notice is received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, such notice shall be deemed to have been received on the next succeeding Business Day). Such payment shall be disbursed to the receiver, conservator, debtor-in-possession, trustee in bankruptcy or other person named in the Order and not to the Custodian or any Holder directly unless the Custodian or such Holder has been required previously to disgorge all or part of such payment, as demonstrated to the satisfaction of Financial Security, in which event such payment shall to such extent be paid directly to the Custodian or the Holder, as the case may be. In connection with the foregoing, Financial Security shall have the rights provided pursuant to Section 3.09 of the Custody Agreement.

     12. Governing Law. The Surety Bond is being issued under and pursuant to, and shall be construed under and governed by, the laws of the State of New York.

     13. Fiscal Agent. At any time during the Term of this Surety Bond, Financial Security may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Surety Bond by written notice to the Custodian specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Custodian, (i) copies of all notices and documents required to be delivered to Financial Security pursuant to this Surety Bond shall be simultaneously delivered to the Fiscal Agent and to Financial Security and shall not be deemed received until received by both and (ii) all payments required to be made by Financial Security under this Surety Bond may be made directly by Financial Security or by the Fiscal Agent on behalf of Financial Security. The Fiscal Agent is the agent of Financial Security only and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of Financial Security to deposit, or cause to be deposited, sufficient funds to make payments due under the Surety Bond.

     14. Waiver of Defenses. To the fullest extent permitted by applicable law, Financial Security agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including the defense of fraud, including fraud in the inducement), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to Financial Security to avoid payment of its obligations under this Surety Bond in accordance with the express provisions of this Surety Bond.

     15. Increase in Coverage. Financial Security may, by endorsement to this Surety Bond, increase the number of shares of Obligations to be covered by this Surety Bond.

     IN WITNESS WHEREOF, FINANCIAL SECURITY ASSURANCE INC. has caused this Endorsement No. 1 to be executed by its Senior Vice President.

                                               FINANCIAL SECURITY ASSURANCE INC.

                                               By
                                                 ------------------------------
                                                 Senior Vice President

                                                                      Exhibit A
                                                           To Endorsement No. 1

                               NOTICE FOR PAYMENT
                              UNDER THE SURETY BOND

Financial Security Assurance Inc.
350 Park Avenue
New York, NY 10022

        The undersigned, a duly authorized officer of Bankers Trust Company (the "Custodian"), hereby certifies to Financial Security Assurance Inc. ("Financial Security"), with reference to Surety Bond No. 50074-N dated December 5, 1988 (the "Surety Bond") issued by Financial Security in respect
of       shares of Taxable Auction Rate Preferred Stock (Liquidation Preference
$100,000 per share) issued by Prospect Street(SM) High Income Portfolio Inc. (the "Obligations"), that:

          (i) the Custodian is the Custodian under the Custody Agreement dated as of December 1, 1988 between the Surety and the Custodian, as amended or supplemented from time to time;

          (ii) either (a) the Custodian has not received by [insert due date of Scheduled Payment] the full amount of the Scheduled Payment on the Obligations due on such date and has been notified by the Paying Agent for the Obligations (the "Paying Agent") that it will not receive such payment or (b) the Custodian has been notified by the Paying Agent, prior to the due date, that the Custodian will not receive the full amount of such Scheduled Payment due on such date, and the additional amount necessary for the Custodian to have an amount equal to the Scheduled Payment is (the "Shortfall");

          (iii) the Custodian is making a claim under the Surety Bond for the Shortfall to be applied to the payment of the Scheduled Payment referred to in (ii) above;

          (iv) the Custodian (or its nominee or its agent's nominee) is the registered owner of the Obligations and holds evidence of the Custodian's right to receive payment of the Scheduled Payment and, upon delivery of the appropriate instruments of assignment from Holders pursuant to (v) hereof, will assign to Financial Security the Custodian's rights as registered owner with respect to the Obligations to the same extent as provided in such instruments of assignment from the Holders, such assignment to be contingent upon Financial Security's continued performance of its obligations under the Surety Bond; provided, however, that any assignment of rights with respect to Shortfalls which have been paid by Financial Security shall continue until such amounts have been recovered by Financial Security; and

          (v) the Custodian shall as to each Holder for whom the Custodian shall act as attorney-in-fact pursuant to Section 3.03(b) of the Custody Agreement, present to Financial Security (x) appropriate instruments of assignment in a form satisfactory to and provided by Financial Security to the effect provided in Section 3.03(b) of the Custody Agreement and (y) appropriate instruments in a form satisfactory to and provided by Financial Security to effect the appointment of Financial Security as agent for such Holder to the extent set forth in the Surety Bond and in the Custody Agreement in any legal proceeding with respect to the Obligations including specifically the right to vote with respect to the Obligations.

          Upon such disbursement, Financial Security shall be subrogated to the extent of any payments made by it pursuant to the Surety Bond to all of the Custodian's rights and the rights of the Holders with respect to the Scheduled Payment to which such disbursement relates.

     Any capitalized term used in this Notice for Payment under the Surety Bond and not defined herein shall have the meaning assigned thereto in the Surety Bond.

    IN WITNESS WHEREOF, the Custodian has executed and delivered this Notice
for Payment under the Surety Bond as of the     day of                ,        .

                                              _________________________________

                                              By     __________________________

                                              Title  __________________________


For Fiscal Agent Use Only

Wire transfer sent on ________________________by ______________________________

Confirmation Number ____________________________________-

                                    ANNEX II
                      FORM OF SURETY ASSETS COVERAGE REPORT

     Valuation as of         , 19 ("Valuation Date")

     This Surety Assets Coverage Report is delivered pursuant to [Section 2.02(iv)(B)] or [Section 2.02(iv)(D)] of that certain Insurance Agreement dated as of December 1, 1988 (the "Agreement") between Financial Security Assurance Inc. ("Financial Security") and Prospect Street(SM) High Income Portfolio Inc. (the "Fund"). Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Agreement Calculations of the Surety Assets Value of Eligible Portfolio Property are based on such principal amounts as of the Valuation Date. The undersigned, acting as a duly authorized representative of the Fund, does hereby certify as follows:

          (i) the Fund has calculated the Market Value of each item included as Eligible Portfolio Property as of the Valuation Date, with the related calculations being set forth in the attached report which schedule sets forth separately the principal balance of each such item (each of which has been determined pursuant to the definition of Market Value) and the Discount Factor applied thereto (determined by the Fund in accordance with the applicable definition of "Discount Factor");

          (ii) the Fund has calculated the Discounted Value of each item of the Eligible Portfolio Property as of the Valuation Date, the results of such calculations being set forth in Schedule I attached hereto;

          (iii) the Fund has calculated the Surety Assets Coverage as of the Valuation Date, such calculation being set forth in the attached schedule;

          (iv) the Fund has totaled the Surety Assets Values for all items included as Eligible Portfolio Property, such total being set forth in the attached schedule;

          (v) the aggregate amount referred to in clause (iv) above is equal to or in excess of the amount referred to in clause (iii) above, and therefore, the Surety Assets Coverage has been met, or, in the event the aggregate amount referred to in clause (v) above is less than the amount referred to in clause (iv) above, set forth below is a statement to such effect and the amount of any such deficiency;

          (vi) as of             , each item of the Eligible Portfolio Property
     as set forth in Schedule I attached hereto, is Eligible Portfolio
     Property and each such item of the Eligible Portfolio Property set forth in
     Schedule I attached hereto conforms in all material respects to the definition of such item contained in the Eligible Portfolio Property;

          (vii) as of the Valuation Date, Deposit Securities are required by
     Section 2.04(c) or 2.04(f) of the Agreement in the amount of $ and are identified in Schedule I hereto; and

          (viii) as of the Valuation Date, the Fund knows of no Event of Default or Default which has occurred. IN WITNESS WHEREOF, I have hereunto signed
     my name this day of                   , 19.


                                         ______________________________________
                                         Authorized  Officer

                                    ANNEX III

                 LETTER REVIEWING SURETY ASSETS COVERAGE REPORT

     A letter reviewing the Surety Assets Coverage Report, as required to be delivered by the Insurance Agreement (the "Agreement") dated as of December 1, 1988, between Financial Security Assurance Inc. and Prospect Street(SM) High Income Portfolio Inc. (terms used herein and not defined shall have the meaning set forth in the Agreement), shall be prepared by the independent public accountants of the Fund, shall be addressed to the Fund and shall be substantially to the effect that:

          (i) the independent public accountants have read the Surety Assets Coverage Report for the current Valuation Date (the "Report");

          (ii) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting eligible portfolio market value and discounted eligible portfolio market value calculations are numerically correct;

          (iii) with respect to the Surety Assets Coverage calculation, such calculation has been compared with the definition of Surety Assets Coverage in the Insurance Agreement and is calculated in accordance with such definition, and the results of such calculation have been recalculated and are numerically correct;

          (iv) with respect to the S&P's rating on Corporate Bonds, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in The Standard & Poor's Bond Guide (in the event such information does not agree or such information is not listed in The Standard & Poor's Bond Guide, the independent accountants will inquire of S&P's what such information is, and provide a listing in their letter of such differences, if any);

          (v) with respect to the Moody's rating on Corporate Bonds, issuer name, issue size and coupon rate listed in the Report, that information has been traced and agrees with the information listed in the Moody's Bond Survey (in the event such information does not agree or such information is not listed in Moody's Bond Survey, the independent accountants will inquire of Moody's what such information is, and provide a listing in their letter of such differences, if any);

          (vi) with respect to the lower of two bid prices (or alternative permissible factors used in calculating the Market Value as provided in the
     Agreement) provided by                          to the Fund for purposes of
     valuing securities in the portfolio, the independent public accountants have traced the price used in the Report to the lower of the two bid prices
     listed in the report provided by                          and verified that
     such information agrees with the bid prices contained in the report (in the event such information does not agree, the independent public accountants will provide a listing in their letter of such differences); and

          (vii) with respect to the description of each security included in the Report, the description of Eligible Portfolio Property has been compared to the definition of Eligible Portfolio Property contained in the Agreement, and the description as appearing in the Report agrees with the definition of Eligible Portfolio Property as described in the Agreement.

     Each such letter may state that: such independent public accountants have made no independent verification of the accuracy of the description of the investment securities listed in the Report or the market value of those securities nor have they performed any procedures other than those specifically outlined above for the purposes of issuing such letter; unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Report and the schedule(s) thereto; the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Report contained in the letter does not extend to any of the Fund's financial statements taken as a whole; such independent accountants do not express an opinion as to whether such procedures would enable such independent accountants to determine that the methods followed in the preparation of the Report would correctly determine the Market Value or Surety Assets Value of the investment portfolio; accordingly, such independent accountants express no opinion as to the information set forth in the Report or in the schedule(s) thereto and make no representations as to the sufficiency of the procedures performed for the purposes of the Agreement.

     Such letter shall also state that the accountants are "independent public accountants" with respect to the Fund within the meaning of Rule 101 of the Rules of Conduct of the American Institute of Certified Public Accountants.

                                 AMENDMENT NO. 1

                                       to

                               INSURANCE AGREEMENT

                                     between
                        FINANCIAL SECURITY ASSURANCE INC.

                                       and
                   PROSPECT STREET HIGH INCOME PORTFOLIO INC.

                  AMENDMENT NO. 1 dated as of March 14, 1990, to the Insurance Agreement dated as of December 1, 1988 (the "Insurance Agreement"), between FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("Financial Security"), and PROSPECT STREET HIGH INCOME PORTFOLIO INC., a Maryland corporation (the "Fund").

                                   WITNESSETH:

         WHEREAS, the fund has issued 300 shares of its Preferred Stock, with an aggregate Liquidation Preference of $30,000,000;

         WHEREAS, Financial Security, at the request of the Fund, has issued its Surety Bond No. 50074-N guarantying, upon the terms provided therein, payment of dividends on, and redemption or liquidation preference amounts in respect of, the Preferred Stock; and

         WHEREAS, the Fund and Financial Security desire to amend the Insurance Agreement to provide for a redemption or repurchase of the Preferred Stock by the Fund in the event of a failed auction upon the terms specified herein;

         NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Financial Security and the Fund hereby agree as follows:

         1. Amendment to Appendix I to the Insurance Agreement. Appendix I to the Insurance Agreement is amended by the addition of the following immediately following the first sentence thereof:

         "Applicable Rate:, "Auction Date", "Dividend Payment date", "Dividend Period", "Maximum Applicable Rate' and "Sufficient Clearing Bids" shall have the meanings provided in the Certificate.

         2.       Amendment to Section 2.04 of the Insurance Agreement.
Section 2.04 of the Insurance Agreement is hereby amended by the addition of the following paragraph immediately following Section 2.04 (1):

                  (j) The Fund agrees for the benefit of the Holders to call for redemption or to repurchase all outstanding shares of the Preferred Stock in the event that the Applicable Rate for the Dividend Period next succeeding the Auction Date in September 1993 is determined to be the Maximum Applicable Rate due to a lack of Sufficient Clearing Bids, with such redemption or repurchase to be completed no later than the second Dividend Payment Date succeeding such Auction Date. Upon the completion of such redemption or repurchase, the Fund agrees to surrender, or cause to be surrendered, the Surety Bond to Financial Security for cancellation.

         3.       Amendment to Section 5.01 of the Insurance Agreement.
Section 5.01 of the Insurance Agreement is hereby amended by deleting paragraph (a) thereof and inserting, in lieu thereof, the following:

                  (a) the Fund shall fail to pay to Financial Security when due any amount payable by the Fund hereunder or under any other Fund Document or shall fail to effect a redemption or repurchase of all outstanding shares of the Preferred Stock in the time period required by Section 2.04(j) hereof.

         4. Redemption Request. If an Event of default has occurred as a result of failure by the Fund to perform its obligations under Section f2.04(j) of the Insurance Agreement, Financial Security intends to submit a Redemption Request pursuant to section 5.02(b) of the Insurance Agreement requesting the Fund to redeem all outstanding shares of Preferred stock, designating a date for such redemption no later than the second Dividend Payment Date following the date of delivery of such Redemption Request to the Fund.

         5. Miscellaneous. Unless the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Insurance Agreement. Except as expressly amended hereby, the Insurance Agreement shall remain in full force and effect, and all references in the Insurance Agreement to "this Agreement" or to "the Insurance Agreement" shall mean the Insurance Agreement as amended by this Amendment No. 1. This amendment No. 1 may be executed in counterparts by the parties hereto, and each such counterpart shall be deemed an original and all such counterparts shall constitute one and the same instrument. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this AMENDMENT NO. 1, all as of the day and year first above written.

                                            FINANCIAL SECURITY ASSURANCE INC.


                                            By /S/ Illegible
                                               -----------------------------
                                                   Managing Director

                                            PROSPECT STREET HIGH INCOME
                                            PORTFOLIO, INC.


                                            By /S/ John A. Frabotta
                                               -----------------------------
                                                   Title:  Vice President

-------------------------------------------------------------------------------


                                CUSTODY AGREEMENT

                                     Between

                             BANKERS TRUST COMPANY,

                                  as Custodian

                                       and

                        FINANCIAL SECURITY ASSURANCE INC.

                          Dated as of December l, 1988


-------------------------------------------------------------------------------
  4636f

                                TABLE OF CONTENTS
                                                                           Page
PREAMBLE ....................................................................1

                                    ARTICLE I

DEFINITIONS .................................................................2

                                   ARTICLE II

                      CUSTODY ACCOUNT AND CUSTODY RECEIPTS

SECTION 2.01. Creation of Custody Account ...................................4
SECTION 2.02. Custody Receipts ..............................................5
SECTION 2.03. Delivery of Custody Receipts ..................................5
SECTION 2.04. Mutilated, Lost, Stolen or Destroyed Custody Receipts .........6
SECTION 2.05. Registration and Transfer of Ownership; Persons Treated
              as Owners .....................................................7
SECTION 2.06. Deposits With Depository ......................................9

                                  ARTICLE III

                       ADMINISTRATION OF CUSTODY ACCOUN

SECTION 3.01. Payments of Redemption Price, Liquidation Preference and
              Dividends on Preferred Stock .................................10
SECTION 3.02. Notices ......................................................11
SECTION 3.03. Duties With Respect to Surety Bond ...........................11
SECTION 3.04. Defaults by Fund .............................................14
SECTION 3.05. Unclaimed Moneys .............................................16
SECTION 3.06. Obligation of Owners With Respect to Certain Taxes and
              Filings ......................................................16
SECTION 3.07. Transfers of Surety Bond or Preferred Stock by Custodian .....16
SECTION 3.08. Termination of Custody Account ...............................16
SECTION 3.09. Insolvency Proceedings .......................................17

                                   ARTICLE IV

                                  THE CUSTODIAN

SECTION 4.01. Standard of Liability ........................................18
SECTION 4.02. Resignation and Removal of the Custodian; Appointment
              of Successor .................................................18
SECTION 4.03. Charges and Expenses .........................................19

                                   ARTICLE V

                                 MISCELLANEOUS

SECTION 5.01. Amendments, Etc. .............................................20
SECTION 5.02. Counterparts .................................................21
SECTION 5.03. Exclusive Benefit of Parties; Effective Date .................21
SECTION 5.04. Invalidity of Provisions .....................................21
SECTION 5.05. Notices ......................................................21
SECTION 5.06. Business Day .................................................22
SECTION 5.07. Governing Law ................................................22
SECTION 5.08. Shareholder Rights ...........................................22
SECTION 5.09. Headings .....................................................22

SIGNATURES .................................................................22

EXHIBIT 1 - Form of Custody Receipt
EXHIBIT 2 - Form of Opinion of Counsel of Issuer of Surety Bond

                                CUSTODY AGREEMENT

         THIS CUSTODY AGREEMENT dated as of December 1, 1988 is being executed by BANKERS TRUST COMPANY, a New York banking corporation, as custodian (the "Custodian"), and FINANCIAL SECURITY ASSURANCE INC., a New York stock insurance company ("Financial Security"), for the benefit of the Owners from time to time of Custody Receipts. (All capitalized terms used herein and not otherwise defined shall have the meaning set forth in Article I hereof.)

         WHEREAS, Financial Security and the Custodian desire to enter into this Custody Agreement to provide for the issuance from time to time of Custody Receipts, each such Custody Receipt to evidence (i) the Owner's beneficial ownership of the share or shares of Preferred Stock indicated on the Custody Receipts Register, and (ii) the Owner's rights with respect to such Custody Receipt under this Custody Agreement and under the Surety Bond; and

         WHEREAS, the parties hereto desire to establish the terms pursuant to which the Surety Bond and the Preferred Stock are deposited with, and held in custody by, the Custodian, the terms and conditions for the issuance, transfer and exchange of Custody Receipts and the terms for the payment of certain fees and expenses associated with this Custody Agreement; and

         WHEREAS, the Preferred Stock represents an indirect ownership interest in certain securities and other assets held in trust on behalf of the Fund, and dividends, the redemption price and any liquidation preference with respect to the Preferred Stock are payable in accordance with the Certificate from assets owned by the Fund and the earnings therefrom; and

         WHEREAS, upon any payment by Financial Security under the Surety Bond, Financial Security will receive certain rights with respect to the Preferred Stock which is held in trust by the Custodian for such purpose;

         NOW, THEREFORE, the parties hereto do hereby agree, for the benefit of the Owners from time to time of Custody Receipts, as follows:

                                    ARTICLE I

                                   DEFINITIONS

          All capitalized terms used in this Custody Agreement shall have the meanings provided in this Article I, in both singular and plural form, as appropriate.

          "Authorized Officer" means any officer or officers of the Custodian designated as such by the Custodian in a written notice delivered by the Custodian to Financial Security.

          "Business Day" means a day on which banks are not authorized or required by law to be closed in either the city in which the principal office of Financial Security is located or the city in which the principal office of the Custodian is located.

          "Certificate" means the Fund's Articles of Amendment and Restatement, as in effect on the date hereof and as subsequently amended from time to time.

          "Custodian" means Bankers Trust Company, a New York banking corporation, or any successor Custodian hereunder.

          "Custody Accounts" means the account established and maintained pursuant to Section 2.01 of this Custody Agreement.

          "Custody Agreement" means this Custody Agreement, as amended or supplemented from time to time.

          "Custody Receipt" means a receipt substantially in the form set forth in Exhibit 1 hereto and executed and delivered pursuant to Sections 2.02 and
2.03 of this Custody Agreement.

          "Custody Receipts Register" means the records maintained by the Custodian pursuant to Section 2.05 of this Custody Agreement.

          "Depository" means The Depository Trust Company or any successor thereto.

          "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, or any successor thereto, and the issuer of any Qualified Surety Bond.

          "Fund" means Prospect StreetSm High Income Portfolio Inc., a Maryland corporation, and its successors and assigns.

          "Holder" has the meaning specified in the Certificate.

          "Insolvency Proceeding" means any of the events or proceedings described in Section 5.01(g) of the Insurance Agreement.

          "Insurance Agreement" means the Insurance Agreement dated as of December 1, 1988 between Financial Security and the Fund, as amended or supplemented from time to time.

          "Mail" means mail by first-class postage to specified Owners at their addresses set forth in the Custody Receipts Register.

          "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto until such corporation or successor no longer rates the Preferred Stock.

          "Notice of Transfer or Exchange" means the Notice of Transfer or Exchange printed on a Custody Receipt.

          "Owner" means, with respect to a Custody Receipt, the person in whose name such Custody Receipt is registered on the Custody Receipts Register.

          "Paying Agent" means Bankers Trust Company and the successors or any other paying agent appointed by the Fund to perform the functions performed by the Paying Agent under the Certificate.

          "Preferred Stock" means the Taxable Auction Rate Preferred Stock (No Par Value) (Liquidation Preference $100,000 per Share) of the Fund covered by the Surety Bond.

          "Principal Office" means 4 Albany Street, Corporate Trust and Agency Group, New York, New York 10006, or such other office designated as such by the Custodian in a written notice delivered by the Custodian to Financial Security and the Fund.

          "Qualified Surety Bond" means any surety bond substantially in the form of the Surety Bond issued by an entity having a claims-paying ability rating by Moody's and S&P no lower than that of Financial Security.

          "Record Date" means, with respect to a Scheduled Payment on the Preferred Stock, any record date established for such Scheduled Payment pursuant to applicable law.

          "Scheduled Payment" has the meaning specified in the Surety Bond.

          "S&P" means Standard and Poor's Corporation, a corporation organized and existing under the laws of the State of New York, or any successor thereto, until such corporation or successor no longer rates the Preferred Stock.

          "Stock Books" means the stock transfer books of the Fund maintained by the Paying Agent with respect to the Preferred Stock.

          "Surety Bond" means the Surety Bond delivered by Financial Security to the Custodian pursuant to, and substantially in the form set forth in, the Insurance Agreement and held by the Custodian in the Custody Account and any Qualified Surety Bond.

          "Surety Bond Expiration Date" means the later of (i) [           ],
1993 and (ii) any date to which the Surety Bond shall have been extended as confirmed in an endorsement to the Surety Bond delivered by Financial Security to the Custodian.

                                   ARTICLE II

                      CUSTODY ACCOUNT AND CUSTODY RECEIPTS

          Section 2.01. Creation of Custody Account. The Custodian shall establish and maintain a separate Custody Account to be designated "Prospect Street(SM) High Income Portfolio Inc. Taxable Auction Rate Preferred Stock Custody Account." The Custodian shall deposit into such Custody Account the Preferred Stock, the Surety Bond and any moneys received in connection therewith. The Preferred Stock shall at all times be registered in the name of the Custodian (or its nominee or its agent's nominee) on the Stock Books. The Custody Account shall at all times be maintained as a custodial account for the benefit of the Owners, separated and segregated from all other accounts, funds and property in the possession of the bank or trust company acting as Custodian. The Preferred Stock, the Surety Bond and any moneys held in the Custody Account shall not at any time be commingled with any other assets or property held by the Custodian. The Custodian shall maintain separate records in connection with any moneys which it may hold, in such Custody Account or otherwise, in connection with the Preferred Stock and the Surety Bond. To the extent practicable, the Custodian shall arrange for payments of dividends on Preferred Stock to be transferred by wire in immediately available funds to the Custodian. The Preferred Stock physically held by the Custodian shall be represented by one certificate. Without limitation of the foregoing, the Preferred Stock shall be held in trust by the Custodian to secure the rights of Financial Security provided in Section 3.03 of this Agreement.

          Section 2.02. Custody Receipts. The Custodian shall issue the initial Custody Receipts in the form of one Custody Receipt to the Depository, who shall hold such certificate for the beneficial owners of the Preferred Stock until such time as the Fund determines that such beneficial owners should receive certificated Custody Receipts in which event the Custodian shall issue, transfer and exchange Custody Receipts as required in appropriate amounts as indicated by the Depository, each such Custody Receipt to evidence beneficial ownership by the Owner named therein of the Preferred Stock represented thereby (as set forth in the Custody Receipt Register) and the rights relating to such Custody Receipt under this Custody Agreement and the Surety Bond. Custody Receipts shall be substantially in the form set forth in Exhibit 1 hereto and shall be assigned consecutive registration numbers from CR-1. Each Custody Receipt shall be executed by the Custodian by the manual signature of an Authorized Officer and no Custody Receipt shall be entitled to any benefits under this Custody Agreement, or be valid or obligatory for any purpose, unless so executed by the Custodian. In case any Authorized Officer whose signature shall appear on any Custody Receipt shall cease to be an Authorized Officer, such signature shall nevertheless be valid and sufficient for all purposes as if such person had remained in office. The Custody Receipts shall not evidence any financial obligation of the Custodian except that the Custodian shall be required, as provided in Section 3.01 hereof, to apply all payments received in respect of the Preferred Stock deposited hereunder to the Custody Receipts evidencing ownership of such Preferred Stock without making any deduction whatsoever, other than as explicitly provided in this Custody Agreement.

          Section 2.03. Delivery of Custody Receipts. The Custodian shall deliver the initial Custody Receipt as specified in Section 2.02 hereof, upon receipt by the Custodian of the following:

                   (a) the original Surety Bond;

                   (b) a certificate representing [ ] shares of the Preferred Stock registered in the name of the Custodian (or its nominee or its agent's nominee) or endorsed by the registered owner thereof for transfer to the Custodian (or its nominee or its agent's nominee) or in blank;

                   (c) an opinion of counsel to Financial Security in substantially the form set forth in Exhibit 2 hereto;

                   (d) a list of the names, addresses and, unless not required to be obtained under applicable laws and regulations, taxpayer identification numbers of the persons in whose names, and the number of shares in which, such Custody Receipts are to be registered; and

                   (e) a certified copy of the Certificate.

          The Custodian may accept additional shares of the Preferred Stock for deposit in the Custody Account and deliver an initial Custody Receipt as specified in Section 2.02 hereof upon receipt of the following:

                   (a) an endorsement to the Surety Bond increasing the coverage of the Surety Bond to cover such additional shares of Preferred Stock;

                   (b) a certificate representing such additional shares of the Preferred Stock registered in the name of the Custodian (or its nominee or its agent's nominee) or endorsed by the registered owner thereof for transfer to the Custodian (or its nominee or its agent's nominee) or in blank;

                   (c) an opinion of counsel to Financial Security in substantially the form set forth in Exhibit 2 hereto; and

                   (d) a list of the names, addresses and, unless not required to be obtained under applicable laws and regulations, taxpayer identification numbers of the persons in whose names, and the number of shares in which, such Custody Receipts are to be registered.

          The initial Custody Receipts to be executed and delivered by the Custodian as provided in this Section 2.03 shall be delivered to or upon the order of the Depository at a location specified by the Depository and agreed upon by the Custodian. Such delivery shall be made on the date that the Preferred Stock is delivered to the Custodian as provided in paragraph (b) of this Section 2.03.

          Section 2.04. Mutilated, Lost, Stolen or Destroyed Custody Receipts. In the event a Custody Receipt is mutilated, lost, stolen or destroyed, the Custodian shall execute and deliver in lieu thereof a new Custody Receipt, provided that:

                   (a) in the case of any mutilated Custody Receipt, such mutilated Custody Receipt shall be first surrendered to the Custodian; and

                   (b) in the case of any lost, stolen or destroyed Custody Receipt, there shall first be delivered to the Custodian evidence of such loss, theft or destruction satisfactory to the Custodian and Financial Security, together with indemnity satisfactory to each of them, and neither Financial Security nor the Custodian shall have received notice that such Custody Receipt has been acquired by a bona fide purchaser.

In the event that any such mutilated, lost, stolen or destroyed Custody Receipt evidences one or more shares of Preferred Stock that have been called for redemption, the Custodian in its discretion may, if the conditions set forth in clause (a) or (b), as applicable, have been satisfied, instead of issuing a new Custody Receipt, remit the amount received on behalf of the Owner of such mutilated, lost, stolen or destroyed Custody Receipt in connection with such redemption or payment without surrender of the Custody Receipt otherwise required by Section 3.01 hereof. All replacement Custody Receipts issued pursuant to this Section shall be entitled to the full benefits hereunder, whether or not, in the case of clause (b), any lost, stolen or destroyed Custody Receipt shall be found at any time.

          Section 2.05. Registration and Transfer of Ownership; Persons Treated as Owners.

                   (a) The Custodian shall maintain a Custody Receipts Register for the Custody Receipts at the Custodian's Principal Office to provide for the registration of the Custody Receipts and the registration of transfers of the Custody Receipts entitled to be registered or transferred as herein provided. The Custody Receipts Register may, at reasonable times and under reasonable regulations established by the Custodian, be inspected and copied by Financial Security (or its designee), the Fund or by a designated representative of Owners of Custody Receipts evidencing more than 25% of the outstanding shares of the Preferred Stock. The Custodian shall maintain on the Custody Receipts Register, with respect to each such Custody Receipt, (i) the name, address and, unless not required to be maintained under applicable laws and regulations, taxpayer identification number of the Owner of such Custody Receipt, (ii) the registration number of such Custody Receipt, (iii) the liquidation preference amount or amounts and registered number or numbers, if available, of the Preferred Stock evidenced by such Custody Receipt and (iv) such other information as the Custodian may deem necessary or appropriate for the performance of its duties hereunder.

                   (b) The initial Custody Receipt shall be recorded on the Custody Receipts Register in the name of Cede & Co. Thereafter, the Custody Receipts may be transferred only on the Custody Receipts Register. Upon surrender for transfer of any Custody Receipt to the Custodian at its Principal Office, with the Notice of Transfer or Exchange for such Custody Receipt fully completed, the Custodian shall
          (i) execute and deliver to the transferee or transferees named in such Notice at the address or addresses thereof set forth in such Notice a new Custody Receipt or Receipts representing such aggregate number of shares of Preferred Stock equal to the portion of the surrendered Custody Receipt so transferred, registered in the name or names of such transferee or transferees, provided that the conditions of the Certificate with respect to beneficial owners of the Preferred Stock are fulfilled and (ii) execute and deliver to the Owner of the surrendered Custody Receipt at the address thereof set forth in the Notice of Transfer or Exchange for such Custody Receipt a new Custody Receipt or Receipts representing such aggregate number of shares of Preferred Stock equal to the portion of the surrendered Custody Receipt not so transferred. Each Custody Receipt issued upon such a transfer shall bear a registration number not assigned previously and shall represent a whole share or any integral number of shares of Preferred Stock. The Custodian shall record in the Custody Receipts Register the respective number of shares, aggregate liquidation preference and stock certificate numbers, if any, of the Preferred Stock evidenced by each Custody Receipt issued upon a transfer as provided herein.

                   (c) A Custody Receipt or Receipts may be exchanged for a Custody Receipt or Receipts representing the same aggregate number of shares but different denominations upon surrender of such Custody Receipt or Receipts to the Custodian at its Principal Office with the Notice of Transfer or Exchange for such Custody Receipt fully completed. The Custodian shall execute and deliver to the Owner of the exchanged Custody Receipt, at the address thereof set forth in such Notice of Transfer or Exchange, a Custody Receipt or Receipts that such Owner making the exchange is entitled to receive, denominated in whole shares of Preferred Stock and bearing registration numbers not assigned previously. The Custodian shall record in the Custody Receipts Register the respective number of shares, aggregate liquidation preference and stock certificate numbers, if any, of the Preferred Stock evidenced by each Custody Receipt issued upon an exchange of Custody Receipts.

                   (d) The Custodian may require payment by the Owner of a Custody Receipt of a sum sufficient to cover any tax, governmental fee or other governmental charge that may be imposed in connection with any registration of a transfer or exchange of such Custody Receipt, and may require that such taxes, fees or other charges be paid prior to the issuance of a new Custody Receipt. The Custodian shall not be required to issue or register the transfer of any Custody Receipt during the period when the Paying Agent would not be required to issue or register the transfer of any Preferred Stock pursuant to the terms of the Certificate.

                   (e) Financial Security and the Custodian may treat the person in whose name a Custody Receipt is registered as the absolute owner thereof, for all purposes whatsoever, and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction in the premises.

                   (f) Whenever any Custody Receipt shall be delivered to the Custodian for transfer, exchange or payment, upon transfer, exchange or payment, the Custodian shall cancel and destroy such Custody Receipt, and shall maintain a record of such cancellation and destruction.

          Section 2.06. Deposits With Depository. The Custodian is authorized to take such actions with the Depository as will enable Custody Receipts to be deposited with such Depository. The Depository as the Owner of the Custody Receipt representing all the shares of Preferred Stock may take any action pursuant to this Custody Agreement with respect to any one or more shares of the Preferred Stock represented by the Custody Receipt as may be directed by the beneficial owners of such Preferred Stock.

                                   ARTICLE III

                        ADMINISTRATION OF CUSTODY ACCOUNT

          Section 3.01. Payments of Redemption Price, Liquidation Preference and Dividends on Preferred Stock.

                   (a) The Custodian shall remit to each Owner of record of a Custody Receipt on the Record Date preceding any Scheduled Payment the dividend component of such Scheduled Payment on Preferred Stock represented by such Custody Receipt. The Custodian shall use its best efforts to make such remittance immediately upon receipt of such payment by the Custodian. Payment of such dividend to the Depository shall be by wire transfer of immediately available funds, otherwise such payment shall be made by bank check payable in currency of the United States of America sent by Mail to such Owner or by such other method requested by an Owner and consented to in writing by the Fund.

                   (b) The Custodian (or its agent) shall duly present (or cause to be presented) each share of Preferred Stock for payment on or prior to its redemption date or date fixed for payment of any liquidation preference with respect thereto, in each case in accordance with the provisions of the Certificate. A payment received by the Custodian of all or a portion of the redemption price or liquidation preference of a share of Preferred Stock upon redemption or liquidation shall be remitted by the Custodian to the Owner of the Custody Receipt evidencing such Preferred Stock at the Principal Office of the Custodian immediately upon presentation of such Custody Receipt. Upon such a presentation and remittance in connection with a payment of a portion of the redemption price or liquidation preference of a share of a Preferred Stock, the Custodian shall issue, in exchange for the Custody Receipt presented, a Custody Receipt representing the remaining liquidation preference of the Preferred Stock evidenced thereby. Payments of such redemption price or liquidation preference shall be made by transfer of immediately available funds to the Depository or otherwise by bank check payable in currency of the United States of America or by such other method requested by an Owner and consented to in writing by the Fund.

          Section 3.02. Notices.

                   (a) Upon receipt of any notice of redemption of, or payment of liquidation preference with respect to, Preferred Stock, the Custodian shall promptly transmit such notice by Mail, by hand or by telecopy to the Owner of the Custody Receipt evidencing such Preferred Stock. The Custodian (or its agent) shall present the Preferred Stock so called for redemption or payment of liquidation preference on or prior to the date of such redemption or to the Paying Agent on behalf of such Owner for redemption payment in accordance with the terms of the Certificate. The redemption price or liquidation preference received by the Custodian shall be paid to such Owner in accordance with the provisions of Section 3.01 hereof.

                   (b) Upon receipt from the Fund of any other notice with respect to the Preferred Stock including specifically a notice of a matter that requires or permits a vote by an Owner, the Custodian shall promptly transmit such notice by Mail to each Owner of a Custody Receipt. In the event such notice requests or requires any action by any such Owner, the Custodian shall not take any action on behalf of such Owner, except in accordance with written instructions from such Owner and upon receipt of reasonable indemnity from such Owner for resulting costs and liabilities, whether or not any action appears to be in the best interest of such Owner, provided that the Custodian will exercise voting rights as directed by an Owner without requiring such indemnity and provided further that such voting rights are subject to the rights of Financia1 Security set forth in 3.03(b) hereof. Any record date established by such notice for purposes specified in such notice shall be the record date for the purpose of determining the Owners of record for such purposes. If no record date is established by the Fund or applicable law, the Custodian may establish an appropriate date as a record date if in its judgment such a date is required.

          Section 3.03. Duties With Respect to Surety Bond.

                   (a) In the event that the Custodian has received notice from the Paying Agent for the Preferred Stock that the Fund has failed to deposit funds with the Paying Agent by 12:00 p.m. on the third Business Day next preceding the date the Fund is required to make all or a portion of a Scheduled Payment, the Custodian shall promptly and in any event prior to 4:30 p.m., New York City time, on such Business Day file a Notice for Payment under the Surety Bond and make the assignment required in Section 3.03(b) hereof. In the event the Custodian receives from an Owner the Order, certificate and executed assignment referred to in Paragraph 10 of the Endorsement to the Surety Bond, the Custodian shall promptly file a Notice for Payment under the Surety Bond and make the assignment required in Section 3.03(b) hereof.

                   (b) By acceptance of a Custody Receipt, each Owner irrevocably designates, appoints, authorizes and directs the Custodian to act as his attorney-in-fact as follows:

                             (i) if and to the extent a Shortfall (as defined in
                   Exhibit A to Endorsement No. 1 to the Surety Bond) exists in amounts required to pay dividends on the Preferred Stock, to execute and deliver an appropriate instrument of assignment to Financial Security for each of the claims for dividend to which such Shortfall relates contemporaneously with the delivery to Financial Security of the notice demanding payment under the Surety Bond;

                             (ii) if and to the extent a Shortfall exists in
                   amounts required to pay redemption price or liquidation preference for the Preferred Stock, to execute and deliver an appropriate instrument of assignment to Financial Security of any of the Preferred Stock the redemption price or liquidation preference for which has not previously been paid or for which moneys are not held by the Custodian and available for payment contemporaneously with the delivery to Financial Security of the notice demanding payment under the Surety Bond; and

                             (iii) if and so long as any Shortfall exists with
                   respect to the Preferred Stock, to appoint Financial Security as agent for the Owner and the Custodian in any legal proceeding with respect to the Preferred Stock including specifically the right to vote such Preferred Stock until any claims resulting from the assignments in (i) or (ii) above shall have been satisfied, such appointment to be made contemporaneously with the delivery of the notice to Financial Security demanding payment under the Surety Bond and to be contingent upon Financial Security's continued performance under the Surety Bond.

                   If the Custodian delivers to Financial Security any such instrument of assignment with respect to a Scheduled Payment and Financial Security fails to make full payment with respect to such Scheduled Payment pursuant to the Surety Bond, such instrument of assignment shall be without effect and shall be canceled and returned, on the date such payment is due, by Financial Security to the Custodian. In each case in which the Custodian shall receive, in accordance with the Surety Bond, payment from Financial Security with respect to the claims for dividend so assigned or, with respect to redemption price or liquidation preference, the assignment of Preferred Stock, whichever is applicable, the Custodian shall disburse such sums to the Owner in accordance with Section 3.01 of this Custody Agreement. Payments disbursed by the Custodian from proceeds of the Surety Bond shall not be considered to be made by the Fund, and Financial Security shall become the owner of such rights to dividends or redemption price or liquidation preference in accordance with the tenor of the assignment made to it. Irrespective of whether any assignment is executed and delivered, the Custodian and each Owner hereby agree for the benefit of Financial Security that (a) they recognize that, to the extent Financial Security pays the amount of any Shortfall with respect to the Preferred Stock to the Owners, Financial Security will be subrogated to the rights of such Owners to receive from the Fund the redemption price, liquidation preference or dividend to which such Shortfall relates, as provided in this Section and (b) the Custodian will accordingly pay to Financial Security such redemption price, liquidation preference and dividend as shall be received by it, but only from sources and in the manner provided herein, and will otherwise treat Financial Security as the owner of the rights to such redemption price, liquidation preference and dividend.

                   (c) To the extent the Custodian shall hold funds drawn under the Surety Bond, it shall hold such funds for the benefit of Financial Security until the required instruments of assignment are presented to Financial Security in accordance with the Surety Bond. Such funds shall not be invested by the Custodian. Except for the actions set forth in (a) and (b) of this Section 3.03, the Custodian shall not take any action with respect to the Surety Bond on behalf of any Owner other than in accordance with written instructions from such Owner and upon receipt of reasonable indemnity from such Owner for resulting costs and liabilities, whether or not such action appears to be in the best interest of such Owner.

                   (d) Upon default by Financial Security in the payment of any amounts due under the Surety Bond, each Owner, as the real party in interest, shall have the right to proceed directly and individually against Financial Security, in whatever manner such Owner deems to be appropriate. In such event, such Owner shall not be required to act in concert with other Owners or with the Custodian.

                   (e) In the event the Custodian has received written notice from S&P, if the Preferred Stock is rated by S&P, and from Moody's, if the Preferred Stock is rated by Moody's, that the claims-paying ability of Financial Security is rated by such rating agency "AA+" or less with respect to S&P, and "Aal" or less with respect to Moody's, and the Custodian (i) has received (A) a Qualified Surety Bond and written evidence from S&P, if the Preferred Stock is then rated by S&P, and from Moody's, if the Preferred Stock is then rated by Moody's, that the substitution of such Qualified Surety Bond for the Surety Bond then held would not, of itself, result in a reduction or withdrawal of the ratings then applicable to the Preferred Stock, (B) an opinion of counsel to the issuer of the Qualified Surety Bond in substantially the form set forth in Exhibit 2 hereto and (C) an agreement by the issuer of the Qualified Surety Bond in form acceptable to the Custodian agreeing to and assuming the obligations of Financial Security hereunder or (ii) has received written evidence from S&P, if the Preferred Stock is then rated by S&P, and from Moody's, if the Preferred Stock is then rated by Moody's, that the termination of the Surety Bond then held would not, of itself, result in a reduction or withdrawal of the ratings then applicable to the Preferred Stock, then the Custodian shall upon and as of the Surety Bond Expiration Date, in the case of (i) above, accept the Qualified Surety Bond and deposit it into the Custody Account and, in the case of either (i) or (ii) above, shall surrender the Surety Bond then held to the issuer thereof.

          Section 3.04. Defaults by Fund.

                   (a) The Fund is the obligor with respect to payment of redemption price, liquidation preference and declared dividends for the Preferred Stock and with respect to the performance of all other obligations set forth or implied in the Preferred Stock and the Certificate. The Custodian is not authorized hereunder to proceed against the Fund in the event of a default under the Preferred Stock and the Certificate, and has no power or obligation hereunder to assert any of the rights and privileges of the Owners.

                   (b) In the event of any default in payment by the Fund and by Financial Security, each Owner will have the right to proceed directly and individually against the Fund in whatever manner is deemed appropriate by such Owner either by withdrawing the Preferred Stock evidenced by such Owner's Custody Receipt from the Custody Account or by directing the Custodian to take specific actions on behalf of such Owner pursuant to Section 3.04(c) of this Custody Agreement, and such Owner will not be required to act in concert with the Custodian (unless such Owner so directs) or other Owners. The issuance of a Custody Receipt shall not in any manner: (i) alter, modify or increase the rights of the Owner of such Custody Receipt with respect to the Preferred Stock evidenced by such Custody Receipt (provided that payments of dividends on and redemption price or liquidation preference for such Preferred Stock and proceeds of the Surety Bond held by the Custodian shall be paid to such Owner as provided herein),
          (ii) grant to any Owners of other Custody Receipts rights with respect to such Custody Receipt or the Preferred Stock evidenced thereby or
          (iii) grant to such Owner, through ownership of such Custody Receipt, any rights with respect to any other Custody Receipt or the Preferred Stock evidenced thereby. The parties hereto understand and agree that each Owner of a Custody Receipt is the sole beneficial owner (subject to any obligations to the beneficial holders on whose behalf the Custody Receipt is held) of the Preferred Stock evidenced thereby (but shall have no interest in any Preferred Stock evidenced by Custody Receipts held by any other Owner) and that the Custodian shall hold Preferred Stock as custodian for the Owners of Custody Receipts evidencing such Preferred Stock.

                   (c) Notwithstanding anything in this Section 3.04 to the contrary, the Custodian will proceed promptly pursuant to Section 3.03 hereof to demand payment pursuant to the Surety Bond in the circumstances specified in Section 3.03(a) hereof and, upon receipt of indemnity satisfactory to it for resulting costs and liability, if any, will undertake to perform such other ministerial acts as may be reasonably necessary to assist the Owners in proceeding against Financial Security, if necessary, or for enforcing rights hereunder or under the Certificate.

          Section 3.05. Unclaimed Moneys. In the event any moneys constituting payment of redemption price, liquidation preference or dividend for any Preferred Stock (including any proceeds from a draw on a Surety Bond) are not claimed by the Owner of the Custody Receipt evidencing such Preferred Stock (or, in the case of Surety Bond proceeds, are required to be held by the Custodian and not released to the Owner), the Custodian shall segregate and hold such moneys in a subaccount within the Custody Account, without liability for interest thereon, for the account of the Owner entitled thereto. Such moneys shall not be invested by the Custodian, but shall be held in trust for the benefit of such Owner. All such moneys that remain in any such subaccount on the date that is two (2) years and eleven (11) months after the date on which such moneys were originally due, and as to which such Owner has not indicated an interest as evidenced by a memorandum on file with the Custodian, shall be disbursed to Financial Security, if such moneys were provided by Financial Security, or to the Fund, if such moneys were provided by the Fund, and such Owner shall thereafter look only to such respective party for payment.

          Section 3.06. Obligation of Owners With Respect to Certain Taxes and Filings. If any tax or other governmental charge shall become payable by or on behalf of the Custodian, including any tax or charge required to be withheld from any payment to or by the Custodian under the provisions of any applicable law or regulation, with respect to any Custody Receipt or any Preferred Stock evidenced thereby, such tax or charge shall be payable by the Owner of such Custody Receipt and may, following written notice from the Custodian to such Owner, be withheld by the Custodian.

           Section 3.07. Transfers of Surety Bond or Preferred Stock by Custodian. The Custodian shall hold the Preferred Stock and the Surety Bond in custody only and shall not assign, transfer, pledge, set off or otherwise dispose of the Surety Bond, Preferred Stock or interest therein except as specifically provided hereunder or as required by an order of a court having jurisdiction in the premises.

          Section 3.08. Termination of Custody Account. During the term of this Custody Agreement, the Custodian shall have the following obligations:

                   (a) The Custodian shall maintain in the Custody Account each share of Preferred Stock until the earliest to occur of: (i) redemption of such Preferred Stock in full, including all accrued dividends, by the Fund and/or payments of amounts with respect thereto by Financial Security pursuant to the Surety Bond, (ii) payment of the full liquidation preference of such Preferred Stock, including all accrued dividends, by the Fund and/or payments of amounts with respect thereto by Financial Security pursuant to the Surety Bond upon redemption in whole or liquidation of such Preferred Stock, (iii) the Surety Bond Expiration Date and (iv) the receipt of the written evidence from Moody's and S&P referred to in Section 3.03(e)(ii) hereof. Upon termination of the Custody Account pursuant to clause (iii) above, any shares of Preferred Stock shall be delivered to or at the direction of the Owner thereof. The Custodian hereby disclaims any equitable or beneficial interest in the Preferred Stock. No Preferred Stock will be available to the Custodian for its own use or profit, nor will any Preferred Stock be deemed to be part of the general assets of the Custodian. The Preferred Stock will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Custodian.

                   (b) The Custodian shall maintain the Surety Bond in the Custody Account until the earlier of (a) the Term of the Surety Bond (as defined therein) shall have expired or (b) receipt of those items required by Section 3.03(e)(i) or Section 3.03(e)(ii), whereupon such Surety Bond shall be returned to Financial Security.

          Section 3.09. Insolvency Proceedings. The Custodian shall promptly notify Financial Security of (i) the commencement of any Insolvency Proceeding by the Fund known to the Custodian and (ii) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a "Preference Claim") of any payment of any redemption price, liquidation preference or dividend with respect to any Preferred Stock. Financial Security may at any time during the continuation of an Insolvency Proceeding direct all matters relating to such Insolvency Proceeding, including
(i) all matters relating to any Preference Claim, (ii) the direction of any appeal of any order relating to Preference Claim and (iii) the posting of any surety, supersedeas or performance bond pending any such appeal. Financial Security shall be subrogated to the rights of the Custodian and each Owner in the conduct of any Insolvency Proceeding, including all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Insolvency Proceeding so long as any action so taken is not adverse to such Owner's right to payment pursuant to the Surety Bond.

                                   ARTICLE IV

                                  THE CUSTODIAN

          Section 4.01. Standard of Liability. The Custodian shall not be liable under this Custody Agreement other than by reason of bad faith or gross negligence in the performance of such duties as are specifically set forth in this Custody Agreement. The Custodian undertakes to perform such duties and only such duties as are set forth in the Custody Agreement and no implied covenants or obligations shall be read into this Custody Agreement against the Custodian. The Custodian shall not be liable for any damages resulting from any distribution from the Custody Account to an Owner at the address of record of such Owner in the Custody Receipts Register. The Custodian shall not be liable for any action or inaction by it done in reasonable reliance upon the unqualified written opinion of its legal counsel or the written advice of its accountants. The Custodian may rely and shall be protected in acting upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Custodian shall not incur any liability to any Owner if by reason of any provision of any present or future law, or regulation thereunder, of any governmental authority, or by court order or by reason of any act of God or war or other circumstance beyond the control of the Custodian, the Custodian shall be prevented or forbidden from doing or performing any act or thing which the terms of this Custody Agreement provide shall be done or performed, and the Custodian shall not incur any liability to any Owner by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Custody Agreement provide shall or may be done or performed.

          Section 4.02. Resignation and Removal of the Custodian; Appointment of Successor. The Custodian may resign with respect to all of its duties hereunder at any time by written notice thereof delivered to Financial Security and given by Mail to each Owner, such resignation to take effect upon the appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided.

          Financial Security or the Owners of Custody Receipts evidencing a majority of outstanding shares of the Preferred Stock may, upon 30 days' written notice to the Custodian, remove the Custodian and appoint a successor Custodian meet ing the qualifications set forth in the succeeding paragraph. In the event of such removal, the Custodian shall pay over to its successor Custodian any fees or charges previously paid to the Custodian with respect to such Custody Receipts in respect of duties not yet performed under this Custody Agreement which remain to be performed by a successor Custodian.

          In case at any time the Custodian acting hereunder shall resign, Financial Security shall, within 90 days after the delivery of the notice of resignation, appoint a successor Custodian. Any successor Custodian shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Custodian has been appointed within such 90 days, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

          Any successor Custodian shall execute and deliver to its predecessor and to Financial Security an instrument in writing accepting its appointment hereunder, and thereupon such successor Custodian, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Custodian under this Custody Agreement, and such predecessor, upon payment of all sums due it and on the written request of Financial Security, shall execute and deliver an instrument transferring to such successor all rights, obligations and powers of such predecessor hereunder, and shall duly assign, transfer and deliver all right, title and interest in the Custody Account and all records relating thereto to such successor. Any successor Custodian shall promptly give notice of its appointment to the Owners by Mail and to Moody's and S&P by first-class mail or hand delivery.

          Any corporation into or with which the Custodian may be merged, consolidated or converted shall be the successor of such Custodian without the execution or filing of any document or any further act. Notice of such merger, consolidation or conversion shall be given by first-class mail or hand delivery to Moody's and S&P.

          Section 4.03. Charges and Expenses. Except as expressly provided in this Custody Agreement, no charges or expenses of the Custodian or any other person shall be payable by or withheld from any Owner. The Fund shall be responsible for the payment of all other charges and expenses of the Custodian (including, in each case, reasonable fees and expenses of counsel) incidental to the performance of its obligations hereunder.

                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.01. Amendments, Etc. Without notice to or consent of any Owners, any provisions of this Custody Agreement may be amended (i) to cure any formal defect, omission, inconsistency or ambiguity in this Custody Agreement,
(ii) to add to the covenants and agreements of the Custodian or Financial Security or to surrender any right or power herein conferred upon the Custodian, the Fund or Financial Security, (iii) to effectuate the assignment of the Custodian's rights and duties hereunder to a qualified successor as provided herein, (iv) to comply with the Trust Indenture Act of 1939, as from time to time amended, or the Investment Company Act of 1940, as from time to time amended, (v) to increase the number of shares of Preferred Stock held in custody under this Custody Agreement or (vi) to modify, alter, amend or supplement this Custody Agreement in any other respect not inconsistent herewith which, in the opinion of counsel acceptable to the Custodian, is not adverse to the Custodian or any of the Owners. Except for amendments made pursuant to clause (i), (ii),
(iii), (iv), (v) or (vi) above, no amendment affecting the Owners of Custody Receipts may be made to this Custody Agreement without the consent of Owners of Custody Receipts evidencing 66-2/3% of the outstanding shares of the Preferred Stock, provided that no amendment may be made which would directly or indirectly have the effect of interfering with the rights of any Owner to make a claim under the Surety Bond without the consent of such Owner or which would modify any of the provisions of this Section 5.01 except to increase the 66-2/3% percentage figure referred to above (or any percentage substituted therefor pursuant to a prior amendment) or to provide that certain other provisions of this Custody Agreement cannot be modified without the consent of any Owner affected thereby. No amendment or waiver of any provision of this Custody Agreement nor consent to any departure herefrom shall in any event be effective unless the same shall be in writing and signed by the Custodian and Financial Security, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notice of any such amendment and a copy thereof shall be given by first-class mail or hand delivery to Moody's and S&P.

          Section 5.02. Counterparts. This Custody Agreement may be executed in any number of counterparts by the parties thereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Copies of this Custody Agreement shall be filed with the Custodian and shall be open to inspection during business hours at the Custodian's Principal Office by any Owner.

          Section 5.03. Exclusive Benefit of Parties; Effective Date. This Custody Agreement is for the exclusive benefit of the Custodian, the Fund, Financial Security and the Owners of the Custody Receipts from time to time, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          The Owners shall be the beneficiaries of this Custody Agreement and, pursuant to the terms of the Custody Receipts, shall acknowledge and accept all of the terms and conditions and agree to be bound by all of the provisions hereof and of the Custody Receipts by acceptance of delivery of the Custody Receipts without the necessity of any written acknowledgement or signature. This Custody Agreement shall become effective as to the Custodian with respect to any Custody Receipts upon execution of this Custody Agreement and the receipt by the Custodian of the items specified in Section 2.03 hereof with respect to such Custody Receipts.

          Section 5.04. Invalidity of Provisions. In case any one or more of the provisions contained in this Custody Agreement or in the Custody Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          Section 5.05. Notices. Notices given Owners shall be given by Mail and shall be effective two Business Days following the date so marked. All other communications shall be mailed, sent or delivered, if to Financial Security, to Financial Security Assurance Inc., 350 Park Avenue, New York, New York 10022,
Attention: Surveillance, and if to the Custodian, to Bankers Trust Company, 4 Albany Street, Corporate Trust and Agency Group, New York, New York 10006, or as to each party at such other address as shall be designated by such party in a written notice to the other parties.

          Any communication so addressed and mailed to Financial Security or the Custodian shall be deemed to be given when received, and any notice sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged, and any communication delivered in person shall be deemed to be given when receipted for or actually received by an authorized officer of the recipient.

          Section 5.06. Business Day. In any case where the date on which any action is required to be taken hereunder shall not be a Business Day (as defined in Exhibit 1 hereto), then such action shall be taken on the next succeeding Business Day with the same force and effect as if made on the date that such action is otherwise required to be taken hereunder.

          Section 5.07. Governing Law. This Custody Agreement and the Custody Receipts shall be governed by and construed in accordance with the laws of the State of New York.

          Section 5.08. Shareholder Rights. Any rights to be made available to a shareholder under applicable law shall be deemed incorporated in this Custody Agreement and made available to the Owners as the beneficial owners of the Preferred Stock.

          Section 5.09. Headings. The headings of articles and sections in this Custody Agreement have been inserted and the table of contents has been provided for convenience only and are not to be regarded as a part of this Custody Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein.

          DATED as of December 1, 1988.

                                               FINANCIAL SECURITY ASSURANCE INC.


                                               By /s/ Robert P. Cochran
                                                  ---------------------------
                                                  Senior Vice President

                                               BANKERS TRUST COMPANY

                                               By /s/ Eugene B. Mahrie
                                                  ---------------------------
                                                  Vice President

         THIS CUSTODY RECEIPT IS ISSUED SUBJECT TO THE SAME PROVISIONS RESTRICTING TRANSFERS OF SHARES OF TAXABLE AUCTION RATE PREFERRED STOCK ISSUED BY PROSPECT STREETSM HIGH INCOME PORTFOLIO INC. (THE "FUND") CONTAINED IN
ARTICLE IV OF THE FUND'S ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED (THE "ARTICLES OF INCORPORATION") AND IN THE MASTER PURCHASER'S LETTER REQUIRED TO BE EXECUTED BY EACH PERSON WHO ACQUIRES ANY OF THE SHARES REPRESENTED BY THIS CUSTODY RECEIPT. A COPY OF EACH SUCH MASTER PURCHASER'S LETTER, WHICH ALSO AFFECTS OTHER RIGHTS OF EACH OWNER OF THIS CUSTODY RECEIPT, IS ON FILE WITH THE CUSTODIAN. A COPY OF ARTICLE IV OF THE ARTICLES OF INCORPORATION AND A COPY OF THE MASTER PURCHASER'S LETTER SETTING FORTH THE RESTRICTIONS ON TRANSFER WILL BE FURNISHED TO THE OWNER UPON REQUEST AND WITHOUT CHARGE.

                                    EXHIBIT 1

                             FORM OF CUSTODY RECEIPT

  CR-[             ]                           Evidencing             Shares
                                               of Preferred Stock
                                               Liquidation Value $100,000/Share

CUSTODY RECEIPT CUSIP: [        ]

                     CUSTODY RECEIPT EVIDENCING OWNERSHIP OF
                    SHARES OF PROSPECT STREET(SM) HIGH INCOME
                                 PORTFOLIO INC.
                      TAXABLE AUCTION RATE PREFERRED STOCK

 Registered Owner:

          General. Pursuant to a Custody Agreement dated as of December 1, 1988, as from time to time amended (the "Custody Agreement"), between Bankers Trust Company (the "Custodian") and Financial Security Assurance Inc. ("Financial Security"), the Custodian holds as custodian (i) the amount specified above of the above-referenced Preferred Stock (the "Preferred Stock"), on behalf of the registered holder of this Custody Receipt (the "Owner") and (ii) a surety bond (the "Surety Bond") of Financial Security guaranteeing Scheduled Payments (as defined in the Surety Bond) of redemption price, liquidation preference and dividends on the Preferred Stock.

          THE FOLLOWING INFORMATION CONCERNING THE PREFERRED STOCK, THE SURETY BOND AND THE CUSTODY AGREEMENT IS MERELY DESCRIPTIVE OF CERTAIN PROVISIONS OF THOSE INSTRUMENTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THOSE INSTRUMENTS, COPIES OF WHICH ARE AVAILABLE AT THE PRINCIPAL OFFICE OF THE CUSTODIAN.

          The Preferred Stock has been issued by Prospect Street(SM) High Income Portfolio Inc. (the "Fund") pursuant to its Articles of Incorporation (the "Certificate") and the sole obligor with respect to the Surety Bond is Financial Security. If the Fund fails to make a Scheduled Payment on the Preferred Stock, the Custodian has no right or obligation to take any action for the Owner with respect to the Preferred Stock referred to above except (i) to proceed to make a demand for payment pursuant to the Surety Bond, or (ii) in accordance with written instructions from such Owner and upon receipt of reasonable indemnity for resulting costs and liabilities, whether or not such action appears to be in the best interest of such Owner. If Financial Security defaults with respect to a payment on the Surety Bond, the Custodian has no right or obligation to take any action for the Owner except in accordance with written instructions from such Owner and upon receipt of reasonable indemnity for resulting costs and liabilities, whether or not any action appears to be in the best interest of such Owner.

          The Preferred Stock has been delivered to the Custodian or its nominee to be held in a custody account (the "Custody Account") established pursuant to the Custody Agreement. The Preferred Stock has been registered on the stock books of the Fund maintained by the paying agent (the "Paying Agent") appointed by the Fund under the Certificate in the name of the Custodian (or its nominee or its agent's nominee) and not in the name of the Owner. This Custody Receipt and all other custody receipts issued from time to time to evidence the Preferred Stock which have been deposited in the Custody Account will be referred to herein as "Custody Receipts."

                                 THE SURETY BOND

          Financial Security has issued the Surety Bond, consisting of a surety bond and certain endorsements thereto, and the Surety Bond may not be cancelled or revoked during its term. The Surety Bond unconditionally and irrevocably guarantees to the Owner, as beneficial owner of the Preferred Stock as indicated on the registration books maintained by the Custodian (other than the Fund and any affiliates or successors thereof), (i) the full and complete payment of Scheduled Payments ("Scheduled Payments" as defined in the Surety Bond) on the dates on which such Scheduled Payments are guaranteed pursuant to the Surety Bond in accordance with such Surety Bond and the terms of the Certificate as amended and in effect as of the date of the issuance of the Surety Bond and subsequently amended from time to time with the written consent of Financial Security including the date on which the Preferred Stock is paid in full and
(ii) payment of any such amount that is subsequently avoided in whole or in part as a preference payment under applicable federal bankruptcy law. As set forth in the Surety Bond, the Preferred Stock shall be "paid in full" when all payments guaranteed by the Surety Bond have been paid and any period during which any such payment could have been avoided in whole or in part as a preference payment under applicable federal bankruptcy law shall have expired before any bankruptcy, insolvency or similar proceeding requisite to such avoidance shall have been commenced.

         Payment of amounts under the Surety Bond by Financial Security as described in clause (i) above shall be made on the later of (a) the second Business Day following receipt on a Business Day by Financial Security of a notice and certificate from the Custodian in the form set forth as Exhibit A to Endorsement No. I of the Surety Bond or (b) the date such Scheduled Payment is scheduled to be made pursuant to the terms of the Surety Bond. Such payments will be disbursed by Financial Security to the Custodian by wire transfer of immediately available funds. Financial Security's obligation under the Surety Bond is discharged to the extent funds are so transferred to the Custodian whether or not such funds are properly applied by the Custodian.

          Financial Security will pay any amount payable under the Surety Bond as described in clause (ii) above on the earlier of (a) the fourth Business Day following receipt by Financial Security from the Custodian of (x) a certified copy of the order (the "Order") of the court which exercised jurisdiction to the effect that the Owner is required to return scheduled payments of redemption price, liquidation preference or dividends paid on the Preferred Stock which were guaranteed by the Surety Bond because such payments were avoidable preferences under applicable federal bankruptcy law, (y) a certificate of the Owner that the Order has been entered and is not subject to any stay and (z) an assignment duly executed by the Owner in such form as is reasonably required by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Owner relating to or arising under the Preferred Stock against the estate of the Fund, provided that if such notice and certificate are received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, Financial Security shall make such payment on the fifth Business Day following such date, and (b) the date of receipt by Financial Security of the items referred to in clauses (x), (y) and (z) above, if at least four Business Days prior to the date of such receipt, Financial Security shall have received written notice from the Custodian that such items were to be delivered on such date of receipt and such date of receipt was specified in such notice (provided that if such notice is received on a day that is not a Business Day or after 12:00 noon, New York City time, on any Business Day, such notice shall be deemed to have been received on the next succeeding Business Day). Such payment shall be disbursed to the receiver, conservator, debtor in possession or trustee in bankruptcy named in the Order and not to the Owner directly unless the Owner has been required previously to disgorge all or a part of such payment, as demonstrated to the satisfaction of Financial Security, in which event such payment shall to such extent be paid directly to the Custodian or the Holder, as the case may be.

          The Owner agrees, in consideration of the issuance of the Surety Bond, that in the event that the Fund does not make Scheduled Payments on the Preferred Stock covered by this Custody Receipt, the Custodian shall make a claim for payment under the Surety Bond with respect to the Preferred Stock covered by this Custody Receipt. In order to obtain payments under the Surety Bond with respect to payment of dividends on the Preferred Stock, the Custodian, as attorney-in-fact of said Owner, shall execute and deliver an appropriate instrument of assignment to Financial Security of each scheduled dividend on the Preferred Stock to be paid by Financial Security. In order to obtain payments under the Surety Bond with respect to payment of redemption price or liquidation preference for the Preferred Stock, the Custodian, as attorney-in-fact of said Owner, shall execute and deliver an appropriate instrument of assignment to Financial Security of each share of Preferred Stock, the redemption price or liquidation preference for which is to be paid by Financial Security. The Custodian, as attorney-in-fact of said Owner, shall also appoint Financial Security as agent for the Owner and the Custodian in any legal proceeding with respect to the Preferred Stock (including specifically any proceedings involving the right of any Owners to vote such Preferred Stock represented by such Owner's Custody Receipt) until any claims resulting from the above assignments shall have been satisfied, such appointment to be contingent upon Financial Security's continued performance under the Surety Bond. Upon any such payment of redemption price or liquidation preference by Financial Security, Financial Security shall become the owner of the Preferred Stock or right to payment of redemption price or liquidation preference for such Preferred Stock so paid and the Owner hereof shall have no further rights with respect to such Preferred Stock or such right to payment.

          Upon any default by Financial Security in the payment of any amounts due under the Surety Bond, the Owner shall have the right to proceed directly and individually against Financial Security in whatever manner the Owner deems appropriate and shall not be required to act in concert with other Owners or with the Custodian.

                              THE CUSTODY AGREEMENT

          Custody Account. The Custody Agreement creates the Custody Account into which the Preferred Stock, the Surety Bond and any moneys held in connection therewith will be deposited. The Custody Account will be maintained by the Custodian as a custodial account, separate and segregated, whose contents may not be commingled with any other assets or property held by the Custodian. The Custodian will maintain separate records in connection with any moneys which it may hold in connection with the Preferred Stock and the Surety Bond.

          The Owner is liable for payment of taxes or other governmental charges with regard to registrations of transfers or exchanges of this Custody Receipt, and the Custodian may require payment of such amounts prior to the issuance of a new Custody Receipt. Moreover, under current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Owner completes a Form W-9, Payer's Request for Taxpayer Identification Number and Certification, or provides the Custodian with evidence that it is an Exempt Payee within the meaning of the Code, the Custodian will deduct 20% of certain payments to the Owner from the Custody Account pursuant to Section 3406 of the Code. The Custodian will forward by Mail to the Owner of record of this Custody Receipt on the Record Date preceding any Scheduled Payment the dividend component of such Scheduled Payment on the Preferred Stock promptly upon receipt by the Custodian. The Custodian will remit payments of redemption price or liquidation preference on the Preferred Stock upon presentation of the Custody Receipt by the Owner at the principal office of the Custodian.

          Ministerial Duties. The Custodian will take such actions as are expressly required under the Surety Bond to make a drawing under the Surety Bond, including transmitting notices to the Owner, making a demand for payment pursuant to the Surety Bond and delivering Preferred Stock or assignments to Financial Security. Notices with respect to the Preferred Stock that are received by the Custodian from the Fund will be promptly forwarded to the Owner. Except as expressly provided by the Custody Agreement, the Custodian will not take any action on behalf of the Owner with respect to the Preferred Stock or the Surety Bond, except in accordance with written instructions from the Owner and upon receipt of reasonable indemnity from the Owner for resulting costs and liabilities as provided in the Custody Agreement, whether or not such action appears to be in the best interest of the Owner. The Custodian may resign pursuant to the Custody Agreement upon appointment of a successor Custodian and its acceptance of such appointment as provided in the Custody Agreement. Either Financial Security or the registered owners of Custody Receipts evidencing a majority in aggregate amount of the Preferred Stock deposited in the Custody Account may remove the Custodian and appoint a successor thereto pursuant to the provisions of the Custody Agreement.

          Miscellaneous. Except as otherwise provided in the Custody Agreement, no amendment affecting the registered owners of custody receipts as this Custody Receipt may be made to the Custody Agreement without the consent of the registered owners of the Custody Receipts evidencing 66-2/3% in of the shares of Preferred Stock deposited in the Custody Account. The Custodian will not have any right or obligation to enforce any rights of the Owner with respect to the Preferred Stock under the Certificate. By acceptance of delivery of the Preferred Stock evidenced by this Custody Receipt, the Owner acknowledges and accepts all of the terms and conditions and agrees to be bound by all of the provisions of the Custody Agreement. This Custody Receipt is transferable by the Owner in person, or by an attorney duly authorized in writing, at the principal office of the Custodian, upon surrender and cancellation of this Custody Receipt and due execution of the Notice of Transfer or Exchange attached to this Custody Receipt, except that such a registration of transfer is not required to be made either during any period when the Fund would not be required to issue or register the transfer of any shares of Preferred Stock pursuant to the terms of the Certificate and the conditions specified in the Certificate as to the transfer of beneficial ownership of the Preferred Stock is satisfied. Upon any such registration of transfer, a new Custody Receipt or Receipts in authorized denominations will be issued to the transferee or transferees in exchange for this Custody Receipt.

          Certain Definitions. For purposes hereof, the following terms shall have the meanings set forth below:

          "Business Day" means a day on which banks are not required or authorized by law to be closed in either the city in which the principal office of Financial Security is located or the city in which the principal office of the Custodian is located.

          "Mail" means first-class mail to the Owner at the address shown in the registration books maintained by the Custodian pursuant to the Custody Agreement.

          This Custody Receipt shall not be valid for any purpose unless executed by the Custodian by the manual signature of its authorized officer.

           IN WITNESS WHEREOF, the Custodian has caused this Custody Receipt to be executed.

Dated:

                                               BANKERS TRUST COMPANY,
                                               as Custodian

                                               By
                                                  ----------------------------

                         NOTICE OF TRANSFER OR EXCHANGE

          Please be advised, pursuant to the terms of the Custody Agreement between Bankers Trust Company and Financial Security Assurance Inc. with respect to the Custody Receipt on which this Notice of Transfer or Exchange is printed, that the undersigned hereby notifies you, as of the date received by you, of the following transaction(s) and requests you to process the transaction(s) as required by the Custody Agreement. This notice may also be used for exchanges of Custody Receipts or in connection with the redemption of or payment of the liquidation preference with respect to a portion of such Preferred Stock in which event the Transferee should be noted to be the same as the Transferor.

Name of Transferor: _____________________________________________________

Registration Number of Custody Receipt: _________________________________

Aggregate Liquidation Preference and Number of Shares of Preferred Stock:
$ _________________    ____________________ Shares

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Retained: $ _____________    ___________________ Shares

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Transferred: $ ________________    __________________ Shares

1. Name of Transferee: __________________________________________________

Address of such Transferee: _____________________________________________

_________________________________________________________________________

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Transferred to Such Transferee: $ _________________    _________________ Shares

2. Name of Transferee: __________________________________________________

Address of such Transferee: _____________________________________________

_________________________________________________________________________

Aggregate Liquidation Preference and Number of Shares of Preferred Stock To Be
Transferred to Such Transferee: $ _____________    _________________ Shares

          (Add additional page if more than two Transferees.)

          In making this notice, I am aware of, among others, the following requirements for and limitations upon my exercise of transfer rights imposed by said Custody Agreement:

                   (1) all transfers must be made in authorized denominations as permitted by the Custody Agreement;

                   (2) the transferee must sign a Master Purchaser's Letter as specified in the Certificate (as defined in the Custody Agreement);

                   (3) dividend payments on the Preferred Stock due on a particular dividend payment date accrue to the benefit of the Owner of record of the related Custody Receipt on the Record Date (as defined in the Custody Agreement) preceding such dividend payment date;

                   (4) any notice of transfer not made in accordance with the above requirements and other terms and conditions of the Custody Agreement will be returned to me accompanied by an explanation of the variance; and

                   (5) this Notice of Transfer or Exchange must be accompanied by the Custody Receipt to be transferred.

 Dated:

                                               By ________________________
                                               Its _______________________

GUARANTY OF SIGNATURE

                                   ASSIGNMENT

          For value received, the undersigned hereby sells, assigns and transfers this Custody Receipt to the person or persons indicated on the Notice of Transfer or Exchange printed on this Custody Receipt. In the case of a transfer to a third party, the undersigned hereby authorizes and instructs the Custodian to immediately record the transferees listed on the Notice of Transfer or Exchange as the Owner of such Custody Receipt.

 Dated:
                                               ______________________________
                                               (Authorized Signature)

                                               Notice: The signature on this
                                               assignment must correspond with
                                               the name of the registered owner
                                               as it appears on the Custody
                                               Receipt in every particular and
                                               must be guaranteed by an officer
                                               of a national or state commercial
                                               bank or trust company or a member
                                               of a registered national
                                               securities exchange or the
                                               National Association of
                                               Securities Dealers, Inc.

GUARANTY OF SIGNATURE

                                    EXHIBIT 2

                               FORM OF OPINION OF
                        COUNSEL OF ISSUER OF SURETY BOND

Dear Sirs:

          I am the General Counsel of Financial Security Assurance Inc., a New York stock insurance company ("Financial Security"). You have requested my opinion in such capacity as to the matters set forth below in connection with
the issuance by Financial Security of its surety bond no.           (the "Surety
Bond") with respect to the above-referenced securities issued by Prospect Street(SM) High Income Portfolio, Inc. (the "Fund"). The Surety Bond is issued pursuant to the Insurance Agreement dated as of December 1, 1988 (the
"Insurance Agreement") between Financial Security and the Fund.

          In that regard, and for purposes of this opinion, I have examined such corporate records, documents and proceedings as I have deemed necessary and appropriate, including (i) the Surety Bond and (ii) the Insurance Agreement.

          Based upon the foregoing, I am of the opinion that:

                   1. Financial Security is a stock insurance company duly organized, validly existing and authorized to transact financial guarantee insurance business under the laws of the State of New York.

                   2. Each of the Surety Bond and the Insurance Agreement has been duly authorized, executed and delivered by Financial Security.

                   3. Each of the Surety Bond and the Insurance Agreement constitutes the legal, valid and binding obligation of Financial Security, enforceable against Financial Security in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally applicable in the event of the bankruptcy or insolvency of Financial Security and by the application of general principles of equity.

                   4. The Surety Bond is exempt from registration under the Securities Act of 1933, as amended.

                   5. Neither the execution or delivery by Financial Security of the Surety Bond or the Insurance Agreement, nor the performance by Financial Security of its obligations thereunder, will conflict with any provision of the certificate of incorporation or the bylaws of Financial Security nor, to the best of my knowledge, result in a breach of, or constitute a default under, any agreement or other instrument to which Financial Security is a party or by which any of its property is bound nor, to the best of my knowledge violate any judgment, order or decree applicable to Financial Security of any governmental or regulatory body, administrative agency, court or arbitrator having jurisdiction over Financial Security.